INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                                AS FILED PURSUANT TO RULE 424(A)
                                                      REGISTRATION NO. 333-09951

                 SUBJECT TO COMPLETION, DATED FEBRUARY 12, 1999

                            EAGLE SUPPLY GROUP, INC.

                      2,500,000 SHARES OF COMMON STOCK AND
              2,500,000 REDEEMABLE COMMON STOCK PURCHASE WARRANTS

    Eagle Supply Group, Inc. (the "Company") is offering hereby 2,500,000 shares of Common Stock (the "Common Stock") and 2,500,000 Redeemable Common Stock Purchase Warrants (the "Warrants") of the Company (hereinafter the "Public Offering"). The shares of Common Stock and Warrants are being offered to the public at the initial offering prices of $5.00 per share and $0.125 per warrant, respectively. The Common Stock and the Warrants (collectively, the "Securities") are being separately offered, not as units, and are separately transferable at any time from the date of this Prospectus (the "Effective Date"). Each purchaser of shares of the Company's Common Stock in the Public Offering will be entitled, but not required, to purchase an equal number of Warrants. Each Warrant entitles the registered holder thereof to purchase, at any time during the period commencing on the Effective Date, one share of Common Stock at a price of $5.50 per share, subject to adjustment under certain circumstances, for a period of five years from the Effective Date. The Warrants offered hereby are not exercisable unless, at the time of exercise, the Company has a current prospectus encompassing the shares of Common Stock issuable upon exercise of the Warrants and such shares have been registered, qualified or deemed to be exempt under the securities laws of the states of residence of the exercising holders of the Warrants. Commencing after the Effective Date, the Warrants are subject to redemption by the Company at $.25 per Warrant on 30 days' prior written notice if the market price (as defined herein) for the Company's Common Stock, as reported on NASDAQ SmallCap Market ("NASDAQ SmallCap") or a national or regional securities exchange, as applicable, for 30 consecutive trading days ending within 10 days of the notice of redemption of the Warrants averages at least $10.00 per share. The Company is required to maintain an effective registration statement with respect to the Common Stock underlying the Warrants at the time of redemption of the Warrants. Prior to the first anniversary of the Effective Date, the Warrants will not be redeemable by the Company without the written consent of Barron Chase Securities, Inc. (the "Underwriter").

    The offering price of the Common Stock and Warrants as well as the exercise price and other terms of the Warrants have been determined by negotiation between the Company and the Underwriter, and bear no relationship to the Company's asset value, net worth or other established criteria of value. See "RISK FACTORS" at page 11, and "Underwriting." After completion of the Public Offering, the Company's current officers and directors and their affiliates will have voting control of approximately 67% of the outstanding shares of Common Stock. The Company has advised the Underwriter that it may purchase, and the Underwriter has advised the Company that it will permit such, up to 100,000 shares of the Common Stock and a like number of the Warrants offered hereby. See "Principal Stockholders" and "Underwriting."

    Simultaneously with the Public Offering, 300,000 shares of Common Stock underlying Warrants held by certain individuals (hereinafter the "Selling Securityholders" and "Selling Securityholders' Offering") are being offered for resale from time to time. To permit such resale, the Company has included the said Selling Securityholders' securities in the Company in the Registration Statement of which this Prospectus forms a part and are to be offered by the Selling Securityholders by a separate prospectus also included therein. The Selling Securityholders may not sell or otherwise dispose of their shares of Common Stock underlying their Warrants for a period of fifteen months from the Effective Date without the Underwriter's prior written consent. The Company will not receive any proceeds from sales of the shares of the Company's Common Stock by the Selling Securityholders. See "Selling Securityholders."

    Prior to the Public Offering, there has been no public market for the Common Stock or the Warrants. The Company's Common Stock and the Warrants have been approved for quotation under the symbols "EEGL" and "EEGLW", respectively, on NASDAQ SmallCap. There can be no assurance that a trading market in the Company's Common Stock or Warrants will develop or if it does develop that it will be sustained. The closing of the Public Offering is subject to the simultaneous acquisition by the Company of Eagle Supply, Inc., JEH/Eagle Supply, Inc. and MSI/Eagle Supply, Inc.

    THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK, IMMEDIATE AND SUBSTANTIAL DILUTION AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" AT PAGE 11 OF THIS PROSPECTUS.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
      ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                                                                             UNDERWRITING
                                                       PRICE TO PUBLIC        DISCOUNT(1)        PROCEEDS TO COMPANY(2)
Per Share............................................       $5.00                $0.45                   $4.55
Per Warrant..........................................      $0.125              $0.01125                 $0.11375
Total(3).............................................  $12,812,500.00        $1,153,125.00           $11,659,375.00

                                                   (footnotes on following page)

                                     [LOGO]

                The date of this Prospectus is            , 1999

(1) Does not include additional compensation in the form of (i) a non-accountable expense allowance of $384,375 ($442,031 if the Underwriter's overallotment option is exercised in full); (ii) warrants to purchase up to 250,000 shares of Common Stock and 250,000 warrants at an exercise price equal to 165% of the initial public offering prices of the Common Stock and Warrants, during the five year period commencing on the Effective Date (the "Underwriter's Warrants"); and (iii) a financial advisory agreement for the Underwriter to act as an investment banker for the Company at a fee of $80,000 payable at the closing of the Public Offering. In addition, the Company has agreed to indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933. See "Underwriting."

(2) Before deducting expenses of this offering payable by the Company estimated at $796,000 (approximately 6.2% of the gross proceeds of the Public Offering), excluding the Underwriter's non-accountable expense allowance.

(3) The Company has granted to the Underwriter an option, exercisable within forty-five (45) days of the Effective Date, to purchase up to 375,000 additional shares of Common Stock and 375,000 additional Warrants on the same terms and conditions as set forth above to cover overallotments, if any (the "Overallotment Option"). If all such additional Securities are purchased, the Price to Public, Underwriting Discount and Proceeds to Company will be increased to $14,734,375, $1,326,094 and $13,408,281, respectively. See "Underwriting."

    The Securities are offered subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to the approval of certain legal matters by counsel and certain other conditions. It is expected that delivery of certificates representing the Securities sold in the Public Offering will be made at the offices of Barron Chase Securities, Inc., 7700 W. Camino Real, Boca
Raton, Florida 33433-5541, on or about            , 1999.

    The Company is not presently required to file, and has not filed, periodic reports with the Securities and Exchange Commission (the "Commission"). Following consummation of the Public Offering, the Company intends to furnish to its stockholders annual reports containing financial statements audited and reported on by independent auditors and quarterly reports containing unaudited financial information for each of the first three quarters of each fiscal year. Stockholders will be able to obtain the most recent such reports by making written request therefor to the Company's stockholder relations officer at the Company's principal executive offices located at 122 East 42nd Street, Suite 1116, New York, New York 10168.

    CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICES OF THE SHARES AND THE WARRANTS, INCLUDING PURCHASES OF SHARES, WARRANTS, OR BOTH TO STABILIZE THEIR RESPECTIVE MARKET PRICES, PURCHASES OF THE SHARES AND THE WARRANTS TO COVER SOME OR ALL OF A SHORT POSITION THEREIN MAINTAINED BY THE UNDERWRITER, AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE DETAILED INFORMATION AND FINANCIAL STATEMENTS AND NOTES THERETO APPEARING ELSEWHERE IN THIS PROSPECTUS. EACH PROSPECTIVE INVESTOR IS URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY. EXCEPT AS OTHERWISE INDICATED HEREIN, THE INFORMATION CONTAINED IN THIS PROSPECTUS GIVES NO EFFECT TO THE EXERCISE OF (I) THE OVERALLOTMENT OPTION,
(II) THE UNDERWRITER'S WARRANTS, (III) ALL OTHER WARRANTS ISSUED AND OUTSTANDING ON THE DATE OF THIS PROSPECTUS OR (IV) OPTIONS GRANTED OR TO BE GRANTED UNDER THE COMPANY'S STOCK OPTION PLAN.

    THE COMPANY WOULD LIKE TO CAUTION READERS REGARDING CERTAIN FORWARD-LOOKING STATEMENTS IN THE PROSPECTUS AND THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART. STATEMENTS THAT ARE BASED ON MANAGEMENT'S PROJECTIONS, ESTIMATES AND ASSUMPTIONS ARE FORWARD-LOOKING STATEMENTS. THE WORDS "BELIEVE," "EXPECT," "ANTICIPATE," AND SIMILAR EXPRESSIONS GENERALLY IDENTIFY FORWARD-LOOKING STATEMENTS. WHILE THE COMPANY BELIEVES IN THE VERACITY OF ALL STATEMENTS MADE HEREIN, FORWARD-LOOKING STATEMENTS ARE NECESSARILY BASED UPON A NUMBER OF ESTIMATES AND ASSUMPTIONS THAT, WHILE CONSIDERED REASONABLE BY THE COMPANY, ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES. MANY OF THESE UNCERTAINTIES AND CONTINGENCIES CAN AFFECT THE COMPANY'S ACTUAL RESULTS AND COULD CAUSE ITS ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS MADE BY, OR ON BEHALF OF, THE COMPANY. SOME OF THE FACTORS THAT COULD CAUSE ACTUAL RESULTS OR FUTURE EVENTS TO DIFFER MATERIALLY INCLUDE THE COMPANY'S INABILITY TO FIND SUITABLE ACQUISITION CANDIDATES ON TERMS COMMERCIALLY REASONABLE TO THE COMPANY, INTERRUPTION OR CANCELLATION OF EXISTING SOURCES OF SUPPLY, THE PRICING OF AND DEMAND FOR DISTRIBUTED PRODUCTS AND THE PRESENCE OF COMPETITORS WITH GREATER FINANCIAL RESOURCES. PLEASE SEE "RISK FACTORS" FOR A DESCRIPTION OF SOME, BUT NOT ALL, OF THESE UNCERTAINTIES AND CONTINGENCIES.

                                  THE COMPANY

    The Company was organized to raise capital and acquire, own, integrate and operate seasoned, privately-held companies engaged in the wholesale distribution of roofing supplies and related products industry and companies which manufacture products for or supply products to such industry. Simultaneously with the closing of the Public Offering, the Company will acquire all of the issued and outstanding equity securities of Eagle Supply, Inc. ("Eagle"), JEH/Eagle Supply, Inc. ("JEH Eagle") and MSI/Eagle Supply, Inc. ("MSI Eagle") (the "Acquisitions") from TDA Industries, Inc. ("TDA"), the Company's current majority stockholder.

    Eagle was acquired by TDA in 1973, and JEH Eagle was established by TDA to acquire the business and substantially all of the assets of JEH Company, Inc. ("JEH Co."). That acquisition was consummated by TDA and JEH Eagle in July 1997. The product lines, types of customers, vendors, business philosophies, internal and external expansion plans, and experience of management of Eagle and JEH Eagle are generally, substantially similar. Together, Eagle and JEH Eagle operate a network of twenty-eight branches in eight states extending from Florida to Colorado and back to Minnesota, Indiana and Virginia, specializing in the wholesale distribution of roofing supplies and related products. MSI Eagle was established by TDA to acquire the business and substantially all of the assets of Masonry Supply, Inc. ("MSI Co."). That acquisition was consummated by TDA and MSI Eagle in October 1998. The business philosophies, internal and external expansion plans, and experience of management of MSI Eagle are substantially similar to those of Eagle and JEH Eagle. MSI Eagle distributes building supplies for residential development. The Company's management believes that MSI Eagle's product lines are compatible with those of Eagle and JEH Eagle as all three companies sell from their own warehouses via their own salesmen with deliveries made by their own drivers and vehicles to the residential construction industry. All three companies use warehouses and delivery vehicles which are similar, and all sell to contractors and subcontractors as their primary customers. Management also believes that the potential exists for the enhancement of Eagle's and JEH Eagle's product lines by the addition of MSI Eagle's product lines in certain locations currently being investigated by management but which have yet to be decided upon. MSI Eagle's four current distribution centers are located in the Dallas/Fort Worth metropolitan area.

    Eagle, which was founded in Florida in 1905, distributes roofing supplies and related products to contractors and subcontractors engaged in commercial and residential roofing repair and the construction of new residential and commercial properties. Eagle sells to more than 2,400 customers in Florida, Alabama and the southern portions of Georgia and Mississippi, through its own distribution facilities and direct sales force. Products distributed by Eagle include equipment, tools and accessory products for the removal of old roofing, re-roofing and roof construction, and related materials such as insulation, shingles, tiles, liquid roofing materials, fasteners, ventilation materials and sheet metal of the type used in the roofing industry. JEH Eagle sells to more than 2,700 customers in Texas, Colorado, Indiana, Minnesota and Virginia through its own distribution facilities and direct sales force. Products distributed by JEH Eagle also include dry wall, plywood, vinyl siding and similar products used in the roofing repair and construction industries. JEH Eagle has, on occasion, established temporary distribution centers in response to storms which have created a temporary market. MSI Eagle sells to more than 1,700 customers in the Dallas/Fort Worth metropolitan area though its own distribution facilities and direct sales force. Products distributed by MSI Eagle include cements, fireplace components, certain block and brick, angle iron and related materials such as insulation, solvents, fasteners, tools and equipment used in the residential construction industry. Upon consummation of the Acquisitions, Eagle, JEH Eagle and MSI Eagle will become wholly-owned subsidiaries of the Company and will constitute the business operations of the Company until and unless the Company consummates additional acquisitions. See "Risk Factors" and "Business."

    During Eagle's fiscal years ended June 30, 1997 and 1998 and four-month period ended October 31, 1998, Eagle had revenues of approximately $57,576,000, $58,497,000 and $19,102,000, respectively, and net income (loss) of approximately $192,000, $160,000 and $(143,000), respectively. During JEH Co.'s fiscal year ended December 31, 1996, six month period ended June 30, 1997 and fiscal year ended June 30, 1997 , JEH Co. had revenues of approximately $74,893,000, $28,979,000 and $70,516,000, respectively, and net income (loss) of approximately $171,000, ($1,179,000) and $(1,815,000), respectively. JEH Eagle, during its fiscal year ended June 30, 1998 and four-month period ended October 31, 1998, had revenues of approximately $71,006,000 and $31,682,000, respectively, and net income of approximately $608,000 and $1,306,000, respectively. During MSI Co.'s fiscal years ended June 30, 1997 and 1998 and four-month period ended October 31, 1998, MSI Co. had revenues of approximately $9,101,000, $11,960,000 and $4,341,000, respectively, and net income of approximately $487,000, $963,000 and $641,000, respectively. There can be no assurance Eagle's, JEH Eagle's or MSI Eagle's revenues and net income will continue to be achieved in the future and that they will not sustain losses. See "Risk Factors" and "Business."

    Based upon its management's experience in the industry, the Company believes that the roofing supply, cement and masonry supply and related products distribution industries are fragmented and have the potential for consolidation in response to the competitive disadvantages faced by smaller distributors. The Company believes that these industries are characterized by a large number of relatively small local distribution companies, with the roofing supply and related products industry having a few very large, multi-center and multi-regional distributors and a large national multi-center distributor. Distributors of the foregoing products are overwhelmingly privately owned, relationship-based companies that emphasize service, delivery and reliability as well as competitive pricing and breadth of product line to their customers. The Company believes that the competitive environment faced by small distributors, coupled with the desire of many owners of such distributors for liquidity, has prompted a trend toward industry consolidation that offers significant opportunities for expansion oriented distributors. The Company believes that there are opportunities for a company which has the capability to source and distribute products effectively to serve the roofing supply, cement and masonry supply and related products markets and to effect cost savings and increased profit opportunities through efficiencies of scale which can be applied to companies that may be acquired in the foregoing industries. The Company intends to provide expansion capital, if necessary, and administrative and management services to acquired companies. See "Risk Factors" and "Business."

    Although the Company does not currently have any agreements, arrangements or commitments with respect to any proposed acquisition, other than the Acquisitions, based upon its management's experience in these industries, the Company believes that there are a number of suitable acquisition candidates that may meet its criteria. The Company intends to seek out prospective acquisition candidates in businesses that complement or are otherwise related to the businesses of Eagle, JEH Eagle and MSI Eagle. Although the primary focus of the Company's expansion and acquisition program will be on seeking suitable acquisition candidates which are engaged in the wholesale distribution of roofing supplies and related products, the Company will consider the purchase of manufacturers or vendors of products which may be distributed through its wholesale distribution business. The Company anticipates that it will finance future acquisitions, if any, through a combination of cash (including approximately 24% of the net proceeds of the Public Offering), issuances of shares of capital stock of the Company, and additional equity or debt financing. There can be no assurance that the Company will be able to consummate the acquisition of any companies, other than the Acquisitions, or additional equity or debt financing on terms acceptable to the Company or at all.

    Management intends to pursue expansion of Eagle's, JEH Eagle's and MSI Eagle's operations by adding new distribution centers by internal growth. During JEH Co.'s fiscal year ended December 31, 1996 and Eagle's, JEH Co.'s, JEH Eagle's, MSI Co.'s and MSI Eagle's fiscal years ended June 30, 1997 and 1998 and four-month period ended October 31, 1998, JEH Co., MSI Co., Eagle, JEH Eagle and MSI Eagle opened four new distribution centers and are currently exploring the possibility of opening several more distribution centers in current market areas and in market areas adjacent to their existing distribution centers.

    TDA is a holding company which operates four business enterprises, including Eagle, JEH Eagle and MSI Eagle, and real estate investment companies. At the current time, Eagle, JEH Eagle and MSI Eagle are wholly-owned by TDA, and their revenues constitute a majority of TDA's consolidated revenues. After the completion of the Public Offering and consummation of the Acquisitions, TDA will own approximately 59% of the Company's Common Stock. Certain of the Company's officers and directors are also officers and directors of TDA (or affiliates of TDA), Eagle, JEH Eagle and/or MSI Eagle. See "The Acquisitions", "Management," "Principal Stockholders" and "Certain Transactions."

    In connection with the Acquisitions, TDA will be issued 3,000,000 shares of the Company's Common Stock. As part of the Acquisitions, Eagle, JEH Eagle and MSI Eagle combined will have a book value of no less than $1,000,000 and Eagle will cancel, in the form of a non-cash dividend, all indebtedness of TDA to Eagle, except for an approximately $495,000 receivable from TDA relating to and offsetting a mortgage in the same amount on property previously owned by Eagle and for which Eagle remains the primary obligor, with TDA contributing sufficient cash to Eagle, JEH Eagle or MSI Eagle, within forty-five days after the closing of the Public Offering and consummation of the Acquisitions, to achieve that book value in the event of a deficiency. At October 31, 1998, TDA's indebtedness to Eagle, excluding the foregoing receivable offsetting such mortgage, was approximately $3,070,000. It is anticipated that no such contribution will be required by TDA. The number of shares of the Company's Common Stock to be issued to TDA in connection with the Acquisitions was determined by negotiations among the Company, TDA and the Underwriter. Pursuant to the agreements by which JEH Eagle and MSI Eagle acquired the business and substantially all of the assets of JEH Co. and MSI Co., 300,000 and 250,000 shares of the Company's Common Stock will be issued to James E. Helzer, the owner of JEH Co. and the President of the Company, Eagle and JEH Eagle, and Gary
L. Howard, the owner of MSI Co. and a Vice President of the Company, respectively. The number of shares to be issued to Messrs. Helzer and Howard was determined by negotiations between the respective parties at the times of the acquisitions of all of the business and substantially all of the assets of JEH Co. by JEH Eagle and of MSI Co. by MSI Eagle, respectively. The consideration to be paid by the Company to TDA for the Acquisitions was determined by negotiations among the Company, TDA and the Underwriter without independent appraisal. The Company, TDA, Eagle, JEH Eagle and MSI Eagle have made no allocation of the consideration to be paid by the Company for each of Eagle, JEH Eagle and MSI Eagle. See "The Acquisitions."

    In the past, a subsidiary of TDA, 39 Acre Corp., has leased to Eagle several of Eagle's distribution centers on a month-to-month basis pursuant to oral agreements. Rent expense for these distribution centers was approximately $782,000 and $279,000 for Eagle's fiscal year ended June 30, 1998 and four-month period ended October 31, 1998, respectively. Upon completion of the Public Offering and consummation of the Acquisitions, Eagle will enter into ten-year leases for said distribution centers. Although the written leases are to be on substantially similar economic terms as the past oral agreements, Eagle will then be committed to pay rent for these distribution centers for ten years. The Company believes that the rent and other terms of the written lease agreements to be entered into between 39 Acre Corp. and Eagle are on at least as favorable terms as Eagle would expect to negotiate with unaffiliated third parties. Neither Eagle nor 39 Acre Corp. will be permitted to terminate the leases before the end of their term without a breach or default by the other party. JEH Eagle leases several of its distribution centers from James E. Helzer pursuant to five-year leases expiring on June 30, 2002. Rent expense for these distribution centers was approximately $492,000 and $162,000 for JEH Eagle's fiscal year ended June 30, 1998 and four-month period ended October 31, 1998, respectively. James E. Helzer currently has a five-year employment agreement with JEH Eagle which provides him with annual compensation of $250,000. James E. Helzer and E.G. Helzer serve as Eagle's President and Senior Vice President-Operations, respectively, and are compensated at the rates of $50,000 and $25,000 per year, respectively. Pursuant to their arrangements with Eagle, James E. Helzer and E.G. Helzer are also entitled to receive 20% and 6%, respectively, of Eagle's income before taxes in excess of $600,000 per year. Messrs. Helzers' agreements with Eagle are oral and can be terminated by either party without notice or penalty. MSI Eagle leases its executive offices and principal distribution center from Gary L. Howard pursuant to a three-year lease expiring on October 22, 2001 at an annual base rental of approximately $107,000. Rent expense for this office and distribution center was approximately $192,000 and $64,000 for MSI Co.'s fiscal year ended June 30, 1998 and four-month period ended October 31, 1998, respectively. Gary L. Howard currently has a five-year employment agreement with MSI Eagle which provides him with an annual salary of $260,000 and pursuant to which he serves as MSI Eagle's President. Mr. Howard also is a Vice President of the Company. Upon completion of the Public Offering and consummation of the Acquisitions, the Company will enter into (a) five-year employment agreements with its Chairman of the Board and Chief Executive Officer, Douglas P. Fields, and its Executive Vice President, Treasurer and Secretary, Frederick M. Friedman, pursuant to which each of such persons, who are also executive officers and directors of TDA, will receive a salary of $200,000 per year plus substantial additional benefits, although neither of them have committed any specified amount of time to the Company's affairs; and (b) a month to month administrative services agreement with TDA requiring a $3,000 monthly payment to TDA. Similar agreements have already been entered into between JEH Eagle and each of Messrs. Fields and Friedman providing annual base salaries of $60,000 to each of Messrs. Fields and Friedman, and JEH Eagle and TDA have already entered into an agreement pursuant to which TDA provides certain services to JEH Eagle for a five-year term expiring in June 2002 requiring a $3,000 monthly payment to TDA. The payments by JEH Eagle to Messrs. Fields and Friedman and TDA shall commence upon completion of the Public Offering and consummation of the Acquisitions. Furthermore, as part of the Acquisitions, TDA will indemnify Eagle for any payments that Eagle is required to make which are in excess of Eagle's obligations under Eagle's leases for its Birmingham, Alabama, distribution center and its former Fort Lauderdale, Florida, distribution center and relate to the mortgage or the industrial revenue bonds for the Birmingham, Alabama, and Fort Lauderdale, Florida, properties, respectively. See "Risk Factors--Transactions With And For the Benefit of Affiliates" and "Certain Transactions."

    From time to time throughout this Prospectus Eagle, JEH Eagle and MSI Eagle are collectively referred to as the "Combined Entities."

    The Company was incorporated under the laws of the State of Delaware on May 1, 1996, and its operations to date have included, among other things: raising capital, negotiation of the Acquisitions and establishing a management team for the Company. Certain administrative services are provided to the Company by TDA. The Company has funded itself since inception by initial minimal borrowing from TDA, selling an aggregate of 300,000 shares of its Common Stock and 300,000 Warrants to twelve investors in June and July 1996 for aggregate gross proceeds to the Company of $300,000 in a private offering of the Company's securities (the "Private Placement"), borrowings from TDA ($150,000) and two other private investors, Hi-Tel Group, Inc. ($100,000) and Paul Schmidt ($50,000) which are also stockholders of the Company in February 1998, and borrowings totalling $200,000 from TDA in August 1998 and January 1999. The Company's executive office is located at 122 East 42nd Street, Suite 1116, New York, New York 10168, and its telephone number is (212) 986-6190. See "Business" and "Certain Transactions."

    As used herein, the term EBITDA generally reflects net income (loss) increased by the effects of interest expense, federal income tax provisions, depreciation and amortization expense. EBITDA can be used by management, along with other measures of performance, to assess the Company's financial performance. EBITDA should not be considered in isolation or as an alternative to measures of operating performance or cash flows pursuant to generally accepted accounting principles. EBITDA may not be comparable to similar measures reported by other companies. See "Summary Financial Data."

                              THE PUBLIC OFFERING

Securities Offered................  2,500,000 shares of Common Stock and 2,500,000 Warrants.
                                    Each Warrant entitles the holder to purchase one share
                                    of Common Stock at a price of $5.50 during the five-year
                                    period commencing on the Effective Date. The exercise
                                    price and the number of shares issuable upon exercise of
                                    the Warrants are subject to adjustment in certain
                                    circumstances. See "Description of Securities."

Common Stock Outstanding
  Before Offering.................  5,950,000 shares(1)

After Offering....................  8,450,000 shares(1)(2)

Use of Proceeds...................  Repayment of indebtedness, finance acquisitions of companies operating primarily in the roofing supplies
                                    and related products industry, expand Eagle's, JEH
                                    Eagle's and MSI Eagle's operations, and for working
                                    capital purposes, including general corporate purposes
                                    of the Company, Eagle, JEH Eagle and MSI Eagle. See "Use
                                    of Proceeds," "Capitalization" and "Certain
                                    Transactions."

Risk Factors......................  Investment in the Securities offered hereby involves a high degree of risk and immediate substantial dilution.
                                    See "Risk Factors" and "Dilution."

NASDAQ SmallCap Symbols: (3)
  Common Stock....................  EEGL

  Warrants........................  EEGLW

------------------------

(1) Includes 3,000,000, 300,000 and 250,000 shares of Common Stock to be issued to TDA, James E. Helzer and Gary L. Howard, respectively. See "The Acquisitions" and "Certain Transactions."

(2) Includes the 2,500,000 shares of Common Stock to be issued in the Public Offering but does not include (i) 375,000 shares of Common Stock, 375,000 Warrants and 375,000 shares of Common Stock underlying such Warrants subject to the Underwriter's Overallotment Options; (ii) 2,500,000 shares of Common Stock issuable upon the exercise of the Warrants; (iii) 300,000 shares of Common Stock issuable upon the exercise of the Company's outstanding Warrants; (iv) 500,000 shares of Common Stock issuable upon the exercise of warrants to be issued to the Underwriter; and (v) 1,000,000 shares of Common Stock reserved for issuance pursuant to the Company's stock option plan of which 900,000 shares of Common Stock are reserved for options to be granted upon completion of the Public Offering. See "The Acquisitions," "Management," "Certain Transactions," "Description of Securities," "Underwriting" and "Selling Securityholders."

(3) The existence of trading symbols do not imply that a liquid and active market will be developed or sustained for the Company's Securities. See "Risk Factors--Possible Suspension of the Company's Securities from NASDAQ SmallCap."

                             SUMMARY FINANCIAL DATA

                                                                                   COMBINED(1)
                                                    -------------------------------------------------------------------------
                                                                               YEAR ENDED JUNE 30,
                                                    -------------------------------------------------------------------------
                                                        1994           1995           1996         1997(7)          1998
                                                    ------------   ------------   ------------   ------------   -------------
STATEMENT OF OPERATIONS DATA:
Revenue...........................................  $ 53,925,373   $ 50,483,469   $ 59,262,226   $ 57,575,712   $ 129,502,812
Gross Profit......................................    10,658,013      9,739,568     12,576,870     11,471,124      27,975,391
Income from Operations............................       743,378        833,114      2,689,290        907,970       3,016,155
Net Income (Loss).................................       464,270        352,589      1,315,035       (179,252)        756,884

Basic Net Income Per Share........................
Diluted Net Income Per Share......................
Basic and Dilutive Weighted Average Number of
  Shares Outstanding (2)..........................
OTHER FINANCIAL DATA:
EBITDA (3)........................................  $  1,453,702   $  1,388,531   $  3,251,371   $  1,153,554   $   4,256,186
Net Cash Provided by (Used In) Operating
  Activities......................................  $  1,278,228   $    165,963   $  2,538,838   $   (766,978)  $    (258,827)
Net Cash Used In Investing Activities.............  $   (509,645)  $   (240,755)  $   (863,448)  $   (215,640)  $  (3,704,624)
Net Cash (Used In ) Provided By Financing
  Activities......................................  $   (742,450)  $    315,284   $ (1,931,121)  $  1,575,357   $   4,614,314


                                                                                      AS ADJUSTED/COMBINED(5)(6)
                                                             FOUR MONTHS            -------------------------------
                                                                ENDED                                 FOUR MONTHS
                                                             OCTOBER 31,              YEAR ENDED         ENDED
                                                    -----------------------------      JUNE 30,       OCTOBER 31,
                                                        1997            1998             1998             1998
                                                    -------------   -------------   --------------   --------------
STATEMENT OF OPERATIONS DATA:
Revenue...........................................  $  44,205,473   $  51,148,653   $  141,462,904   $  55,125,447
Gross Profit......................................      9,836,370      11,711,073       32,561,164      13,312,047
Income from Operations............................      1,581,092       2,648,684        3,638,525       3,076,073
Net Income (Loss).................................        637,749       1,196,558        1,044,201       1,442,318
Basic Net Income Per Share........................                                  $         0.14   $        0.19
                                                                                    --------------   --------------
                                                                                    --------------   --------------
Diluted Net Income Per Share......................                                  $         0.14   $        0.19
                                                                                    --------------   --------------
                                                                                    --------------   --------------
Basic and Dilutive Weighted Average Number of
  Shares Outstanding (2)..........................                                       7,409,203       7,431,594
                                                                                    --------------   --------------
                                                                                    --------------   --------------
OTHER FINANCIAL DATA:
EBITDA (3)........................................  $   1,949,273   $   3,114,584   $    5,287,113   $   3,654,052
Net Cash Provided by (Used In) Operating
  Activities......................................  $   1,491,223   $     582,501
Net Cash Used In Investing Activities.............  $  (2,114,267)  $  (1,805,369)
Net Cash (Used In ) Provided By Financing
  Activities......................................  $     (25,938)  $    (127,541)

                                                                         COMBINED(1)                          THE COMPANY
                                                  ----------------------------------------------------------  OCTOBER 31,
                                                                                                                 1998
                                                                           JUNE 30                            -----------
                                                  ----------------------------------------------------------
                                                     1994        1995        1996        1997        1998     HISTORICAL
                                                  ----------  ----------  ----------  ----------  ----------  -----------
BALANCE SHEET DATA:
Working Capital (Deficiency)....................  $4,511,035  $5,450,306  $4,527,568  $6,232,891  $17,081,190  $ (93,335)
Total Assets....................................  12,947,453  14,709,463  15,778,742  15,853,837  49,478,412     395,559
Long Term Debt..................................      --       6,290,453   5,678,243   7,195,163  25,294,523      --
Total Liabilities...............................   9,659,216  14,552,647  15,586,657  15,832,712  49,618,968     488,894
Shareholders' Equity (Deficiency)...............   3,562,237     156,816     192,085      21,125    (140,556)    (93,335)


                                                                 AS ADJUSTED/
                                                   COMBINED(4)   COMBINED(5)
                                                  -------------  ------------
BALANCE SHEET DATA:
Working Capital (Deficiency)....................   $15,742,624    $21,993,624
Total Assets....................................    60,047,395    65,873,395
Long Term Debt..................................    27,574,887    23,224,887
Total Liabilities...............................    55,433,255    50,658,255
Shareholders' Equity (Deficiency)...............     4,614,140    15,215,140

------------------------

(1) Prior to the contemplated Acquisitions, the Company has had limited operations. The historical financial data included in the statement of operations data has been prepared on a basis which combines the Company (organized May 1, 1996), Eagle Supply, Inc. ("Eagle"), and JEH/Eagle Supply, Inc. ("JEH Eagle") (acquired on July 1, 1997) and MSI/Eagle Supply, Inc. ("MSI Eagle") (acquired on October 22, 1998) as four entities controlled by TDA Industries, Inc. ("TDA"), because the separate financial data of the Company would not be meaningful. Information with respect to the Company is included from May 1, 1996 (inception), information for Eagle is included for all periods presented, information with respect to JEH Eagle is included from July 1, 1997 and information for MSI Eagle is included from October 22, 1998.

(2) Basic and Dilutive Net Income (loss) per Share is based on the weighted average number of shares outstanding and includes 2,100,000 shares issued in connection with the Company's initial capitalization, 300,000 shares issued as part of the Company's Private Placement, 3,000,000, 300,000 and 200,000 shares to be issued to TDA, James E. Helzer and Gary L. Howard, respectively, in connection with the Acquisitions, 50,000 shares relating to a $250,000 portion of a note in the principal amount of $2,046,000 that MSI Co. has advised the Company it intends to exchange for shares of the Company at the initial Public Offering price of $5.00 per share and transfer to Gary
    L. Howard and 1,481,594 and 1,459,203 shares ("Additional Shares") in the four months ended October 31, 1998 and year ended June 30, 1998, respectively, for the shares assumed to be issued in the Public Offering, the proceeds of which would be used to retire $4,525,000 of debt and replace the capital in excess of the respective period's earnings which is represented by the non-cash dividend to TDA from Eagle. The computation excludes shares to be issued in connection with the Public Offering in excess of the Additional Shares. The Underwriter's Warrant and options to be granted upon the closing of the Public Offering pursuant to the Company's Stock Option Plan are not dilutive and have not been included. See "Risk Factors," "The Acquisitions," "Certain Transactions," and the Financial Statements and the Notes thereto.

    The following is a summary of shares included in Basic and Diluted Net Income per Share:

                                                                                      FOUR MONTHS
                                                                                         ENDED
                                                                                      OCTOBER 31,     YEAR ENDED
                                                                                         1998        JUNE 30, 1998
                                                                                    ---------------  -------------
Initial capitalization:
  Founders shares issued to TDA...................................................     2,000,000       2,000,000
  Founders shares issued to Mr. Andrews...........................................       100,000         100,000
Private Placement shares issued to private investors..............................       300,000         300,000
Acquisition shares to be issued to TDA............................................     3,000,000       3,000,000
Acquisition shares to be issued to James E. Helzer................................       300,000         300,000
Acquisition shares to be issued to Gary L. Howard.................................       200,000         200,000
Conversion of MSI Co. note into shares of the Company.............................        50,000          50,000
Additional Shares.................................................................     1,481,594       1,459,203
                                                                                    ---------------  -------------
                                                                                       7,431,594       7,409,203
                                                                                    ---------------  -------------
                                                                                    ---------------  -------------

(3) As used herein, EBITDA reflects net income (loss) increased by the effects of interest expense, income tax provisions, depreciation and amortization expense. EBITDA is used by management, along with other measures of performance, to assess the Company's financial performance. EBITDA should not be considered in isolation or as an alternative to measures of operating performance or cash flows pursuant to generally accepted accounting principles. In addition, this measure of EBITDA may not be comparable to similar measures reported by other companies.

(4) Reflects the consumation of the Acquisitions. See the Unaudited Pro Forma Condensed Consolidated Balance Sheet, "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Certain Transactions" and the Financial Statements and the Notes thereto.

(5) Reflects the Public Offering of 2,500,000 shares of Common Stock and 2,500,000 Warrants at initial public offering prices of $5.00 per share of Common Stock and $.125 per Warrant, the application of the net proceeds therefrom, 50,000 shares relating to a $250,000 portion of a note in the principal amount of $2,046,000 that MSI Co. has advised the Company it intends to exchange for shares of Common Stock of the Company and the consummation of the Acquisitions. See the Unaudited Pro Forma Condensed Consolidated Balance Sheet, "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Certain Transactions" and the Financial Statements and the Notes thereto.

(6) See "Unaudited Pro Forma Condensed Consolidated Statements of Operations".

(7) The loss for the year ended June 30, 1997 includes a write-off of registration costs of $370,353 for an offering which was not consummated.

                                  RISK FACTORS

    AN INVESTMENT IN THE SECURITIES OFFERED HEREBY IS SPECULATIVE IN NATURE, INVOLVES A HIGH DEGREE OF RISK AND SHOULD NOT BE MADE BY ANY INVESTOR WHO CANNOT AFFORD THE LOSS OF HIS ENTIRE INVESTMENT. EACH PROSPECTIVE PURCHASER SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS AND SPECULATIVE FACTORS ASSOCIATED WITH THIS OFFERING, AS WELL AS OTHER FACTORS DESCRIBED ELSEWHERE IN THIS PROSPECTUS, BEFORE MAKING AN INVESTMENT.

    NO ASSURANCE OF PROFITABLE OPERATIONS. Eagle has experienced substantial revenue fluctuations in the past. For Eagle's fiscal years ended June 30, 1995, 1996, 1997 and 1998 and four-month periods ended October 31, 1997 and 1998, its revenues were approximately $50,483,000, $59,262,000, $57,576,000, $58,498,000,
$17,391,000 and $19,102,000, respectively, and its net income (loss) for those fiscal years and four-month periods were approximately $353,000, $1,315,000, $192,000, $160,000, $3,000 and $(143,000), respectively. During Eagle's fiscal year ended June 30, 1995, Eagle's Jacksonville, Florida, distribution center was sold as a result of increased competition in that market area. Also, Eagle closed its distribution center in Fort Pierce, Florida, immediately after it was opened in 1996, as operating prospects for that center were not anticipated to be satisfactory to management. Furthermore, during Eagle's fiscal year ended June 30, 1996, the damage caused by hurricanes increased business for Eagle's distribution centers located in the Florida panhandle and in Alabama. Eagle's revenues and net income decreased during Eagle's fiscal year ended June 30, 1997 from Eagle's fiscal year ended June 30, 1996 as a result of a decrease in storm-related business; an increase in operating expenses as a percentage of revenues because of the decline in revenues; and expenses related to new distribution centers, among other factors. Eagle's loss in the four-month period ended October 31, 1998 is as a result of increased operating expenses during that period, principally payroll and related costs resulting from the hiring of additional personnel needed to support increased sales from warehouse inventory.

    Similarly, during JEH Co.'s fiscal year ended December 31, 1995, JEH Co. sustained a net loss of approximately $123,000, while during JEH Co.'s fiscal year ended December 31, 1996, JEH Co. reported net income of approximately $171,000 upon revenues that were fairly constant in both said fiscal years. These results are after payment of compensation to JEH Co.'s owner of approximately $3,988,000 and $2,330,000 during JEH Co.'s fiscal years ended December 31, 1995 and 1996, respectively. During JEH Co.'s six month period ended June 30, 1997, JEH Co. had revenues and a loss of approximately $28,979,000 and $1,179,000, respectively. JEH Co. and JEH Eagle had revenues of approximately $71,006,000, $26,814,000 and $31,682,000 during JEH Eagle's fiscal year ended June 30, 1998 and their four-month periods ended October 31, 1997 and 1998, respectively, and net income for that fiscal year and those four-month periods were approximately $608,000, $635,000 and $1,306,000, respectively. The increase in JEH Eagle's revenues and net income in the four-month period ended October 31, 1998 is as a result of the storm-related business generated by JEH Eagle's new distribution center in Minnesota which was opened in July 1998.

    Revenues and operating income of both Eagle and JEH Eagle are impacted by weather phenomena, such as hailstorms and hurricanes, which have the result of increasing business at the time of the event of the weather phenomena and shortly thereafter but have the effect frequently of resulting in a slowdown of business thereafter. Similarly, weather phenomena can also have a negative impact on Eagle's and JEH Eagle's customers which can cause certain of such customers to become delinquent in their payments of their accounts with Eagle or JEH Eagle. In the past, this has occurred with certain of JEH Co.'s customers. See the Financial Statements of JEH Company, Inc. as of and at June 30, 1997, Note K-Allowance for Doubtful Accounts at pages F-63 and F-64. JEH Co.'s revenues have fluctuated more than Eagle's as a result of a conceptual difference in strategy regarding the establishment of distribution centers. JEH Co. entered into new markets following storms which had the tendency to show more immediate growth in revenues that would help to defray start-up costs. Eagle has historically entered new or existing markets based upon management's evaluation of expected long term growth and, when a roofing distributor was already operating in an existing market, if the area could support a new distributor. Similarly, MSI Co. had expanded its operations by entering new market areas within the Dallas/Fort Worth metropolitan area based upon management's evaluation of expected long-term growth.

    During the fiscal year ended June 30, 1997, the Company incurred a loss of approximately $371,000, principally as a result of having no revenues or income while incurring approximately $370,000 in registration expenses. During the Company's fiscal year ended June 30, 1998, it had a net loss of approximately $11,000.

    There can be no assurance that, in the future, unforeseen developments, increased competition, losses incurred by new businesses that may be acquired or branches that may be opened, weather phenomena and other circumstances may not have a material adverse affect on Eagle's and/or JEH Eagle's operations in their current market areas of operations or areas into which Eagle's, JEH Eagle's or the Company's operations may be expanded by acquisition or otherwise. Additionally, there can be no assurance that in the future, unforeseen developments, increased competition, losses incurred by new businesses that may be acquired or centers that may be opened, losses incurred in the expansion of MSI Eagle's product lines into certain of Eagle's and/or JEH Eagle's distribution centers and other circumstances may not have a material adverse effect on MSI Eagle's operations in the Dallas/Fort Worth metropolitan area or areas into which MSI Eagle's operations may be expanded by acquisition or otherwise. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business".

    NON-ARMS LENGTH NEGOTIATIONS FOR PLANNED ACQUISITIONS; NO INDEPENDENT APPRAISAL. Upon completion of the Public Offering, the Company is simultaneously to acquire Eagle, JEH Eagle and MSI Eagle from TDA, and TDA is to receive 3,000,000 shares of the Company's Common Stock in connection with said acquisitions. The foregoing number of shares was negotiated and evaluated based upon the assessments made by the parties to the negotiations without independent appraisal. TDA currently controls the Company, owning all but 400,000 of the Company's issued and outstanding shares of Common Stock. Messrs. Fields and Friedman are officers, directors and the principal stockholders of TDA and are also the Chief Executive Officer and Chairman of the Board and Executive Vice President, Secretary, Treasurer and a Director, respectively, of the Company. Messrs. Fields and Friedman may be deemed to be in control of TDA and, in turn, the Company. As a result, their interests in the Company may conflict with their interests in TDA with respect to the Acquisitions and other matters. Although management of the Company believes that the terms and conditions of the Acquisitions are fair and reasonable to the Company, that belief must be assessed in light of the lack of an independent appraisal and the conflicted positions of Messrs. Fields and Friedman. There can be no assurance as to the correctness of management's foregoing belief. See "The Acquisitions."

    AMORTIZATION OF GOODWILL. The Company's balance sheet immediately following the consummation of the Public Offering and the Acquisitions will include an amount designated as "goodwill" ("Excess Cost of Investment Over Net Assets Acquired") that represents approximately 16% of assets and approximately 70% of shareholders' equity. Goodwill arises when an acquirer pays more for a business than the fair value of the tangible and separately measurable intangible net assets. Generally accepted accounting principles ("GAAP") require that this and all other intangible assets be amortized over the period benefited. Management of the Company has determined that period to be no less than fifteen (15) years from the acquisition of JEH Co. by JEH Eagle and forty (40) years for the acquisition of MSI Co. by MSI Eagle. If management were not to give proper effect to a shorter benefit period for the factors giving rise to a material portion of goodwill, earnings of the Company reported in periods immediately following the consummation of the Acquisitions would be overstated. In later years, the Company would be burdened by a continuing charge against earnings from amortization of goodwill without the associated benefit to income valued by management in arriving at the amount of consideration paid for the acquisition of a business. If the Company were to assign a shorter life to the goodwill, earnings reported in periods immediately following the consummation of the Acquisitions would be reduced. Earnings in later years, in any event, could be significantly affected if management were to determine then that the remaining balance of goodwill was impaired.

    Although no goodwill will arise as the result of the consummation of the Acquisitions by the Company, goodwill did arise upon the consummation of the acquisition of JEH Co. by JEH Eagle on July 1, 1997 and the acquisition of MSI Co. by MSI Eagle on October 22, 1998. Management of the Company and each of JEH Eagle and MSI Eagle has reviewed with its independent accountants the factors and related future cash flows which it considered in arriving at the amount of goodwill incurred by JEH Eagle and MSI Eagle in their acquisitions of JEH Co. and MSI Co., respectively. Management of the Company and MSI Eagle has concluded that the anticipated future cash flows associated with the goodwill recognized in the acquisition of MSI Co. by MSI Eagle will continue indefinitely and that there is no persuasive evidence that any material portion of such goodwill will dissipate over a period shorter than forty (40) years. There can be no assurance that this will continue to be so.

    In concluding that a forty (40) year life for the amortization of the goodwill associated with the acquisition of MSI Co. by MSI Eagle was reasonable, management of the Company considered: a) the amount of goodwill in relation to historical and pro forma historical cash flows (EBITDA); b) the historical growth of the business acquired; c) the business strategy of the business acquired; d) the potential benefits of combining the business acquired into a larger wholesale building supply enterprise including potential benefits in negotiating with vendors, providing customer service, attracting personnel, obtaining financing, supporting costs of introducing new technology and attracting acquisition candidates; e) the potential strategic use of this combined larger wholesale building supply enterprise as a platform from which to implement a strategy of internal expansion and additional acquisitions; f) the experience of management in the wholesale distribution of roofing supplies and related products industry since 1973; g) the goodwill amortization policies of other companies in the industry; h) the depth and experience of management of the Company and the Combined Entities; i) the business strategy of the Company; and j) the affect of all of the above on potential future cash flows of the Company. Management is not able to quantify the effect of any individual factor it considered.

    Management of the Company anticipates that, after the consummation of the Acquisitions, it will evaluate the recoverability of goodwill in light of the expectations of future non-discounted cash flows including consideration of the factors listed above and any additional factors which may seem relevant to management at such future date in light of the business of the Company at such future date. If management of the Company concludes at such future date that a portion or all of the goodwill is not recoverable, it will write-down and charge earnings with any amount determined to be unrecoverable and/ or will take other action consistent with GAAP. Management is unable to determine or to place a weighting or numerical value on what factors would be relevant in its future evaluation of goodwill for the purpose of determining or valuing the amount of any such potential future write-down of goodwill, although the factors listed above would all be considered as well as any others required by GAAP. Management of the Company would consult with its independent accountants if it believes that there has been a change in its evaluation of the recoverability of goodwill. There can be no assurance that there will not be a change in management's evaluation of the recoverability of goodwill in light of future business events or conditions. See "Business--Strategy," Unaudited Pro Forma Condensed Consolidated Balance Sheet and notes thereto, and the Financial Statements and notes thereto.

    REPAYMENT OF INDEBTEDNESS; SUCH FUNDS WILL NOT BE AVAILABLE FOR USE IN BUSINESS OPERATIONS. Approximately $4,100,000 and $525,000 of the net proceeds of this Public Offering, representing approximately 44.2% of such net proceeds, will be used to reduce Eagle's, JEH Eagle's and MSI Eagle's borrowings under their revolving credit facilities and to repay interim financial indebtedness, including MSI Eagle's purchase money indebtedness, and interest thereon of the Combined Entities and the Company, respectively. As a result, said net proceeds will not be available for use in the business operations of the Company, Eagle, JEH Eagle or MSI Eagle. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

    BROAD DISCRETION IN USE OF PROCEEDS; UNKNOWN ACQUISITIONS. The Company has broad discretion with respect to the specific allocation of a substantial portion of the net proceeds. Such net proceeds are intended to be applied toward consummating acquisitions in accordance with the Company's business strategy, to support Eagle's, JEH Eagle's and MSI Eagle's expansion efforts by the establishment of additional distribution centers and for working capital purposes. Although management of the Company will endeavor to evaluate the risks inherent in any particular acquisition or the establishment of new distribution centers for Eagle, JEH Eagle and MSI Eagle, there can be no assurance that the Company will properly or accurately ascertain all such risks. Management of the Company will have virtually unrestricted flexibility in identifying and selecting prospective acquisition candidates and establishing new distribution centers. Locations selected for expansion efforts will be made at the discretion of management and will not be subject to stockholder approval. Additionally, the Company does not intend to seek stockholder approval for any acquisitions unless required by applicable law and regulations, and stockholders will most likely not have an opportunity to review financial information on an acquisition candidate prior to consummation of an acquisition. Thus, purchasers of the Securities offered hereby will be entrusting their funds to the Company's management, upon whose judgment the investor must depend, with only limited information concerning management's specific intentions. Except for the Acquisitions, the Company does not currently have any agreements, commitments or arrangements with respect to any proposed acquisitions, and there can be no assurance that any such acquisitions will be consummated. See "Use of Proceeds."

    THE WHOLESALE DISTRIBUTION OF ROOFING SUPPLIES BUSINESS SUBJECT TO ECONOMIC AND OTHER CHANGES. The wholesale distribution of roofing supplies industry is cyclical and is affected by weather and changes in general economic conditions. An economic downturn in one or more of the markets currently served by Eagle and/or JEH Eagle or to be served by the Company, Eagle and/or JEH Eagle as a result of acquisitions or expansion efforts could have a material adverse effect on the operations of the Company, Eagle and/or JEH Eagle.

    THE WHOLESALE DISTRIBUTION OF CEMENT AND MASONRY SUPPLIES BUSINESS IS SUBJECT TO ECONOMIC AND OTHER CHANGES. MSI Eagle has, during its several fiscal years, experienced growth in revenues and has had net income. As MSI Eagle sells principally to contractors, subcontractors and masons serving the residential building market in the Dallas/Fort Worth metropolitan area, an economic downturn in that market or in any additional markets in which it may operate in the future as a result of expansion or acquisition could have a material adverse effect on the operations of the Company and/or MSI Eagle.

    DEPENDENCE UPON CERTAIN VENDORS; LACK OF WRITTEN LONG-TERM SUPPLY AGREEMENTS WITH VENDORS. Eagle, JEH Eagle and MSI Eagle distribute products manufactured by a number of major vendors. GAF Corporation ("GAF"), a supplier of residential and commercial roofing materials, is Eagle's largest supplier, accounting for approximately 23%, 23% and 18% of Eagle's product lines during Eagle's fiscal years ended June 30, 1997 and 1998 and four-month period ended October 31, 1998, respectively. During Eagle's fiscal years ended June 30, 1997 and 1998 and four-month period ended October 31, 1998, three other vendors' products accounted for an aggregate of approximately 32%, 22% and 21%, respectively, of Eagle's product lines. Similarly, Atlas Roofing Corp., a supplier of roofing materials, is JEH Eagle's largest supplier, accounting for approximately 22%, 15%, 15% and 14% of JEH Co.'s product lines during JEH Co.'s fiscal years ended December 31, 1995 and 1996, JEH Eagle's fiscal year ended June 30, 1998 and four-month period ended October 31, 1998, respectively. During JEH Co.'s fiscal years ended December 31, 1995 and 1996 and JEH Eagle's fiscal year ended June 30, 1998, three other vendors' products accounted for an aggregate of approximately 31%, 34% and 38%, respectively, of JEH Co.'s and JEH Eagle's product lines. Included within the foregoing three vendors were GAF and Elk Roofing Products ("Elk") which accounted for approximately 15% and 10% and 16% and 10% of JEH Co.'s product lines during its fiscal years ended December 31, 1995 and 1996 and 16% and 13% and 17% and 13% of JEH Eagle's product lines during its fiscal year ended June 30, 1998 and four-month period ended October 31, 1998, respectively. Texas Industries, Inc. ("TII"), a supplier of bagged cements, is MSI Eagle's largest supplier, accounting for approximately 27% and 26% of MSI Eagle's (including its predecessor company, MSI Co.) product lines during its fiscal year ended June 30, 1998 and four-month period ended

October 31, 1998, respectively. During the foregoing periods, Lehigh Portland Cement ("Lehigh"), another supplier of bagged cements, accounted for approximately 17% and 22%, respectively, of MSI Eagle's (including its predecessor company, MSI Co.) product lines. Eagle, JEH Eagle and MSI Eagle have no written long-term supply agreements with any of their vendors. Management believes that in the event of any interruption of product deliveries from any of their vendors, Eagle, JEH Eagle and MSI Eagle will be able to secure suitable replacement supplies on acceptable terms. However, there can be no assurance of the continued availability of supplies of residential and commercial roofing supply and masonry materials at acceptable prices or at all. See "Business."

    COMPETITION IN THE WHOLESALE DISTRIBUTION OF ROOFING SUPPLIES AND RELATED PRODUCTS INDUSTRY. Eagle and JEH Eagle currently face substantial competition in the wholesale distribution of roofing supplies from relatively smaller distributors but also face competition from retail distribution centers and from a number of multi-regional and a national wholesale distributor of building products including suppliers which are larger than Eagle and JEH Eagle combined and have greater financial resources than Eagle and JEH Eagle combined. Eagle and JEH Eagle combined currently compete in the wholesale distribution of roofing supplies on the basis of competitive pricing, service, breadth of product line, prompt delivery, providing discounts for prompt payment and on the abilities of its personnel. There can be no assurance that Eagle or JEH Eagle will be able to continue to compete effectively with such competitors. During Eagle's last three fiscal years Eagle has closed and/or sold certain distribution centers as a result of such competition. To a substantially lesser degree, Eagle and JEH Eagle also compete with larger, higher volume, discount general building supply stores selling standardized products, sometimes at lower prices. See "--No Assurance of Profitable Operations" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

    COMPETITION FOR POTENTIAL ACQUISITIONS. The Company anticipates that it may experience competition from entities and individuals (including venture capital partnerships and corporations, equity funds, blind pool companies, competing wholesale roofing supply or other building materials distribution companies, large industrial and financial institutions, small business investment companies and wealthy individuals) which are well-established and have greater financial resources and more extensive experience than the Company and the Combined Entities in connection with identifying and effecting acquisitions of the type sought by the Company. Many of such competitors possess greater financial, technical, personnel and other resources than the Company and the Combined Entities, and there can be no assurance that the Company will be able to compete successfully in connection with identifying and effecting acquisitions of the type sought by the Company. The financial resources of the Combined Entities will be limited in comparison to those of many of such competitors. Such competition could result in the loss of an acquisition candidate or an increase in the price the Company would be required to pay for such acquisitions. See "Business."

    NEED FOR ADDITIONAL FUTURE FINANCING; POSSIBLE ADDITIONAL DILUTION AND/OR FINANCIAL RESTRICTIONS. The Company may require additional equity or debt financing in order to consummate an acquisition or for additional working capital if any of the Combined Entities suffer losses or if the Company completes the acquisition of a business that subsequently suffers losses. Any additional equity financing that may be obtained may dilute the voting power and equity interests of the Company's stockholders. Any additional debt financing that may be obtained may impair or restrict the Company's ability to declare dividends or may impose financial restrictions on the Company's ability to make acquisitions or implement the expansion efforts of the Combined Entities. There can be no assurance that the Company will be able to obtain additional financing on terms acceptable to the Company or at all. In the event additional financing is unavailable to the Company, the Company may be materially adversely affected. See "Use of Proceeds."

    UNPROVEN BUSINESS STRATEGY OF THE COMPANY; ACQUISITIONS UNKNOWN. A significant element of the Company's business strategy is to acquire additional companies engaged in the wholesale distribution of roofing supplies and related products industries and companies which manufacture products for or supply products to such industry. The Company's strategy is unproven and based on unpredictable and changing events. Although the Company believes that suitable candidates for potential acquisition exist, other than the Acquisitions, there can be no assurance that any acquisitions, if successfully consummated, will be successfully integrated into the operations of the Combined Entities, will perform as expected, will not result in significant unexpected liabilities or will ever contribute significant revenues or profits to any of the Combined Entities. In addition, if the Company is unable to manage growth effectively, the Company's operating results could be materially adversely effected. See "Business."

    CONTROL BY MANAGEMENT AND TDA. Upon closing of the Public Offering and consummation of the Acquisitions, TDA will own approximately 59% of the issued and outstanding Common Stock of the Company. Douglas P. Fields, the Company's Chief Executive Officer and Chairman of the Company's Board of Directors, is also Chairman of the Board of Directors, President and the Chief Executive Officer of TDA as well as a principal stockholder of TDA. Frederick M. Friedman, the Executive Vice President, Treasurer, Secretary and a Director of the Company is also the Executive Vice President, Chief Financial Officer, Treasurer and a Director of TDA as well as a principal stockholder of TDA. John E. Smircina is a Director Nominee of the Company and a director of TDA. Accordingly, Messrs. Fields, Friedman and Smircina will control approximately 59% of the issued and outstanding shares of Common Stock of the Company after the closing of the Public Offering and consummation of the Acquisitions. As a result, the foregoing officers and directors, if they were to act in concert, would be in a position to control the composition of the Board of Directors of the Company, and, therefore the business, policies and affairs of the Company and the outcome of issues which may be subject to a vote of the Company's stockholders. See "Management," "Principal Stockholders" and "Certain Transactions."

    POTENTIAL CONFLICTS OF INTEREST. Certain executive officers and directors of the Company are also officers, directors and/or principal stockholders of TDA and its affiliates and, consequently, may be able, through TDA and its affiliates, to direct the election of the Company's directors, effect significant corporate events and generally direct the affairs of the Company. Eagle has been dependent on TDA for certain administrative services, and TDA also furnishes certain services to JEH Eagle. Following completion of the Public Offering and the consummation of the Acquisitions, TDA will provide the Company with certain administrative services. Furthermore, a subsidiary of TDA, 39 Acre Corp., and James E. Helzer, the President of the Company, Eagle and JEH Eagle, lease approximately one-half of Eagle's and JEH Eagle's facilities to them, respectively, and Gary L. Howard, a Vice President of the Company and President of MSI Eagle, leases MSI Eagle's principle distribution facility, showroom and executive offices to it. Conflicts of interest may arise in the future with respect to such leases and possible renewal terms and conditions. The Company does not intend to enter into any material transaction with TDA or its affiliates in the future unless such transaction is fair and reasonable to the Company and is approved by a majority of the independent members of the Board of Directors of the Company. Notwithstanding the foregoing, there can be no assurance that future transactions, if any, will not result in conflicts of interest which will be resolved in a manner favorable to the Company. See "--Control by Management and TDA," "Management," "Principal Stockholders" and "Certain Transactions."

    DEPENDENCE UPON KEY PERSONNEL. The success of the Company and the Combined Entities may depend upon the continued contributions of their officers. The business of the Company could be adversely affected by the loss of the services of Douglas P. Fields, the Chief Executive Officer and Chairman of the Boards of Directors of the Company and each of the Combined Entities, Frederick M. Friedman, the Executive Vice President, Secretary and Treasurer of the Company and each of the Combined Entities, James E. Helzer, the President of the Company and each of JEH Eagle and Eagle or, Gary L. Howard, a Vice President of the Company and President of MSI Eagle. Although JEH Eagle has "key person" life insurance on the life of James E. Helzer in the amount of $2,000,000 naming JEH Eagle as beneficiary, MSI Eagle has "key person" life insurance on the life of Gary L. Howard in the amount of $2,000,000 plus the amount outstanding pursuant to MSI Eagle's note to MSI Co. naming MSI Eagle as beneficiary, and the Company has "key person" life insurance in the amount of $1,000,000 on each of the lives of Messrs. Fields and Friedman, naming the Company as beneficiary, there can be no assurance that the foregoing amounts will be adequate to compensate JEH Eagle, MSI Eagle and/or the Company, in the event of the loss of any of their lives. See "Management."

    KEY PERSONNEL; CONFLICTS OF INTEREST IN ALLOCATION OF MANAGEMENT'S
TIME. Additionally, the employment agreements already entered into and to be entered into with Messrs. Fields and Friedman do not and will not require either of them to devote a specified amount of time to the Company's or the Combined Entities' affairs. Each of Messrs. Fields, Friedman and Helzer have significant business interests outside of the Company, including but not limited to TDA and its subsidiaries, as to Messrs. Fields and Friedman. Accordingly, Messrs. Fields, Friedman and Helzer may have conflicts of interest in allocating time among various business activities. There can be no assurance that any such conflicts will be resolved in a manner favorable to the Company. See "Management."

    NO ASSURANCE OF CONTINUATION OF CREDIT FACILITIES. Each of Eagle, JEH Eagle and MSI Eagle has substantial credit facilities that are needed to finance its operations. All such credit facilities are guaranteed by TDA. Upon completion of the Public Offering and consummation of the Acquisitions, the Company will also become a guarantor of such credit facilities. Assuming the required consents from the lending institutions are obtained and the Public Offering and the Acquisitions are completed and consummated, TDA has advised the Company that in the event Eagle, JEH Eagle or MSI Eagle seek increased lines of credit, new lines of credit or other changes in their respective credit facilities which would give TDA the right to terminate or decline to grant a new guarantee, TDA may seek compensation from the Company. Although no such compensation has been agreed upon, such compensation, if paid, could be materially adverse to any and all of the Combined Entities and could be a material benefit to TDA and certain officers and directors of the Company, who are also officers, directors and stockholders of TDA. In the event TDA were to exercise any such right to terminate a guarantee or decline to grant a new guarantee, credit facilities may no longer be available to Eagle, JEH Eagle and/or MSI Eagle or credit facilities may be available only upon materially different terms and conditions including, but not limited to, a reduced availability of funds, additional and/or higher interest rates and charges and other more restrictive financial terms and conditions. Any of the foregoing events could have a material adverse effect upon the Company, Eagle, JEH Eagle and/or MSI Eagle. See "--Control by Management and TDA," "-- Potential Conflicts of Interest," "--Transactions With and For the Benefit of Affiliates," "--Substantial Potential Future Financial Benefits to Prior Owners of Acquisition Candidates Now Affiliated with the Company," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "The Acquisitions," "Management," "Principal Stockholders" and "Certain Transactions."

    TRANSACTIONS WITH AND FOR THE BENEFIT OF AFFILIATES. Messrs. Fields and Friedman, the Company's Chief Executive Officer and Chairman of its Board of Directors; and Executive Vice President, Treasurer, Chief Financial Officer and a Director of the Company, respectively, are also executive officers, directors and principal stockholders of TDA and have and will or may be deemed to benefit, directly or indirectly, from the Company's and each of the Combined Entities' transactions with TDA. James E. Helzer, the Company's President and the nominee Vice Chairman of the Company's Board of Directors, previously owned JEH Co. and has and will or may be deemed to benefit, directly from his and JEH Eagle's transactions with the Company and JEH Eagle. Gary L. Howard, a Vice President of the Company and President of MSI Eagle, previously owned MSI Co. and has and will or may be deemed to have benefitted or to benefit from his and MSI Co.'s transactions with MSI Eagle and/or the Company. See "The Acquisitions," "Management," "Principal Stockholders" and "Certain Transactions."

    Eagle, JEH Eagle and MSI Eagle have revolving credit facilities, in the amounts of $10,900,000, $20,000,000 and $9,075,000, respectively, guaranteed by TDA. To the extent these credit facilities are reduced or repaid and the Company also becomes a guarantor, TDA will derive an indirect benefit. During Eagle's June 30, 1995 fiscal year, Eagle used its borrowings under this revolving credit facility to repay approximately $2,326,000 of its indebtedness to TDA and to advance approximately $3,309,000 to TDA. As part of the Acquisitions, Eagle, JEH Eagle and MSI Eagle combined will have a book value of no less than

$1,000,000 after Eagle cancels, in the form of a non-cash dividend, all indebtedness of TDA to Eagle, except for an approximate $495,000 receivable from TDA relating to and offsetting a mortgage in the same amount on property previously owned by Eagle and for which Eagle remains the primary obligor, with TDA contributing sufficient cash to Eagle, JEH Eagle or MSI Eagle, within forty-five days after the closing of the Public Offering and consummation of the Acquisitions, to achieve that book value in the event of a deficiency. At October 31, 1998, the combined book value of Eagle, JEH Eagle and MSI Eagle was approximately $5,773,000, which exceeded the $1,000,000 required book value by approximately $1,703,000, assuming the cancellation by Eagle, in the form of a non-cash dividend, of all indebtedness of TDA to Eagle at that date, excluding the foregoing receivable offsetting such mortgage. At October 31, 1998, TDA's indebtedness to Eagle, excluding the foregoing receivable offsetting such mortgage, was approximately $3,070,000. To the extent TDA's indebtedness to Eagle is so cancelled, TDA will directly, and Messrs. Fields and Friedman will indirectly, derive a benefit. During Eagle's fiscal years ended June 30, 1997 and 1998, Eagle made dividend payments to TDA of $1,250,000 and $1,200,000, respectively. JEH Eagle did not make any dividend payments to TDA during the fiscal year ended June 30, 1998, and neither Eagle, JEH Eagle nor MSI Eagle made any dividend payments to TDA during the four-month period ended October 31, 1998. After October 31, 1998, JEH Eagle made dividend payments to TDA at the rate of $150,000 per month, and until completion of the Public Offering and consummation of the Acquisitions, both Eagle and JEH Eagle may make dividend payments to TDA. MSI Eagle is precluded from making dividend payments and certain other distributions to TDA pursuant to the terms of its credit facility. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "The Acquisitions" and "Certain Transactions."

    TDA, through a wholly-owned subsidiary, has rented to Eagle the premises for several of Eagle's distribution facilities and Eagle's executive offices. Upon completion of the Public Offering and the consummation of the Acquisitions, Eagle and TDA intend to enter into lease agreements which will provide rental arrangements for such facilities which the Company believes to be fair and reasonable to Eagle. See "The Acquisitions," "Business" and "Certain Transactions".

    Eagle is responsible, as mortgagor, to make payments due on the mortgage underlying its Birmingham, Alabama, distribution center. That property is owned by 39 Acre Corp., a wholly-owned subsidiary of TDA and is leased to Eagle. Such mortgage requires a "balloon" payment in April 1999. 39 Acre Corp. intends to obtain replacement financing when the "balloon" payment is due. There can be no assurance that such financing will be available on acceptable terms. Eagle also remains responsible, as leasee, for lease payments to another TDA subsidiary, Eagle Holding, Inc., under a lease for Eagle's former distribution center in Fort Lauderdale, Florida, including a "balloon" payment due on May 1, 1999, the lease expiration date, relating to industrial revenue bonds used to acquire and develop the Fort Lauderdale, Florida, property. Eagle has no obligation to make payments on the industrial revenue bond and presently subleases this property to an unrelated third party. In the event the unrelated third party sublessee fails to perform its obligations under the sublease, Eagle is required to make rental payments to Eagle Holding, Inc., and, in any event, will be required to make the "balloon" payment. However, through October 31, 1998, Eagle had been making pro-rata payments upon the "balloon" payment to Eagle Holding, Inc., and these payments, together with anticipated sublessee rental payments, are currently projected to fully fund the "balloon" payment. Upon completion of the Public Offering and as part of the Acquisitions, TDA will indemnify Eagle for any payments that Eagle is required to make which are in excess of its obligations under its leases for the foregoing properties and relate to the mortgage or the industrial revenue bonds for the Birmingham, Alabama and Fort Lauderdale, Florida properties, respectively. In the event of the failure of Eagle, TDA and/or TDA's subsidiary to perform Eagle's obligations under said mortgage and lease, Eagle could be subject to substantial judgments that would have a material adverse effect on Eagle and its financial condition.

    The mortgage underlying Eagle's Birmingham, Alabama, distribution center requires monthly payments of approximately $4,700 through April 1999 and a "balloon" payment of approximately $440,000 on that date. The lease for Eagle's former Fort Lauderdale, Florida, distribution center requires variable monthly payments and a "balloon" payment of approximately $580,000 on May 1, 1999. See "The Acquisitions" and "Certain Transactions."

    The Company believes that TDA's transactions with Eagle with regard to the Birmingham, Alabama, and Fort Lauderdale, Florida, properties are on terms no less favorable than Eagle could obtain from independent third parties.

    Upon completion of the Public Offering and consummation of the Acquisitions, TDA will provide office space and administrative services to the Company at TDA's offices in New York City pursuant to a month-to-month administrative services agreement to be entered into by the Company and TDA requiring $3,000 to be paid monthly to TDA, and Messrs. Fields' and Friedman's employment agreements with the Company and Eagle will become effective. Messrs. Fields and Friedman have already entered into employment agreements with JEH Eagle which will remain effective. TDA also provides certain services to JEH Eagle pursuant to a five-year agreement requiring monthly payments to TDA of $3,000. The payments required to be made to Messrs. Fields and Friedman and to TDA pursuant to their respective agreements with JEH Eagle will commence upon completion of the Public Offering and consummation of the Acquisitions. The aggregate annual compensation to be paid to Messrs. Fields and Friedman by the Company, Eagle and JEH Eagle will be $260,000 each, exclusive of benefits, bonuses and annual increases. The aggregate annual compensation to be paid by the Company, Eagle and JEH Eagle to James E. Helzer is and will be $300,000, exclusive of benefits, bonuses, annual increases and 20% of Eagle's earnings before taxes in excess of $600,000 per year. The aggregate annual compensation to be paid to Mr. Gary L. Howard by the Company and MSI Eagle will be $260,000 exclusive of benefits, bonuses and annual increases.

    See "--Substantial Potential Future Financial Benefits to Prior Owners of Acquisition Candidates Now Affiliated with the Company," "The Acquisitions," "Business," "Management" and "Certain Transactions".

    SUBSTANTIAL POTENTIAL FUTURE FINANCIAL BENEFITS TO PRIOR OWNERS OF ACQUISITION CANDIDATES NOW AFFILIATED WITH THE COMPANY. JEH EAGLE. In July 1997, JEH Eagle acquired the business and substantially all of the assets of JEH Co., a Texas corporation, wholly owned by James E. Helzer, now the President of the Company, Eagle and JEH Eagle. The purchase price, as adjusted, including transaction expenses, was approximately $14,768,000, consisting of $13,878,000 in cash and a five-year, $864,852 principal amount note bearing interest at the rate of 6% per year. The purchase price and the note are subject to further adjustments under certain conditions. Certain, potentially substantial, contingent payments, as additional future consideration to JEH Co., or its designee, are to be paid by JEH Eagle that may result in substantial financial benefits to James E. Helzer, and may materially and adversely effect the financial condition and income of JEH Eagle and the Company. See "The Acquisitions" and "Certain Transactions."

    MSI EAGLE. In October 1998, MSI Eagle acquired substantially all of the assets and the business of MSI Co., a Texas corporation, wholly-owned by Gary L. Howard, now a Vice President of the Company and President of MSI Eagle. The purchase price, as adjusted, including transaction expenses, was approximately $8,538,000, consisting of $6,492,000 in cash and a $2,046,000 principal amount five-year note bearing interest at the rate of 8% per year. All payments due on the note are accelerated upon consummation of the Public Offering and are to be paid within 120 days of such consummation. The purchase price and the note are subject to further adjustments under certain conditions. Certain, potentially substantial, contingent payments, as additional future consideration to MSI Co., or its designee, are to be paid by MSI Eagle that may result in substantial financial benefits to MSI or its designee and may materially and adversely effect the financial condition and income of MSI Eagle and the Company. See "The Acquisitions" and "Certain Transactions."

    DILUTION; DISPARITY OF PRICES PAID BY STOCKHOLDERS. As a result of the sale of the Securities offered in the Public Offering and the consummation of the Acquisitions, there will be immediate and substantial dilution to public investors in that the pro forma net tangible book value per share of the Company's Common Stock after the Public Offering and consummation of the Acquisitions will be approximately $.50 per share, or approximately $4.50 (90%) less than the $5.00 Public Offering price per share. All of the

Company's present stockholders purchased their shares at a price substantially less than the Public Offering price per share. As a result, investors in this offering will bear most of the risk of economic loss. See "Dilution."

    PRIOR ABSENCE OF WRITTEN LEASES WITH AFFILIATES; WRITTEN LEASES TO BE ENTERED INTO. Several of Eagle's distribution centers are leased from a subsidiary of TDA on a month-to-month basis without formal written lease agreements. Upon completion of the Public Offering and consummation of the Acquisitions, the subsidiary of TDA and Eagle intend to enter into written leases for such distribution centers. Although the written leases are expected to be on substantially equivalent economic terms as Eagle's prior oral agreements, the written leases will be for ten-year terms. As a result, Eagle will then be committed to pay rent for such distribution centers for ten years. James E. Helzer has rented to JEH Eagle the premises for several of JEH Eagle's distribution facilities pursuant to five-year leases at an approximate annual base rental of $486,000 to JEH Eagle which the Company believes to be fair and reasonable to JEH Eagle. Gary L. Howard has rented to MSI Eagle the premises for MSI Eagle's executive offices and principle distribution center pursuant to a three-year lease at an approximate annual base rental of $107,000 to MSI Eagle which the Company believes to be fair and reasonable to MSI Eagle. See "Business."

    POSSIBLE SUSPENSION OF COMPANY'S SECURITIES FROM NASDAQ SMALLCAP. The Company's Securities offered hereby have been approved for quotation on NASDAQ SmallCap. However, there can be no assurance that the Company will meet the criteria for continued quotation of its securities on NASDAQ SmallCap. Such criteria include, among other things, (a) $2,000,000 in net tangible assets, $35,000,000 in market capitalization or $500,000 in net income in an issuer's last fiscal year or two of its last three fiscal years; (b) a public float of 500,000 shares; (c) a $1,000,000 public float market value; (d) a $1.00 minimum bid price; (e) two market makers; and (f) at least 300 round lot shareholders. If the Company is unable to meet the continued quotation criteria of NASDAQ SmallCap and is suspended therefrom, trading, if any, in the Company's securities could thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or, if then available, the OTC Bulletin Board. In such an event, an investor would likely find it more difficult to dispose of, or obtain accurate quotation of, the Company's Securities.

    RISKS OF LOW-PRICED SECURITIES. If the Company's Securities were to be suspended or delisted from NASDAQ SmallCap, the Securities would be subject to rules under the Securities Exchange Act of 1934 (the "Exchange Act") which impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established clients and "accredited investors" (for example, individuals with a net worth in excess of $1,000,000 or an annual income exceeding $200,000 or $300,000 together with their spouses). For transactions covered by such rules, a broker-dealer must make a special suitability determination of the purchaser and have received the purchaser's written consent to the transaction prior to the sale. Consequently, such rules may affect the ability of broker-dealers to sell the Company's Securities and the ability to sell any of the Company's Securities in any secondary market that may develop for such Securities.

    The Commission has enacted rules that define a "penny stock" to be any equity security that has a price (as therein defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions, including securities listed on NASDAQ SmallCap or on designated exchanges. For any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to any transaction in a penny stock, of a disclosure statement prepared by the Commission relating to the penny stock market. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements must be sent disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks. In the event the Company's Securities are no longer listed on NASDAQ SmallCap or are not otherwise exempt from the provisions of the Commission's "penny stock" rules, such rules may also affect the ability of broker-dealers to sell the Company's Securities and the ability to sell any of the Securities acquired hereby in any secondary market that may develop.

    NO ASSURANCE OF PUBLIC MARKET; DETERMINATION OF OFFERING PRICE. Prior to the offering, there has been no market for any of the Company's securities. The initial public offering price of the Securities and the exercise price and other terms of the Warrants have been arbitrarily determined by negotiations between the Company and the Underwriter and such prices and terms are not necessarily related to the Company's asset value, net worth or other established criteria of value. In addition, there can be no assurance that a trading market will develop after the Public Offering for any of the Company's Securities or that, if developed, it will be sustained. See "Underwriting."

    SHARES ELIGIBLE FOR FUTURE SALE. In general, under Rule 144, a person who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of shares of common stock that does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume in such shares during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity or other limitation by a person which is not an affiliate of an issuer and which has satisfied a two-year holding period. The holders of approximately 300,000 shares of the Company's Common Stock, after giving effect to the Public Offering and the Acquisitions, have agreed not to sell, transfer, hypothecate or otherwise dispose of the shares of the Company's Common Stock for a period of fifteen months from the date of this Prospectus without the prior written consent of the Underwriter. The Underwriter does not anticipate that it will release any of the foregoing stockholders except under extraordinary circumstances that are presently not foreseeable. The holders of 5,650,000 shares of the Company's Common Stock, after giving effect to the Public Offering and the Acquisitions, has agreed not to sell, transfer, hypothecate or otherwise dispose of said shares of the Company's Common Stock for a period of two years from the date of this Prospectus, without the possibility of earlier release.

    After giving effect to the Acquisitions, the Company will have 6,950,000 shares of Common Stock outstanding that are "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The Company also has outstanding Warrants to purchase 300,000 shares of Common Stock which shares of Common Stock underlying the Warrants are being registered under the Registration Statement of which this Prospectus forms a part for sale by the Selling Securityholders.

    Investors should be aware that sales of the Company's securities may have a depressive effect on the price of the Company's securities in any market which may develop for such securities. See "--Effect of Options, Warrants and Registration Rights," "Shares Eligible for Future Sale" and "Selling Securityholders."

    EFFECT OF OPTIONS, WARRANTS AND REGISTRATION RIGHTS. For the respective terms of the Underwriter's Warrant and Stock Warrants and Warrants sold as part of the Public Offering and issued by the Company in the Private Placement and any options granted and that may be granted by the Company under the Company's stock option plan, the holders thereof are given an opportunity to profit from a rise in the market price of the Common Stock, with a resulting dilution in the interests of the other stockholders. Further, the terms on which the Company may obtain additional financing during the exercise periods of said warrants and options may be adversely effected by the existence of such warrants, options and plan. The holders of options or warrants to purchase Common Stock may exercise such options or warrants at a time when the Company might be able to obtain additional capital through offerings of securities on terms more favorable than those provided by such options or warrants. In addition, the holders of the Underwriter's Warrant and Stock Warrants have demand and "piggyback" registration rights with respect to their securities. Exercise of such registration rights may involve substantial expense to the Company. See "The Acquisitions," "Management," "Certain Transactions," "Description of Securities," "Underwriting" and "Selling Securityholders."

    NO CASH DIVIDENDS. The Company has not paid any dividends to date. The Company's Board of Directors does not presently intend to declare any dividends in the foreseeable future but instead intends to retain all earnings, if any, for use in the business operations of the Company and the Combined Entities. See "Description of Securities."

    ISSUANCE OF PREFERRED STOCK; ANTI-TAKEOVER PROVISIONS. The Company's Certificate of Incorporation permits its directors to designate the terms of and issue shares of preferred stock. The issuance of shares of preferred stock by the Board of Directors could adversely effect the rights of holders of Common Stock by, among other matters, establishing preferential dividends, liquidation rights and voting power. Although the Company has no present intention to issue shares of preferred stock, the issuance thereof might render it more difficult, and therefore discourage, an unsolicited takeover proposal such as a tender offer, proxy contest or the removal of incumbent management, even if such actions would be in the best interest of the Company's stockholders. The Company has agreed not to issue any shares of Preferred Stock until the third anniversary date of this Prospectus without the Underwriter's written consent. See "Description of Securities."

    DIRECTORS' LIABILITY LIMITED. The Company's Certificate of Incorporation provides that its directors will not be held liable to the Company or its stockholders for monetary damages upon breach of a director's fiduciary duty with certain exceptions. The exceptions include a breach of the director's duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, improper declarations of dividends, and transactions from which the directors derived an improper personal benefit. See "Management."

    POTENTIAL ADVERSE EFFECT OF REDEMPTION OF WARRANTS. The Warrants are not redeemable prior to the first anniversary date of this Prospectus without the written consent of the Underwriter. The Warrants may be redeemed by the Company at a redemption price of $.25 per Warrant upon 30 days prior written notice if the market price (as herein defined) of the Common Stock averages at least $10.00 per share for 30 consecutive trading days ending within 10 days of the notice. Redemption of the Warrants could force the holders to exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, to sell the Warrants at the current market price for the Warrants when they might otherwise wish to hold the Warrants, or to accept the redemption price, which may be substantially less than the market value of the Warrants at the time of redemption. See "Description of Securities."

    CURRENT PROSPECTUS AND BLUE SKY REGISTRATION REQUIRED TO EXERCISE
WARRANTS. Holders of the Warrants will have the right to exercise the Warrants for the purchase of shares of Common Stock only if a current prospectus relating to such shares is then in effect and only if the shares are qualified for sale under the securities laws of the states in which the warrantholders reside. Although the Company intends to maintain such a current prospectus and to seek to qualify the shares of Common Stock underlying the Warrants for sale in those states where the Common Stock and Warrants are to be offered, there is no assurance that it will be able to do so. The Warrants may be deprived of any value if the current prospectus encompassing the shares underlying the Warrants is not kept effective or if such underlying shares are not or cannot be registered in the states in which warrantholders reside. See "Description of Securities."

                                    DILUTION

    The initial offering price per share of Common Stock is substantially higher than the average price per share paid by the Company's existing stockholders based upon net tangible book value. Based on an initial public offering price of $5.00 per share, purchasers of the Common Stock in the Public Offering will experience an immediate and substantial dilution in net tangible book value of approximately 90% or $4.50 per share. For the purposes of this discussion, it is assumed that no Warrants will be exercised, and, accordingly, no value is attributed to the Warrants.

    The following table presents certain information concerning the net tangible book value per share of the Company's Common Stock as of October 31, 1998, as adjusted to give effect to the sale of 2,500,000 shares of Common Stock by the Company in the Public Offering (at an initial public offering price of $5.00 per share and after deducting the estimated underwriting discounts and estimated offering expenses payable by the Company) and the consummation of the
Acquisitions:

Initial Public Offering price..........................................             $    5.00  $    5.00
                                                                                               ---------
Net tangible book value per share before the Public Offering and the
  Acquisitions(1)......................................................  $    (.04)
Increase per share attributable to new investors.......................       2.13
                                                                         ---------
Pro forma net tangible book value per share after the Public Offering
  and before the Acquisitions..........................................                  2.09       2.09
                                                                                    ---------
Dilution per share to new investors before the Acquisitions............             $    2.91
                                                                                    ---------
                                                                                    ---------
Decrease per share attributable to the Acquisitions....................                            (1.59)
                                                                                               ---------
Pro forma net tangible book value per share after the Public Offering
  and the Acquisitions.................................................                              .50
                                                                                               ---------
Total dilution per share to new investors(2)...........................                        $    4.50
                                                                                               ---------
                                                                                               ---------

------------------------

(1) Net tangible book value per share is determined by dividing the Company's net tangible book value (total assets less intangible assets and total liabilities) at October 31, 1998 by the number of shares of Common Stock then outstanding.

(2) Dilution per share is determined by subtracting pro forma net tangible book value per share after the Public Offering and the Acquisitions from the initial public offering price per share. The foregoing table also assumes no exercise of the Underwriter's Warrant, the Warrants issued in the Private Placement or options to purchase 900,000 shares of Common Stock to be granted upon the closing of the Public Offering pursuant to the Company's Stock Option Plan.

    In the event the Underwriter exercises its Overallotment Option in full, the pro forma net tangible book value per share after the Public Offering and the Acquisitions would be $.67 which would result in dilution to new investors of $4.33 per share.

    The following table sets forth, on a pro forma basis as of the date of this Prospectus, the respective positions of the Company's existing stockholders and new investors with respect to the number of shares of Common Stock purchased from the Company, the total cash consideration paid and the average price per share paid by the existing stockholders and by the new investors with respect to the 2,500,000 shares of Common Stock to be issued by the Company at an initial public offering price of $5.00 per share.

                                                            SHARES PURCHASED         TOTAL CONSIDERATION
                                                         -----------------------  --------------------------
                                                               APPROXIMATE               APPROXIMATE            AVERAGE
                                                         -----------------------  --------------------------     PRICE
                                                           NUMBER      PERCENT       AMOUNT        PERCENT     PER SHARE
                                                         ----------  -----------  -------------  -----------  -----------
Existing stockholders(1)...............................   5,950,000          70%  $   1,550,210          11%   $     .26
New investors..........................................   2,500,000          30%     12,500,000          89%   $    5.00
                                                         ----------         ---   -------------         ---        -----
Totals.................................................   8,450,000         100%  $  14,050,210         100%   $    1.66
                                                         ----------         ---   -------------         ---        -----
                                                         ----------         ---   -------------         ---        -----

------------------------

(1) Includes 2,100,000 shares in connection with the Company's initial capitalization, 300,000 issued as part of the Company's Private Placement, 3,000,000 shares of Common Stock to be issued to TDA in connection with the Acquisitions, 300,000 shares of Common Stock to be issued to James E. Helzer pursuant to the agreement by which JEH Eagle acquired the business and substantially all of the assets of JEH Co., 200,000 shares to be issued to Gary L. Howard pursuant to the agreement by which MSI Eagle acquired the business and substantially all of the assets of MSI Co. and 50,000 shares relating to a $250,000 portion of a note in the principal amount of $2,046,000 that MSI Co. has advised the Company it intends to exchange for shares of Common Stock of the Company at the initial offering price of $5.00 per share.

    The foregoing table assumes no exercise of any Warrants or options to purchase 900,000 shares of Common Stock to be granted upon the closing of the Public Offering pursuant to the Company's Stock Option Plan.

                                USE OF PROCEEDS

    The net proceeds to the Company from the sale of 2,500,000 shares of Common Stock and 2,500,000 Warrants offered hereby are estimated to be approximately $10,479,000 ($12,170,000 if the Underwriter's Overallotment Option is exercised in full) after deducting underwriting commissions and discounts and other expenses of the Public Offering. The Company expects to use the net proceeds over the next twelve to twenty-four months approximately as follows:

                                                                                      APPROXIMATE
                                                                                     DOLLAR AMOUNT     APPROXIMATE
                                                                                         OF NET       PERCENTAGE OF
APPLICATION OF NET PROCEEDS                                                             PROCEEDS      NET PROCEEDS
-----------------------------------------------------------------------------------  --------------  ---------------
Finance the cash portion of potential acquisitions(1)..............................   $  2,500,000             24%
Additional Eagle, JEH Eagle and MSI Eagle distribution centers(2)..................   $  2,176,000             21%
Reduce Eagle's, JEH Eagle's and MSI Eagle's credit facilities and debt
  balances(3)......................................................................   $  4,100,000             39%
Capital Expenditures(4)............................................................   $    700,000              7%
Repayment of Private Financing(5)..................................................   $    525,000              4%
Working Capital....................................................................   $    478,000              5%
                                                                                     --------------         -----
    Totals.........................................................................   $ 10,479,000          100.0%
                                                                                     --------------         -----
                                                                                     --------------         -----

------------------------

(1) Represents the approximate amount that may be used to fund the potential acquisition of businesses in accordance with the Company's current strategy which is subject to change from time to time.

(2) Represents the approximate amount that may be used to expand Eagle's, JEH Eagle's and MSI Eagle's operations which is subject to change from time to time. The Company estimates that the foregoing allocation will be sufficient to enable Eagle, JEH Eagle and MSI Eagle to establish approximately six new distribution centers and will be used principally to carry accounts receivable and purchase inventory. The foregoing allocation excludes the purchase of trucks, forklifts and similar equipment identified in note (4).

(3) To be used to (i) prepay the unpaid principal and interest due (approximately $1,720,000), at the time of such payment, to MSI Co. pursuant to the five-year note issued by MSI Eagle in October 1998 to MSI Co. in connection with MSI Eagle's acquisition of the business and substantially all of the assets of MSI Co. then in the principal amount of $2,046,000, subject to adjustment, bearing interest at the rate of 8% per year; and (ii) reduce Eagle's and JEH Eagle's outstanding balances of borrowings under their credit facilities by approximately $1,190,000 for each facility. At October 31, 1998, Eagle had borrowed approximately $8,748,000 under its credit facility. During Eagle's June 30, 1995 fiscal year, Eagle used its borrowings under its credit facility to repay approximately $2,326,000 of its indebtedness to TDA and to advance approximately $3,309,000 to TDA. The remainder of the outstanding balance of the credit facility was used to fund continuing operations. At October 31, 1998, JEH Eagle had borrowed approximately $13,106,000 under its credit facility. The Eagle and JEH Eagle borrowings that will be reduced under the credit facilities, currently bear interest at the rate of 7.45% per year. Each of Eagle's and JEH Eagle's credit facilities mature in October 2003. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "The Acquisitions."

(4) To be used for leasehold improvements for existing distribution centers and to purchase, if necessary, trucks, forklifts and similar equipment to support additional distribution centers for Eagle, JEH Eagle and MSI Eagle.

(5) To be used to repay approximately $525,000 in principal and interest on borrowings of $300,000 made by the Company in February 1998 pursuant to promissory notes issued to TDA ($150,000) and two other stockholders of the Company, and on borrowings made by the Company in August 1998 and

    January 1999 pursuant to promissory notes issued to TDA each in the principal amount of $100,000. The February 1998 notes bear interest at the rate of 15% per year through June 30, 1998 and 6% per year after that date. The February 1998 notes mature on the earlier of thirty months after issuance or the closing of the Public Offering. The notes issued to TDA in August 1998 and January 1999 bear interest at the rate of 6% per year and mature on the earlier of two years after issuance or the closing of the Public Offering. The proceeds from the issuance of the foregoing notes have and are being used to pay certain expenses relating to the Public Offering, legal fees and expenses in connection with seeking the listing of the Company's securities on NASDAQ and the Acquisitions.

    The Company currently estimates that the net proceeds of the Public Offering will be sufficient to fund its planned operations, including the cash portion of potential acquisitions, if any, and expansion efforts for approximately twelve to twenty-four months from the date of this Prospectus. The net proceeds may be sufficient for a greater or lesser period of time depending on the extent of the Company's expansion efforts and on the number of acquisitions, if any, that the Company consummates during the next twelve to twenty-four months and the portion of the purchase price of such acquisitions paid in cash. In addition, the Company may require additional financing prior to or following such period if Eagle, JEH Eagle or MSI Eagle suffer losses or if the Company effects the acquisition of a business that subsequently suffers losses. The Company has no commitments or arrangements for any such additional financing, and there can be no assurance that the Company will be able to obtain additional financing on terms acceptable to the Company or at all. If required, the Company may seek to finance the purchase price of acquisitions by purchase money indebtedness, asset-based financing and/or issuances of its own securities; and to open additional Eagle, JEH Eagle and MSI Eagle distribution centers by obtaining short-term vendor inventory financing (inventory purchased on extended payment terms), asset-based financing and/ or equipment leasing/financing. As each potential acquisition will be individually negotiated, the Company is unable to estimate the cash or other portions of a potential acquisition's purchase price. In the event additional financing is unavailable to the Company, the Company may be materially adversely affected.

    The foregoing represents the Company's best estimate of its allocation of the net proceeds of the Public Offering. Future events, as well as changes in economic, regulatory or competitive conditions or the Company's business or Eagle's, JEH Eagle's or MSI Eagle's business and the results of the Company's, Eagle's, JEH Eagle's or MSI Eagle's activities may make shifts in the allocation of funds within the described categories or to other purposes necessary or desirable. In the event the Company is unable to fund the cash portion of potential acquisitions with the net proceeds allocated above, Eagle, JEH Eagle or MSI Eagle suffer losses or the Company completes an acquisition that subsequently suffers losses, the Company may draw upon the net proceeds of the Public Offering allocated to expand the number of Eagle's, JEH Eagle's or MSI Eagle's distribution centers, purchase equipment to support that expansion and/or working capital. The Company estimates that the net proceeds of the Public Offering allocated to expand the number of Eagle's, JEH Eagle's and MSI Eagle's distribution centers and to support that expansion will be sufficient to establish approximately six new distribution centers at an average cost of approximately $415,000 for each new distribution center. In the event the per distribution center costs are greater than estimated, Eagle, JEH Eagle and MSI Eagle may establish less than six new distribution centers, the Company may seek vendor financing of inventory, asset-based financing and/or equipment leasing/financing, or draw upon the net proceeds of the Public Offering allocated to working capital. In the event the per distribution center costs are less than estimated, a portion of the net proceeds of the Public Offering allocated for such purposes will be reallocated to finance acquisitions or for working capital. In order to conduct its proposed expansion, the Company intends to use a significant portion of the net proceeds of the Public Offering for the acquisition of businesses or assets that are consistent with the Company's current strategy, which is subject to change from time to time. With the exception of the Acquisitions, the Company does not currently have any agreements, commitments or arrangements with respect to any proposed acquisitions nor has it identified or negotiated with any potential acquisition candidates, and there can be no assurance that any acquisitions will be consummated. Except for the

Acquisitions, the Company has no present intention to use the net proceeds of the Public Offering to acquire assets from any of its affiliates.

    Prior to expenditure, proceeds will be invested principally in high grade, short-term, interest-bearing investments. Any proceeds received upon exercise of the Overallotment Option or any of the Warrants will be used to finance potential acquisitions or for working capital. There can be no assurance that the Overallotment Option or any of the Warrants will be exercised.

                                 CAPITALIZATION

The following table sets forth the capitalization of the Company as of October 31, 1998 (i) on an actual basis, (ii) on a combined basis, assuming the consummation of the Acquisitions as of such date and (iii) as adjusted/combined to give effect to the Public Offering of 2,500,000 shares of Common Stock and 2,500,000 Warrants at initial public offering prices of $5.00 per share and $.125 per Warrant, the application of the net proceeds therefrom and assuming consummation of the Acquisitions as of such date. The Acquisitions will be treated as a combination of entities under common control similar to the pooling-of-interests method of accounting. This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the Unaudited Pro Forma Condensed Consolidated Balance Sheet, "Certain Transactions" and the Financial Statements and the notes thereto included elsewhere in this Prospectus.

                                                                                       OCTOBER 31, 1998
                                                                          -------------------------------------------
                                                                                                        AS ADJUSTED/
                                                                             ACTUAL        COMBINED       COMBINED
                                                                          -------------  -------------  -------------
Long-Term Debt..........................................................  $    --        $  30,662,019  $  26,312,019
Stockholders' Equity:
  Preferred Stock, $.0001 par value; 2,500,000 shares authorized; no
    shares issued and outstanding.......................................       --             --             --
Common Stock, $.0001 par value; 25,000,000 shares authorized; 2,400,000 shares issued and outstanding (actual); 5,900,000 shares issued and outstanding (combined)(1); 8,495,000 shares issued and outstanding (as
  adjusted/combined)(2)(3)..............................................            240            590            845
Additional Paid-in Capital..............................................        293,865      6,202,815     16,803,560
Deficit.................................................................       (387,440)    (1,093,768)    (1,093,768)
                                                                          -------------  -------------  -------------
                                                                                (93,335)     5,109,637     15,710,637
Due from TDA Industries, Inc. and Affiliated Companies..................       --             (495,497)      (495,497)
                                                                          -------------  -------------  -------------
Total Stockholders' Equity (Deficit)....................................        (93,335)     4,614,140     15,215,140
                                                                          -------------  -------------  -------------
Total Capitalization....................................................  $     (93,335) $  35,276,159  $  41,527,159
                                                                          -------------  -------------  -------------
                                                                          -------------  -------------  -------------

------------------------

(1) Includes, in the combined column, 3,000,000, 300,000 and 200,000 shares of Common Stock to be issued to TDA, James E. Helzer and Gary L. Howard, respectively, simultaneously with the closing of the Public Offering and consummation of the Acquisitions. See "Certain Transactions."

(2) Includes 2,500,000 shares of Common Stock to be issued in the Public Offering and 50,000 shares of Common Stock relating to a $250,000 portion of a note in the principal amount of $2,046,000 that MSI Co. has advised the Company that it intends to exchange for shares of Common Stock of the Company at the initial Public Offering price of $5.00 per share.

(3) Does not include (i) 375,000 shares of Common Stock and 375,000 Warrants and 375,000 shares of Common Stock underlying such Warrants subject to the Underwriter's Overallotment Option; (ii) 2,500,000 shares of Common Stock issuable upon the exercise of the Warrants; (iii) 300,000 shares of Common Stock issuable upon the exercise of the Company's outstanding Warrants; (iv) 500,000 shares of Common Stock issuable upon the exercise of the Underwriter's Warrants and Stock Warrants; and (v) 1,000,000 shares of Common Stock reserved for issuance pursuant to the Company's Stock Option Plan of which 900,000 shares of Common Stock are reserved for options to be granted upon completion of the Public Offering. See "Management," "Description of Securities," "Underwriting," and "Selling Securityholders."

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

    The accompanying unaudited pro forma condensed consolidated financial statements are presented to illustrate the effects of certain adjustments to the historical financial statements of the Company, Eagle, JEH Eagle and MSI Eagle that would result from the completion of the Public Offering and the Acquisitions and are presented as if these transactions had occurred on the first day of the earliest period presented in the Unaudited Pro Forma Condensed Consolidated Statements of Operations and the last day of the fourth month of the current fiscal year for the Unaudited Pro Forma Condensed Consolidated Balance Sheet.

    The unaudited pro forma consolidated financial statements should be read in conjunction with the notes thereto and also in conjunction with the respective audited and unaudited historical financial statements and notes thereto of the Company, Eagle, JEH Eagle and MSI Eagle appearing elsewhere herein.

    The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and do not purport to represent the actual results and financial position of the consolidated entities had the Public Offering and the Acquisitions occurred on the dates described above, nor are they necessarily indicative of the future operating results or financial position of the consolidated entities after the Public Offering and the Acquisitions.

    The Acquisitions will be accounted for as the combining of four entities under common control similar to the pooling-of-interests method of accounting with the net assets of Eagle, JEH Eagle and MSI Eagle recorded at historical carryover values. The 3,000,000 shares of Common Stock to be issued to TDA will be recorded at Eagle's, JEH Eagle's and MSI Eagle's historical book values at the date of the Acquisitions. Accordingly, these transactions will not result in any re-evaluation of the Company's, Eagle's, JEH Eagle's or MSI Eagle's assets or the creation of additional goodwill. The 300,000 shares of the Company's Common Stock to be issued to James E. Helzer and the 200,000 shares to be issued to Gary L. Howard will be accounted for as additional purchase price in connection with the acquisition by JEH Eagle of JEH Co. and MSI Eagle of MSI Co., respectively, and such shares will be valued at the Public Offering price of $5.00 per share.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                OCTOBER 31, 1998

                                                                                        (HISTORICAL)
                                                                 ----------------------------------------------------------
                                                                               EAGLE     JEH/EAGLE   MSI/EAGLE
                                                                    THE       SUPPLY,     SUPPLY,     SUPPLY,
                                                                  COMPANY       INC.        INC.        INC.       TOTAL
                                                                 ----------  ----------  ----------  ----------  ----------
                                                          ASSETS
CURRENT ASSETS:
  Cash.........................................................  $   35,298  $   21,180  $  107,777  $  171,339  $  335,594
  Accounts and notes receivable--net...........................               9,570,879  14,412,093   1,544,292  25,527,264
  Inventories..................................................               5,548,986   8,782,595   1,180,861  15,512,442
  Deferred tax asset...........................................                 226,054     309,500       1,000     536,554
  Due from related party.......................................                             250,000                 250,000
  Other current assets.........................................     351,261     343,101     295,516     108,930   1,098,808
                                                                 ----------  ----------  ----------  ----------  ----------
    Total current assets.......................................     386,559  15,710,200  24,157,481   3,006,422  43,260,662

IMPROVEMENTS AND EQUIPMENT--net................................               1,607,406   3,522,196     665,823   5,795,425

EXCESS COST OF INVESTMENT OVER NET ASSETS ACQUIRED--net........                           2,682,604   5,486,126   8,168,730
DEFERRED FINANCING COSTS--net..................................                             212,892     109,686     322,578
                                                                 ----------  ----------  ----------  ----------  ----------
TOTAL ASSETS...................................................  $  386,559  $17,317,606 $30,575,173 $9,268,057  $57,547,395
                                                                 ----------  ----------  ----------  ----------  ----------
                                                                 ----------  ----------  ----------  ----------  ----------

                                           LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable.............................................              $7,825,978  $9,793,367  $  754,022  $18,373,367
  Accrued expenses and other current liabilities...............  $   88,894     849,100   2,096,484     414,877   3,449,355
  Due to related parties.......................................                             150,446     250,000     400,446
  Current portion of long-term debt............................                 600,000   1,216,590   1,270,542   3,087,132
  Notes payable--shareholders..................................     400,000                                         400,000
  Loan payable--affiliated company.............................               1,400,000                           1,400,000
  Federal and state income taxes due to Parent.................      (9,000)      2,488     390,250      24,000     407,738
                                                                 ----------  ----------  ----------  ----------  ----------
    Total current liabilities..................................     479,894  10,677,566  13,647,137   2,713,441  27,518,038

LONG-TERM DEBT.................................................               8,643,819  13,649,312   5,281,756  27,574,887
DUE TO TDA INDUSTRIES, INC.....................................                                         233,318     233,318
DEFERRED TAX LIABILITIES.......................................                  91,812      15,200                 107,012
                                                                 ----------  ----------  ----------  ----------  ----------
    Total liabilities..........................................     479,894  19,413,197  27,311,649   8,228,515  55,433,255
                                                                 ----------  ----------  ----------  ----------  ----------
SHAREHOLDERS' EQUITY (DEFICIENCY):
  Preferred shares.............................................                                                           0
  Common shares................................................         240      59,300          30          30      59,600
Additional paid-in capital.....................................     293,865   1,000,000   1,349,970     999,970   3,643,805
Retained earnings..............................................    (387,440)    410,590   1,913,524      39,542   1,976,216
                                                                 ----------  ----------  ----------  ----------  ----------
                                                                    (93,335)  1,469,890   3,263,524   1,039,542   5,679,621
Less: Due From TDA Industries, Inc, and affiliated companies...              (3,565,481)                         (3,565,481)
                                                                 ----------  ----------  ----------  ----------  ----------
    Total shareholders' equity (deficiency)....................     (93,335) (2,095,591)  3,263,524   1,039,542   2,114,140
                                                                 ----------  ----------  ----------  ----------  ----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)........  $  386,559  $17,317,606 $30,575,173 $9,268,057  $57,547,395
                                                                 ----------  ----------  ----------  ----------  ----------
                                                                 ----------  ----------  ----------  ----------  ----------


                                                                                                       AS ADJUSTED/
                                                                 ADJUSTMENTS   COMBINED   ADJUSTMENTS    COMBINED
                                                                 -----------  ----------  -----------  ------------
                                                          ASSET
CURRENT ASSETS:
  Cash.........................................................               $  335,594   $5,826,000(5)  $6,161,594
  Accounts and notes receivable--net...........................               25,527,264                25,527,264
  Inventories..................................................               15,512,442                15,512,442
  Deferred tax asset...........................................                  536,554                   536,554
  Due from related party.......................................                  250,000                   250,000
  Other current assets.........................................                1,098,808                 1,098,808
                                                                 -----------  ----------  -----------  ------------
    Total current assets.......................................               43,260,662   5,826,000    49,086,662
IMPROVEMENTS AND EQUIPMENT--net................................                5,795,425                 5,795,425
EXCESS COST OF INVESTMENT OVER NET ASSETS ACQUIRED--net........   $1,500,000(2) 10,668,730              10,668,730
                                                                  1,000,000(3)
DEFERRED FINANCING COSTS--net..................................                  322,578                   322,578
                                                                 -----------  ----------  -----------  ------------
TOTAL ASSETS...................................................   $2,500,000  $60,047,395  $5,826,000   $65,873,395
                                                                 -----------  ----------  -----------  ------------
                                                                 -----------  ----------  -----------  ------------
                                           LIABILITIES AND SHAR
CURRENT LIABILITIES:
  Accounts payable.............................................               $18,373,367               $18,373,367
  Accrued expenses and other current liabilities...............                3,449,355   $ (25,000)    3,424,355
  Due to related parties.......................................                  400,446                   400,446
  Current portion of long-term debt............................                3,087,132                 3,087,132
  Notes payable--shareholders..................................                  400,000    (400,000)(5)      --
  Loan payable--affiliated company.............................                1,400,000                 1,400,000
  Federal and state income taxes due to Parent.................                  407,738                   407,738
                                                                 -----------  ----------  -----------  ------------
    Total current liabilities..................................               27,518,038    (425,000)   27,093,038
                                                                                          (4,100,000)(5)
LONG-TERM DEBT.................................................               27,574,887    (250,000)   23,224,887
DUE TO TDA INDUSTRIES, INC.....................................                  233,318                   233,318
DEFERRED TAX LIABILITIES.......................................                  107,012                   107,012
                                                                 -----------  ----------  -----------  ------------
    Total liabilities..........................................               55,433,255  (4,775,000)   50,658,255
                                                                 -----------  ----------  -----------  ------------
SHAREHOLDERS' EQUITY (DEFICIENCY):
  Preferred shares.............................................                        0                         0
                                                                                                 250(5)
  Common shares................................................     (59,010)              (4)        590          5(6)         845

                                                                  1,499,970(2)
                                                                    999,980(3)
                                                                       (300)(4)           10,350,750(5)
Additional paid-in capital.....................................      59,360(1)  6,202,815    249,995(6)  16,803,560
Retained earnings..............................................  (3,069,984)(1) (1,093,768)             (1,093,768)
                                                                 -----------  ----------  -----------  ------------
                                                                   (569,984)   5,109,637  10,601,000    15,710,637
Less: Due From TDA Industries, Inc, and affiliated companies...   3,069,984(1)   (495,497)                (495,497)
                                                                 -----------  ----------  -----------  ------------
    Total shareholders' equity (deficiency)....................   2,500,000    4,614,140  10,601,000    15,215,140
                                                                 -----------  ----------  -----------  ------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)........   $2,500,000  $60,047,395  $5,826,000   $65,873,395
                                                                 -----------  ----------  -----------  ------------
                                                                 -----------  ----------  -----------  ------------

     See notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet.

       NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(1) Reflects the consummation of the Acquisitions. Upon the closing of the Public Offering, Eagle, JEH Eagle and MSI Eagle combined will have no less than $1,000,000 in book value. The Due from TDA Industries, Inc. and Affiliated Companies account ("Inter-company Account") includes a receivable for a $495,497 mortgage obligation on property previously owned by Eagle on which Eagle remains the primary obligor. The mortgage obligation reflected in Eagle's financial statements for financial reporting purposes is offset by a corresponding increase in the Inter-company Account. The Inter-company Account net of such mortgage obligation in the amount of $3,069,984 is the amount that would cancel, in the form of a non-cash dividend, the entire Due from TDA Industries, Inc. and Affiliated Companies, except for the off-setting receivable. To the extent the non-cash dividend results in a combined minimum equity for the Combined Entities of less than $1,000,000, TDA has agreed to pay the difference, if any, in cash within forty-five days after the closing of the Public Offering. Assuming the Acquisitions had taken place on October 31, 1998, there would not have been any shortfall. The actual amount of the non-cash dividend will vary based on the amount of the Inter-company Account and the combined equity of the Combined Entities on the date the Acquisitions actually occur. See "Risk Factors," "The Acquisitions" and "Certain Transactions."

(2) Reflects the issuance of 300,000 shares of Common Stock to be issued to James E. Helzer. Such shares will be accounted for as additional purchase price in connection with the acquisition by JEH Eagle of JEH Co. and have been valued at the public offering price of $5.00 per share.

(3) Reflects the issuance of 200,000 shares of Common Stock to be issued to Gary
    L. Howard. Such shares will be accounted for as additional purchase price in connection with the acquisition by MSI Eagle of MSI Co. and have been valued at the public offering price of $5.00 per share.

(4) Reflects the issuance of 3,000,000 shares of Common Stock to be issued to TDA upon consummation of the Acquisitions.

(5) Reflects the Public Offering of 2,500,000 shares of Common Stock at an offering price of $5.00 per share and 2,500,000 Warrants at an offering price of $.125 per Warrant including the application of cash toward the aggregate offering expenses of approximately $2,461,625 and the planned reduction of debt of $4,525,000. See "Use of Proceeds" and "Underwriting."

(6) Reflects 50,000 shares relating to a $250,000 portion of a note in the principal amount of $2,046,000 that MSI Co. has advised the Company it intends to exchange for shares of Common Stock of the Company and transfer to Gary L. Howard.

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                FOUR MONTHS ENDED OCTOBER 31, 1998
                                     -----------------------------------------------------------------------------------------
                                                      EAGLE     JEH/EAGLE,
                                          THE        SUPPLY,      SUPPLY,    MSI/EAGLE,
                                      COMPANY(10)      INC.        INC.      SUPPLY,INC.  MSI CO.(11)    TOTAL     ADJUSTMENTS
                                     -------------  ----------  -----------  -----------  -----------  ----------  -----------
REVENUES...........................    $  --        $19,101,951 3$1,682,018   $ 364,684    $3,976,794  $55,125,447
COST OF SALES......................       --        15,034,455  24,194,001      209,124    2,375,820   41,813,400
                                     -------------  ----------  -----------  -----------  -----------  ----------
                                          --         4,067,496   7,488,017      155,560    1,600,974   13,312,047
                                     -------------  ----------  -----------  -----------  -----------  ----------
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES.........................       --         3,835,794   4,711,027       68,706      946,307    9,561,834   $ 173,000(1)
                                                                                                                       24,000(2)
                                                                                                                      (93,800)(6)
DEPRECIATION AND AMORTIZATION......       --           203,746     191,835        4,858       40,490      440,929
AMORTIZATION OF EXCESS COST OF
  INVESTMENTS OVER NET ASSETS
  ACQUIRED.........................                     --          22,701        3,764        2,588       29,053      20,000(3)
                                                                                                                       42,000(7)
AMORTIZATION OF DEFERRED FINANCING        --            --          19,354          604                    19,958       7,000(7)
  COSTS............................
                                     -------------  ----------  -----------  -----------  -----------  ----------  -----------
                                          --         4,039,540   4,944,917       77,932      989,385   10,051,774     172,200
                                     -------------  ----------  -----------  -----------  -----------  ----------  -----------
INCOME FROM OPERATIONS.............       --            27,956   2,543,100       77,628      611,589    3,260,273    (172,200)
                                     -------------  ----------  -----------  -----------  -----------  ----------  -----------
OTHER INCOME (EXPENSE):
  Interest income..................       --             7,309      11,729                                 19,038
  Interest expense.................       (7,350)     (265,613)   (474,115)     (14,086)     (10,629)    (771,793)   (157,000)(7)
                                     -------------  ----------  -----------  -----------  -----------  ----------  -----------
                                          (7,350)     (258,304)   (462,386)     (14,086)     (10,629)    (752,755)   (157,000)
                                     -------------  ----------  -----------  -----------  -----------  ----------  -----------
(LOSS) INCOME BEFORE (BENEFIT)            (7,350)     (230,348)  2,080,714       63,542      600,960    2,507,518    (329,200)(8)
  PROVISION FOR INCOME TAXES.......

(BENEFIT) PROVISION FOR INCOME            (2,000)      (87,000)    775,000       24,000                   710,000     222,000
  TAXES............................
                                                                                                                     (122,000)(8)
                                     -------------  ----------  -----------  -----------  -----------  ----------  -----------
NET (LOSS) INCOME..................    $  (5,350)   $ (143,348)  $1,305,714   $  39,542    $ 600,960   $1,797,518   $(429,200)
                                     -------------  ----------  -----------  -----------  -----------  ----------  -----------
                                     -------------  ----------  -----------  -----------  -----------  ----------  -----------
Basic Net Income per Share (9).....
Diluted Net Income per Share (9)...
Basic and Dilutive Weighted Average
  Number of Shares Outstanding
  (9)..............................



                                                              AS ADJUSTED/
                                      COMBINED   ADJUSTMENTS    COMBINED
                                     ----------  -----------  ------------
REVENUES...........................  $55,125,447               $55,125,447
COST OF SALES......................  41,813,400                41,813,400
                                     ----------               ------------
                                     13,312,047                13,312,047
                                     ----------               ------------
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES.........................   9,665,034   $  12,000(4)   9,677,034

DEPRECIATION AND AMORTIZATION......     440,929                   440,929
AMORTIZATION OF EXCESS COST OF
  INVESTMENTS OVER NET ASSETS
  ACQUIRED.........................      91,053                    91,053

AMORTIZATION OF DEFERRED FINANCING       26,958                    26,958
  COSTS............................
                                     ----------  -----------  ------------
                                     10,223,974      12,000    10,235,974
                                     ----------  -----------  ------------
INCOME FROM OPERATIONS.............   3,088,073     (12,000)    3,076,073
                                     ----------  -----------  ------------
OTHER INCOME (EXPENSE):
  Interest income..................      19,038                    19,038
  Interest expense.................    (928,793)    130,000(5)    (798,793)
                                     ----------  -----------  ------------
                                       (909,755)    130,000      (779,755)
                                     ----------  -----------  ------------
(LOSS) INCOME BEFORE (BENEFIT)        2,178,318     118,000     2,296,318
  PROVISION FOR INCOME TAXES.......
(BENEFIT) PROVISION FOR INCOME          810,000      44,000(8)     854,000
  TAXES............................

                                     ----------  -----------  ------------
NET (LOSS) INCOME..................  $1,368,318   $  74,000    $1,442,318
                                     ----------  -----------  ------------
                                     ----------  -----------  ------------
Basic Net Income per Share (9).....                            $     0.19
                                                              ------------
                                                              ------------
Diluted Net Income per Share (9)...                            $     0.19
                                                              ------------
                                                              ------------
Basic and Dilutive Weighted Average                             7,431,594
  Number of Shares Outstanding
  (9)..............................
                                                              ------------
                                                              ------------

     See notes to Unaudited Pro Forma Condensed Consolidated Statements of
                                  Operations.

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                        YEAR ENDED JUNE 30, 1998
                                              -----------------------------------------------------------------------------
                                                               EAGLE     JEH/EAGLE,
                                                   THE        SUPPLY,      SUPPLY,
                                               COMPANY(10)      INC.        INC.      MSI CO.(11)     TOTAL     ADJUSTMENTS
                                              -------------  ----------  -----------  -----------  -----------  -----------
REVENUES....................................    $  --        $58,497,263 7$1,005,549  1$1,960,092  $141,462,904
COST OF SALES...............................       --        46,429,897  55,097,524    7,374,319   108,901,740
                                              -------------  ----------  -----------  -----------  -----------
                                                   --        12,067,366  15,908,025    4,585,773    32,561,164
                                              -------------  ----------  -----------  -----------  -----------
SELLING, GENERAL AND ADMINISTRATIVE                   437    10,741,092  13,028,890    3,392,046    27,162,465   $ 520,000(1)
  EXPENSES..................................
                                                                                                                    72,000(2)
                                                                                                                  (465,200)(6)
DEPRECIATION AND AMORTIZATION...............       --           497,420     461,506      179,197     1,138,123
AMORTIZATION OF EXCESS COST OF INVESTMENT          --                       171,829        8,360       180,189      62,000(3)
  OVER NET ASSETS ACQUIRED..................
                                                                                                                   137,000(7)
AMORTIZATION OF DEFERRED FINANCING COSTS....       --                        58,062                     58,062      22,000(7)
                                              -------------  ----------  -----------  -----------  -----------  -----------
                                                      437    11,238,512  13,720,287    3,579,603    28,538,839     347,800
                                              -------------  ----------  -----------  -----------  -----------  -----------
INCOME FROM OPERATIONS......................         (437)      828,854   2,187,738    1,006,170     4,022,325    (347,800)
                                              -------------  ----------  -----------  -----------  -----------  -----------
OTHER INCOME (EXPENSE):
  Interest income...........................       --            25,314      25,900                     51,214
  Interest expense..........................      (17,625)     (594,032) (1,249,828)     (43,053)   (1,904,538)   (514,000)(7)
                                              -------------  ----------  -----------  -----------  -----------  -----------
                                                  (17,625)     (568,718) (1,223,928)     (43,053)   (1,853,324)   (514,000)
                                              -------------  ----------  -----------  -----------  -----------  -----------
(LOSS) INCOME BEFORE (BENEFIT) PROVISION FOR      (18,062)      260,136     963,810      963,117     2,169,001    (861,800)
  INCOME TAXES..............................
                                                                                                                   356,000(8)
(BENEFIT) PROVISION FOR INCOME TAXES........       (7,000)      100,000     356,000                    449,000    (319,000)(8)
                                              -------------  ----------  -----------  -----------  -----------  -----------
NET (LOSS) INCOME...........................    $ (11,062)   $  160,136   $ 607,810    $ 963,117   $ 1,720,001   $(898,800)
                                              -------------  ----------  -----------  -----------  -----------  -----------
                                              -------------  ----------  -----------  -----------  -----------  -----------
Basic Net Income per Share (9)..............
Diluted Net Income per Share (9)............
Basic and Dilutive Weighted Average Number
  of Shares Outstanding (9).................



                                                                        AS ADJUSTED/
                                               COMBINED    ADJUSTMENTS    COMBINED
                                              -----------  -----------  ------------
REVENUES....................................  $141,462,904              1$41,462,904
COST OF SALES...............................  108,901,740               108,901,740
                                              -----------               ------------
                                               32,561,164                32,561,164
                                              -----------               ------------
SELLING, GENERAL AND ADMINISTRATIVE            27,289,265   $  36,000(4)  27,325,265
  EXPENSES..................................

DEPRECIATION AND AMORTIZATION...............    1,138,123                 1,138,123
AMORTIZATION OF EXCESS COST OF INVESTMENT         379,189                   379,189
  OVER NET ASSETS ACQUIRED..................

AMORTIZATION OF DEFERRED FINANCING COSTS....       80,062      --            80,062
                                              -----------  -----------  ------------
                                               28,886,639      36,000    28,922,639
                                              -----------  -----------  ------------
INCOME FROM OPERATIONS......................    3,674,525     (36,000)    3,638,525
                                              -----------  -----------  ------------
OTHER INCOME (EXPENSE):
  Interest income...........................       51,214                    51,214
  Interest expense..........................   (2,418,538)    390,000(5)  (2,028,538)
                                              -----------  -----------  ------------
                                               (2,367,324)    390,000    (1,977,324)
                                              -----------  -----------  ------------
(LOSS) INCOME BEFORE (BENEFIT) PROVISION FOR    1,307,201     354,000     1,661,201
  INCOME TAXES..............................

(BENEFIT) PROVISION FOR INCOME TAXES........      486,000     131,000(8)     617,000
                                              -----------  -----------  ------------
NET (LOSS) INCOME...........................  $   821,201   $ 223,000    $1,044,201
                                              -----------  -----------  ------------
                                              -----------  -----------  ------------
Basic Net Income per Share (9)..............                             $     0.14
                                                                        ------------
                                                                        ------------
Diluted Net Income per Share (9)............                             $     0.14
                                                                        ------------
                                                                        ------------
Basic and Dilutive Weighted Average Number                                7,409,203
  of Shares Outstanding (9).................
                                                                        ------------
                                                                        ------------

     See notes to Unaudited Pro Forma Condensed Consolidated Statements of
                                  Operations.

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(1)        To reflect the compensation payable pursuant to employment agreements with Messrs. Fields and Friedman which commence upon closing of the Public Offering and consummation of the Acquisitions. See "Management" and
           "Certain Transactions."
(2)        To reflect amounts payable pursuant to the administrative and strategic services agreements with TDA for office space, administrative, financial and strategic consulting services, which commence upon completion of the Public Offering and consummation of the Acquisitions.
(3)        Reflects amortization over a 15 year period of the excess cost of investment over net assets acquired
           ("goodwill") and the additional purchase price resulting from the issuance of 300,000 shares to James E.
           Helzer in connection with the acquisition by JEH Eagle of JEH Co. and amortization over a 40 year period for the additional goodwill and purchase price resulting from the issuance of 200,000 shares to Gary L. Howard in connection with the acquisition by MSI Eagle of MSI Co. See "Risk Factors--Amortization of Goodwill,"
           "The Acquisitions" and "Certain Transactions."
(4)        Reflects the amount payable in connection with the Underwriter's financial consulting agreement.
(5)        Reflects the reduction in interest expense in connection with the assumed retirement of $4,525,000 long-term debt. See "Use of Proceeds."
(6)        Reflects the compensation differential between Gary L. Howard's aggregate salary and S corporation distributions during the period prior to the sale of MSI Co. to MSI Eagle and the contractual amount of Mr.
           Howard's compensation subsequent thereto. This adjustment is the result of changed circumstances that exist following the sale of MSI Co. to MSI Eagle. Mr. Howard's duties and responsibilities will not diminish with the result that other costs will be incurred that would offset the pro forma adjustment to compensation expenses. Management believes that this adjustment is necessary for investors to more realistically access the impact of the contemplated acquisition. See "Certain Transactions."
(7)        Reflects amortization of goodwill over a 40 year period created by the acquisition of MSI Co. by MSI Eagle;
           the interest expense differential between the interest cost associated with the debt incurred to fund the acquisition and provide post acquisition working capital compared to the historical interest expense incurred by MSI Co. for working capital lines of credit and the amortization of deferred financing costs.
           See "Risk Factors--Amortization of Goodwill" and "The Acquisitions."
(8)        To reflect income taxes relating to the foregoing adjustments and, with respect to the year ended June 30,
           1998 and the period July 1, 1998 to October 21, 1998, a pro forma tax provision relating to the operations of MSI Co. (predecessor) during the period it was taxed as an S corporation.
(9)        Basic and Dilutive Income per Share is based on the weighted average number of shares outstanding and includes 2,100,000 shares issued in connection with the Company's initial capitalization, 300,000 shares issued as part of the Company's Private Placement, 3,000,000, 300,000 and 200,000 shares to be issued to
           TDA, James E. Helzer and Gary L. Howard, respectively, in connection with the Acquisitions, 50,000 shares of
           Common Stock relating to a $250,000 portion of a note in the principal amount of $2,046,000 that MSI Co. has advised the Company that it intends to exchange for shares of Common Stock of the Company and 1,481,594 and
           1,459,203 shares ("Additional Shares") in the four months ended October 31, 1998 and year ended June 30,
           1998, respectively, for the shares assumed to be issued in the Public Offering, the proceeds of which would be used to retire $4,525,000 of debt and replace the capital in excess of the respective period's earnings which is represented by the non-cash dividend to TDA from Eagle. The computations exclude shares to be issued in connection with the Public Offering in excess of the Additional Shares and the 300,000 Warrants issued in the Private Placement because they are not dilutive. The Underwriter's Warrant and options to be granted upon the closing of the Public Offering pursuant to the Company's Stock Option Plan are not dilutive and have not been included. See "Risk Factors," "The Acquisitions," "Certain Transactions," and the
           Financial Statements and the Notes thereto.
(10)       The Company was formed on May 1, 1996 and has had limited operations through October 31, 1998.
(11)       Reflects the operations of MSI Co. for the year ended June 30, 1998 and the period July 1, 1998 to October
           21, 1998 prior to its acquisition by MSI Eagle on October 22, 1998.

                         SELECTED FINANCIAL INFORMATION

    Prior to the contemplated Acquisitions, the Company has had limited operations. The historical selected financial information included in the statement of operations has been prepared on a basis which combines the Company (organized on May 1, 1996), Eagle Supply, Inc. ("Eagle"), JEH/Eagle Supply, Inc. ("JEH Eagle") (acquired on July 1, 1997) and MSI Eagle Supply, Inc. ("MSI Eagle") (acquired on October 22, 1998) as four entities controlled by TDA Industries, Inc. ("TDA") because the separate financial data of the Company would not be meaningful. Information with respect to the Company is included from May 1, 1996 (inception), information for Eagle is included for all periods presented, information with respect to JEH Eagle is included from July 1, 1997 and information with respect to MSI Eagle is included from October 22, 1998.

    The selected financial information presented below should be read in conjunction with the consolidated financial statements and the notes thereto, the unaudited financial statements and the notes thereto and the unaudited pro forma condensed consolidated financial statements included elsewhere herein. The historical information contained in the table at and for the fiscal years ended June 30, 1998, 1997 and 1996 has been derived from audited financial statements and is qualified in its entirety by, and should be read in connection with, the audited financial statements (and the notes thereto) appearing elsewhere in this Prospectus. The historical information at and for the fiscal years ended June 30, 1995 and 1994 have been derived from audited financial statements which are not included in this Prospectus. The historical information at and for the four months ended October 31, 1998 and 1997 have been derived from unaudited financial statements which, in the opinion of management, include all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the financial condition and results of operations. The unaudited financial statements are included elsewhere in this Prospectus. The results of interim periods are not necessarily indicative of the results to be obtained in a full fiscal year. The selected financial information as adjusted/combined is derived from the Unaudited Pro Forma Condensed Consolidated Financial Statements appearing elsewhere herein. The following financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Unaudited Pro Forma Condensed Consolidated Financial Statements and the Notes thereto.

                         SELECTED FINANCIAL INFORMATION

                                                                                COMBINED(1)
                                                 --------------------------------------------------------------------------
                                                                            YEAR ENDED JUNE 30,
                                                 --------------------------------------------------------------------------
                                                     1994           1995           1996          1997(7)          1998
                                                 ------------   ------------   ------------   -------------   -------------
STATEMENT OF OPERATIONS DATA:
Revenue........................................  $ 53,925,373   $ 50,483,469   $ 59,262,226   $  57,575,712   $ 129,502,812
Gross Profit...................................    10,658,013      9,739,568     12,576,870      11,471,124      27,975,391
Income from Operations.........................       743,378        833,114      2,689,290         907,970       3,016,155
Net Income (Loss)..............................       464,270        352,589      1,315,035        (179,252)        756,884
Basic Net Income Per Share.....................
Diluted Net Income Per Share...................
Basic and Dilutive Weighted Average Number of
  Shares Outstanding (2).......................
OTHER FINANCIAL DATA:
EBITDA (3).....................................  $  1,453,702   $  1,388,531   $  3,251,371   $   1,153,554   $   4,256,186
Net Cash Provided by (Used In) Operating
  Activities...................................  $  1,278,228   $    165,963   $  2,538,838   $    (766,978)  $    (258,827)
Net Cash Used In Investing Activities..........  $   (509,645)  $   (240,755)  $   (863,448)  $    (215,640)  $  (3,704,624)
Net Cash (Used In ) Provided By Financing
  Activities...................................  $   (742,450)  $    315,284   $ (1,931,121)  $   1,575,357   $   4,614,314


                                                                                 AS ADJUSTED/ COMBINED(5)(6)

                                                         FOUR MONTHS           -------------------------------
                                                            ENDED                                FOUR MONTHS
                                                         OCTOBER 31,             YEAR ENDED         ENDED
                                                 ---------------------------      JUNE 30,       OCTOBER 31,
                                                     1997           1998            1998             1998
                                                 ------------   ------------   --------------   --------------
STATEMENT OF OPERATIONS DATA:
Revenue........................................  $ 44,205,473   $ 51,148,653   $  141,462,904   $  55,125,447
Gross Profit...................................     9,836,370     11,711,073       32,561,164      13,312,047
Income from Operations.........................     1,581,092      2,648,684        3,638,525       3,076,073
Net Income (Loss)..............................       637,749      1,196,558        1,044,201       1,442,318
Basic Net Income Per Share.....................                                $         0.14   $        0.19
                                                                               --------------   --------------
                                                                               --------------   --------------
Diluted Net Income Per Share...................                                $         0.14   $        0.19
                                                                               --------------   --------------
                                                                               --------------   --------------
Basic and Dilutive Weighted Average Number of
  Shares Outstanding (2).......................                                     7,409,203       7,431,594
                                                                               --------------   --------------
                                                                               --------------   --------------
OTHER FINANCIAL DATA:
EBITDA (3).....................................  $  1,949,273   $  3,114,584   $    5,287,113   $   3,654,052
Net Cash Provided by (Used In) Operating
  Activities...................................  $  1,491,223   $    582,501
Net Cash Used In Investing Activities..........  $ (2,114,267)  $ (1,805,369)
Net Cash (Used In ) Provided By Financing
  Activities...................................  $    (25,938)  $   (127,541)

                                                                         COMBINED(1)                          THE COMPANY
                                                  ----------------------------------------------------------  OCTOBER 31,
                                                                                                                 1998
                                                                           JUNE 30                            -----------
                                                  ----------------------------------------------------------
                                                     1994        1995        1996        1997        1998     HISTORICAL
                                                  ----------  ----------  ----------  ----------  ----------  -----------
BALANCE SHEET DATA:
Working Capital (Deficiency)....................  $4,511,035  $5,450,306  $4,527,568  $6,232,891  $17,081,190  $ (93,335)
Total Assets....................................  12,947,453  14,709,463  15,778,742  15,853,837  49,478,412     395,559
Long Term Debt..................................      --       6,290,453   5,678,243   7,195,163  25,294,523      --
Total Liabilities...............................   9,659,216  14,552,647  15,586,657  15,832,712  49,618,968     488,894
Shareholders' Equity (Deficiency)...............   3,562,237     156,816     192,085      21,125    (140,556)    (93,335)


                                                                 AS ADJUSTED/
                                                   COMBINED(4)   COMBINED(5)
                                                  -------------  ------------
BALANCE SHEET DATA:
Working Capital (Deficiency)....................   $15,742,624    $21,993,624
Total Assets....................................    60,047,395    65,873,395
Long Term Debt..................................    27,574,887    23,224,887
Total Liabilities...............................    55,433,255    50,658,255
Shareholders' Equity (Deficiency)...............     4,614,140    15,215,140

------------------------

(1) Prior to the contemplated Acquisitions, the Company has had limited operations. The historical financial data included in the statement of operations data has been prepared on a basis which combines the Company (organized May 1, 1996), Eagle Supply, Inc. ("Eagle"), JEH/Eagle Supply, Inc. ("JEH Eagle") (acquired on July 1, 1997) and MSI/Eagle Supply, Inc. ("MSI Eagle") (acquired on October 22, 1998) as four entities controlled by TDA Industries, Inc. ("TDA"), because the separate financial data of the Company would not be meaningful. Information with respect to the Company is included from May 1, 1996 (inception), information for Eagle is included for all periods presented, information with respect to JEH Eagle is included from July 1, 1997 and information for MSI Eagle is included from October 22, 1998.

(2) Basic and Dilutive Net Income per Share is based on the weighted average number of shares outstanding and includes 2,100,000 shares issued in connection with the Company's initial capitalization, 300,000 shares issued as part of the Company's Private Placement, 3,000,000, 300,000 and 200,000 shares to be issued to TDA, James E. Helzer and Gary L. Howard, respectively, in connection with the Acquisitions, 50,000 shares relating to a $250,000 portion of a note in the principal amount of $2,046,000 that MSI Co. has advised the Company it intends to exchange for shares of the Company's Common Stock valued at the initial Public Offering price of $5.00 per share and transfer to Gary L. Howard and 1,481,594 and 1,459,203 shares ("Additional Shares") in the four months ended October 31, 1998 and year ended June 30, 1998, respectively, for the shares assumed to be issued in the Public Offering, the proceeds of which would be used to retire $4,525,000 of debt and replace the capital in excess of the respective period's earnings which is represented by the non-cash dividend to TDA from Eagle. The computation excludes shares to be issued in connection with the Public Offering in excess of the Additional Shares. The Underwriter's Warrant and options to be granted upon the closing of the Public Offering pursuant to the Company's Stock Option Plan are not dilutive and have not been included. See "Risk Factors," "The Acquisitions," "Certain Transactions," and the Financial Statements and the Notes thereto.

    The following is a summary of shares included in Basic and Diluted Net Income per Share:

                                                                                      FOUR MONTHS
                                                                                         ENDED
                                                                                      OCTOBER 31,     YEAR ENDED
                                                                                         1998        JUNE 30, 1998
                                                                                    ---------------  -------------
Initial capitalization:
  Founders shares issued to TDA...................................................     2,000,000       2,000,000
  Founders shares issued to Steven R. Andrews.....................................       100,000         100,000
Private Placement shares issued to private investors..............................       300,000         300,000
Acquisition shares to be issued to TDA............................................     3,000,000       3,000,000
Acquisition shares to be issued to James E. Helzer................................       300,000         300,000
Acquisition shares to be issued to Gary L. Howard.................................       200,000         200,000
Conversion of MSI Co. note into shares of the Company.............................        50,000          50,000
Additional Shares.................................................................     1,481,594       1,459,203
                                                                                    ---------------  -------------
                                                                                       7,431,594       7,409,203
                                                                                    ---------------  -------------
                                                                                    ---------------  -------------

(3) As used herein, EBITDA reflects net income (loss) increased by the effects of interest expense, income tax provisions, depreciation and amortization expense. EBITDA is used by management, along with other measures of performance, to assess the Company's financial performance. EBITDA should not be considered in isolation or as an alternative to measures of operating performance or cash flows pursuant to generally accepted accounting principles. In addition, the measure of EBITDA may not be comparable to similar measures reported by other companies.

(4) Reflects the consumation of the Acquisitions. See the Unaudited Pro Forma Condensed Consolidated Balance Sheet, "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Certain Transactions" and the Financial Statements and the Notes thereto.

(5) Reflects the Public Offering of 2,500,000 shares of Common Stock and 2,500,000 Warrants at initial public offering prices of $5.00 per share of Common Stock and $.125 per Warrant, the application of the net proceeds therefrom, 50,000 shares relating to a $250,000 portion of a note in the principal amount of $2,046,000 that MSI Co. has advised the Company it intends to exchange for shares of the Company's Common Stock valued at the initial Public Offering price of $5.00 per share and the consummation of the Acquisitions. See the Unaudited Pro Forma Condensed Consolidated Balance Sheet, "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Certain Transactions" and the Financial Statements and the Notes thereto.

(6) See Unaudited Pro Forma Condensed Consolidated Statements of Operations.

(7) The loss for the year ended June 30, 1997 includes a write-off of registration costs of $370,353 for an offering which was not consumated.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

    The following discussion and analysis should be read in conjunction with the Financial Statements and notes thereto appearing elsewhere in this Prospectus.

    Prior to the contemplated Acquisitions, the Company has had limited operations and activities consisting of seeking an underwriter, negotiating the terms of the Acquisitions, negotiating and consummating a private placement for the sale of common stock and warrants and a sale of promissory notes, seeking a listing of the Company's securities on NASDAQ, and preparing and filing its registration statement including ancillary documents and amendments. All comparisons in Results of Operations and Liquidity and Capital Resources for periods subsequent to July 1, 1997 relate to the combined activities of the Company, Eagle and JEH Eagle, subsequent to JEH Eagle's acquisition of JEH Co. which was effective as of July 1, 1997, as three entities under common control. The comparisons in Results of Operations and Liquidity and Capital Resources for the four-month period ended October 31, 1998 include the activities of MSI Eagle subsequent to its acquisition of MSI Co. which was effective October 22, 1998. All comparisons for any periods prior to July 1, 1997 relate to the combined operations of the Company and Eagle only. The separate financial information for the Company is not meaningful. The discussion and analysis included under the caption Predecessor Companies relates primarily to the operations of JEH Co. and MSI Co. prior to being acquired by JEH Eagle and MSI Eagle, respectively.

INTRODUCTION

    The Company was organized on May 1, 1996 to raise capital and acquire, own, integrate and operate seasoned, privately-held companies engaged in the wholesale distribution of roofing supplies and related products industry and companies which manufacture products for or supply products to such industry. Simultaneously with the closing of the Public Offering, the Company will consummate the Acquisitions. Although the primary focus of the Company's expansion and acquisition program will be on seeking suitable acquisition candidates which are engaged in the wholesale distribution of roofing supplies and related products, the Company will consider the purchase of manufacturers or vendors of products which may be distributed through its wholesale distribution business.

    Eagle, which was founded in Florida in 1905, distributes roofing supplies and related products to contractors and subcontractors engaged in commercial and residential roofing repair and the construction of new residential and commercial properties. JEH Co. was founded in 1982 by James E. Helzer and the business and substantially all of the assets of JEH Co. were purchased by JEH Eagle in July of 1997. JEH Eagle distributes roofing supplies, drywall and plywood to roofing contractors, builders and developers engaged primarily in the construction industry. MSI Co. was founded in 1979 by Gary L. Howard and the business and substantially all of the assets of MSI Co. were purchased by MSI Eagle in October of 1998. MSI Eagle distributes masonry supplies and related products to building contractors, sub-contractors and masons primarily engaged in residential and commercial construction. Eagle, JEH Eagle and MSI Eagle rely on their own direct sales forces and distribution facilities to generate sales. Historically, Eagle, JEH Eagle and MSI Eagle have entered into arrangements with customers on a basis permitting either party to the arrangement to have the right to terminate the arrangement at any time prior to performance without liability or penalty. Upon consummation of the Acquisitions, Eagle, JEH Eagle and MSI Eagle will become wholly-owned subsidiaries of the Company and will constitute the only business operations of the Company until and unless the Company consummates additional acquisitions.

    The Company has funded itself since inception by (i) selling 300,000 shares of its Common Stock and 300,000 Warrants in the Private Placement pursuant to which the Company derived aggregate gross proceeds of $300,000; (ii) issuing $300,000 in principal amount of its promissory notes to TDA ($150,000) and two other stockholders, Hi-Tel Group, Inc. ($100,000) and Paul Schmidt ($50,000);
(iii) issuing

$200,000 in principal amount of its promissory notes to TDA; and (iv) incidental other borrowings from TDA.

COMPARISON OF TRENDS OF EAGLE, JEH CO. AND JEH EAGLE

REVENUES

    Although both Eagle and JEH Eagle rely heavily on repeat business, they have differing strategies on entering into new markets. Eagle has historically entered into new, or grew in existing markets, based solely upon management's evaluation of where it believed growth was expected and whether these areas could support another roofing distributor whereas JEH Co. historically entered into new markets on the heels of storms and, therefore, JEH Co.'s new distribution centers had the tendency to show more immediate growth in revenues which would help defray startup costs. As storm-related revenues subside, management of JEH Co. would evaluate whether or not the area could support the distribution center based upon future growth expectations whereas Eagle's new distributions centers were gradually opened as new and permanent centers.

    This conceptual difference has the tendency to cause more fluctuation in JEH Eagle's revenues than in Eagle's as shown in the numbers presented. Although it is the Company's belief that both entities have a solid core of repeat business that will continue to sustain growth from existing operating centers, the Company anticipates most of Eagle's and JEH Eagle's future growth to come from the opening of new distribution centers and the introduction of new product lines into existing distribution centers. Generally, as a percentage of the combined revenues of Eagle and JEH Co. in non-storm related periods, Eagle and JEH Co. contributed approximately 45% and 55%, respectively, of such combined revenues. Prior to July 1998, neither Eagle nor JEH Eagle have had the benefit of significant storms to increase revenues, but when they occur, JEH Eagle should benefit to a greater degree than Eagle because of the likelihood of storms of more intensity and frequency occurring in JEH Eagle's market areas. However, in July 1998 JEH Eagle opened a storm-related distribution center in Minnesota.

    The following is a comparison of accounts receivable turnover levels for Eagle, JEH Eagle and JEH Eagle's predecessor, JEH Co. Eagle's accounts receivable turnover ratios have remained within a fairly narrow range while JEH Eagle's and JEH Co.'s accounts receivable turnover ratios show a declining trend through the fiscal year 1998 and the four-month period ended October 31, 1998 compared to the 1997 four-month period. This declining trend may be attributed to increased revenues in 1994, 1995 and 1996 from storm related business in the Texas markets, the continued growth in the Colorado markets and the expansion into the Indiana market followed by a subsequent slow-down in business due to the "El Nino" weather patterns and the recent paucity of significant storms which resulted in the business of certain customers slowing dramatically. As result of these factors, JEH Co. began to experience difficulty in collecting its receivables during the end of its 1996 year and the six month period ending June 30, 1997.

                                                                    ACCOUNTS RECEIVABLE
                                            PERIOD                    TURNOVER RATIO*
                              -----------------------------------  ---------------------
Eagle
                                    Four Months October 31,
                                             1998                             5.43
                                             1997                             5.56
                                     Fiscal Year June 30,
                                             1998                             6.05
                                             1997                             6.39
                                             1996                             6.52
                                             1995                             6.27
                                             1994                             5.97
JEH Eagle and JEH Co.
                                    Four Months October 31,
                                             1998                             6.62
                                             1997                             8.64
                                     Fiscal Year June 30,
                                             1998                             6.33
                                      Six Months June 30,
                                             1997                             6.72
                                             1996                             7.58
                                         Calendar Year
                                             1996                             9.09
                                             1995                            11.24
                                             1994                            12.38

------------------------

* Computation is based on each period's credit sales divided by average accounts receivable.

GROSS PROFIT MARGINS

    Although both Eagle and JEH Eagle operate in similar industries, more of JEH Co.'s historical revenues have come from sales of residential roofing (approximately 81% on average) than sales of commercial roofing (approximately 6% on average) or other products (approximately 13% on average). Eagle's historical revenues have come from sales of residential roofing (approximately 57% on average), sales of commercial roofing (approximately 30% on average) and other products (approximately 13% on average). Revenues generated from residential sales generally produce higher gross profit margins than commercial sales which are generally shipped directly to the customer from the vendor. For this reason, JEH Co.'s historical gross profit margins on average are approximately two percentage points higher than Eagle's gross profit margin, approximately 22.4% and 22.6%, respectively. The Company expects that in the future it will be able to consolidate Eagle's and JEH Eagle's purchasing power and therefore be able to buy product more favorably.

    The following is a comparison of inventory turnover levels for Eagle, JEH Eagle and JEH Co. Eagle's inventory turnover ratios have been adjusted for purposes of this analysis to the lower of first-in, first-out ("FIFO") cost or market and all of the ratios exclude the impact of purchases made from vendors for direct shipment. As can be seen from the following comparison, Eagle's inventory turnover ratios have remained within a narrower range than the inventory turnover ratios of JEH Eagle and JEH Co. Whereas Eagle maintains fairly steady levels of inventory, the JEH Eagle and JEH Co. inventory levels fluctuate significantly in anticipation of storm related business. At June 30, 1997 and 1996, JEH Co.'s inventory levels had been increased in anticipation of storms that did not materialize, which resulted in a decline in inventory turnover ratios. During the four-month period ended October 31, 1998, JEH Eagle reduced its inventory levels, which resulted in an increase in its inventory turnover ratio.

                                                                      INVENTORY
                                           PERIOD                  TURNOVER RATIO*
                              --------------------------------  ---------------------
Eagle
                                  Four Months October 31,
                                            1998                           5.35
                                            1997                           6.31
                                    Fiscal Year June 30,
                                            1998                           5.94
                                            1997                           6.25
                                            1996                           7.04
                                            1995                           6.96
                                            1994                           6.19
JEH Eagle and JEH Co.
                                  Four Months October 31,
                                            1998                           8.18
                                            1997                           6.57
                                    Fiscal Year June 30,
                                            1998                           6.00
                                    Six Months June 30,
                                            1997                           4.90
                                            1996                           6.38
                                       Calendar Year
                                            1996                           7.80
                                            1995                           9.07
                                            1994                           9.38

------------------------

* Computation is based on each period's out of stock sales divided by average inventory.

RESULTS OF OPERATIONS

FOUR-MONTH PERIOD ENDED OCTOBER 31, 1998 COMPARED TO
  FOUR-MONTH PERIOD ENDED OCTOBER 31, 1997

    Revenues of the Company during the four-month period ended October 31, 1998 increased by approximately $6,943,000 (15.7%) compared to the 1997 four-month period. Sales of Eagle during the 1998 four-month period were approximately $19,102,000, an increase of approximately $1,711,000 (9.8%) from the comparable 1997 four-month period. This increase may be attributed to a general improvement in market conditions. Sales of JEH Eagle during the 1998 four-month period were approximately $31,682,000, an increase of approximately $4,868,000 (18.2%) from the comparable 1997 four-month period. This increase may be primarily attributed to sales generated as a result of the opening in July 1998 of a storm-related branch in Minnesota ($6,159,000) offset by decreased revenues at other branches due to the continued paucity of hail storms in the southwest. Included in revenues in the 1998 four-month period are sales of MSI Eagle for the period October 22, 1998 (date of the acquisition of the business and substantially all of the net assets of MSI Co. by MSI Eagle) through October 31, 1998 in the amount of approximately $365,000

    Cost of goods sold increased between the 1998 and 1997 four-month periods at a lesser rate than the increase in revenues between these four-month periods. Accordingly, cost of goods sold as a percentage of revenues decreased to 77.1% in the four-month period ended October 31, 1998 from 77.7% in the four-month period ended October 31, 1997, and gross profit as a percentage of revenues increased to 22.9% in the four-month period ended October 31, 1998 from 22.3% in the four-month period ended October 31, 1997. This increase in gross profit margin may be attributed primarily to the relative increase in the 1998 four-month period in sales to customers out of warehouse inventory which carry a higher gross profit margin than direct sales shipments to customers from vendors. Whereas a significant amount of the sales to Eagle's customers are direct shipments from vendors, almost all of the sales to customers of JEH Eagle are out of warehouse inventory. The Company's management is unable to predict if sales to customers out of warehouse inventory is a trend that will continue in the future.

    Operating expenses of the Company increased by approximately $807,000 (9.8%) between the 1998 and 1997 four-month periods. Of this amount, JEH Eagle's operating expenses increased by approximately $169,000 (3.5%) in the 1998 four-month period from the 1997 four-month period. This increase is due primarily to the expenses attributable to the opening and operations of the storm-related branch in Minnesota (approximately $440,000) offset by the benefits derived from cost-cutting measures. During the fiscal year 1998, management of JEH Eagle evaluated its accounts receivable and determined that no further deterioration of the customer accounts specifically reserved in 1997 had occurred, and, accordingly, no specific increase in the provision for doubtful accounts was required beyond the normal level which has ranged between .8% and 1.4% of sales. During fiscal 1998, collections of customer accounts receivable specifically reserved in fiscal 1997 were not material. Eagle's operating expenses increased by approximately $560,000 (16.1%) in the 1998 four-month period from the 1997 four-month period. This increase is due primarily to an increase in depreciation expense of approximately $49,000 on equipment purchased and put in service during the fiscal year ended June 30, 1998, an increase in the allowance for doubtful accounts receivable of approximately $104,000 due primarily to a general slowdown in the collection of accounts receivable, and an increase in payroll and related costs of approximately $425,000 due primarily to the additional manpower needed to service the increased sales out of warehouse inventory. Included in operating expenses in the 1998 four-month period are operating expenses of MSI Eagle for the period October 22, 1998 through October 31, 1998 in the amount of approximately $78,000. Operating expenses as a percentage of revenues were 17.7% in the 1998 period compared to 18.7% in the 1997 period.

    Interest expense increased by approximately $186,000 (32.3%) between the 1998 and 1997 four-month periods. This increase is due to the interest expense incurred on higher average outstanding balances under the Eagle credit facility ($58,000) and the JEH Eagle credit facility ($81,000), on JEH Eagle's capitalized lease obligations ($26,000), on the MSI Eagle credit facility and other long-term debt ($14,000) used primarily to fund its acquisition in October 22, 1998 of MSI Co. and on short-term borrowings by the Company ($7,000).

FISCAL YEAR ENDED JUNE 30, 1998 COMPARED TO
  FISCAL YEAR ENDED JUNE 30, 1997

    Revenues of the Company during the fiscal year ended June 30, 1998 increased by approximately $71,927,000 (124.9%) compared to the 1997 fiscal year. This increase is due almost entirely to the acquisition of JEH Co. in July 1997 by JEH Eagle. Sales of JEH Eagle during the fiscal year ended June 30, 1998 were approximately $71,006,000. Excluding the sales of JEH Eagle, revenues of the Company would have been approximately $58,497,000 in the fiscal year ended June 30, 1998, an increase of approximately $922,000 (1.6%) from the comparable 1997 fiscal year. This increase was comprised of an increase of approximately $3,195,000 in sales to customers out of warehouse inventory offset by a decrease in direct sales shipments to customers from vendors of approximately $2,273,000. Sales of both Eagle and JEH Eagle during the fiscal year ended June 30, 1998 were adversely effected by the "El Nino" weather patterns. Unusually heavy and record rainfall in the southeast and the paucity of hail storms in the southwest negatively impacted sales of Eagle and JEH Eagle, respectively, whereas hurricanes and intense rainstorms accompanied by strong winds, which can cause significant roof damage, did not occur in any significant amount in the Company's market areas.

    At June 30, 1998, all of the Company's twenty-seven distribution centers had been in operation for at least one year. No distribution centers were closed during the fiscal year 1998.

    Cost of goods sold increased between the fiscal years 1998 and 1997 at a lesser rate than the increase in revenues between these fiscal years. Accordingly, cost of goods sold as a percentage of revenues decreased to 78.4% in the fiscal year 1998 from 80.1% in the fiscal year 1997, and gross profit as a percentage of revenues increased to 21.6% in the fiscal year 1998 from 19.9% in the fiscal year 1997. This increase in gross profit margin may be attributed primarily to the relative increase in fiscal year 1998 sales to customers out of warehouse inventory which carry a higher gross profit margin than direct sales shipments to customers from vendors. Whereas a significant amount of the sales to Eagle's customers are direct shipments from vendors, almost all of the sales to customers of JEH Eagle are out of warehouse inventory.

    Operating expenses of the Company increased by approximately $14,396,000 (136.3%) between the fiscal years 1998 and 1997. This increase is due almost entirely to the acquisition of JEH Co. in July 1997 by JEH Eagle. Operating expenses of JEH Eagle during the fiscal year 1998 were approximately $13,720,000, including approximately $172,000 of amortization of cost of investment over net assets acquired (goodwill) and approximately $58,000 of amortization of deferred financing costs attributable to the acquisition. During the fiscal year 1998, management of JEH Eagle evaluated its accounts receivable and determined that no further deterioration of the customer accounts specifically reserved in 1997 had occurred, and, accordingly, no specific increase in the provision for doubtful accounts was required beyond the normal level which has ranged between .8% and 1.4% of sales. During fiscal 1998, collections of customer accounts receivable specifically reserved in fiscal 1997 were not material. Excluding the operating expenses of JEH Eagle, operating expenses of the Company would have been approximately $11,239,000 in the fiscal year 1998, an increase of approximately $676,000 (6.4%) from the fiscal year 1997. This increase is due primarily to the increase in data processing expenses of approximately $251,000 due to an upgrading, in March 1997, of Eagle's data processing hardware and software, and an increase in payroll costs of approximately $441,000 due primarily to the additional manpower needed to service the increased sales out of warehouse inventory. Operating expenses as a percentage of revenues were 19.3% in the fiscal year 1998 compared to 18.3% in the fiscal year 1997.

    Excess cost of investment over net assets acquired (goodwill) is being amortized on a straight-line method over forty years. The Company's management routinely evaluates the recoverability of goodwill based upon expectations of future non-discounted cash flows. During the fiscal year ended June 30, 1998, management re-evaluated the remaining useful life of goodwill in light of anticipated future operations, management's experience operating in this industry since 1973, and an analysis of the goodwill amortization policies of other companies in this industry. Management determined that a forty-year amortization period was more appropriate than the fifteen-year period initially established at the date of the acquisition of JEH Co. by JEH Eagle. The change has been accounted for prospectively beginning May 1, 1998. See "Risk Factors--Amortization of Goodwill."

    Interest expense increased by approximately $1,262,000 (218.8%) between the fiscal years 1998 and 1997. This increase is due principally to the interest expense incurred by JEH Eagle of approximately $1,250,000 on its credit facility used primarily to fund its acquisition in July 1997 of JEH Co. Excluding the interest expense of JEH Eagle, interest expense of the Company would have been approximately $612,000 in fiscal 1998, an increase of approximately $13,000 (2.2%) from fiscal 1997. This increase is due to the increase in interest expense on short-term borrowings by the Company (approximately $18,000) offset by the reduction in interest expense on borrowings under Eagle's credit facility (approximately $5,000).

FISCAL YEAR ENDED JUNE 30, 1997 COMPARED TO
  FISCAL YEAR ENDED JUNE 30, 1996

    Revenues of the Company during the fiscal year ended June 30, 1997 decreased by approximately $1,687,000 (2.8%) compared to the 1996 fiscal year. This decrease was primarily due to the decrease in revenues derived from storm related business in fiscal 1996 from Hurricane Opal (approximately $6,495,000), and a decrease in revenues from distribution centers that did not benefit from Hurricane Opal (approximately $578,000). That decrease in revenues was the result of a decline in general business conditions. This decrease in revenues was partially offset by additional revenues generated in fiscal 1997 from distribution centers opened in fiscal 1996 (approximately $5,386,000).

    At June 30, 1997, all of the Company's fifteen distribution centers had been in operation for at least one year. No distribution centers were closed during this fiscal year.

    Cost of goods sold decreased between the fiscal years 1997 and 1996 at a lesser rate than the decrease in revenues between these fiscal years. Accordingly, cost of goods sold as a percentage of revenues increased to 80.1% in the fiscal year 1997 from 78.8% in the fiscal year 1996, and gross profit as a percentage of revenues decreased to 19.9% in the fiscal year 1997 from 21.2% in the fiscal year 1996. This decrease in gross profit margin may be attributed primarily to the decrease in fiscal 1997 in sales generated at distribution centers which benefitted from storm related business and sales to customers out of warehouse inventory which carry a higher gross profit margin than direct sales shipments to customers from vendors.

    Operating expenses increased by approximately $675,000 (6.8%) between the fiscal years 1997 and 1996. Operating expenses in fiscal 1997 includes approximately $546,000 of operating expenses attributable to distribution centers opened in fiscal 1996. Operating expenses as a percentage of revenues were 18.3% in the fiscal year 1997 compared to 16.7% in the fiscal year 1996.

    Other expenses of approximately $370,000 in fiscal 1997 represents registration costs and expenses incurred by the Company in connection with the filing in 1996 of its registration statement for an initial public offering of its securities.

FISCAL YEAR ENDED JUNE 30, 1996 COMPARED TO
  FISCAL YEAR ENDED JUNE 30, 1995

    Revenues of the Company during the fiscal year ended June 30, 1996 increased by approximately $8,779,000 (17.4%) compared to the 1995 fiscal year. This increase was primarily due to revenues in the aggregate amount of approximately $4,057,000 generated from new distribution centers opened during fiscal 1996, improvement in business in market areas served by distribution centers opened for at least one year (approximately $1,487,000), and additional business resulting from Hurricane Opal of approximately $7,842,000 as hurricanes as well as intense rainstorms accompanied by strong winds can cause significant roof damage, offset by a decline in revenues of approximately $4,608,000 generated in the 1995 fiscal year from a distribution center that was sold as of June 30, 1995.

    At June 30, 1996, the Company had ten distribution centers opened for at least one year. The Company's revenues during the fiscal year ended June 30, 1996 from distribution centers opened for at least one year increased by approximately $9,329,000 (20.3%) from the fiscal year ended June 30, 1995. This increase in such revenues may be attributed to an improvement in business in general and the additional business that resulted from the hurricane damage in Florida in the late summer and fall of 1995.

    Cost of goods sold increased between the fiscal years 1996 and 1995 at a lesser rate than the increase in revenues between these fiscal years. Accordingly, cost of goods sold as a percentage of revenues decreased to 78.8% in the fiscal year 1996 from 80.7% in the fiscal year 1995, and, accordingly, gross profit as a percentage of revenues increased to 21.2% in the fiscal year 1996 from 19.3% in the fiscal year 1995. This increase in gross profit margin may be attributed primarily to the increase in fiscal 1996 in sales to customers out of warehouse inventory which carry a higher gross profit margin than direct sales shipments to customers from vendors. The Company's management is unable to determine if the increase in revenues during the fiscal year ended June 30, 1996, as compared to its fiscal year ended June 30, 1995, was the result of unit price increases to any significant extent as opposed to increased sales volume.

    Operating expenses increased by approximately $981,000 (11%) between the fiscal years 1996 and 1995 at a lesser rate than the increase in revenues between these fiscal years. Operating expenses in fiscal 1995 includes approximately $1,064,000 of operating expenses attributable to the distribution centers that was sold as of June 30, 1995; and fiscal 1996 includes approximately $1,007,000 of start-up costs and expenses attributable to new distribution centers operations, and increased operating expenses in the aggregate amount of approximately $1,039,000 comprised primarily of payroll and related costs and transportation expenses directly related to the increase in business in fiscal 1996. Operating expenses as a percentage of revenues were 16.7% in the fiscal year 1996 compared to 17.6% in the fiscal year 1995.

    Interest expense increased by approximately $316,000 between fiscal 1996 and 1995. Interest expense in fiscal 1995 is for less than a full year since borrowings under Eagle's revolving credit facility commenced in December 1994. See "--Liquidity and Capital Resources."

PREDECESSOR COMPANIES

    The following discussion and analysis should be read in conjunction with the JEH Eagle and the JEH Co. Financial Statements and notes thereto and the MSI Eagle and the MSI Co. Financial Statements and notes thereto appearing elsewhere in this Prospectus. JEH Eagle acquired JEH Co. effective July 1, 1997 and MSI Eagle acquired MSI Co. effective October 22, 1998.

JEH EAGLE FISCAL YEAR ENDED JUNE 30, 1998 COMPARED TO
  JEH CO. FISCAL YEAR ENDED JUNE 30, 1997

    Revenues during the fiscal year ended June 30, 1998 increased by approximately $9,000 (less than 1%) compared to the 1997 fiscal year. The "El Nino" weather patterns and the paucity of significant storms in JEH Eagle's market areas adversely effected sales of JEH Eagle during the fiscal year ended June 30, 1998.

    Cost of goods sold increased between the fiscal years 1998 and 1997 at a greater rate than the increase in revenues between these fiscal years. Accordingly, cost of goods sold as a percentage of revenues increased to 77.6% in the fiscal year 1998 from 77.1% in the fiscal year 1997, and gross profit as a percentage of revenues decreased to 22.4% in the fiscal year 1998 from 22.9% in the fiscal year 1997.

    Operating expenses decreased by approximately $3,549,000 (20.6%) between the fiscal years 1998 and 1997. This decrease is due primarily to the reduction in the compensation of the owner of JEH Co. (approximately $2,084,000) since the acquisition of JEH Co. in July 1997 by JEH Eagle. Prior to the acquisition, JEH Co. was a subchapter S corporation, and the compensation of its owner was discretionary. Additionally, adverse economic conditions and a general slowdown in the collection of accounts receivable necessitated an addition to the allowance for doubtful accounts receivable (approximately $1,644,000) in fiscal 1997, a substantial portion of which was allocated specifically to two accounts. During fiscal 1998, collections of customer accounts receivable specifically reserved in fiscal 1997 were not material. Offsetting the decrease in operating expenses between the fiscal years 1998 and 1997 are approximately $172,000 of amortization of cost of investment over net assets acquired (goodwill) and approximately $58,000 of amortization of deferred financing costs incurred in fiscal 1998 and attributable to the acquisition of JEH Co. by JEH Eagle in July 1997. Operating expenses as a percentage of revenues were 19.3% in the fiscal year 1998 compared to 24.3% in the fiscal year 1997.

    Excess cost of investment over net assets acquired (goodwill) is being amortized on a straight-line method over forty years. The Company's management routinely evaluates the recoverability of goodwill based upon expectations of future non-discounted cash flows. During the fiscal year ended June 30, 1998, management re-evaluated the remaining useful life of goodwill in light of anticipated future operations, management's experience operating in this industry since 1973, and an analysis of the goodwill amortization policies of other companies in this industry. Management determined that a forty-year amortization period was more appropriate than the fifteen-year period initially established at the date of the acquisition of JEH Co. by JEH Eagle. The change has been accounted for prospectively beginning May 1, 1998. See "Risk Factors--Amortization of Goodwill."

    Interest expense increased by approximately $407,000 (48.3%) between fiscal 1998 and 1997. This increase is due principally to the increase in interest expense resulting from the increase in JEH Eagle's long-term debt used primarily to fund its acquisition of JEH Co. in July 1997.

JEH CO. SIX MONTH PERIOD ENDED JUNE 30, 1997 COMPARED TO
  JEH CO. SIX MONTH PERIOD ENDED JUNE 30, 1996

    Revenues of JEH Co. during the six-month period ended June 30, 1997 decreased by approximately $3,882,000 (11.8%) compared to the six-month period ended June 30, 1996. This decrease may be primarily attributed to a reduction in revenues in its Texas markets (approximately $9,111,000) due to the adverse effects of the "El Nino" weather patterns and the paucity of significant storms in its market areas, offset by the continued growth in its Colorado markets (approximately $3,314,000) and its Indianapolis, Indiana, market (approximately $1,884,000).

    Cost of goods sold decreased between the 1997 and 1996 six-month periods at a greater rate than the decrease in revenues between these six-month periods. Accordingly, cost of goods sold as a percentage of revenues decreased to 73.7% in the 1997 six-month period from 78.4% in the 1996 six-month period, and, accordingly, gross profit as a percentage of revenues increased to 26.3% in the 1997 six-month period from 21.6% in the 1996 six-month period.

    Operating expenses increased by approximately $2,445,000 (41.5%) between the 1997 and 1996 six-month periods at a greater rate than the increase in revenues between these periods. This increase is primarily due to an increase in the provision for doubtful accounts of approximately $2,055,000 due to the deterioration of certain customer accounts receivable. Management of JEH Co. has historically based its provision for doubtful accounts on an evaluation of the levels of its trade accounts receivable, the aging and collection history of such receivables, and the business conditions in each market area in which JEH Co. operated. In establishing its estimates of the levels of the provisions for doubtful accounts required for each reporting period, management also estimated the value of the collateral and/or the personal guarantees received from certain customers with past-due balances. The majority of the provision for doubtful accounts relates to specific customers with past-due balances. During the latter part of calendar 1996, certain customer accounts began to age, and JEH Co. began to experience more difficulty in collecting its receivables. Accordingly, JEH Co. increased its provision for doubtful accounts and related allowance for doubtful accounts to $844,235 and $321,718, respectively, in calendar 1996 from $334,372 and $181,336, respectively, in 1995. Additionally, write-offs of its customer accounts increased to $703,853 in 1996 from $334,372 in 1995. JEH Co. realized increased revenues from its customers in 1996 from business related to storms in certain of its market areas; however, no such storms occurred in the spring of 1997 in any of JEH Co.'s market areas. As a result, the business of certain of JEH Co.'s customers slowed dramatically and receivables continued to deteriorate. As a result of the foregoing circumstances, which changed during the six-month period ended June 30, 1997 as compared to the latter part of calendar 1996, the level and age of certain customers' accounts had worsened significantly from prior periods, and other customers who have historically been current began to pay late and their accounts began to age as well. Accordingly, management performed a critical assessment of the quality of its receivables and current business conditions and determined that an increase in the allowance for doubtful accounts of $2,383,218 at June 30, 1997 was appropriate, a substantial portion of which was allocated specifically to two accounts. Other increases in operating expenses during the 1997 six-month period included commissions (approximately $265,000) and increased payroll and related costs (approximately $97,000). Operating expenses as a percentage of revenues were 28.7% in the 1997 six-month period compared to 17.9% in the 1996 six-month period.

    Interest expense increased by approximately $76,000 between the 1997 and 1996 six-month periods. This increase is due principally to increased borrowing incurred by JEH Co. used primarily to fund its growth in current markets and expansion into new markets.

JEH CO. YEAR ENDED DECEMBER 31, 1996 COMPARED TO
  JEH CO. YEAR ENDED DECEMBER 31, 1995

    Revenues of JEH Co. during the year ended December 31, 1996 increased by approximately $1,072,000 (1.5%) compared to the year ended December 31, 1995. This increase may be primarily attributed to JEH Co.'s expansion into the Indianapolis, Indiana, market (approximately $3,488,000) and JEH Co.'s continued growth in its Colorado markets (approximately $4,371,000), offset by a decline in revenues in its Texas markets (approximately $6,787,000). The decline in the Texas markets may be attributed to the slow-down in business generated from the significant storms experienced in 1995 and the lack of any significant storms in 1996.

    Cost of goods sold increased between the 1996 and 1995 years at a greater rate than the increase in revenues between these years. Accordingly, cost of goods sold as a percentage of revenues increased to 79% in 1996 from 77.8% in 1995, and, accordingly, gross profit as a percentage of revenues decreased to 21% in 1996 from 22.2% in 1995. This decrease in gross profit margins may be directly attributable to the decrease in storm related revenues which tend to carry higher gross profit margins.

    Operating expenses decreased by approximately $1,166,000 (7.3%) between the 1996 and 1995 years at a greater rate than the decrease in revenues between these years. This decrease is primarily due to a reduction in the compensation of the owner of JEH Co. (approximately $1,659,000), offset by increased expenses attributable to the expansion into the Indianapolis, Indiana, market (approximately $370,000), and an increase in the provision for doubtful accounts (approximately $291,000) due to the deterioration of certain customer accounts receivable. Operating expenses as a percentage of revenues were 19.8% in 1996 compared to 21.7% in 1995.

    Interest expense increased by approximately $217,000 between the 1996 and 1995 years. This increase is due principally to increased borrowing by JEH Co. to fund its growth in current markets and expansion into new markets.

MSI CO. (JULY 1, 1998 THROUGH OCTOBER 21, 1998) AND
  MSI EAGLE (OCTOBER 22, 1998 THROUGH OCTOBER 31, 1998)
  FOUR-MONTH PERIOD ENDED OCTOBER 31, 1998 COMPARED TO MSI CO.
  FOUR-MONTH PERIOD ENDED OCTOBER 31, 1997

    Revenues during the four-month period ended October 31, 1998 increased by approximately $185,000 (4.5%) compared to the four-month period ended October 31, 1997. This increase may be primarily attributed to the continued growth in the market areas served by MSI Eagle and its predecessor, MSI Co.

    Cost of goods sold increased between the 1998 and 1997 four-month periods at a lesser rate than the increase in revenues between these four-month periods. Accordingly, cost of goods sold as a percentage of revenues decreased to 59.5% in the 1998 period from 63% in the 1997 period, and gross profit as a percentage of revenues increased to 40.5% in the 1998 period from 37% in the 1997 period. This increase may be primarily attributed to more aggressive pricing in the 1998 period.

    Operating expenses increased by approximately $50,000 (5.0%) between the 1998 and 1997 four-month periods. This increase is due primarily to the increase in the compensation of the owner of MSI Co. (approximately $30,000). Prior to the acquisition in October 1998, MSI Co. was a subchapter S corporation, and the compensation of its owner was discretionary. Operating expenses as a percentage of revenues were 24.2% in the 1998 period compared to 24% in the 1997 period.

    Interest expense increased by approximately $9,000 (58.1%) between the fiscal 1998 and 1997 four-month periods. This increase is due principally to the interest expense incurred on MSI Eagle's long-term debt used to fund its acquisition of MSI Co. on October 22, 1998.

MSI CO. FISCAL YEAR ENDED JUNE 30, 1998 COMPARED TO
  MSI CO. FISCAL YEAR ENDED JUNE 30, 1997

    Revenues during the fiscal year ended June 30, 1998 increased by approximately $2,859,000 (31.4%) compared to the 1997 fiscal year. This increase may be attributed primarily to the sales generated from a masonry supply business acquired in May 1997 (approximately $1,328,000) and the continued growth in the market areas served by MSI Co.

    Cost of goods sold increased between the fiscal years 1998 and 1997 at a greater rate than the increase in revenues between these fiscal years. Accordingly, cost of goods sold as a percentage of revenues increased to 61.7% in the fiscal year 1998 from 61.1% in the fiscal year 1997, and gross profit as a percentage of revenues decreased to 38.3% in the fiscal year 1998 from 38.9% in the fiscal year 1997.

    Operating expenses increased by approximately $595,000 (20%) between the fiscal years 1998 and 1997. This increase is due primarily to the increase in expenses attributable to the May 1977 acquisition (approximately $233,000) and an increase in the compensation of the owner of MSI Co. (approximately $203,000). Prior to its acquisition in October 1998, MSI Co. was a subchapter S corporation, and the compensation of its owner was discretionary. Operating expenses as a percentage of revenues were 29.9% in the fiscal year 1998 compared to 32.7% in the fiscal year 1997.

    Interest expense increased by approximately $12,000 (39.8%) between the fiscal years 1998 and 1997. This increase is due principally to the increase in MSI Co.'s debt used primarily to fund the acquisition in May 1997.

MSI CO. FISCAL YEAR ENDED JUNE 30, 1997 COMPARED TO
  MSI CO. FISCAL YEAR ENDED JUNE 30, 1996

    Revenues during the fiscal year ended June 30, 1997 increased by approximately $660,000 (7.8%) compared to the 1996 fiscal year. This increase may be attributed in part to the sales generated from a masonry supply business acquired in May 1997 (approximately $118,000) and the continued growth in the market areas served by MSI Co.

    Cost of goods sold increased between the fiscal years 1997 and 1996 at a lesser rate than the increase in revenues between these fiscal years. Accordingly, cost of goods sold as a percentage of revenues decreased to 61.1% in the fiscal year 1997 from 61.4% in the fiscal year 1996, and gross profit as a percentage of revenues increased to 38.9% in the fiscal year 1997 from 38.6% in the fiscal year 1996.

    Operating expenses increased by approximately $296,000 (11.1%) between the fiscal years 1997 and 1996. This increase is due partially to the increase in the compensation of the owner of MSI Co. (approximately $50,000). Prior to the acquisition in October 1998, MSI Co. was a subchapter S corporation, and the compensation of its owner was discretionary. Additionally, adverse economic conditions and a general slowdown in the collection of accounts receivable necessitated an addition to the allowance for doubtful accounts receivable (approximately $72,000) in fiscal 1997. Also contributing to the increase in operating expenses in fiscal 1997 were costs attributable to the May 1997 acquisition ($24,000), payroll costs ($24,000), office expenses ($19,000), rent ($27,000) and repairs and maintenance ($28,000). Operating expenses as a percentage of revenues were 32.7% in the fiscal year 1997 compared to 31.8% in the fiscal year 1996.

    Interest expense decreased by approximately $15,000 (32.1%) between the fiscal years 1997 and 1996. This decrease is due principally to the decrease in average debt outstanding in fiscal 1997.

MSI CO. FISCAL YEAR ENDED JUNE 30, 1996 COMPARED TO
  MSI CO. FISCAL YEAR ENDED JUNE 30, 1995

    Revenues during the fiscal year ended June 30, 1996 increased by approximately $206,000 (2.4%) compared to the 1995 fiscal year. This increase may be attributed primarily to the continued growth in the market areas served by MSI Co.

    Cost of goods sold increased between the fiscal years 1996 and 1995 at a lesser rate than the increase in revenues between these fiscal years. Accordingly, cost of goods sold as a percentage of revenues decreased to 61.4% in the fiscal year 1996 from 62.6% in the fiscal year 1995, and gross profit as a percentage of revenues increased to 38.6% in the fiscal year 1996 from 37.4% in the fiscal year 1995.

    Operating expenses increased by approximately $86,000 (3.1%) between the fiscal years 1996 and 1995. This decrease is due to the decrease in the compensation of the owner of MSI Co. (approximately $99,000). Prior to the acquisition in October 1998, MSI Co. was a subchapter S corporation, and the compensation of its owner was discretionary. Operating expenses as a percentage of revenues were 31.8% in the fiscal year 1996 compared to 33.5% in the fiscal year 1995.

    Interest expense increased by approximately $10,000 (28.2%) between the fiscal years 1996 and 1995. This increase is due principally to the interest expense on debt incurred in fiscal 1996 to fund the purchase of equipment needed for continued growth and expansion.

LIQUIDITY AND CAPITAL RESOURCES

    The Company has historically financed its operations through operating cash flow, support from TDA or affiliates of TDA and the proceeds from the Company's June 1996 private placement and February 1998, August 1998 and January 1999 issuances of promissory notes.

    The Company's working capital was approximately $15,743,000 at October 31, 1998 (including approximately $293,000 of working capital of MSI Eagle) compared to $17,081,000 at June 30, 1998. At October 31, 1998, the Company's current ratio was 1.57 to 1 compared to 1.71 to 1 at June 30, 1998.

    During the four-month period ended October 31, 1998, cash flows provided by operating activities approximated $583,000. Such amount consisted primarily of net income of $1,197,000, depreciation and amortization of $447,000, allowance for doubtful accounts of $352,000, decreased levels of inventories of $1,066,000 and increased levels of accrued expenses and other current liabilities of $333,000, offset by increased levels of accounts and notes receivables of $1,341,000 and other assets of $117,000, decreased levels of trade accounts payable of $835,000 and federal and state taxes due to Parent of $385,000, offset by increased levels of deferred income taxes of $133,000. During the fiscal year ended June 30, 1998, cash flows used in operating activities approximated $259,000. Such amount consisted primarily of net income of $757,000, depreciation and amortization of $1,189,000, allowance for doubtful accounts of $528,000, decreased levels of other assets of $843,000, increased levels of trade accounts payable of $3,241,000, accrued expenses and other current liabilities of $752,000 and federal and state taxes due to Parent of $652,000, offset by a net gain on sales of equipment of $26,000, increased levels of accounts and notes receivable of $6,754,000, inventories of $1,261,000 and deferred income taxes of $179,000.

    During the four-month period ended October 31, 1998, cash flows used in investing activities approximated $1,805,000. Such amount consisted primarily of capital expenditures of $285,000 and payment for the purchase of the net assets of MSI Co. of $1,520,000. During the fiscal year ended June 30, 1998, cash flows used in investing activities approximated $3,705,000. Such amount consisted primarily of capital expenditures of $2,122,000 and payment for the purchase of the net assets of JEH Co. of $1,659,000, offset by proceeds from the sale of equipment of $77,000.

    Capital expenditures approximated $296,000, $2,122,000 and $286,000 during the fiscal years ended June 30, 1997 and 1998 and four-month period ended October 31, 1998, respectively. Management of the Company presently anticipates such expenditures in the next twelve months of not less than $2,000,000, of which approximately $1,600,000 will be financed and used for the purchase of trucks and forklifts for the Company's currently existing operations, in anticipation of increased business and to upgrade its vehicles to compete better in its market areas. Management's anticipation of increased business is based on sales expected to be generated by the opening of new distribution centers, the locations of which have not yet been decided.

    During the four-month period ended October 31, 1998, cash flows used in financing activities approximated $128,000. Such amount consisted primarily of principal borrowings on long-term debt of $49,515,000, proceeds from the issuance of notes payable--shareholder of $1,100,000 and loans payable-- affiliated companies of $1,400,000, an increase in due to Parent and affiliated companies of $58,000 and a capital contribution from the Parent of $1,000,000, offset by an increase in deferred registration costs of $128,000 and principal reductions on long-term debt of $53,073,000. During the fiscal year ended June 30, 1998, cash flows provided by financing activities approximated $4,614,000. Such amount consisted primarily of principal borrowings on long-term debt of $139,493,000, proceeds from the issuance of notes payable--shareholders of $300,000 and a capital contribution from the Parent of $1,350,000, offset by principal reductions on long-term debt of $134,037,000, an increase in deferred registration costs of $223,000, a decrease in due to Parent and affiliated companies of $1,069,000 and dividends paid to Parent of $1,200,000.

    During Eagle's fiscal years ended June 30, 1997 and June 30, 1998, Eagle made dividend payments of $1,250,000 and $1,200,000, respectively, to TDA. JEH Eagle did not make any dividend payments to TDA during the fiscal year ended June 30, 1998, and neither Eagle, JEH Eagle nor MSI Eagle made any dividend payments to TDA during the four-month period ended October 31, 1998. After October 31, 1998, JEH Eagle has made dividend payments to TDA at the rate of $150,000 per month, and until completion of the Public Offering and consummation of the Acquisitions, both Eagle and JEH Eagle may make dividend payments to TDA. MSI Eagle is precluded from making dividend payments and certain other distributions to TDA pursuant to the terms of its credit facility.

    As Eagle has historically made dividend payments to TDA, dividend payments Eagle may make to TDA subsequent to October 31, 1998 are not anticipated to vary Eagle's cash sufficiency from its historical levels and, as the dividend payments to TDA will cease upon the closing of the Public Offering and consummation of the Acquisitions, it is anticipated that Eagle's available funds from operations will be increased. It is anticipated that the increase in available funds will be partially offset by the salaries to be paid to Messrs. Fields and Friedman in the aggregate annual amount of $520,000 and the aggregate annual amount of $72,000 payable to TDA pursuant to the respective employment and services agreements of each of Messrs. Fields and Friedman and of TDA with the Company and JEH Eagle. Eagle and JEH Eagle (as subsidiaries of the Company) may make dividend payments to the Company following the closing of the Public Offering and consummation of the Acquisitions, subject to Eagle's and JEH Eagle's respective management's evaluations of working capital needs. MSI Eagle is precluded from making dividend payments and certain other distributions pursuant to the terms of its credit facility. See "Management" and "Certain Transactions."

    During the fiscal years ended June 30, 1997 and June 30, 1998, TDA allocated to Eagle the sum of $50,000 for accounting and auditing fees. Upon the closing of the Public Offering and consummation of the Acquisitions all such accounting and auditing fees will be incurred directly by Eagle. See "Certain Transactions."

    Although a portion of the net proceeds of the Public Offering are to be used for inventory purchases for new distribution centers, the Company does not presently intend to increase the inventory levels at Eagle's present distribution centers with such proceeds. See "Use of Proceeds."

    The Company believes that its existing sources of liquidity, including its present availability under its revolving credit facilities and its current cash flows, will be adequate to sustain its normal operations and to satisfy its current working capital and capital expenditure requirements for the next eighteen to twenty-four months.

    In July 1997, JEH Eagle acquired the business and substantially all of the assets of JEH Co., a Texas corporation, wholly-owned by James E. Helzer, now the President of the Company, Eagle and JEH Eagle. The purchase price, as adjusted, including transaction expenses, was $14,768,000, consisting of $13,878,000 in cash, net of $250,000 due from JEH Co., and a five-year $864,852 principal amount note bearing interest at the rate of 6% per year. The purchase price and the note are subject to further adjustments under certain conditions. Certain, potentially substantial, contingent payments, as additional future consideration to JEH Co., or its designee, are to be paid by JEH Eagle. See "The Acquisitions."

    James E. Helzer and E.G. Helzer serve as Eagle's President and Senior Vice President-Operations of Eagle, respectively, and are compensated at the rate of $50,000 and $25,000 per year, respectively. Pursuant to their arrangements with Eagle, James E. Helzer and E.G. Helzer are also entitled to receive 20% and 6%, respectively, of Eagle's income before taxes in excess of $600,000 per year. James E. Helzer and E.G. Helzer are employed as President and Senior Vice President-Operations, respectively, of the Company and Eagle pursuant to oral agreements that can be terminated by either party without notice or penalty. See "Management."

    Of the $13,878,000 initial cash payment portion of the $14,768,000 JEH Co. tentative purchase price, including transaction expenses, approximately $12,500,000 was supplied pursuant to a credit facility and approximately $1,350,000 was contributed to JEH Eagle by TDA as equity capital. In connection with the acquisition of JEH Co.'s business and assets, JEH Eagle paid TDA a financing fee of $150,000.

    In October 1998, MSI Eagle acquired the business and substantially all of the assets of MSI Co., a Texas corporation, wholly-owned by Gary L. Howard, now a Vice President of the Company and President of MSI Eagle. The purchase price, as adjusted, including transaction expenses, was approximately

$8,538,000, consisting of $6,492,000 in cash and a $2,046,000 principal amount five-year note bearing interest at the rate of 8% per year. All payments due on the note are accelerated upon consummation of the Public Offering and are to be paid within 120 days of such consummation. The note is secured by substantially all of the assets of MSI Eagle with that security agreement subordinate to the rights of MSI Eagle's credit facility lending institution. The purchase price and the note are subject to further adjustments under certain conditions. Certain, potentially substantial, contingent payments, as additional future consideration to MSI Co., or its designee, are to be paid by MSI Eagle. See "The Acquisitions"

    Gary L. Howard serves as MSI Eagle's President at a salary of $260,000 per year pursuant to an employment agreement terminating in June 2003. He also serves as the Company's Vice President at no additional salary. See "Management."

    Of the $6,492,000 cash payment portion of the approximate $8,538,000 tentative purchase price for the business and substantially all of the assets of MSI Co., including transaction expenses, approximately $4,250,000 was supplied pursuant to a credit facility, $1,000,000 was invested by TDA into MSI Eagle as an equity investment and $1,000,000 was lent to MSI Eagle by TDA pursuant to a six (6%) percent two-year note in that principal amount payable in full in October 2000. TDA has agreed with MSI Eagle's credit facility lending institution to defer the interest payable on such note until its maturity.

    CREDIT FACILITIES

    Eagle is a party to a loan agreement (the "Eagle Facility") which is due in October 2003 and provides for secured borrowing consisting of a revolving credit loan in the amount of $10 million and an equipment loan in the amount of $900,000. The Eagle Facility is collateralized by certain of Eagle's tangible and intangible current assets and certain of Eagle's automotive equipment, approximating $15,656,000 and $628,000, respectively, at October 31, 1998, and is guaranteed by TDA. The initial borrowing, in December 1994, in the amount of approximately $4.6 million, was advanced to TDA partially in payment of intercompany debt. At June 30, 1998 and October 31, 1998, Eagle's borrowings under its revolving credit loan were $9,012,417 and $7,979,322, respectively, and its borrowings under its equipment loan were $710,000 and $769,000 at those dates, respectively. The borrowings under the revolving credit loan are based on a formula relating to certain levels of receivables and inventory. Except for the equipment loan, interest only is payable monthly and is based on a floating rate equal to the lender's prime rate plus one-half percent or Libor plus two and one-half percent, at Eagle's option. The principal amount of the equipment loan is payable in equal consecutive monthly installments based upon a 75 month amortization schedule with any remaining principal amount due upon the earlier of August 1, 2004 or the end of the Eagle Facility's initial or renewal term.

    In order to pay a substantial portion of the purchase price for the acquisition of JEH Co.'s business and to provide working capital for JEH Eagle, JEH Eagle in July 1997 entered into a loan agreement for a credit facility of up to $20,000,000 (the "JEH Facility") guaranteed by TDA and collateralized by substantially all of the assets of JEH Eagle. The JEH Facility, as amended, consists of a $3,000,000 term loan, a $2,475,000 equipment loan and, the balance, a revolving credit loan. The principal amount of the term loan is payable in 48 equal monthly installments of $62,500. The term loan is due on the earlier of August 1, 2001 or the loan agreement's termination. The outstanding balance of the term loan at October 31, 1998 was $2,062,500. The term loan bears interest at Libor plus three and one-quarter percent or the lender's prime rate plus one and one-half percent, as JEH Eagle may elect. The principal amount of the equipment loan is payable in equal consecutive monthly installments of $26,000 based upon a 76 month amortization schedule with any remaining principal amount due upon the earlier of August 1, 2004 or the end of the loan agreement's initial or renewal term. The outstanding balance of the equipment loan at October 31, 1998 was approximately $1,807,000. The equipment loan bears interest at Libor plus two and one-half percent or the lender's prime rate plus one-half percent, as JEH Eagle may elect. The principal amount of the revolving credit loan is payable upon the earlier of the loan agreement's termination or other stated events. The outstanding balance on the revolving credit loan at October 31, 1998 was approximately $9,237,000. The revolving credit loan bears interest at Libor plus two and one-half percent or the lender's prime rate plus one-half percent, as JEH Eagle may elect. All interest payments under the foregoing loans are payable monthly in arrears. The maximum amount borrowable under the JEH Facility is determined by a Borrowing Base as defined in the JEH Facility. The JEH Facility is due in October 2003. During the fiscal year ended June 30, 1998, JEH Eagle entered into equipment leases (trucks) that its auditors deemed to be capitalized leases instead of operating leases resulting in a breach of the JEH Facility's restrictions on capitalized lease obligations. JEH Eagle advised the lending institution of same, which waived its rights with respect to the default resulting from the breach, and the JEH Facility was amended to increase the amount of the capitalized lease obligations that JEH Eagle could incur, thereby eliminating the breach.

    In order to pay a substantial portion of the purchase price for the acquisition of MSI Co.'s business and assets and to provide working capital to MSI Eagle, MSI Eagle in October 1998 entered into a loan agreement for a credit facility of up to $9,075,000 (the "MSI Facility") guaranteed by TDA and collateralized by substantially all of the assets of MSI Eagle. The MSI Facility consists of a $3,075,000 term loan and the balance as a revolving credit loan. The principal amount of the term loan is payable in 83 equal monthly installments of $37,000 commencing on December 1, 1998 with the remaining unpaid balance payable with the 84th installment. The term loan is due upon the earlier of December 1, 2005 or the end of the loan agreement's initial or renewal term. The term loan bears interest at Libor plus three and one-quarter percent or the lender's prime rate plus one and one-quarter percent, as MSI Eagle may elect. The principal amount of the revolving credit loan is payable upon the earlier of the loan agreement's termination or other stated events. The revolving credit loan bears interest at Libor plus two and one-half percent or the lender's prime rate plus one-half percent, as MSI Eagle may elect. All interest payments under the foregoing loans are payable monthly in arrears. The maximum amount borrowable under the MSI Facility is determined by a borrowing base as defined in the MSI Facility. The MSI Facility is due in October 2003.

    TDA is a guarantor of the Eagle Facility, JEH Facility and MSI Facility. Upon completion of the Public Offering and consummation of the Acquisitions, the Company will also become a guarantor of said facilities. See "The Acquisitions."

IMPACT OF INFLATION

    General inflation in the economy has driven the operating expenses of many businesses higher, and, accordingly, each of the Combined Entities have increased salaries and bore higher prices for supplies, goods and services. The Combined Entities continuously seek methods of reducing costs and streamlining operations while maximizing efficiency through improved internal operating procedures and controls. While each of the Combined Entities is subject to inflation as described above, the Company, Eagle, JEH Eagle and MSI Eagle believe that inflation currently does not have a material effect on Eagle's, JEH Eagle's or MSI Eagle's operating results, but there can be no assurance that this will continue to be so in the future.

YEAR 2000 COMPLIANCE

    The Year 2000 ("Y2K") Compliance issue is the result of computer programs being written using two digits rather than four to define the applicable year. Computer programs that have time-sensitive software may recognize a date using "00" as the year 1900, rather than year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

    In 1997, systems were identified and purchased that would meet, at that time, Eagle's requirements and be Y2K compliant in regard to the maintenance and management of its operating system and distribution software package. Eagle then commenced the upgrade of its hardware and the conversion to new software programs that are Y2K compliant. Additionally, Eagle's and JEH Eagle's management have started to integrate and centralize certain of Eagle's and JEH Eagle's administrative functions, including data processing, and it is anticipated that MSI Eagle's administrative functions, including data processing, also will be integrated and centralized with the administrative functions of Eagle and JEH Eagle. Additionally, JEH Eagle and MSI Eagle will be utilizing and adopting Eagle's upgraded data processing equipment and new software programs. As their hardware and software vendors have certified that their products are Y2K compliant, management of Eagle, JEH Eagle and MSI Eagle have determined that the Y2K compliance issue will not pose significant operational problems for their computer systems. The Company's and the Combined Entities' desktop systems are running products which management believes are compliant except for minor issues.

    The Combined Entities are in the process of initiating formal communications with all of their significant suppliers and large customers to determine the extent to which the Combined Entities may be vulnerable to those third parties' failure to remediate their own Y2K compliance issues. There can be no guarantee that the systems of other companies on which the Combined Entities' systems rely will be timely converted and would not have an adverse effect on the Combined Entities.

    Management of the Combined Entities believes that all significant testing for all potential Y2K issues will be completed during the second quarter of 1999. However, unforeseen difficulties may arise which could adversely affect the ability to complete any necessary system modifications correctly, completely and/ or on time. In addition, there can be no assurances that customers, suppliers and/or service providers on which the Combined Entities rely will resolve their Y2K issues accurately, thoroughly and/or on time. Contingency plans are being considered and will be in place by the third quarter of 1999 in the event that the Company and the Combined Entities are at risk in regard to suppliers, customers or their own internal hardware and software.

    Based on management's assessment of the cost of addressing Y2K compliance issues, such cost is not currently expected to have a material adverse impact on the Company's financial position. The total cost of the project is estimated at $300,000 and is being expensed over the three-year term of the operating lease for the new equipment and software which is Y2K compliant. The estimated cost of the project and the date on which the Company believes it will complete the Year 2000 modifications and testing processes are based on management's best estimates, which were derived utilizing numerous assumptions of future events, including the continued availability of certain resources, third party modification plans and other factors. However, there can be no assurance that these estimates will be achieved, and actual results could differ materially from those anticipated. Failure to complete the Y2K project by the year 2000 could have a material adverse affect on future operating results and financial condition of the Company.

                                THE ACQUISITIONS

IN GENERAL

    Simultaneously with the closing of the Public Offering, the Company will acquire Eagle, JEH Eagle and MSI Eagle from TDA, and TDA will receive 3,000,000 shares of the Company's Common Stock. The Underwriter and the Company have agreed that at the consummation of the Acquisitions, the Combined Entities have a book value of $1,000,000 and that TDA will receive 3,000,000 shares of the Company's Common Stock. The Company, TDA, Eagle, JEH Eagle and MSI Eagle have not allocated the consideration for Eagle, JEH Eagle or MSI Eagle. The foregoing number of shares of the Company's Common Stock to be issued to TDA was determined by negotiations among the Company, TDA and the Underwriter. Factors considered in said negotiations included but were not limited to (a) the historical results of the Combined Entities, (b) their future business prospects, (c) their position in their industry principally on a combined basis,
(d) the breadth of their product lines, (e) their customer bases, (f) the experience of their management and personnel, (g) the locations of their distribution facilities, and (h) their net worth.

    The 3,000,000 shares of the Company's Common Stock that TDA is to receive in connection with the Acquisitions was negotiated and evaluated based on the assessments made by the parties to the negotiations of the relative interests that would be held in the Company after the consummation of the Public Offering and the Acquisitions. There was no specific value assigned to the shares of Common Stock to be issued to TDA for the Acquisitions. Management of TDA weighed the relative merits of maintaining the Combined Entities as privately and wholly-owned by TDA while the Combined Entities would seek to implement their internal expansion and acquisition growth strategies or, alternatively, of transferring the Combined Entities to the Company which, as a public company, could provide potential advantages in implementing the Combined Entities' internal expansion and acquisition growth strategies but would leave TDA with an ownership position of less than 100% through its stock ownership in the Company. In agreeing to transfer 3,000,000 shares of Common Stock of the Company to TDA for the Combined Entities, the Company determined that the amount of ownership interest of the Company to be transferred to TDA in connection with the consummation of the Acquisitions, in light of all of the terms and provisions of the Acquisitions transaction, was beneficial to the Company and would provide a sound basis for implementing the Company's business plan.

    Additionally, as part of the Acquisitions, TDA guarantees that the Combined Entities will have a book value of no less than $1,000,000 after Eagle cancels, in the form of a non-cash dividend, all indebtedness of TDA to Eagle, except for an approximately $495,000 receivable from TDA relating to and offsetting a mortgage in the same amount on the Birmingham, Alabama property previously owned by Eagle and for which Eagle remains the primary obligor, with TDA contributing cash sufficient to achieve that book value in the event of a deficiency. At October 31, 1998, the combined book value of the Combined Entities was approximately $5,773,000, which exceeded the required $1,000,000 combined book value by approximately $1,703,000 after assuming cancellation by Eagle, in the form of a non-cash dividend, of all indebtedness of TDA to Eagle, at that date, excluding the foregoing receivable offsetting such mortgage. Any payment to Eagle, JEH Eagle or MSI Eagle by TDA to satisfy the $1,000,000 combined book value requirement set forth above will be paid to Eagle, JEH Eagle or MSI Eagle by TDA within forty-five days of the closing of the Public Offering and consummation of the Acquisitions. At October 31, 1998, TDA's indebtedness to Eagle, excluding the foregoing receivable offsetting such mortgage, was approximately $3,070,000. Upon consummation of the Acquisitions, Eagle, JEH Eagle and MSI Eagle will become wholly-owned subsidiaries of the Company and will constitute the only business operations and sources of revenue of the Company until such time, if any, as the Company consummates additional acquisitions.

    300,000 and 200,000 shares of the Company's Common Stock to be issued to Messrs. Helzer and Howard were determined by negotiations between JEH Eagle and JEH Co. and MSI Eagle and MSI Co. at the times of JEH Eagle's and MSI Eagle's acquisitions of the business and substantially all of the assets of JEH Co. and MSI Co., respectfully. See the discussions below regarding the acquisitions of JEH Co. and MSI Co.

    TDA is a guarantor of the Eagle Facility, JEH Facility and MSI Facility. Upon completion of the Public Offering and consummation of the Acquisitions, the Company will also become a guarantor of said facilities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources" and the discussions below regarding "Eagle Related Party Transactions" and the acquisitions of JEH Co. and MSI Co.

    TDA has advised the Company that in the event Eagle, JEH Eagle or MSI Eagle seek increased lines of credit, new lines of credit or other changes in any credit facility which would give TDA the right to terminate or decline to grant a new guarantee, TDA may seek compensation from the Company. No such compensation has been agreed upon, could be material to the Company, Eagle, JEH Eagle and/or MSI Eagle and result in a material benefit to TDA and certain officers and directors of TDA. In the event TDA were to exercise any such right to terminate a guarantee or decline to grant a new guarantee, credit facilities may no longer be available to Eagle, JEH Eagle and/or MSI Eagle or credit facilities may be available only upon materially different terms and conditions including, but not limited to, a reduced availability of funds, additional and/or higher interest rates and charges and other more restrictive financial terms and conditions. Any of the foregoing events could have a material adverse effect upon the Company, Eagle, JEH Eagle and/or MSI Eagle.

EAGLE RELATED PARTY TRANSACTIONS

    TDA, through a wholly-owned subsidiary, 39 Acre Corp., has rented to Eagle on a month-to-month basis without formal written leases the premises for several of Eagle's distribution facilities and Eagle's executive offices at aggregate annual rentals of approximately $782,000 and $790,000 during its fiscal years ended June 30, 1997 and 1998, respectively. Upon successful completion of the Public Offering and the consummation of the Acquisitions, Eagle and TDA intend to enter into ten-year leases for said premises on economic terms substantially similar to current arrangements. However, the leases will now be written on a long-term, ten-year basis, and it is anticipated that TDA will derive a profit therefrom. The Company believes that the rent and other terms of the written lease agreements to be entered into between 39 Acre Corp. and Eagle are on at least as favorable terms as Eagle would expect to negotiate with unaffiliated third parties. Neither Eagle nor 39 Acre Corp. will be permitted to terminate the leases before the end of the term without a breach or default by the other party.

    Eagle had purchased the premises for its Birmingham, Alabama, distribution center from an unrelated third party in April 1994, for a purchase price of $735,000, with part of the purchase price financed with a purchase money mortgage and a promissory note in the principal amount of $550,000 to be paid in fifty-nine equal monthly installments of approximately $4,700 and a "balloon" payment of approximately $440,000 in April 1999. The mortgage and promissory note for the Birmingham, Alabama, premises bears interest at the lending bank's fluctuating prevailing prime rate. Prior to June 30, 1994, Eagle transferred this property to TDA in partial repayment of intercompany debt, and TDA then transferred the property to a wholly-owned subsidiary. At the time of the transfer of the Birmingham, Alabama property by Eagle to TDA, the net book value of the property (including improvement's made by Eagle) was approximately $763,000, that sum being TDA's purchase price. The amount of the intercompany debt that was satisfied in fiscal 1994 by the transfer of the Birmingham, Alabama, property from Eagle to TDA was approximately $216,000. TDA also assumed the mortgage on these premises in the approximate principal amount of $547,000 at the time of the transfer. In fiscal 1995, the approximate amount of $90,000 of leasehold improvements on a property in Jacksonville, Florida, was transferred from Eagle to TDA in satisfaction of intercompany debt in an amount equal to the net book value of the improvements. The Jacksonville, Florida, property had been leased by Eagle from 39 Acre Corp. and operated as a distribution center until the sale by Eagle of the business operated from this distribution center in June 1995 to a third party not affiliated with the Company. 39 Acre Corp. is the TDA subsidiary to which the Birmingham, Alabama, property and the improvements on the Jacksonville, Florida, property were ultimately transferred. Eagle remains liable for the payments under the Birmingham, Alabama mortgage and, in the event of a default under the mortgage by 39 Acre Corp., Eagle could be held liable for the monthly and "balloon" mortgage payments in addition to its rental payments. Eagle's rental payments to 39 Acre Corp. for the Birmingham, Alabama, property have exceeded the mortgage payments for this property and have not required Eagle to pay any sums in excess of its rental payments.

    Eagle also remains responsible to Eagle Holding, Inc., a TDA subsidiary, pursuant to a lease for Eagle's former Fort Lauderdale, Florida, distribution center expiring on May 1, 1999, which requires annual rental payments and a "balloon" payment of approximately $580,000 due on May 1, 1999 for an industrial revenue bond underlying these premises. These premises have been subleased by Eagle to an unrelated third party at an approximate annual rental of $240,000, which amount is approximately equal to Eagle's lease obligation. The payments by Eagle have included through October 31, 1998 a ratable share of the "balloon" payment. These payments, together with anticipated sublessee rental payments, are currently projected by the Company to fully fund the "balloon" payment.

    Upon completion of the Public Offering and consummation of the Acquisitions, TDA will indemnify Eagle for any payments that Eagle is required to make which are in excess of Eagle's obligations under the Birmingham, Alabama, and Fort Lauderdale, Florida, leases and relate to the mortgage or the industrial revenue bonds for the Birmingham, Alabama and Fort Lauderdale, Florida, properties, respectively.

THE 1997 ACQUISITION OF JEH CO.

    In July 1997 JEH Eagle acquired the business and substantially all of the assets of JEH Co., a Texas corporation, wholly-owned by James E. Helzer, now the President of the Company, Eagle and JEH Eagle. The purchase price, as adjusted, including transaction expenses, was approximately $14,768,000, consisting of $13,878,000 in cash, net of $250,000 due from JEH Co., and a five-year $864,852 principal amount note bearing interest at the rate of 6% per year. The purchase price and the note are subject to further adjustments under certain conditions. The first $250,000 of the adjustments was to be paid in cash by JEH Co. to JEH Eagle but, as other adjustments to the purchase price are anticipated, JEH Eagle elected to postpone the $250,000 payment from JEH Co. until other adjustments to the purchase price are resolved, and the $250,000 payment has been established as a receivable due on demand from JEH Co. Certain, potentially substantial, contingent payments, as additional future consideration to JEH Co., or its designee, are to be paid by JEH Eagle. JEH Co. is to receive a percentage of the EBITDA or the modified EBITDA (as defined) of the business acquired (the "JEH EBITDA") on a per year non-cumulative basis for each of JEH Eagle's fiscal years ending on June 30 of 1998 through 2002 (the "JEH Applicable Period"). If the JEH EBITDA reaches $3,000,000, $4,000,000 and $5,000,000 in the foregoing fiscal years, JEH Co. or its designee is to receive 35%, 40% and 50%, respectively, of that fiscal year's JEH EBITDA in excess of those levels, respectively. In addition to the foregoing percentages of JEH EBITDA, if the JEH EBITDA (plus $50,000 of Mr. Helzer's compensation under his employment agreement) (x) for any fiscal year in the JEH Applicable Period is not less than $4,400,000, JEH Eagle is to pay JEH Co. or its designee $1,000,000, provided that the aggregate amounts of such payments is not to exceed $2,000,000; and (y) in the aggregate during the JEH Applicable Period is not less than $20,000,000, JEH Eagle is to pay JEH Co. or its designee the sum of $1,350,000 plus the amount of the difference, if any, between $2,000,000 and the amount to be paid under (x). Additionally, with respect to certain Total Accounts Receivable Reserves, as defined (the "JEH Reserves") which were established at the date of the Acquisition, if JEH Eagle reduces the amount of the JEH Reserves, in any fiscal year during the JEH Applicable Period, JEH Co. or its designee is to be paid 100% of the reduction until the JEH Reserves are not less than $2,500,000 and 50% of the reduction in the JEH Reserves below $2,300,000 down to $600,000. Both of the immediately foregoing percentage payments to JEH Co. or its designee are subject to adjustment in certain events. Additionally, if this Public Offering is completed prior to June 30, 2002 and in the event certain JEH EBITDA levels are reached for JEH Eagle during the period from July 1, 1997 through the date of consummation of this Public Offering, JEH Co. or its designee will be entitled to receive (i) $1,000,000 or (ii) $1,350,000 (either in cash or in shares of the Company's Common Stock valued at its public offering price) if the JEH EBITDA level is (i) less than $3,800,000 per year but not less than $3,600,000 per year, or (ii) not less than $3,800,000 per year, respectively. The Company will issue 300,000 shares of its Common Stock and not pay the foregoing amounts to James E. Helzer in fulfillment of the obligation set forth in the immediately preceding sentence, even if the JEH EBITDA does not reach the required levels.

    In order to pay a substantial portion of the purchase price for the acquisition of JEH Co.'s business and to provide working capital for JEH Eagle, JEH Eagle in July 1997 entered into a loan agreement for a credit facility of up to $20,000,000 (the "JEH Facility") guaranteed by TDA and collateralized by substantially all of the assets of JEH Eagle. Of the $13,878,000 initial cash payment portion of the $14,768,000 JEH Co. tentative purchase price, approximately $12,500,000 was supplied pursuant to the JEH Facility and approximately $1,350,000 was contributed to JEH Eagle by TDA as equity capital. In connection with the acquisition of JEH Co., JEH Eagle paid TDA a financing fee of $150,000. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

THE 1998 ACQUISITION OF MSI CO.

    In October 1998, MSI Eagle acquired the business and substantially all of the assets of MSI Co., a Texas corporation, wholly-owned by Gary L. Howard, now a Vice President of the Company and President of MSI Eagle. The purchase price, as adjusted, including transaction expenses, was approximately $8,538,000, consisting of $6,492,000 in cash and a $2,046,000 principal amount five-year note bearing interest at the rate of 8% per year. All payments due on the note are accelerated upon consummation of the Public Offering and are to be paid within 120 days of such consummation. At MSI Co.'s option, upon consummation of the Public Offering, it may exchange up to $2,000,000 of the principal amount of the note into shares of the Company's Common Stock valued at the public offering price. MSI Co. has advised the Company that it intends to convert $250,000 of the principal amount of the note for shares of the Company's Common Stock and transfer said shares or its right to receive said shares to Gary L. Howard. The note is secured by substantially all of the assets of MSI Eagle with that security agreement subordinate to the rights of MSI Eagle's credit facility lending institution. The purchase price and the note are subject to further adjustments under certain conditions. Certain, potentially substantial, contingent payments, as additional future consideration to MSI Co., or its designee, are to be paid by MSI Eagle. MSI Co. is to receive a percentage of the EBITA or the modified EBITA (as defined) of the business acquired (the "MSI EBITA") on a per year non-cumulative basis for each of MSI Eagle's fiscal years ending on June 30 of 1999 through 2003. If the MSI EBITA reaches $2,000,000 and $2,750,000 in the foregoing fiscal years, MSI Co. or its designee is to receive 25% and 35%, respectively, of that fiscal year's MSI EBITA in excess of those levels, respectively. Additionally, if the Public Offering is completed prior to October 22, 2003 and in the event certain MSI EBITA levels are reached for MSI Eagle, MSI Co. or its designee will be entitled to receive (i) $1,000,000 or
(ii) $750,000 (either in cash or in shares of the Company's Common Stock valued at its public offering price) if the MSI EBITA level is (i) not less than $2,000,000 per year or (ii) less than $2,000,000 but not less than $1,500,000 per year, respectively. The Company will issue 200,000 shares of its Common Stock, and not pay the foregoing amounts, to Gary L. Howard as MSI Co.'s designee, in fulfillment of the obligation set forth in the immediately preceding sentence, even if the MSI EBITA does not reach the required levels.

    In order to pay a substantial portion of the purchase price for the acquisition of MSI Co.'s business and assets and to provide working capital to MSI Eagle, MSI Eagle in October 1998 entered into a loan agreement for a credit facility of up to $9,075,000 (the "MSI Facility") guaranteed by TDA and collateralized by substantially all of the assets of MSI Eagle. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

    Of the $6,492,000 cash payment portion of the approximate $8,538,000 tentative purchase price for the business and substantially all of the assets of MSI Co., approximately $4,250,000 was supplied pursuant to the MSI Facility, $1,000,000 was invested by TDA into MSI Eagle as an equity investment and $1,000,000 was lent to MSI Eagle by TDA pursuant to a six (6%) percent two-year note in that principal amount payable in full in October 2000. TDA has agreed with MSI Eagle's credit facility lending institution to defer the interest payable on such note until its maturity.

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
EMPLOYMENT AGREEMENTS AND ARRANGEMENTS

    The Company and Eagle have entered into employment agreements with Messrs. Fields and Friedman, to become effective upon closing of the Public Offering and consummation of the Acquisitions, pursuant to which they will act as Chairman of the Board and Chief Executive Officer, and Executive Vice President, Chief Financial Officer, Treasurer, Secretary and a Director of the Company and Eagle, respectively, for a five-year period, at annual salaries of $200,000 each, subject to annual increases or bonuses as may be determined by the Board of Directors.

    JEH Eagle has entered into agreements with Messrs. Fields and Friedman pursuant to which they act as Chairman of the Board of Directors and Chief Executive Officer, and Executive Vice President, Chief Financial Officer, Treasurer, Secretary and a Director of JEH Eagle, respectively, for a five-year period which commenced in July 1997, at annual compensation of $60,000 each, subject to annual increases and bonuses as may be determined by JEH Eagle's Board of Directors. The compensation payable to Messrs. Fields and Friedman under their employment agreements shall commence upon the closing of the Public Offering and consummation of the Acquisitions.

    Pursuant to the foregoing employment agreements, Messrs. Fields' and Friedman's written consent is required if they are to be employed other than in proximity to their residences. Messrs. Fields and Friedman reside in Connecticut and New York, respectively. The agreements require the Company, Eagle, and JEH Eagle to provide their beneficiaries and each of them, respectively, with twelve months salary in the event of death or disability and indemnify Messrs. Fields and Friedman to the full extent permitted under the Delaware General Corporation Law. Their agreements do not require either Messrs. Fields or Friedman to commit a specific amount of their time to the affairs of the Company, Eagle, and JEH Eagle. However, Messrs. Fields and Friedman will devote no less time than they deem reasonably necessary to carry out their duties to the Company, Eagle, JEH Eagle and MSI Eagle.

    The Company's and JEH Eagle's agreements with Messrs. Fields and Friedman contain provisions for payments of salary and benefits following a change of control (as defined) of the Company or JEH Eagle, the failure to reappoint either of them to his position, a salary reduction or the Company's or JEH Eagle's failure to perform its obligation under their respective agreements. In general, under such circumstances, each of Messrs. Fields and Friedman would be entitled to a cash payment equivalent to his salary for the remaining term of his agreement, and continued life, health and disability insurance benefits for a period of two years.

    JEH Eagle entered into agreements with James E. Helzer and E.G. Helzer pursuant to which they serve as President and Senior Vice President--Operations of JEH Eagle, respectively, which commenced in July 1997, at compensation rates of $250,000 and $125,000 per year, respectively, subject to annual review by JEH Eagle's Board of Directors. James E. Helzer and E.G. Helzer also serve as Eagle's President and Senior Vice President-Operations and are compensated at the rates of $50,000 and $25,000 per year, respectively, and are also entitled to receive 20% and 6%, respectively, of Eagle's income before taxes in excess of $600,000 per year. Messrs. Helzers are employed by the Company and Eagle pursuant to oral agreements that can be terminated by either party without notice or penalty.

    Gary L. Howard serves as MSI Eagle's President at a salary of $260,000 per year pursuant to an employment agreement terminating in June 2003. He also serves as the Company's Vice President at no additional salary

OTHER RELATED PARTY TRANSACTION IN CONNECTION WITH THE ACQUISITIONS

    James E. Helzer had rented to JEH Co. and continues to rent to JEH Eagle, pursuant to five-year written leases, the premises for JEH Eagle's executive office and several distribution centers at aggregate annual rentals of approximately $485,000. Rental payments to Mr. Helzer for the executive offices and several distribution centers he leases to JEH Eagle aggregated $492,000 and $162,000 for JEH Eagle's fiscal year ended June 30, 1998 and its four-month period ended October 31, 1998, respectively.

    TDA and JEH Eagle have entered into an agreement pursuant to which TDA provides JEH Eagle with certain services including (i) managerial, (ii) strategic planning, (iii) banking negotiation, (iv) investor relations, and (v) advisory services relating to acquisitions for a five-year term which commenced in July 1997. The monthly fee, the payment of which is to commence upon the closing of the Public Offering and the consummation of the Acquisitions, for the foregoing services is $3,000.

    Gary L. Howard had rented to MSI Co. and continues to rent to MSI Eagle, pursuant to a three-year written lease, the premises for MSI Eagle's executive offices and principal distribution center at an approximate annual base rental of $107,000. Rental payments to Mr. Howard were approximately $192,000 for MSI Co.'s fiscal year ended June 30, 1998 and $64,000 for its four-month period ended October 31, 1998. The Company believes that the lease rental amount is fair and reasonable to MSI Eagle and is not in excess of what MSI Eagle would be required to pay independent third parties for comparable facilities.

    Upon completion of the Public Offering and consummation of the Acquisitions, TDA will provide office space and administrative services to the Company at TDA's offices in New York City pursuant to an administrative services agreement to be entered into by the Company and TDA. The term of the administrative services agreement will be on a month-to-month basis. The fee payable by the Company to TDA for such administrative services will be $3,000 per month. Prior to the date of this Prospectus, the Company utilized office space and administrative services provided by TDA without charge.

                                    BUSINESS

INTRODUCTION

    The Company was organized to raise capital and acquire, own, integrate and operate seasoned, privately-held companies engaged in the wholesale distribution of roofing supplies and related products industry and companies which manufacture products for or supply products to such industry. Simultaneously with the closing of the Public Offering, the Company will consummate the Acquisitions of Eagle, JEH Eagle and MSI Eagle. Eagle was founded in Florida in 1905. Eagle is a wholesale distributor of a complete line of roofing supplies and related products through its own sales force and distribution facilities to roofing supply and related products contractors and sub-contractors in the geographic areas where Eagle has distribution centers. Such contractors and sub-contractors are engaged in commercial and residential roofing repair and the construction of new residential and commercial properties. JEH Co. was founded in 1982 and its business and substantially all of its assets were purchased by JEH Eagle in July of 1997. Similar to Eagle, JEH Eagle is a wholesale distributor of roofing supplies and related products within the geographic areas of its distribution facilities using similar sales methods. JEH Eagle also distributes drywall, plywood, vinyl siding and similar products to contractors, builders, and developers primarily engaged in the construction industry. MSI Co. was founded in 1979, and its business and substantially all of its assets were purchased by MSI Eagle in October of 1998. MSI Eagle is a wholesale distributor of cement, masonry supplies and related products to building contractors and subcontractors through its own sales force and distribution centers. Such contractors and subcontractors are engaged in residential and commercial construction. Upon consummation of the Acquisitions, Eagle, JEH Eagle and MSI Eagle will become wholly-owned subsidiaries of the Company and will constitute the only business operations of the Company until and unless the Company consummates additional acquisitions. Although the primary focus of the Company's expansion and acquisition program will be on seeking suitable acquisition candidates which are engaged in the wholesale distribution of roofing supplies and related products, the Company will consider the purchase of manufacturers or vendors of products which may be distributed through its wholesale distribution business.

    During Eagle's fiscal years ended June 30, 1997 and 1998, Eagle had revenues of approximately $57,576,000 and $58,498,000, respectively, and a net income of approximately $192,000 and $160,000, respectively. For the four-month period ended October 31, 1998, Eagle had revenues and a net loss of approximately $19,102,000 and $143,000, respectively.

    During JEH Co.'s fiscal year ended December 31, 1996 and six-month period ended June 30, 1997, JEH Co. had revenues of approximately $74,893,000 and $28,979,000, respectively, and net income of approximately $171,000 and a net loss of approximately $1,179,000, respectively. During JEH Eagle's fiscal year ended June 30, 1998, and four-month period ended October 31, 1998, it had revenues of approximately $71,006,000 and $31,682,000 and net income of approximately $608,000 and $1,306,000, respectively.

    During MSI Co.'s fiscal years ended June 30, 1997 and 1998 and four-month period ended October 31, 1998, MSI Co. had revenues of approximately $9,101,000, $11,960,000, and $4,341,000, respectively, and net income of approximately $487,000, $963,000, and $641,000, respectively.

    The Company's activities to date have been limited primarily to its initial organization, negotiating the terms and conditions of the Public Offering, its listing on NASDAQ SmallCap, the Acquisitions and obtaining financing.

STRATEGY

    Based upon its management's experience in the industry, the Company believes that the roofing supplies and related products distribution industry is fragmented and has the potential for consolidation in response to the competitive disadvantages faced by smaller distributors. The Company believes that the industry is characterized by a large number of relatively small local distribution companies and a few very large, multi-branch and multi-regional distributors and a large, national multi-branch distributor. Roofing supplies and related products distributors are overwhelmingly privately owned, relationship-based companies that emphasize service, delivery and reliability as well as competitive pricing and breadth of product line to their customers. The Company believes that the competitive environment faced by small distributors, coupled with the desire of many owners of such distributors for liquidity, has prompted a trend toward consolidation in those industries that offers significant opportunities for expansion oriented distributors, such as the Company. The Company believes that there are opportunities for a company which has the capability to source and distribute products effectively to serve the roofing supplies and related products markets and to effect cost savings and increased profit opportunities through efficiencies of scale which can be applied to companies acquired in the roofing supplies and related products industry.

    The Company plans to seek acquisition candidates primarily in the roofing supplies and related products industry throughout the United States, with greater emphasis on the Southeastern, Midwestern and Western regions and less emphasis on the Northeastern region of the United States. However, the Company may consider acquisition candidates in any of the foregoing regions of the United States if an exceptional opportunity arises. Initial acquisition candidates will be sought in the roofing supply industry, and the factors that the Company may consider in reviewing a potential acquisition candidate include, but are not limited to, the following: (i) geographical locations; (ii) operations contiguous to current areas of operations; (iii) members of its management; (iv) economic viability; (v) the experience of management; (vi) revenues; (vii) historical profitability; (viii) balance sheet quality; (ix) product lines carried; (x) type of customers; (xi) qualities of fleet; (xii) size and number of locations; and (xiii) vendors. As the characteristics of potential acquisition candidates can vary widely, the Company is unable to indicate the weight to be given to the foregoing and other factors, and the foregoing factors should not be considered to be set forth in the Company's order of priority. Acquisition candidates will be sought by members of the management team and the officers of the Company, Eagle, JEH Eagle and MSI Eagle. Additionally, potential acquisition candidates may be made known to the Company from various sources such as business brokers, venture capitalists, members of the financial community, vendors, others who may present unsolicited proposals and through industry associations. In certain circumstances, the Company may agree to pay a finder's fee for services provided by persons who are not currently executive officers of the Company, Eagle, JEH Eagle or MSI Eagle, or executive officers or directors of TDA which include, but are not limited to, Messrs. Fields and Friedman, which submit acquisition candidates to the Company that are subsequently acquired by the Company. However, in the event an acquisition candidate is submitted to and acquired by the Company by a director of the Company, Eagle, JEH Eagle or MSI Eagle who is not an executive officer of the Company, Eagle, JEH Eagle or MSI Eagle, the Company anticipates that it may pay any such person a finder's fee the same as if such person were an independent third party. Any such finder's fee will be paid at the then prevailing market rates as determined by the Company's executive officers and be subject to approval by the Company's Board of Directors if such a fee is to be paid to an affiliate of the Company. No such finder's fee will be paid to TDA or persons who are officers or directors of TDA. Purchase prices for the Company's potential acquisition candidates will be determined by negotiations conducted by the Company's management with the prospective sellers. The Company's management will conduct a review of a potential acquisition candidate's business operations and historical financial information in connection with the negotiating process. The Company intends to attempt to make such acquisitions at an amount related to the candidate's book value. However, the Company may pay a sum in excess of a candidate's book value if the Company's assessment of the candidate's product lines, geographic market area, competitive position in that market, customer mix (commercial or residential), the fair market value of its assets or perceived potential future profit warrants such a premium.

    The Company anticipates that it will be able to enhance the profit potential of acquired companies by combining their operations with the operations of Eagle, JEH Eagle and MSI Eagle. It is anticipated that acquired companies should be able to take advantage of (as well as, by becoming affiliated with Eagle, JEH Eagle and/or MSI Eagle, enhance) Eagle's, JEH Eagle's and/or MSI Eagle's ability to obtain volume discounts and other favorable terms (many of which are dependent on the volume of purchases) from vendors, enabling the acquired companies to obtain better purchasing terms and thereby offer more competitive pricing to customers as a result of Eagle's, JEH Eagle's and MSI Eagle's practice of negotiating prices and terms from vendors on a company-wide or multi-center basis. Additionally, it is anticipated that acquired companies should also be able to take advantage of Eagle's centralized administrative and data processing systems which provide real-time management information systems and centralized administrative functions, thereby relieving acquired companies of some record keeping and administrative functions and enabling them to reduce personnel and overhead expenses. Also, acquired companies should be able to use Eagle's centralized administrative and data processing systems, among other things, to monitor inventory levels and sales by distribution center, allowing each distribution center manager to better assure that his center has sufficient and balanced product inventory to meet the customer needs in that market area. JEH Eagle and Eagle have begun to integrate their computer systems with the objective to fully integrate their systems by the end of March 1999 to allow for certain administrative, purchasing, billing, collection, credit control and other similar functions to be combined at one location. It is anticipated that a similar integration of MSI Eagle's computer system with that of Eagle and JEH Eagle will occur by the end of the 1999 calendar year. The Company anticipates that any future acquisitions will have their similar administrative and other functions integrated with this combined facility. The operations of acquired companies may be enhanced by expanding the product lines that they carry, if they carry fewer product lines than Eagle, JEH Eagle or MSI Eagle currently carry. Acquired companies may also be able to draw upon the industry experience of Eagle's, JEH Eagle's or MSI Eagle's management to improve their product knowledge, training of branch managers and sales personnel, and ability to service customers. The Company intends to provide expansion capital, if necessary, and administrative and management services to acquired companies.

    The Company considers suitable acquisition candidates to be privately-owned companies having a history of profitable operations or for which profitable potential is perceived by the Company's management. Additionally, as roofing and related products distributors are overwhelmingly relationship based, suitable acquisition candidates should have key managerial personnel willing to continue their employment after the acquisition and a stable sales force that the Company's management anticipates to remain substantially in place after the acquisition. Suitable acquisition candidates may also include the assets and sites of entities which may not be currently profitable or which may be underperforming but located in a geographical market area that the Company's management believes to have profitable potential when restructured and placed under new management. The Company has no present intention to make any acquisitions from any of its affiliates other than the Acquisitions.

    In formulating its acquisition strategy, the Company has relied upon the experience of management in the wholesale distribution of roofing supplies and related products industry. The majority of distribution center managers have been associated with Eagle, JEH Eagle or MSI Eagle for more than ten years. James E. Helzer, the President of the Company, Eagle and JEH Eagle, founded JEH Co. in 1982 and was its owner and chief executive officer until substantially all of its business and assets were acquired by JEH Eagle. E.G. Helzer, Senior Vice President-Operations of the Company, Eagle and JEH Eagle was associated with JEH Co. since its inception in 1982. In 1982, JEH Co. commenced operations and by the time of its acquisition by JEH Eagle in July 1997, it had eleven distribution centers. Gary L. Howard, a Vice President of the Company and the President of MSI Eagle, founded MSI Co. in 1979 and was its owner and chief executive officer until its business and substantially all of its assets were acquired by MSI Eagle. In 1979, MSI Co. commenced operations and by the time of its acquisition by MSI Eagle in October 1998, it had four distribution centers. Douglas P. Fields and Frederick M. Friedman, executive officers and directors of the Company, Eagle, JEH Eagle and MSI Eagle have been executive officers and directors of Eagle for approximately twenty-five years. In 1973, at the time Eagle was acquired by TDA, it had one distribution center. Eagle now has sixteen distribution centers.

    The Combined Entities have an aggregate of approximately 49 managerial employees. It is planned that the managerial staffs of the Combined Entities, other members of their staffs and the Company's executive officers, other than Messrs. Fields and Friedman, will principally provide administrative and management services to any acquired companies with Messrs. Fields and Friedman providing oversight of such management and administrative assistance and expertise in evaluating, negotiating and financing acquisitions. Messrs. Fields and Friedman each have more than twenty-five years experience in the management of acquisition oriented companies. Under their management, TDA acquired the businesses of Eagle, JEH Eagle, MSI Eagle, a distributor of flooring products, a tennis facility, a number of distributors of plumbing, heating, electrical and hardware supplies, a manufacturer of electrical products, a number of other companies and various real estate. James E. Helzer, an executive officer of the Company, Eagle and JEH Eagle founded JEH Co. and developed it into a roofing supply distributor with twelve distribution centers in five states. Gary L. Howard, a Vice President of the Company and President of MSI Eagle, founded MSI Co. and developed it into a building supply distributor with four distribution centers. Although Messrs. Fields and Friedman have not agreed to devote any specified amount of time to the Company and the Combined Entities, they intend to devote such time as is necessary to perform the foregoing services. Gary L. Howard has agreed to devote all of his business time to MSI Eagle and the Company. James E. Helzer has agreed to devote a substantial amount of his time to the Company, Eagle and JEH Eagle. See "Management".

    Although the Company has not specifically identified any probable acquisition candidates and does not currently have any agreements, arrangements or commitments with respect to any proposed acquisition in place, other than the Acquisitions, based upon its management's experience in the industry, it believes that there are a number of suitable acquisition candidates that may meet its criteria. However, there can be no assurance that any additional acquisitions will be consummated. The Company intends to seek out prospective acquisition candidates in businesses that complement or are otherwise related to the business of Eagle, JEH Eagle and/or MSI Eagle. The Company anticipates that it will finance future acquisitions, if any, through a combination of cash (including a substantial portion of the net proceeds of the Public Offering), issuances of shares of capital stock of the Company and additional equity or debt financing. There can be no assurance that the Company will be able to obtain additional equity or debt financing on terms acceptable to the Company or at all.

EXPANSION

    Management intends to pursue expansion of the operations of the Combined Entities by adding new distribution centers with the proceeds of the Public Offering and by internal growth. During the 1998 calendar year, the Combined Entities have opened two new distribution centers.

    The Company has allocated approximately $2,176,000 from the net proceeds of the Public Offering to establish six new distribution centers and approximately $700,000 to make leasehold improvements to existing distribution centers and to purchase equipment (trucks, forklifts and similar items) to support the planned six additional distribution centers which are intended to be opened within twenty-four months following the completion of the Public Offering and consummation of the Acquisitions. The Company presently anticipates that the six additional distribution centers will be leased from third parties not affiliated with the Company, Eagle, JEH Eagle or MSI Eagle. There can be no assurance that any or all of such new distribution centers will be opened within such twenty-four month period, that they will not be leased from affiliates of the Company or the Combined Entities or that they will be opened at all.

BUSINESS

    Eagle and JEH Eagle are wholesale distributors of a complete line of roofing supplies and related products through their own sales forces to roofing supply and related products contractors and sub-contractors in the geographic areas where they have distribution centers. Such contractors and sub-contractors are engaged in commercial and residential roofing repair and the construction of new residential and commercial properties.

    Eagle also distributes sheet metal products used in the roofing repair and construction industries. JEH Eagle also distributes drywall, plywood and related products and, solely in Colorado, vinyl siding to the construction industry. In general, products distributed by Eagle and JEH Eagle include equipment, tools and accessory products for the removal of old roofing, re-roofing and roof construction, and related materials such as shingles, tiles, insulation, liquid roofing materials, fasteners, ventilation materials, sheet metal of the type used in the roofing industry, drywall and plywood. Sales to retail customers are made principally in Colorado but are believed by the Company to be very small in dollar volume.

    The following chart indicates the approximate percentage of the indicated product categories sold by Eagle and JEH Eagle (JEH Co. prior to July 1, 1997) for the periods indicated:

                                                        RESIDENTIAL    COMMERCIAL
                                                          ROOFING        ROOFING      SHEET METAL    DRYWALL AND PLYWOOD
                                                       -------------  -------------  -------------  ---------------------
                                                          EAGLE
FISCAL YEAR ENDED JUNE 30,
1996.................................................          57%            31%            12%                N/A
1997.................................................          55%            32%            13%                N/A
1998.................................................          60%            27%            12%                 1%

                                                        JEH EAGLE
                                             (JEH CO. PRIOR TO JULY 1, 1997)
FISCAL YEAR ENDED DECEMBER 31,
1996.................................................          81%             5%            N/A                14%
1997.................................................          79%             6%            N/A                15%
Six Months Ended June 30, 1997.......................          79%             6%            N/A                15%
Fiscal Year Ended June 30, 1998......................          85%             5%            N/A                10%

    MSI Eagle is a wholesale distributor of a complete line of cements and masonry supplies and related products through its own direct sales force to building and masonry contractors and sub-contractors in the Dallas/Fort Worth metropolitan area. In general, products distributed by MSI Eagle include cement, cement mixtures and similar "bag" products (lime, sand, etc.), angle iron, cinder blocks, cultured stones and bricks, fireplace and pool construction materials, and equipment, tools and accessory products for use in residential and commercial construction.

    The following chart indicates the approximate percentage of total revenues that were provided by the indicated product categories sold by MSI Co. for the periods indicated.

                                                                     BLOCKS/STONE                                   SWIMMING POOL
                                                     BAGGED/BULK          AND                         FIREPLACE     AND ALL OTHER
                                                      PRODUCTS          BRICKS        ANGLE IRON      PRODUCTS        PRODUCTS
                                                   ---------------  ---------------  -------------  -------------  ---------------
FISCAL YEAR ENDED JUNE 30
1996.............................................           58%              14%              8%             8%             12%
1997.............................................           61%              13%              8%             5%             13%
1998.............................................           65%              12%              9%             1%             13%

    Eagle has grown from nine distribution centers at June 30, 1991, including locations in Florida (seven) and Alabama (two), to its current level of sixteen distribution centers including locations in Florida (eleven), Alabama (four) and Mississippi (one). Eagle has pursued its expansion activities by opening new distribution centers. Similarly, JEH Co. grew from six distribution centers in 1990, including locations in Texas (five) and Colorado (one) to twelve distribution centers, including locations in Texas (five), Colorado (four), Indiana (one), Minnesota (one) and Virginia (one). MSI Co. grew from its sole distribution center in 1979 to four distribution centers. JEH Co. in the past and JEH Eagle now, occasionally, establish temporary distribution centers in response to storms which have created temporary markets. After opening a new distribution center, the initial focus is to develop a customer base, to develop and improve the distribution center's market position and operational efficiency and then to expand its customer base.

    After a distribution center is opened, the policy of the Combined Entities is to continue to assess each distribution center's performance and profitability. As a result of this ongoing assessment, the Combined Entities have on occasion sold or closed certain distribution centers.

OPERATING STRATEGY

    Key elements of the current operating strategy of the Combined Entities are as follows:

    PURCHASING ECONOMIES. Eagle, JEH Eagle, MSI Eagle and, where possible, the Combined Entities negotiate with suppliers to obtain volume discounts and other favorable terms. Individual distribution center managers are responsible within their inventory budgets for selecting and ordering inventory tailored to the varied needs of customers in their local markets. Management believes the Combined Entities are able to obtain competitive pricing and purchasing terms, maintain a broad and balanced product line, ensure timely delivery of products, maintain appropriate inventory levels and maintain satisfactory relationships with vendors.

    CENTRALIZING MANAGEMENT INFORMATION SYSTEMS AND ADMINISTRATION. Eagle maintains centralized computer and data processing systems to support decision making throughout its organization including what management believes to be an in-depth credit analysis of its customers. Distribution centers are equipped with on-line, real time management information systems. Eagle's management information systems enable management to perform, control and monitor accounts receivable, inventory levels, order entry, invoicing, sales and profitability by distribution center. Each Eagle distribution center is, therefore, able to respond to specific customer needs and overall market demand and to monitor the effects of actions or decisions on performance and profitability. Eagle has also centralized many administrative functions, such as payroll and employee benefits, credit and collection, insurance, accounting and internal auditing, cash management, human resources, fleet management safety and legal, both to achieve economies of scale and to help managers remain focused on maximizing profitability of their distribution centers. Following JEH Eagle's acquisition of JEH Co.'s distribution centers in July of 1997, Eagle and JEH Eagle began to integrate their computer, data processing and management information systems, and it is anticipated that by the end of March 1999, Eagle and JEH Eagle will be functioning on the same computer hardware and software systems. It is anticipated that by the end of the 1999 calendar year MSI Eagle will have integrated its computer, data processing and management information systems with that of Eagle and JEH Eagle. See "--Strategy."

    DECENTRALIZING OPERATIONS. The Combined Entities have a decentralized operating philosophy to maximize responsiveness to customers' varied needs and to give distribution center managers a sense of responsibility for the performance of their own operations and the Combined Entities as a whole. While Eagle and JEH Eagle negotiate purchase prices and terms for many products from many vendors on a joint or multi-center basis and each uses central management information systems to achieve economies of scale, each Eagle and JEH Eagle distribution center manager is responsible for selecting and ordering inventory to meet the needs of his customers, for staffing, for controlling all line item expenses (other than central administration allocated items), for product pricing and profit margins, and for creating his annual budget. Further, each Eagle and JEH Eagle distribution center manager has individual profit and loss responsibility for his distribution center and receives incentive compensation based upon the profitability of his distribution center. Management of MSI Eagle's operations are not as decentralized as that at Eagle and JEH Eagle, although management anticipates that, in the event that MSI Eagle increases the number of its distribution centers, either by acquisition or internal expansion, more decision making will be made by distribution center managers. Although MSI Eagle's distribution center managers do not have full responsibility for all items affecting profit and loss, such as purchases of products at the distribution centers that they manage, they receive annual bonuses based on the profitability of their respective distribution centers.

PRINCIPAL PRODUCTS

EAGLE AND JEH EAGLE

    Eagle and JEH Eagle distribute a variety of roofing supplies and related products and accessories for use in the commercial and residential roofing repair and construction industries.

    RESIDENTIAL ROOFING PRODUCTS. Shingles (asphalt, ceramic, slate, concrete, fiberglass and fiberglass combined with asphalt), tiles, felt, insulation, waterproof underlaying, ventilation systems and skylights.

    COMMERCIAL ROOFING PRODUCTS. Asphalt, cements, tar, other coatings, modified bitumen and roll roofings.

    SHEET METAL PRODUCTS. These products are sold principally by Eagle and include aluminum, copper, galvanized and stainless sheet metal.

    DRYWALL/PLYWOOD PRODUCTS. These products are sold principally by JEH Eagle and include sheet rock and plywood.

    Eagle and JEH Eagle also sell accessory products related to each of the foregoing, including, but not limited to, roofing equipment, power and hand tools and fasteners.

MSI EAGLE

    MSI Eagle distributes a variety of cement and masonry supplies and related products and accessories for use in the residential and commercial building and masonry industries.

    CONCRETE AND MASONRY PRODUCTS. Portland cement for use in housing foundations, laying pavements, walkways and other similar uses. Masonry cement for use in brick and stone masonry. Cement is principally sold by bags of varying weight (approximately 10 pounds to 95 pounds) and is sold in a variety of mixtures such as concrete mixes (portland cement, sand and gravel), sand mixes (portland cement and sand), mortar mixes (masonry mortar cement and masonry sand) and grout (cement and sand). Also sold are sand, gravel, underwater cement, concrete and asphalt "patching" compounds.

    ANGLE IRON. Iron forged at a ninety degree angle which is cut to customer's specification for use as support above windows and doorways.

    BRICKS AND STONES. Bricks, used bricks, firewall bricks, "cultured" (man-made) stones in a variety of colors and shapes, cinder blocks, glass blocks.

    FIREPLACE PRODUCTS. Fireboxes, dampers, flues, facings, insulations, fireplace tools and accessories.

    SWIMMING POOL PRODUCTS.  Cements and molds used in pool construction.

    MSI Eagle also sells a variety of products related to the foregoing, including cement mixers, rulers, levels, trowels, and other tools, cleaning solvents, patching compounds, supports and fasteners.

VENDORS

    Each of the Combined Entities distribute products manufactured by a number of major vendors. GAF is Eagle's largest supplier, accounting for approximately 23%, 23%, and 18% of Eagle's product lines during its fiscal years ended June 30, 1997 and 1998 and four-month period ended October 31, 1998, respectively. During the foregoing periods, three other vendors' products accounted for an aggregate of approximately 32%, 22%, and 21%, respectively, of Eagle's product lines. Atlas Roofing Corp., a supplier of residential and commercial roofing materials, is JEH Eagle's largest supplier, accounting for approximately 22%, 15%, 15% and 14% of JEH Co.'s product lines during its fiscal years ended December 31, 1995 and 1996, JEH Eagle's product lines during its fiscal year ended June 30, 1998 and four-month period ended October 31, 1998, respectively. During the foregoing periods, three other vendors' products accounted for an aggregate of approximately 31%, 34%, 35% and 38%, respectively, of JEH Co.'s and JEH Eagle's product lines. Included within the foregoing three vendors were GAF and Elk which accounted for approximately 15% and 10% and 16% and 10% of JEH Co.'s product lines during its fiscal years ended December 31, 1995 and 1996, respectively, and 16% and 13%, 17% and 13% of JEH Eagle's product lines during its fiscal year ended June 30, 1998 and four-month period ended October 31, 1998, respectively. TII is MSI Eagle's largest supplier, accounting for approximately 27% and 26% of MSI Eagle's (including its predecessor company, MSI Co.) product lines during its fiscal year ended June 30, 1998 and four-month period ended October 31, 1998, respectively. During the foregoing periods, Lehigh accounted for approximately 17% and 22%, respectively, of MSI Eagle's (including its predecessor company, MSI Co.) product lines. None of the Combined Entities have written long-term supply agreements with any vendors. Management believes that in the event of any interruption of product deliveries from any suppliers, they will be able to secure suitable replacement suppliers on acceptable terms. There can be no assurance that they will be able to secure suitable replacement suppliers on acceptable terms or at all.

CUSTOMERS, SALES AND MARKETING

    The Combined Entities sell and distribute roofing, cements and masonry supplies and related products to approximately 6,800 customers engaged in commercial and residential roofing repair and the construction of new residences and commercial properties from distribution centers in eight states. Practically all of their customers purchase products pursuant to short-term credit arrangements. Sales efforts are primarily directed through their salespersons assigned to their distribution centers including "inside" counter persons who serve walk-in and call-in customers and "outside" salespersons calling upon past, current and potential customers with MSI Eagle placing a greater emphasis on its outside sales force, viewing selling inside its distribution centers as only incidental to the "inside" personnel's other job responsibilities. Salespersons rely upon a range of selling techniques all based upon personal and telephone contact, which techniques include but are not limited to "cold calling" for new customers, maintaining relationships with current and former customers, and arranging or locating projects for customers. None of the Combined Entities have written long-term supply agreements with any of their customers. No Eagle customer accounted for more than 3% of Eagle's sales during either its fiscal year ended June 30, 1998 or four-month period ended October 31, 1998. No JEH Co. or JEH Eagle customer accounted for more than 4% of JEH Co.'s or JEH Eagle's sales during either its fiscal year ended June 30, 1998 or four month period ended Ocotber 31, 1998. No MSI Co. customer accounted for more than 4% of MSI Co.'s sales during either its fiscal year ended June 30, 1998 or four-month period ended October 31, 1998.

COMPETITION

    Each of the Combined Entities faces substantial competition in the wholesale distribution of roofing, cement and masonry supplies from relatively smaller distributors, retail distribution centers and as to Eagle and JEH Eagle from a number of multi-regional and national wholesale distributors of building products, including suppliers of roofing products which are larger than the Combined Entities, including American Builders & Contractors Supply Co., Inc., Cameron Ashley Building Products, Inc., Allied Building Products and Bradco Supply Corporation, each of which has greater financial resources than the Combined Entities. Each of the Combined Entities currently competes in its wholesale distribution business on the basis of competitive pricing, breadth of product line, prompt delivery, service, providing discounts for prompt payment and on the abilities of its personnel. To a substantially lesser degree, Eagle and JEH Eagle also compete with larger high volume discount general building supply stores selling standardized lower priced products, sometimes at lower prices, but not carrying the breadth of product lines or offering the same service as provided by full service wholesale distributors such as they are. Each of the Combined Entities competes with its competitors on the basis of product delivery, credit extension, customer service and breadth of product line.

    The Company anticipates that it may experience competition from entities and individuals (including venture capital partnerships and corporations, equity funds, blind pool companies, competing wholesale roofing supply distribution centers, large industrial and financial institutions, small business investment companies and wealthy individuals) which are well-established and have greater financial resources and more extensive experience than the Company and the Combined Entities in connection with identifying and effecting acquisitions of the type sought by the Company. The Company's and the Combined Entities' financial resources will be limited in comparison to those of many of such competitors. Such competition could result in the loss of an acquisition candidate or an increase in the price the Company would be required to pay for such acquisitions.

BACKLOG

    The businesses of the Combined Entities are conducted on the basis of short-term orders and prompt delivery schedules precluding any substantial backlog.

EMPLOYEES

    At October 31, 1998, the Combined Entities employed approximately 444 full-time employees, including eight executives, 49 managerial employees, 94 salespersons (including 35 "inside" salespersons), 206 warehouse persons, drivers and helpers, and 87 clerical and administrative persons. Eagle, JEH Eagle and MSI Eagle have experienced difficulties in retaining drivers and helpers because of the tight job market in their respective market areas and the need for drivers to be certified by the departments of motor vehicles and pass other testing standards, but suitable replacements have been readily available without economic impact. None of the Combined Entities is subject to any collective bargaining agreement, and each believes that its relationship with its employees is good.

    The Company has no employees. The Company's management currently consists of five officers, including two officers, Douglas P. Fields and Frederick M. Friedman, neither of whom are required to commit a specific amount of their time to the affairs of the Company. Each of Messrs. Fields and Friedman have significant business interests outside of the Company, including but not limited to TDA and its subsidiaries. Messrs. Fields and Friedman currently devote substantially all of their business time to TDA and its subsidiaries, with approximately 5% to 10% of that time being devoted to the Combined Entities. Accordingly, Messrs. Fields and Friedman may have conflicts of interest in allocating their time among various business activities. However, Messrs. Fields and Friedman will devote no less time than they deem reasonably necessary to carry out their duties to the Company, including the evaluation and negotiation of potential acquisitions. See "The Acquisitions," "Management" and "Certain Transactions."

FACILITIES

    EAGLE

    Eagle leases approximately 15,000 square feet of executive office space located at 1451 Channelside Drive, Tampa, Florida 33629 from 39 Acre Corp., a wholly-owned subsidiary of TDA, at an approximate annual rental of $120,000. Approximately 7,500 square feet of such space is subleased by Eagle to an unrelated third party tenant. See "Certain Transactions."

    The following tables list the locations of Eagle's showroom and distribution centers.

                         LOCATIONS OWNED BY AND LEASED FROM A WHOLLY-OWNED TDA SUBSIDIARY
------------------------------------------------------------------------------------------------------------------
                                                                                   APPROXIMATE    APPROXIMATE BASE
CITY AND STATE                                                                   SQUARE FOOTAGE    ANNUAL RENTAL
-------------------------------------------------------------------------------  ---------------  ----------------
Tampa, Florida.................................................................        69,000       $    149,000
St. Petersburg, Florida........................................................        25,000       $     73,000
Holiday, Florida...............................................................        16,000       $     47,000
Fort Myers, Florida............................................................        16,000       $     47,000
Lakeland, Florida..............................................................        20,000       $     80,000
Pensacola, Florida.............................................................        26,000       $     80,000
Birmingham, Alabama............................................................        39,000       $    117,000(1)
Mobile, Alabama................................................................        24,000       $     77,000

------------------------

(1) See "Certain Transactions."

    As part of the foregoing leasing arrangements between Eagle and 39 Acre Corp., additional undeveloped land is leased to Eagle from the TDA subsidiary. That undeveloped land is used for storage or reserved for future use. The locations and approximate acreage of the undeveloped land are as follows: Tampa
(one); St. Petersburg (two); Holiday (three); Ft. Myers (one and a third); Pensacola (two and a half); and Birmingham (one).

    As Eagle has been a wholly-owned subsidiary of TDA since 1973, generally there has been no need for Eagle to enter into written leases with 39 Acre Corp., which owns Eagle's foregoing distribution centers. All of the foregoing current distribution centers of Eagle leased from 39 Acre Corp. have been leased pursuant to oral agreements. Eagle has not entered into any written leases for the foregoing premises. Upon the closing of the Public Offering and consummation of the Acquisitions, Eagle will enter into written ten-year leases with 39 Acre Corp. which will provide for base annual rentals substantially similar to those set forth above for the first five years of such leases with provisions for increases in rent based upon the consumer price index at the beginning of the sixth year of such ten-year leases and with provisions for five-year renewal options, increases in rent based upon the consumer price index, and lease terms, additional rental and other charges customarily included in such leases, including provisions requiring Eagle to insure and maintain and pay real estate taxes on the premises as is currently required. The Company believes that the rent and other terms of the written lease agreements to be entered into between 39 Acre Corp. and Eagle are on at least as favorable terms as Eagle would expect to negotiate with unaffiliated third parties. Neither Eagle nor 39 Acre Corp. will be permitted to terminate the leases before the end of their term without a breach or default by the other party. See "The Acquisitions" and "Certain Transactions."

    At the time Eagle opened its former Fort Lauderdale, Florida, distribution center, in the early part of the 1980s, TDA established a subsidiary, Eagle Holding, Inc., to acquire that facility which was financed by the issuance of an industrial revenue bond. The financial institution providing the industrial revenue bond required a written lease between the TDA subsidiary and Eagle as a precondition to the issuance of that bond. The term of Eagle's lease for the Fort Lauderdale, Florida, premises continues through May 1, 1999 even though Eagle has vacated those premises. Eagle's monthly lease payment for the Fort Lauderdale, Florida, premises is approximately $20,000. Upon completion of the Public Offering and consummation of the Acquisitions, TDA will indemnify Eagle for any payments that Eagle is required to make which are in excess of Eagle's obligations under the foregoing lease. The Fort Lauderdale, Florida, premises has been sublet to an entity not otherwise affiliated with Eagle or TDA for a term expiring on May 1, 1999. See "The Acquisitions" and "Certain Transactions."

                                       LOCATIONS LEASED FROM THIRD PARTIES
------------------------------------------------------------------------------------------------------------------
                                                                                   APPROXIMATE    APPROXIMATE BASE
CITY AND STATE                                                                   SQUARE FOOTAGE    ANNUAL RENTAL
-------------------------------------------------------------------------------  ---------------  ----------------
Clearwater, Florida............................................................         6,000       $   23,000(1)
Montgomery, Alabama............................................................        24,000       $   90,000(2)
Panama City, Florida...........................................................        21,600       $   63,000(3)
Fort Walton Beach, Florida.....................................................         8,000       $   36,000(4)
Crystal River, Florida.........................................................        12,600       $   42,000(5)
Tallahassee, Florida...........................................................        15,000       $   45,000(6)
Gulfport, Mississippi..........................................................        13,000       $   32,000(7)
Decatur, Alabama...............................................................        12,300       $   87,000(8)

------------------------

(1) The lease for the Clearwater, Florida, premises expires on or about June 30, 1999 and provides for a five-year renewal option with increased renewal term rental payments based upon the Consumer Price Index ("CPI"), but not to exceed 5%. Pursuant to this lease, Eagle is required to pay all municipal, county and state taxes , maintain and carry comprehensive public liability insurance on the premises.

(2) The lease for the Montgomery, Alabama, premises expires on June 1, 2003. This lease provides for a three-year renewal option and grants Eagle a purchase option. Pursuant to this lease, Eagle is required to maintain liability, fire, casualty and other types of insurance coverage on the premises.

(3) The lease for the Panama City, Florida, premises expires on or about February 15, 2001 and provides for a five-year renewal option at an increased rental based upon the CPI. Pursuant to this lease, Eagle is required to maintain the premises and provide fire, windstorm and other insurance. Additionally, Eagle is required to pay all sales and use taxes imposed upon the rental payments for the premises. Eagle has the right of first refusal to purchase these premises in certain events.

(4) The lease for the Fort Walton Beach, Florida, premises is on a month-to-month basis and provides for a five-year renewal option at increased rent based upon the CPI along with applicable sales and use taxes. Eagle is also required to maintain liability insurance on the premises.

(5) The lease for the Crystal River, Florida, premises is on a month-to-month basis. Eagle is also required to maintain the premises, pay certain taxes (sales, use, rent, receipts) and pay public liability insurance premiums.

(6) The lease for the Tallahassee, Florida, premises expires on July 31, 1999 and provides for two five-year renewal options with the base rental escalating at the rate of three percent per year during option years and a right of first refusal to purchase the premises. This lease requires Eagle to pay any real estate and sales taxes, maintain the premises and provide liability insurance.

(7) The lease for the Gulfport, Mississippi, premises expires on May 31, 2003. This lease requires Eagle to maintain liability insurance on the premises, maintain the premises and pay any real estate and personal property taxes.

(8) The lease for the Decatur, Alabama, premises expires on August 31, 2000. This lease requires Eagle to maintain liability insurance on the premises.

    JEH EAGLE

    JEH Eagle leases approximately 8,000 and 10,000 square feet of executive office and showroom space located at 2500 U.S. Highway 287, Mansfield, Texas 76063 and 8221 E. 96th Avenue, Henderson, Colorado 80640, respectively, from James E. Helzer, the President of the Company, Eagle and JEH Eagle. The annual aggregate rental for the foregoing premises is combined with the rentals of relevant distribution centers discussed below. See "Certain Transactions."

    The following tables list the locations of JEH Eagle's distribution centers.

                               LOCATIONS OWNED BY AND LEASED FROM JAMES E. HELZER
-----------------------------------------------------------------------------------------------------------------
                                                                                  APPROXIMATE    APPROXIMATE BASE
CITY AND STATE                                                                   SQUARE FOOTAGE   ANNUAL RENTAL
-------------------------------------------------------------------------------  --------------  ----------------
Henderson, Colorado............................................................       100,000       $  108,000
Colorado Springs, Colorado.....................................................         3,000       $   19,000
Mansfield, Texas...............................................................        53,800       $  213,000
Colleyville, Texas.............................................................         7,000       $   42,000
Frisco, Texas..................................................................        17,000       $   60,000
Mesquite, Texas................................................................        10,000       $   43,000

    The foregoing premises are leased to JEH Eagle from James E. Helzer pursuant to five-year leases expiring in June 2002 providing the indicated base annual rentals with provisions for five percent (5%) increases effective July 2000. Except for the Frisco, Texas, premises, said leases grant JEH Eagle two five-year renewal options providing for five percent (5%) increases in the base annual rent during certain renewal years. Additional rental and other charges for the foregoing leases include provision for JEH Eagle to insure and maintain and pay all taxes on the premises. JEH Eagle also has a right of first refusal to purchase the foregoing premises. The Company believes that such leases are on terms no less favorable than JEH Eagle could have obtained from independent third parties.

    As part of the foregoing leases, additional undeveloped land is leased to JEH Eagle from James E. Helzer. That undeveloped land is used for storage or reserved for future use. The locations and approximate acreage of the undeveloped land is as follows: Henderson (six), Colorado Springs (three), Mansfield (twelve and a half), Colleyville (one and a half), Frisco (two and a half) and Mesquite (two).

                                       LOCATIONS LEASED FROM THIRD PARTIES
------------------------------------------------------------------------------------------------------------------
                                                                                   APPROXIMATE    APPROXIMATE BASE
CITY AND STATE                                                                   SQUARE FOOTAGE    ANNUAL RENTAL
-------------------------------------------------------------------------------  ---------------  ----------------
Eagle, Colorado................................................................        10,000       $   72,000(1)
Fort Collins, Colorado.........................................................         9,000       $   32,000(2)
Indianapolis, Indiana..........................................................        15,000       $   66,000(3)
Eagan, Minnesota...............................................................        31,200       $  110,000(4)
Austin, Texas..................................................................        56,000       $   96,000(5)
Norfolk, Virginia..............................................................        19,000       $   55,000(6)

    As part of the foregoing leases, additional undeveloped land is leased to JEH Eagle from third parties. That undeveloped land is used for storage or reserved for future use. The location and approximate acreage of the undeveloped land is as follows; Eagle (two), Fort Collins (one and a half), Indianapolis
(two) and Austin (six).

------------------------

(1) The lease for the Eagle, Colorado, premises expires in April 1999 but may be terminated by JEH Eagle on thirty days notice and provides for two two-year renewal options. Pursuant to this lease, JEH Eagle is required to pay all utility bills and assessments and maintain and carry comprehensive public liability insurance on the premises.

(2) The lease for the Fort Collins, Colorado, premises is on a month-to-month basis. JEH Eagle is required to pay its proportionate share of taxes, insurance and maintenance charges for these premises and maintain the portion of the premises it occupies.

(3) The lease for the Indianapolis, Indiana, premises expires in March 2002 and requires JEH Eagle to pay real estate taxes and carry comprehensive public liability insurance on the premises.

(4) The lease for the Eagan, Minnesota, premises expires in June 2000 and requires JEH Eagle to pay real estate taxes, maintenance charges and carry comprehensive public liability and other insurance on the premises.

(5) The lease for the Austin, Texas, premises expired and continues on a month-to-month basis and requires JEH Eagle to pay all real estate taxes and carry comprehensive public liability insurance on the premises.

(6) The lease for the Norfolk, Virginia, premises is on a month-to-month basis. JEH Eagle is also required to pay all real estate taxes and assessments and maintain and carry comprehensive public liability insurance on the premises.

    MSI EAGLE

    MSI Eagle leases approximately 30,000 square feet of executive office, showroom and warehouse space, and approximately four acres of outdoor storage space in Mansfield, Texas from Gary L. Howard and his spouse at an annual base rental of approximately $107,000 pursuant to a lease expiring in October 2001. MSI Eagle has the right to two, three-year renewals at a base annual rental five percent over the prior term. Additional rental and other charges for the foregoing lease include provisions for MSI Eagle to insure and maintain and pay taxes on the premises. MSI Eagle has a right of first refusal to purchase the foregoing premises. The Company believes that the foregoing lease is on terms no less favorable than MSI Eagle could have obtained from an independent third party. See "Certain Transactions."

    The following table lists the locations of MSI Eagle's other distribution centers, all of which are leased from independent third parties and are located in the Dallas/Fort Worth metropolitan area of Texas.

                                                                                   APPROXIMATE    APPROXIMATE BASE
CITY                                                                             SQUARE FOOTAGE    ANNUAL RENTAL
-------------------------------------------------------------------------------  ---------------  ----------------
Mesquite.......................................................................        10,000       $   30,000(1)
Plano..........................................................................        20,000       $   44,000(2)
Southlake......................................................................         9,000       $   42,000(3)

------------------------

(1) The lease for the Mesquite premises expires in May 2000. The lease for the Mesquite premises provides for successive three-year renewal options. Pursuant to this lease, MSI Eagle is required to pay taxes on the property, maintain and carry comprehensive public liability insurance, pay all utility charges and maintain the premises.

(2) The lease for the Plano premises expires in May 1999. Pursuant to this lease, MSI Eagle is required to maintain and carry comprehensive public liability insurance.

(3) The lease for the Southlake premises expires in December 2001. Pursuant to this lease, MSI Eagle is required to pay taxes on the property and maintain and carry comprehensive public liability insurance and maintain the premises.

    COMPANY

    TDA will provide office space and administrative services to the Company at its offices in New York City pursuant to an administrative services agreement to be entered into by the Company and TDA upon the closing of the Public Offering and consummation of the Acquisitions. The term of the administrative services agreement will be on a month-to-month basis. The fee payable by the Company to TDA for such administrative services will be $3,000 per month. Prior to the closing of the Public Offering, the Company utilized office space and administrative services provided by TDA without charge. See "Certain Transactions."

LEGAL PROCEEDINGS

    Neither the Company, Eagle, JEH Eagle nor MSI Eagle are subject to any material legal proceedings.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The directors and executive officers of the Company are as follows:

NAME                                            AGE                                 POSITION
------------------------------------------      ---      ---------------------------------------------------------------
Douglas P. Fields(1)......................          56   Chairman of the Board and Chief Executive Officer
James E. Helzer(1)........................          59   President and Director Nominee, Vice Chairman Nominee of the
                                                         Board of Directors(4)
Frederick M. Friedman(1)..................          58   Executive Vice President, Treasurer, Secretary and a Director
E.G. Helzer...............................          48   Senior Vice President-Operations
Gary L. Howard............................          44   Vice President--Masonry Products
Steven R. Andrews(2)(4)...................          44   Vice President--Legal and a Director
Paul D. Finkelstein(2)(3)(4)..............          56   Director Nominee
John E. Smircina(1)(3)(4).................          66   Director Nominee
George Skakel III(2)(3)(4)................          48   Director Nominee

    Upon the successful completion of the Public Offering and consummation of the Acquisitions, the Company will establish Audit, Executive and Compensation Committees of the Company's Board of Directors as indicated above. The majority of the members each of the Audit and Compensation Committees will be independent directors. The Vice President-Legal will be a member of the Audit Committee and report to it.

------------------------

(1) Upon successful completion of the Public Offering and consummation of the Acquisitions, said persons are anticipated to become members of the Executive Committee of the Company's Board of Directors.

(2) Upon successful completion of the Public Offering and consummation of the Acquisitions, said persons are anticipated to become members of the Audit Committee of the Company's Board of Directors and Mr. Finkelstein will become Chairman of the Audit Committee.

(3) Upon successful completion of the Public Offering and consummation of the Acquisitions, said persons are anticipated to become members of the Compensation Committee of the Company's Board of Directors.

(4) Upon successful completion of the Public Offering and consummation of the Acquisitions, said person is anticipated to become the Company's Vice President-Legal and/or a member of the Company's Board of Directors, as the case may be.

    Management of the Company believes that Messrs. Andrews, Finkelstein, Smircina and Skakel may be considered to be independent directors of the Company.

    Set forth below is a brief background of the executive officers, directors and director nominees of the Company, based on information supplied by them.

    Douglas P. Fields has been the Chairman of the Board of Directors, Chief Executive Officer and a Director of the Company since inception. From the Company's inception until July 1996, Mr. Fields also served as its President. For more than the past five years, Mr. Fields has been the Chairman of the Board of Directors, President and Chief Executive Officer of TDA and Chief Executive Officer and a Director of each of its subsidiaries, including Eagle, Cooper Flooring International, Inc. ("CFI") (which was a subsidiary of TDA until it was sold by TDA on June 12, 1998) and Northeastern Plastics, Inc. ("NPI") (which was a subsidiary of TDA until August 1996 when it was acquired by Acqueren, Inc. ("AI") of which Mr. Fields was Chief Executive Officer until TDA sold its interest in AI in August 1998). Since July 1997 and October 1998, Mr. Fields has held the positions of Chairman of the Board and Chief Executive Officer of JEH Eagle and MSI Eagle, respectively. TDA is a holding company whose operating subsidiaries are engaged primarily in the wholesale distribution of building supplies (Eagle, JEH Eagle and MSI Eagle), the operation of an indoor tennis facility and the management of real estate. Upon successful completion of the Public Offering and consummation of the Acquisitions, it is anticipated that Mr. Fields will devote no less time to the Company's affairs than he deems reasonably necessary to discharge his duties to the Company. Mr. Fields received a Master's degree in Business Administration from the Harvard University Graduate School of Business Administration in 1966 and a B.S. degree from Fordham University in 1964.

    Frederick M. Friedman has been Executive Vice President, Chief Financial Officer, Treasurer, Secretary and a Director of the Company since inception. For more than the past five years, Mr. Friedman has been Executive Vice President, Chief Financial Officer, Treasurer, Secretary and a Director of TDA and Vice President, Chief Financial Officer, Treasurer, Secretary and a Director of each of its subsidiaries, including Eagle, CFI (which was a subsidiary of TDA until it was sold by TDA on June 12, 1998) and NPI (which was a subsidiary of TDA until August 1996 when it was acquired by AI in which Mr. Friedman held similar positions until TDA's interest in AI was sold in August 1998). Since July 1997 and October 1998, Mr. Friedman has held the same positions with JEH Eagle and MSI Eagle, respectively. Upon successful completion of the Public Offering and consummation of the Acquisitions, it is anticipated that Mr. Friedman will devote no less time to the Company's affairs than he deems reasonably necessary to discharge his duties to the Company. Mr. Friedman received a B.S. degree in Economics from The Wharton School of the University of Pennsylvania in 1962.

    James E. Helzer has been the President of JEH Eagle since July 1997 and President of the Company and Eagle since December 1997. From 1982 until July 1997, Mr. James E. Helzer was the owner and Chief Executive Officer of JEH Co.

    E.G. Helzer has been the Senior Vice President-Operations of JEH Eagle, Eagle and the Company since July 1997, December 1997 and December 1997, respectively. From 1994 until July 1997, Mr. E.G. Helzer was the Vice President of Operations and Colorado Manager of JEH Co. From 1982 until 1994, he was JEH Co.'s Manager Production and Service. E.G. Helzer is the brother of James E. Helzer.

    Gary L. Howard has been the Vice President-Masonry Products of the Company since December 1998 and President of MSI Eagle since October 1998. For more than the last five years, Gary L. Howard was the owner and chief executive officer of MSI Co.

    Steven R. Andrews has been a Director of the Company since May 1996. For more than the past five years, Mr. Andrews has been engaged in the private practice of law. Mr. Andrews received a Juris Doctor degree and an L.L.M. degree in 1977 and 1978 from Stetson University and New York University, respectively. Mr. Andrews has agreed to serve as the Company's Vice President-Legal upon the consummation of the Public Offering and the Acquisitions. In his capacity as the Company's Vice President-Legal, Mr. Andrews has entered into an agreement with the Company requiring him to review the Company's and its officers' and directors' compliance with their obligations under federal and state securities laws. Mr. Andrews will be required to report his findings to the Audit Committee of the Company's Board of Directors, of which he will be a member, on a periodic basis. The Company's agreement with Mr. Andrews does not require him to devote any minimum amount of time to the foregoing obligations and provides him with compensation of $1,000 per month.

    Paul D. Finkelstein has been the president and director of the Regis Corporation, an operator of beauty salons and a cosmetic sales company, for more than the past five years and that corporation's Chief Executive Officer since July 1996. Mr. Finkelstein received a Master's degree in Business Administration from the Harvard University Graduate School of Business Administration in 1966 and a B.S. degree in Economics from The Wharton School of the University of Pennsylvania in 1964.

    John E. Smircina is a practicing attorney and has been a partner in the law firm of Wade, Hughes and Smircina, P.C. since April 1993. From prior to 1991 to March 1993, Mr. Smircina was self-employed as a consultant. For more than the past five years, Mr. Smircina has been a Director of TDA, and he was a director of AI from February 1996 until TDA sold its interest in AI in August 1998. Mr. Smircina received a Master's degree in Industrial Management from Ohio University in 1954 and a B.A. degree in Political Science from Ohio University in 1953.

    George Skakel III has been a private investor for more than the past five years. Mr. Skakel received a B.S. degree in Economics from the University of Delaware in 1973 and a master's degree in Business Administration from the Harvard University Graduate School of Business Administration in 1978.

    Directors of the Company serve until the next annual meeting of stockholders of the Company and until their successors are elected and duly qualified. Officers of the Company will be elected annually by the Board of Directors and serve at the discretion of the Board of Directors. The Company's independent directors will be responsible for reviewing and approving all material related party transactions including potential conflicts of interest and ensuring stockholder approval is obtained when they believe it is necessary.

    The Board of Directors has established an Executive Committee which is composed of Douglas P. Fields and Frederick M. Friedman. The Board of Directors of the Company can delegate to the Executive Committee all of the powers and authority (other than those reserved by statute to the full Board of Directors) of the full Board of Directors in the management of the business and affairs of the Company.

    Pursuant to Section 141(c)(1) of the Delaware Corporation Law, as applicable to corporations formed in that state prior to July 1, 1996, the following powers are reserved to a Delaware corporation's Board of Directors: amending a corporation's certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of a corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of a corporation's property and assets, recommending to the stockholders a dissolution of a corporation or a revocation of a dissolution, or amending the bylaws of a corporation; and, unless a resolution, the bylaws or the certificate of incorporation expressly so provides, the declaration of a dividend, the issuance of stock or adoption of a certificate of ownership and merger.

    In connection with certain transactions which occurred in 1971 and 1973, Messrs. Fields and Friedman and TDA, then a public company, without admitting or denying the allegations set forth in a civil action commenced by the Commission, in 1976 consented to a final judgment of permanent injunction which, in summary, provided that Messrs. Fields and Friedman and TDA were permanently enjoined from violating the registration, reporting, proxy and the anti-fraud provisions of the federal securities laws and rules. Additionally, Messrs. Fields and Friedman agreed to certain ancillary relief which included their agreements, for a period of two years, to resign as directors of TDA and a publicly held subsidiary of TDA and not to vote any securities of TDA and the subsidiary owned or controlled by them. The Commission's complaint alleged, among other things, that in 1973 TDA and Messrs. Fields and Friedman, in connection with TDA's acquisition of Eagle, caused an improper finder's fee to be paid to Messrs. Fields' and Friedman's designee with a portion of such finder's fee being paid back to Mr. Friedman. Based upon facts related to the injunctive action, in 1979, Messrs. Fields and Friedman were found guilty of conspiring to violate the federal securities laws and making false statements in filings made with the Commission. Messrs. Fields and Friedman were sentenced to six and three months incarceration, respectively, and both were fined. Also, on facts related to the injunctive action, Mr. Friedman was found guilty of mail and wire frauds. Mr. Friedman was sentenced to one month incarceration on each of three counts.

    In order to secure the Company's NASDAQ listing, the Company has agreed with
NASDAQ: (i) to establish Audit and Compensation Committees, each with a majority of independent directors; (ii) to have independent Company director oversight of material related party transactions including potential conflicts of interest and to have independent directors determine when shareholder approval is to be obtained for any such transactions; (iii) that neither Messrs. Fields, Friedman nor TDA will (a) receive finders fees in connection with any acquisition by the Company or (b) dispose of any of the Company's shares of Common Stock for a two-year period from NASDAQ listing; (iv) to create the position of "Vice President--Legal" who will report to the Company's Audit Committee and who will be removed or re-elected only by the vote of the Company's stockholders; (v) that purchasers of shares of the Company's Common Stock in the Public Offering will be entitled, but not required, to purchase an equal number of Warrants;
(vi) to repeat the information set forth in the immediately preceding paragraph in the Company's first five annual reports; and (vii) that two years after the Company's Securities are listed on NASDAQ, the Audit Committee is to certify that the foregoing requirements have been complied with by the Company.

KEY PERSON LIFE INSURANCE

    JEH Eagle maintains a "key person" life insurance policy in the amount of $2,000,000 on the life of James E. Helzer, the President of the Company, Eagle and JEH Eagle, naming JEH Eagle beneficiary of such policy. MSI Eagle has "key person" life insurance on the life of Gary L. Howard, a Vice President of the Company and President of MSI Eagle, in the amount of $2,000,000 plus the amount outstanding pursuant to MSI Eagle's outstanding note to MSI Co., naming MSI Eagle beneficiary of such policy. The Company maintains "key person" life insurance policies in the amount of $1,000,000 on each of the lives of Douglas
P. Fields, its Chairman of the Board and Chief Executive Officer, and Frederick
M. Friedman, its Executive Vice President, Chief Financial Officer, Treasurer, Secretary and a Director of the Company.

EXECUTIVE COMPENSATION

    The following table sets forth certain summary information with respect to the compensation paid by the Company, Eagle, JEH Eagle or MSI Eagle for services rendered in all capacities to each of these entities during each of their last two fiscal years by those persons indicated. Neither the Company, Eagle, JEH Eagle nor MSI Eagle have had any other executive officer whose total annual salary and bonus exceeded $100,000 for either of said fiscal years:

SUMMARY COMPENSATION TABLE

                                                                                    FISCAL YEAR
NAME AND                                                                               ENDED
  PRINCIPAL POSITION                                                                 JUNE 30,       SALARY       BONUS
---------------------------------------------------------------------------------  -------------  ----------  -----------
Douglas P. Fields................................................................         1998    $        0   $       0
  Chief Executive Officer of the Company, Eagle, JEH Eagle and MSI Eagle                  1997    $        0   $       0
James E. Helzer..................................................................         1998    $  275,000   $       0
  President of the Company, Eagle and JEH Eagle                                           1997            (1)         (1)
E.G. Helzer......................................................................         1998    $  137,500   $       0
  Senior Vice President of the Company, Eagle and JEH Eagle                               1997            (1)         (1)

------------------------

(1) Neither of Messrs. Helzer was associated with the Company, Eagle or JEH Eagle prior to the commencement of their latest completed fiscal year.

EMPLOYMENT AGREEMENTS AND ARRANGEMENTS

    The Company, Eagle, JEH Eagle and MSI Eagle have entered into agreements with five persons who are anticipated to receive cash compensation in excess of $100,000 per year.

    The Company and Eagle have entered into employment agreements with Messrs. Fields and Friedman, to become effective upon closing of the Public Offering and consummation of the Acquisitions, pursuant to which they will act as Chairman of the Board and Chief Executive Officer, and Executive Vice President, Chief Financial Officer, Treasurer, Secretary and a Director of the Company and Eagle, respectively, for a five-year period, at annual salaries of $200,000 each, subject to annual increases or bonuses as may be determined by the Board of Directors.

    JEH Eagle has entered into agreements with Messrs. Fields and Friedman, pursuant to which they act as Chairman of the Board of Directors and Chief Executive Officer, and Executive Vice President, Chief Financial Officer, Treasurer, Secretary and a Director of JEH Eagle, respectively, for a five-year period which commenced in July 1997, at annual salaries of $60,000 each, subject to annual increases and bonuses as may be determined by JEH Eagle's Board of Directors. The compensation payable to Messrs. Fields and Friedman under their employment agreements shall commence upon the closing of the Public Offering and consummation of the Acquisitions.

    Pursuant to the foregoing employment agreements, Messrs. Fields' and Friedman's written consent is required if they are to be employed other than in proximity to their residences. Messrs. Fields and Friedman reside in Connecticut and New York, respectively. The agreements require Eagle and JEH Eagle to provide their beneficiaries and each of them, respectively, with twelve months salary in the event of death or disability and indemnify Messrs. Fields and Friedman to the full extent permitted under the Delaware General Corporation Law. Their agreements do not require either Messrs. Fields or Friedman to commit a specific amount of their time to the affairs of Eagle or JEH Eagle. Messrs. Fields and Friedman will devote no less time than they deem reasonably necessary to carry out their duties to the Company, Eagle, JEH Eagle and MSI Eagle.

    The Company's and JEH Eagle's agreements with Messrs. Fields and Friedman contain provisions for payments of salary and benefits following a change of control (as defined) of the Company or JEH Eagle, the failure to reappoint either of them to his position, a salary reduction or the Company's or JEH Eagle's failure to perform its obligations under their respective agreements. In general, under such circumstances, each of Messrs. Fields and Friedman would be entitled to a cash payment equivalent to his salary for the remaining term of his agreement, and continued life, health and disability insurance benefits for a period of two years.

    JEH Eagle has also entered into agreements with Messrs. James E. Helzer and E.G. Helzer pursuant to which they serve as President and Senior Vice President--Operations, respectively, of JEH Eagle for terms of five and three years, respectively, which commenced in July 1997, at compensation rates of $250,000 and $125,000 per year, respectively, subject to annual review by JEH Eagle's Board of Directors. Additionally, in December 1997, James E. Helzer accepted the positions of President of the Company and Eagle, and E.G. Helzer accepted the positions of Senior Vice President--Operations of the Company and Eagle. As a result, James E. Helzer's rate of compensation was increased by $50,000 to $300,000 per year and he is required to devote approximately 80% of his working time to the Company, Eagle and JEH Eagle; and E.G. Helzer's rate of compensation was increased by $25,000 to $150,000 per year. Additionally, James
E. Helzer and E.G. Helzer are entitled to receive 20% and 6%, respectively, of Eagle's earnings before taxes in excess of $600,000 per year. James E. Helzer and E.G. Helzer are employed as President and Senior Vice President-Operations, respectively, of the Company and Eagle pursuant to oral agreements that can be terminated by either party without notice or penalty. James E. Helzer will continue as the President of JEH Eagle and will become Vice Chairman of the Company's Board of Directors upon closing of the Public Offering and consummation of the Acquisitions. See "The Acquisitions" and "Certain Transactions."

    James E. Helzer, as the sole shareholder and chief executive officer of JEH Co., received compensation from JEH Co. of approximately $2,330,000 and $120,000 for JEH Co.'s fiscal year ended December 31, 1996 and six-month period ended June 30, 1997, respectively.

    MSI Eagle has entered into an agreement with Gary L. Howard pursuant to which he serves as an executive officer of MSI Eagle, currently President, for a term ending on June 30, 2003, at an annual salary of $260,000, subject to annual review by MSI Eagle's Board of Directors. Additionally, as of November 1998, Gary L. Howard has accepted the position of Vice President-- Masonry Products, of the Company. Gary L. Howard, as the sole shareholder and chief executive officer of MSI Co., received compensation from MSI Co. of approximately $522,000 and $725,000 for MSI Co.'s fiscal years ended June 30, 1997 and 1998, respectively.

    Steven R. Andrews has agreed to become the Company's Vice President--Legal upon closing of the Public Offering and consummation of the Acquisitions. Mr. Andrews will be compensated at the rate of $1,000 per month. The Company's agreement with Mr. Andrews is oral and can be terminated by either party without notice or penalty.

    Upon the closing of the Public Offering and consummation of the Acquisitions, pursuant to the Company's Stock Option Plan, the Company intends to grant to each of Messrs. Douglas P. Fields, Frederick M. Friedman, James H. Helzer, E.G. Helzer, Steven R. Andrews and Gary L. Howard options exercisable to purchase 25,000, 25,000, 120,000, 50,000, 100,000 and 100,000 shares of Common
Stock, respectively. Such options will have a term of ten years and will be exercisable at the offering price of the Common Stock sold pursuant to the Public Offering. Such options will vest as to 20% of the underlying shares of Common Stock on each successive anniversary of the date of grant commencing one year from the date of the closing of the Public Offering, provided that they are employees of the Company on such dates.

    Following the completion of the Public Offering and consummation of the Acquisitions, it is anticipated that Messrs. Fields, Friedman, Helzer, Howard and Andrews will hold the positions set forth opposite their names for the corporations indicated below:

NAME                         THE COMPANY                EAGLE                 JEH EAGLE               MSI EAGLE
----------------------  ----------------------  ----------------------  ----------------------  ----------------------
Douglas P. Fields.....  Chairman of the Board   Chairman of the Board   Chairman of the Board   Chairman of the Board
                        and Chief Executive     and Chief Executive     and Chief Executive     and Chief Executive
                        Officer                 Officer                 Officer                 Officer

James E. Helzer.......  President and Vice      President and Director  President and Director  Director
                        Chairman of the Board
                        of Directors
Frederick M.
Friedman..............  Executive Vice          Executive Vice          Executive Vice          Executive Vice
                        President, Treasurer,   President, Treasurer,   President, Treasurer,   President, Treasurer,
                        Secretary and Director  Secretary and Director  Secretary and Director  Secretary and Director

E.G. Helzer...........  Senior Vice President-  Senior Vice President-  Senior Vice President-            --
                        Operations              Operations              Operations
Gary L. Howard........  Vice President--                  --                      --            President
                        Masonry Products
Steven R. Andrews.....  Vice President-- Legal            --                      --                      --
                        and Director

COMPENSATION OF DIRECTORS

    Directors of the Company do not receive compensation for their services as directors; however, the Board of Directors may authorize the payment of compensation to directors for their attendance at regular and special meetings of the Board and for attendance at meetings of committees of the Board as is customary for similar companies. Directors will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with their duties to the Company. Upon completion of the Public Offering and consummation of the Acquisitions, all non-officer directors and director nominees, except for Mr. Smircina, of the Company will each receive options to purchase 10,000 shares of the Company's Common Stock, exercisable at $5.00 per share.

LIMITATION ON LIABILITY OF DIRECTORS

    The Delaware General Corporation Law permits a corporation, through its Certificate of Incorporation, to exonerate its directors from personal liability to the corporation or to its stockholders for monetary damages for breach of fiduciary duty of care as a director, with certain exceptions. The exceptions include a breach of the director's duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, improper declarations of dividends, and transactions from which the directors derived an improper personal benefit. The Company's Certificate of Incorporation exonerates its directors from monetary liability to the extent permitted by this statutory provision. The Company has been advised that it is the position of the Commission that, insofar as the foregoing provision may be invoked to disclaim liability for damages arising under the Securities Act, that provision is against public policy as expressed in the Securities Act and is therefore unenforceable.

STOCK OPTION PLAN

    In August 1996, the Board of Directors adopted and the stockholders approved the Company's 1996 Stock Option Plan. In December 1998, the Board of Directors and the stockholders terminated the 1996 Stock Option Plan and adopted and approved, as the case may be, the Company's 1998 Stock Option Plan (the "Stock Option Plan"). The Stock Option Plan provides for the grant of (i) options that are intended to qualify as incentive stock options ("Incentive Stock Options") within the meaning of Section 422A of the Internal Revenue Code, as amended (the "Code"), to certain employees, directors and consultants and (ii) options not intended to so qualify ("Non-Qualified Stock Options") to employees (including directors and officers who are employees of the Company), directors and consultants. The total number of shares of Common Stock for which options may be granted under the Stock Option Plan is 1,000,000 shares. Upon the closing of the Public Offering and consummation of the Acquisitions, the Company intends to grant options exercisable into 900,000 shares of Common Stock to various of its employees, including options to purchase an aggregate of 420,000 shares which will be issued to Messrs. Fields, Friedman, James E. Helzer, E.G. Helzer, Gary
L. Howard and Steven R. Andrews. The exercise price of these options will be the price to the public of the shares of Common Stock offered in the Public Offering.

    Upon the closing of the Public Offering and consummation of the Acquisitions, Messrs. Finkelstein and Skakel, director nominees of the Company, will each be granted options to purchase 10,000 shares of Common Stock pursuant to the Company's Stock Option Plan. Such options will have a term of ten years and will be exercisable at $5.00 per share and will vest on the first anniversary of the date of grant.

    The Stock Option Plan is to be administered by the Board of Directors or a committee appointed by the Board of Directors which will determine the terms of options granted, including the exercise price, the number of shares subject to the option and the terms and conditions of exercise. No option granted under the Stock Option Plan is transferable by the optionee other than by will or the laws of descent and distribution and each option is exercisable during the lifetime of the optionee only by such optionee.

    The exercise price of all stock options granted under the Stock Option Plan must be at least equal to the fair market value of such shares on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting rights of all classes of the Company's outstanding capital stock, the exercise price of any Incentive Stock Option must be not less than 110% of the fair market value on the date of grant. The term of each option granted pursuant to the Stock Option Plan may be established by the Board of Directors or a committee of the Board of Directors, in its sole discretion; provided, however, that the maximum term of each Incentive Stock Option granted pursuant to the Stock Option Plan is ten years. With respect to any Incentive Stock Option granted to a participant who owns stock possessing more than 10% of the voting rights of all classes of the Company's outstanding capital stock, the maximum term is five years. Options shall become exercisable at such times and in such installments as the Board of Directors or a committee of the Board of Directors shall provide in the terms of each individual option.

OPTIONS GRANTED PURSUANT TO THE STOCK OPTION PLAN TO EXECUTIVE OFFICERS,
  DIRECTORS AND DIRECTOR NOMINEES OF THE COMPANY

    The table below shows, as to each of the executive officers, Directors and Director Nominees of the Company and as to all executive officers, Directors and Director Nominees of the Company as a group, the following information with respect to stock options to be granted under the Stock Option Plan: (i) the aggregate amounts of shares of Common Stock subject to options to be granted on the closing date of the Public Offering and consummation of the Acquisitions; and (ii) the price or range per share option exercise price for options to be granted on the closing date of the Public Offering and consummation of the Acquisitions for these individuals. No other options for these individuals have been issued or will be issued and outstanding on the closing date of the Public Offering and consummation of the Acquisitions.

NAMES OF EXECUTIVE OFFICERS,                                                         SHARES SUBJECT     PER SHARE
  DIRECTORS AND DIRECTOR NOMINEES                                                      TO OPTIONS    EXERCISE PRICE
-----------------------------------------------------------------------------------  --------------  ---------------
Douglas P. Fields(1)...............................................................        25,000       $    5.00
Frederick M. Friedman(1)...........................................................        25,000       $    5.00
James E. Helzer(1).................................................................       120,000       $    5.00
E.G. Helzer(1).....................................................................        50,000       $    5.00
Gary L. Howard.....................................................................       100,000       $    5.00
Steven R. Andrews(1)...............................................................       100,000       $    5.00
Paul D. Finkelstein(2).............................................................        10,000       $    5.00
George Skakel III(2)...............................................................        10,000       $    5.00
All Executive Officers, Directors and Director Nominees as a group (9 persons).....       440,000       $    5.00

------------------------

(1) All of the options to be granted to Messrs. Fields, Friedman, James E. Helzer, E.G. Helzer, Gary L. Howard and Steven R. Andrews will vest at a rate of 20% per year from the closing date of the Public Offering with the initial 20% vesting on the first anniversary of such closing date, limited, however, such that the total amount of all options granted to each of them and vesting in any single year does not exceed $100,000 at the exercise price.

(2) The options to be granted to Messrs. Finkelstein and Skakel will vest one year from the closing date of the Public Offering.

OTHER COMPENSATION

    Eagle, JEH Eagle and MSI Eagle provide basic health, major medical and life insurance for its employees, including its executive officers. Eagle and JEH Eagle have also adopted 401(k) Retirement Savings Plans for eligible employees, as described below. No other retirement, pension or similar program has been adopted by the Company, Eagle, JEH Eagle or MSI Eagle. These and other benefits may be adopted by the Company for its employees or the employees of its subsidiaries in the future.

    In July 1992 and January 1998, Eagle and JEH Eagle adopted 401(k) Retirement Savings Plans for employees of Eagle and JEH Eagle, respectively (the "401(k) Plan"). Eligible employees include all employees of Eagle and JEH Eagle who have completed one year of employment and have attained the age of 21. The 401(k) Plan permits employees to make voluntary contributions to the 401(k) Plan up to a dollar limit set by law. Eagle and JEH Eagle may contribute discretionary matching contributions equal to a determined percentage of the employees' contributions. Benefits under the 401(k) Plan are distributable upon retirement, disability, termination of employment or certain financial hardship, subject to regulatory requirements. Each participant's share of Eagle's and JEH Eagle's contributions vests at the rate of 20% per year until after six years of service, at which time the participant becomes fully vested.

    A $9,000 contribution to the 401(k) Plan was made by Eagle during its fiscal year ended June 30, 1997. No contributions were made to the 401(k) Plan by Eagle or JEH Eagle during the fiscal year ended June 30, 1998. Amounts to be contributed in the future are at the discretion of Eagle's and JEH Eagle's Boards of Directors. Accordingly, it is not possible to estimate the amount of benefits that will be payable to participants in the 401(k) Plan upon their retirement. The trustees under the 401(k) Plan are Robert L. Noojin and Dennis
J. Paliaga.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth, as of the date of this Prospectus, after giving effect to the Acquisitions as if they had occurred on that date, certain information concerning beneficial ownership of shares of Common Stock with respect to (i) each person known to the Company to own 5% or more of the outstanding shares of Common Stock, (ii) each executive officer, director and director nominee of the Company, and (iii) all officers, directors and director nominees of the Company as a group:

                                         AMOUNT AND NATURE      APPROXIMATE PERCENTAGE OF    APPROXIMATE PERCENTAGE OF
                                           OF BENEFICIAL           COMMON STOCK OWNED           COMMON STOCK OWNED
                                             OWNERSHIP           BEFORE PUBLIC OFFERING      AFTER PUBLIC OFFERING(6)
                                       ----------------------  ---------------------------  ---------------------------
TDA Industries, Inc.(1)..............          5,000,000(2)                  84.0%                        59.2%
Douglas P. Fields(1).................          5,000,000(2)(3)               84.0%                        59.2%
Frederick M. Friedman(1).............          5,000,000(2)(3)               84.0%                        59.2%
James E. Helzer(1)...................            300,000(3)(4)                5.0%                         3.6%
Gary L. Howard (1)(5)................            250,000(3)                   4.2%                         3.0%
E.G. Helzer(1).......................                  0(3)                     0%                           0%
Steven R. Andrews(1).................            100,000(3)                   1.7%                         1.2%
Paul D. Finkelstein(1)...............                  0(3)                     0%                           0%
John E. Smircina(1)..................          5,000,000(2)                  84.0%                        59.2%
George Skakel III(1).................                  0(3)                     0%                           0%
All executive officers, directors and
  director-nominees as a group (9
  persons)...........................          5,650,000(2)(3)               95.0%                        66.9%

------------------------

(1) The address for TDA Industries, Inc. is 122 East 42nd Street, New York, New York 10168. The address for Messrs. Fields and Friedman is c/o Eagle Supply Group, Inc. at the foregoing street address, Suite 1116. The address for Messrs. Helzer is 2500 U.S. Highway 287, Mansfield, Texas 76063. The address for Mr. Howard is 2090 Highway 157 N., Mansfield, Texas 76063. The address for Mr. Andrews is 822 North Monroe Street, Tallahassee, Florida 32303. The address for Mr. Finkelstein is c/o Regis Corp., 7201 Metro Boulevard, Minneapolis, Minnesota 55439-2130. The address for Mr. Smircina is 616 N. Washington Street, Alexandria, Virginia 22314. The address for Mr. Skakel is 333 Ludlow Street, Stamford, Connecticut 06902.

(2) Includes 2,000,000 shares of Common Stock currently owned by TDA. Also includes 3,000,000 shares of Common Stock to be issued to TDA upon consummation of the Acquisitions. Does not include any securities of the Company that are being offered hereby that may be purchased by TDA. Messrs. Fields and Friedman are officers and directors and principal stockholders of TDA. Mr. Smircina is a director of TDA. Each of Messrs. Fields, Friedman and Smircina may be deemed to exercise voting control over securities of the Company owned by TDA. See "The Acquisitions," "Management" and "Certain Transactions."

(3) Does not include options granted under the Company's Stock Option Plan. See "Management."

(4) Includes 300,000 shares of Common Stock to be issued to James E. Helzer pursuant to the agreement by which JEH Eagle acquired the business and substantially all of the assets of JEH Co.

(5) Includes 250,000 shares of Common Stock to be issued to Gary L. Howard pursuant to the agreement by which MSI Eagle acquired the business and substantially all of the assets of MSI Co. and the exchange of $250,000 of the principal amount of MSI Eagle's note payable to MSI Co. for 50,000 shares of the Company's Common Stock, all of which shares are to be issued upon the closing of the Public Offering and consummation of the Acquisitions. See "The Acquisitions" and "Certain Transactions."

(6) All approximate percentages after the Public Offering give effect to the issuance of the foregoing 3,000,000, 300,000 and 250,000 shares of the Company's Common Stock to TDA, James E. Helzer and Gary L. Howard, respectively. See "The Acquisitions" and "Certain Transactions."

                              CERTAIN TRANSACTIONS

    Simultaneously with the closing of the Public Offering, the Company will consummate the Acquisitions. The consideration to be paid by the Company to TDA for the Acquisitions was determined by negotiations among the Company, TDA and the Underwriter, without independent appraisal. Upon consummation of the Acquisitions, Eagle, JEH Eagle and MSI Eagle will become wholly-owned subsidiaries of the Company and will constitute the only business operations and sources of revenue of the Company until such time, if any, as the Company consummates additional acquisitions. The Company, TDA, Eagle, JEH Eagle and MSI Eagle have not allocated the consideration for Eagle, JEH Eagle or MSI Eagle. See "The Acquisitions."

    TDA is a holding company which operates four business enterprises, including Eagle, JEH Eagle, MSI Eagle and real estate investment companies. At the date of this Prospectus, Eagle, JEH Eagle and MSI Eagle are wholly-owned by TDA. See "Principal Stockholders." For TDA's fiscal year ended June 30, 1997, Eagle's revenues constituted a majority of TDA's revenues and for TDA's fiscal year ended June 30, 1998, the revenues of Eagle and JEH Eagle constituted a majority of TDA's revenues.

    In 1994, Eagle entered into the Eagle Facility, then in the amount of $7,500,000, which has been increased to $10,900,000 and is now due in October 2003 and is guaranteed by TDA. Eagle's obligations under the Eagle Facility are collateralized by certain tangible and intangible current assets and certain automotive equipment of Eagle with borrowings under the revolving credit loan of the Eagle Facility based on a formula relating to certain levels of receivables and inventory, as defined therein. By June 30, 1995, Eagle used its borrowings under the Eagle Facility to repay $2,325,533 of its indebtedness to TDA and to advance $3,308,681 to TDA. At June 30, 1998 and October 31, 1998, Eagle's borrowings under the Eagle Facility were approximately $9,722,000 and $8,748,000, respectively. The Eagle Facility requires TDA's reaffirmation of its guaranty in certain events including, but not limited to, the event that TDA or TDA's stockholders cease to own all of Eagle's securities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

    During its fiscal years ended June 30, 1997 and 1998, Eagle made dividend payments to TDA of $1,250,000 and $1,200,000, respectively. JEH Eagle did not make any dividend payments to TDA during the fiscal year ended June 30, 1998 and none of Eagle, JEH Eagle nor MSI Eagle made any dividend payments to TDA during the four-month period ended October 31, 1998. After October 31, 1998, JEH Eagle has been making dividend payments to TDA at the rate of $150,000 per month, and until completion of the Public Offering and consummation of the Acquisitions, both Eagle and JEH Eagle may make dividend payments to TDA. During each of Eagle's last three fiscal years, Eagle was allocated by TDA the amounts of $50,000 for accounting and auditing fees. Upon the closing of the Public Offering and consummation of the Acquisitions, all such dividends will cease and such accounting and auditing fees will be incurred directly by Eagle. See the Financial Statements and the Notes thereto.

    In or about May 1996, the Company sold 2,000,000 shares of its Common Stock to TDA and 100,000 shares of its Common Stock to Steven R. Andrews for the aggregate sum of $210. TDA and Mr. Andrews were the Company's founding stockholders and are also the principal stockholder and a Director of the Company, respectively. In connection with the Acquisitions, TDA will be issued 3,000,000 shares of the Company's Common Stock.

    In February 1998, Eagle Holding, Inc., a TDA subsidiary, lent Eagle $400,000 repayable on demand but without interest, which amount was repaid in full prior to June 30, 1998. In October 1998, Eagle Holding, Inc. again lent Eagle $400,000 repayable on demand but without interest. Also in October 1998, TDA lent Eagle $1,000,000 repayable on demand without interest. The loans were made to enhance Eagle's working capital. Management anticipates that these loans will be paid in full prior to the closing of the Public Offering and consummation of the Acquisitions.

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    See "The Acquisitions--Eagle Related Party Transactions" for further information concerning transactions among Eagle and its affiliates.

    In June and July 1996, the Company sold an aggregate of 300,000 shares of its Common Stock and a like number of Warrants to 12 private investors for aggregate gross proceeds of $300,000. See "Selling Securityholders."

    In July 1997, JEH Eagle acquired the business and substantially all of the assets of JEH Co., a Texas corporation, wholly-owned by James E. Helzer, now the President of the Company, Eagle and JEH Eagle. The purchase price, as adjusted, including transaction expenses, was approximately $14,768,000, consisting of $13,878,000 in cash, net of $250,000 due from JEH Co., and a five-year $864,852 principal amount note bearing interest at the rate of 6% per year. The purchase price and the note are subject to further adjustments under certain conditions. Certain, potentially substantial, contingent payments, as additional future consideration to JEH Co., or its designee, are to be paid by JEH Eagle. See "The Acquisitions-- The Acquisition of JEH Co."

    JEH Eagle has entered into agreements with James E. Helzer and E.G. Helzer pursuant to which they serve as President and Senior Vice President-Operations, respectively, of JEH Eagle for terms of five and three years, respectively, which commenced in July 1997, at compensation rates of $250,000 and $125,000 per year, respectively, subject to annual review by JEH Eagle's Board of Directors. James E. Helzer and E.G. Helzer also serve as Eagle's President and Senior Vice President-Operations at salaries of $50,000 and $25,000 per year, respectively, and are also entitled to receive 20% and 6%, respectively, of Eagle's income before taxes in excess of $600,000 per year. Messrs. Helzers are employed by the Company and Eagle pursuant to oral agreements that can be terminated by either party without notice or penalty. See "The Acquisitions" and "Management."

    In order to pay a substantial portion of the purchase price for the acquisition of JEH Co.'s business and to provide working capital to JEH Eagle, JEH Eagle in July 1997 entered into a loan agreement for a credit facility of up to $20,000,000 (the "JEH Facility") guaranteed by TDA and collateralized by substantially all of the assets of JEH Eagle. Of the $13,878,000 initial cash payment portion of the $14,768,000 JEH Co. tentative purchase price, including transaction expenses, approximately $12,500,000 was supplied pursuant to the JEH Facility and approximately $1,350,000 was contributed to JEH Eagle by TDA as equity capital. In connection with the acquisition of JEH Co., JEH Eagle paid TDA a financing fee of $150,000. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

    James E. Helzer had rented to JEH Co. and continues to rent to JEH Eagle, pursuant to five-year written leases, the premises for several of JEH Eagle's distribution centers and JEH Eagle's executive offices at aggregate annual rentals of approximately $485,000. Rental payments to Mr. Helzer for the several distribution facilities he leases to JEH Eagle aggregated $402,000 and $492,000 for JEH Co.'s fiscal year ended December 31, 1996 and JEH Eagle's fiscal year ended June 30, 1998, respectively, and $162,000 for JEH Eagle's four-month period ended October 31, 1998. The Company believes that the amounts of these rental payments are fair and reasonable to JEH Eagle and are not in excess of what JEH Eagle would be required to pay independent third parties for comparable facilities. See "The Acquisitions" and "Business."

    During its fiscal year ended December 31, 1996 and six-month period ended June 30, 1997, JEH Co. had substantial indebtedness to James E. Helzer for funds advanced by him to JEH Co. As part of JEH Eagle's purchase of the business and substantially all of the assets of JEH Co., JEH Eagle did not assume this liability to Mr. Helzer.

    During its fiscal year ended December 31, 1996 and six month period ended June 30, 1997, JEH Co. made sales aggregating approximately $985,000 and $327,000 to Classic Roofs and Indy Roofing Service, respectively, two entities owned by Jay James Helzer, the son of James E. Helzer. During its fiscal year

                                       85
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ended June 30, 1998 and the four-month period ended October 31, 1998, JEH Eagle made sales aggregating approximately $1,018,000 and $211,000, respectively, to the foregoing two entities. Management of the Company believes that such sales by JEH Eagle to the two entities owned by the son of James E. Helzer were made on terms no less favorable to JEH Eagle than sales made to independent third parties.

    TDA and JEH Eagle have entered into an agreement pursuant to which TDA provides JEH Eagle with certain services including (i) managerial, (ii) strategic planning, (iii) banking negotiation, (iv) investor relations, and (v) advisory services relating to acquisitions for a five-year term which commenced in July 1997. The monthly fee, the payment of which is to commence upon the closing of the Public Offering and the consummation of the Acquisitions, for the foregoing services is $3,000.

    In February of 1998, the Company sold an aggregate of $300,000 in principal amount of its promissory notes to three of its stockholders, including TDA, for aggregate gross proceeds of $300,000. TDA purchased $150,000 of said notes and Hi-Tel Group, Inc. and Paul Schmidt purchased $100,000 and $50,000 of said notes, respectively. Said notes bear interest at the rate of 15% per year through June 30, 1998 and 6% per year after that date. The notes mature on the earlier of thirty months after issuance or the closing of the Public Offering. In August 1998 and January 1999, TDA lent the Company an aggregate of $200,000 pursuant to two-year 6% notes which are required to be prepaid if the Public Offering is consummated. The Company intends to repay said notes in full with the net proceeds of this Public Offering.

    In October 1998, MSI Eagle acquired the business and substantially all of the assets of MSI Co., a Texas corporation, wholly-owned by Gary L. Howard, now a Vice President of the Company and President of MSI Eagle. The purchase price, as adjusted, including transaction expenses, was approximately $8,538,000, consisting of $6,492,000 in cash and a $2,046,000 principal amount five-year note bearing interest at the rate of 8% per year. All payments due on the note are accelerated upon consummation of the Public Offering and are to be paid within 120 days of such consummation. The note is secured by substantially all of the assets of MSI Eagle with that security agreement subordinate to the rights of MSI Eagle's credit facility lending institution. The purchase price and the note are subject to further adjustments under certain conditions. Certain, potentially substantial, contingent payments, as additional future consideration to MSI Co., or its designee, are to be paid by MSI Eagle. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "The Acquisitions--The Acquisition of MSI Co."

    Gary L. Howard serves as MSI Eagle's President at a salary of $260,000 per year pursuant to an employment agreement terminating in June 2003. He also serves as the Company's Vice President at no additional salary. See "Management."

    In order to pay a substantial portion of the purchase price for the acquisition of MSI Co.'s business and assets and to provide working capital to MSI Eagle, MSI Eagle in October 1998 entered into a loan agreement for a credit facility of up to $9,075,000 (the "MSI Facility") guaranteed by TDA and collateralized by substantially all of the assets of MSI Eagle. Of the $6,492,000 cash payment portion of the approximate $8,538,000 tentative purchase price for the business and substantially all of the assets of MSI Co., including transaction expenses, approximately $4,250,000 was supplied pursuant to the MSI Facility, $1,000,000 was invested by TDA into MSI Eagle as an equity investment and $1,000,000 was lent to MSI Eagle by TDA pursuant to a six (6%) percent two-year note in that principal amount payable in full in October 2000. TDA has agreed with MSI Eagle's credit facility lending institution to defer the interest payable on such note until its maturity.

    TDA is a guarantor of the Eagle Facility, JEH Facility and MSI Facility. Upon completion of the Public Offering and consummation of the Acquisitions, the Company will also become a guarantor of said facilities.

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
    Upon completion of the Public Offering and consummation of the Acquisitions, TDA will provide office space and administrative services to the Company at TDA's offices in New York City pursuant to an administrative services agreement to be entered into by the Company and TDA. The term of the administrative services agreement will be on a month to month basis. The fee payable by the Company to TDA for such administrative services will be $3,000 per month. Prior to the date of this Prospectus, the Company utilized office space and administrative services provided by TDA without charge.

    Upon completion of the Public Offering and consummation of the Acquisitions, Messrs. Fields' and Friedman's employment agreements with the Company and Eagle will become effective. Their employment agreements with JEH Eagle have already become effective. The aggregate annual compensation to be paid to Messrs. Fields and Friedman by the Company, Eagle and JEH Eagle will be $260,000 each, exclusive of benefits, bonuses and annual increases. See "The Acquisitions" and "Management."

    The foregoing transactions that Eagle, JEH Eagle and MSI Eagle have engaged in with TDA have benefitted or may be deemed to have benefitted TDA directly or indirectly. Messrs. Fields and Friedman, the Company's Chief Executive Officer and Chairman of its Board of Directors and Executive Vice President, Chief Financial Officer, Treasurer, Secretary, and a Director of the Company, respectively, are also executive officers, directors and principal stockholders of TDA and have benefitted or may be deemed to have benefitted, directly or indirectly, from Eagle's, JEH Eagle's and MSI Eagle's transactions with TDA. TDA is a holding company which, among other things, owns Eagle, JEH Eagle, MSI Eagle, an indoor tennis facility, and owns and manages commercial and undeveloped real estate. TDA and/or certain of its subsidiaries derive funds from all of the foregoing sources, including dividend and lease payments from Eagle. These sources pay TDA's operating expenses, including the payment of salaries and benefits to Messrs. Fields and Friedman. See "Management."

    The foregoing transactions that Eagle and JEH Eagle have engaged in with James E. Helzer have benefitted or may be deemed to have benefitted Mr. Helzer, directly or indirectly. James E. Helzer is the President of the Company, Eagle and JEH Eagle. The foregoing transactions that MSI Eagle have engaged in with Gary L. Howard have benefitted or may be deemed to have benefitted Mr. Howard. Mr. Howard is a Vice President of the Company and the President of MSI Eagle. See "The Acquisitions" and "Management."

    Messrs. Fields and Friedman are also officers, directors and principal stockholders of TDA, and Mr. Smircina is an officer and director of TDA, and, consequently, they will be able, through TDA, to direct the election of the Company's directors, effect significant corporate events and generally direct the affairs of the Company. The Company does not intend to enter into any material transactions, loans or forgiveness of loans with any affiliates, except as contemplated or disclosed in this Prospectus, unless such transaction is fair and reasonable to the Company and is on terms no less favorable than could be obtained from unaffiliated third parties. Additionally, any such event must be approved by a majority of the Company's directors who do not have an interest in such a transaction and who have had access, at the Company's expense, to independent legal counsel. See "Management."

    Each of TDA and Messrs. Fields and Friedman may be deemed to be a "promoter" of the Company as such term is defined under the federal securities laws.

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
                           DESCRIPTION OF SECURITIES

COMMON STOCK

    The Company is authorized to issue up to 25,000,000 shares of Common Stock, $.0001 par value per share, 2,400,000 of which are issued and outstanding as of the date of this Prospectus. The holders of shares of the Company's Common Stock are entitled to receive dividends equally when, as and if declared by the Board of Directors, out of funds legally available therefor.

    Subject to the rights that may be designated by the Board of Directors to the holders of any shares of Preferred Stock, the holders of the Common Stock have voting rights, one vote for each share held of record, and are entitled upon liquidation of the Company to share ratably in the net assets of the Company available for distribution. Shares of the Company's Common Stock do not have cumulative voting rights. Therefore, the holders of a majority of the shares of Common Stock may elect all of the directors of the Company and control its affairs and day to day operations. The shares of Common Stock are not redeemable and have no preemptive or similar rights. All 2,400,000 outstanding shares of the Company's Common Stock are fully paid and non-assessable. 2,000,000 shares of the Company's Common Stock are owned by TDA and 100,000 shares are owned by Steven R. Andrews, Esq. TDA and Mr. Andrews purchased their shares of the Company's Common Stock at the per share par value. The remaining 300,000 shares of the Company's Common Stock were sold in the Private Placement. Upon completion of the Public Offering and consummation of the Acquisitions, TDA, James E. Helzer and Gary L. Howard will be issued 3,000,000, 300,000 and 250,000 shares of the Company's Common Stock, respectively.

PREFERRED STOCK

    The Company is authorized to issue 2,500,000 shares of Preferred Stock, par value $.0001 per share ("Preferred Stock"). The Board of Directors of the Company, without further stockholder action, may issue shares of Preferred Stock in any number of series and may establish as to each such series the designation and number of shares to be issued and the relative rights and preferences of the shares of each series, including provisions regarding voting powers, redemption, dividend rights, rights upon liquidation and conversion rights. The issuance of shares of Preferred Stock by the Board of Directors could adversely affect the rights of holders of Common Stock by, among other matters, establishing preferential dividends, liquidation rights and voting power. The Company has not issued any shares of Preferred Stock and has no present intention to issue shares of Preferred Stock. The issuance thereof could discourage or defeat efforts to acquire control of the Company through acquisition of shares of Common Stock. The Company has agreed not to issue any shares of Preferred Stock until the third anniversary of the date of this Prospectus without the Underwriter's written consent.

REDEEMABLE COMMON STOCK PURCHASE WARRANTS

    The Company has authorized the issuance of up to 2,875,000 Redeemable Common Stock Purchase Warrants to be sold in the Public Offering. As of the date of this Prospectus, the Company had 300,000 Warrants issued and outstanding. Said 300,000 issued and outstanding Warrants were sold as part of the Private Placement.

    The following statements and summaries of the material provisions of the Warrants are subject to the more detailed provisions of the Warrants, a copy of which has been included as an Exhibit to the Registration Statement of which this Prospectus forms a part.

RIGHTS TO PURCHASE SHARES OF COMMON STOCK

    Each Warrant entitles the registered holder to purchase from the Company one share of Common Stock at an exercise price of $5.50 per share during the period commencing on the date of this Prospectus and ending on the fifth anniversary of such date, except for the 300,000 Warrants sold as part of the Private

Placement which expire on the third anniversary of such date (and which have an exercise price of $5.00 per share). The exercise prices are subject to adjustment in certain circumstances as defined herein.

EXERCISE

    Each holder of a Warrant may exercise such Warrant, in whole or in part, by surrendering the certificate evidencing such Warrant, with the form of election to purchase attached to such certificate properly completed and executed, together with payment of the exercise price and any required transfer taxes, to the Company. No Warrants may be exercised unless at the time of exercise there is a current prospectus encompassing the shares of Common Stock issuable upon the exercise of such Warrants under an effective registration statement. The Company will endeavor to maintain an effective registration statement, including such current prospectus, so long as any of the exercisable Warrants remain outstanding. While it is the Company's intention to comply with this intention, there can be no assurance that it will be able to do so.

    The exercise price and any required transfer taxes will be payable in cash or by certified or official bank check payable to the Company. If fewer than all of the Warrants evidenced by a warrant certificate are exercised, a new certificate will be issued for the remaining number of Warrants. Certificates evidencing the Warrants may be exchanged for new certificates of different denominations by presenting the Warrant certificate at the offices of the Company's Warrant Agent.

ADJUSTMENTS

    The exercise price and the number of shares of Common Stock purchasable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events including stock dividends, reclassifications, reorganizations, consolidations, mergers, and certain issuances of Common Stock and securities convertible into or exchangeable for Common Stock excluding the Company's 2,100,000 shares of Common Stock issued to TDA and Mr. Andrews, the 3,000,000, 300,000 and 250,000 shares of the Company's Common Stock to be issued to TDA, Mr. Helzer and Mr. Howard, respectively, any issuances of the Company's securities in connection with the Private Placement, the Public Offering and the Company's stock option plan. No adjustments in the exercise price will be required to be made with respect to the Warrants until cumulative adjustments amount to $.05. In the event of any capital reorganization, certain reclassifications of the Common Stock, any consolidation or merger involving the Company (other than (i) a consolidation or merger which does not result in any reclassification or change in the outstanding shares of Common Stock or (ii) the Acquisitions or the acquisition of any other business), or sale of the properties and assets of the Company, as, or substantially as, an entirety to any other corporation, Warrants will thereupon become exercisable only for the number of shares of stock or other securities, assets, or cash to which a holder of the number of shares of Common Stock of the Company purchasable (at the time of such reorganization, reclassification, consolidation, merger or sale) upon exercise of such Warrants would have been entitled upon such reorganization, reclassification, consolidation, merger or sale.

OTHER RIGHTS

    In the event of an adjustment in the number of shares of Common Stock issuable upon exercise of the Warrants, the Company will not be required to issue fractional shares of Common Stock upon exercise of the Warrants. In lieu of fractional shares of Common Stock, there will be paid to the holders of the Warrants, at the time of such exercise, an amount in cash equal to the same fraction of the then current market price of a share of Common Stock of the Company.

    Warrantholders do not have voting or any other rights of stockholders of the Company and are not entitled to dividends, if any.

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REDEMPTION OF WARRANTS

    If the market price of the Common Stock shall have averaged at least $10.00 per share for a period of thirty consecutive trading days at any time after the date of this Prospectus, the Company may redeem the Warrants by paying holders $.25 per Warrant, provided that notice of such redemption is mailed not later than 10 days after the end of such period and prescribes a redemption date at least thirty days thereafter. For these purposes, the market price of the Common Stock shall mean the closing per share bid price, as reported by the NASDAQ SmallCap, so long as the Common Stock is quoted on the NASDAQ SmallCap, and if the Common Stock is listed on a national securities exchange or on the NASDAQ-NMS system, shall be determined by the closing sales price on the primary exchange on which the Common Stock is traded or the NASDAQ-NMS if such shares are not listed on an exchange. Warrantholders will be entitled to exercise Warrants at any time up to the business day next preceding the redemption date. The Warrants are not redeemable prior to the first anniversary of the date of this Prospectus without the written consent of the Underwriter. Additionally, the Warrants may not be redeemed unless at the time of redemption there is a current prospectus encompassing the shares of Common Stock issuable upon exercise of such Warrants under a registration statement effective and current under the Securities Act and the "Blue Sky" laws then applicable to the holders of the warrants.

WARRANT AGREEMENT

    Upon the closing of the Public Offering and consummation of the Acquisitions, the Company will enter into a warrant agreement ("Warrant Agreement") with Continental Stock Transfer & Trust Company, as warrant agent ("Warrant Agent"). It is anticipated that the Warrant Agreement will contain provisions permitting the Company and the Warrant Agent, without the consent of the Warrant holders, to supplement or amend the Warrant Agreement in order to cure any ambiguity or defect or to make any other provisions in regard to matters or questions arising thereunder that the Company and the Warrant Agent may deem necessary or desirable and that does not adversely affect the interests of the Warrantholders.

UNDERWRITER'S WARRANT AND STOCK WARRANTS

    The Company has agreed to grant the Underwriter a Warrant and Stock Warrants entitling the holders thereof to purchase an aggregate of 500,000 shares of the Company's Common Stock. See "Underwriting."

DIVIDEND POLICY

    The Company has not paid dividends to date. The payment of dividends, if any, in the future is within the discretion of the Board of Directors. The payment of dividends, if any, in the future will depend upon the Company's earnings, capital requirements and financial conditions and other relevant factors. The Company's Board of Directors does not presently intend to declare any dividends in the foreseeable future but instead intends to retain all earnings, if any, for use in the Company's, Eagle's, JEH Eagle's and MSI Eagle's business operations.

TRANSFER AGENT AND WARRANT AGENT

    The Transfer Agent for the Company's Common Stock and the Warrant Agent for the Company's Warrants is Continental Stock Transfer & Trust Company, New York, New York.

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                        SHARES ELIGIBLE FOR FUTURE SALE

    Upon completion of the Public Offering and consummation of the Acquisitions, the Company will have 8,450,000 shares of Common Stock outstanding (8,825,000 shares if the Underwriter's Overallotment Option is exercised in full). All of the shares of Common Stock sold in the Public Offering will be freely tradeable without restriction or further registration under the Securities Act, except for any shares purchased by an "affiliate" of the Company which will be subject to certain limitations of Rule 144 adopted under the Securities Act.

    2,100,000 of the 2,400,000 presently outstanding shares of Common Stock and the aggregate of 3,550,000 shares of Common Stock to be issued to TDA, James E. Helzer and Gary L. Howard will be restricted securities and will be subject to the resale limitations provided for in Rule 144. Under Rule 144, as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company, which has owned restricted shares of Common Stock beneficially for at least one year, is entitled to sell, within any three month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or, if the Common Stock is quoted on an exchange, the average weekly trading volume during the four calendar weeks preceding the sale. A non-affiliate which has not been an affiliate of the Company for at least the three months immediately preceding the sale and which has beneficially owned such shares for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above. Rule 144(d)(1) states as follows: "GENERAL RULE. A minimum of one year must elapse between the later of the date of the acquisition of the securities from the issuer or from an affiliate of the issuer, and any resale of such securities in reliance on this rule for the account of either the acquiror or any subsequent holder of those securities. If the acquiror takes the securities by purchase, the one-year period shall not begin until the full purchase price or other consideration is paid or given by the person acquiring the securities from the issuer or from an affiliate of the issuer."

    The holders of 300,000 shares of the Company's Common Stock have agreed not to sell, for a period of fifteen months from the date of this Prospectus, any shares of the Company's Common Stock without the prior written consent of the Underwriter. The Underwriter does not anticipate that it will release any of the foregoing stockholders except under extraordinary circumstances that are presently not forseeable. TDA, the holder of 5,000,000 shares of the Company's Common Stock (including the 3,000,000 shares of the Company's Common Stock to be issued in connection with the Acquisitions), James E. Helzer and Gary L. Howard (who are to be issued an aggregate of 550,000 shares of the Company's Common Stock) and, Messrs. Fields and Friedman have agreed, for a period of two years from the date of this Prospectus, not to dispose of any shares of the Company's Common Stock without the possibility of earlier release.

    Furthermore, in connection with the Public Offering, the Underwriter has been granted warrants to purchase up to 250,000 shares of Common Stock and up to 250,000 Warrants to purchase up to an additional 250,000 shares of Common Stock. The holders thereof have the right to require the Company to register said Underwriter's Warrants and/or the underlying securities under certain circumstances. In addition, the holders of said warrants have the right to "piggy-back" said Underwriter's Warrants and/or underlying securities on registration statements of the Company. Any exercise of such registration rights may result in dilution in the interest of the Company's stockholders, may hinder efforts by the Company to arrange future financing and may have an adverse effect on the market price for the Company's securities. See "Underwriting."

    Prior to the Public Offering, there has been no market for any securities of the Company. The effect, if any, of public sales of any of the Company's securities by present securityholders or the availability of such securities for future sale at prevailing market prices cannot be predicted. Nevertheless, the possibility that substantial amounts of the Company's securities may be resold in the public market may adversely affect prevailing market prices for the Company's securities, if any such market should develop.

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                                  UNDERWRITING

    Subject to the terms and conditions of the Underwriting Agreement, Barron Chase Securities, Inc. (the "Underwriter") has agreed to purchase from the Company an aggregate of 2,500,000 Shares and 2,500,000 Warrants (collectively, the "Securities"). The Securities are offered by the Underwriter subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to approval of certain legal matters by counsel and certain other conditions. The Underwriter is committed to purchase all Securities offered by this Prospectus, if any are purchased (other than those covered by the Overallotment Option described below).

    Each purchaser of shares of the Company's Common stock in the Public Offering will be entitled, but not required, to purchase an equal number of warrants.

    The Company has been advised by the Underwriter that the Underwriter proposes to offer the Securities to the public at the offering prices set forth on the cover page of this Prospectus. The Underwriter has advised the Company that the Underwriter proposes to offer the Securities through members of the National Association of Securities Dealers, Inc. ("NASD"), and may allow concessions, in its discretion, to certain selected dealers who are members of the NASD and who agree to sell the Securities in conformity with the NASD's Conduct Rules. Such concessions will not exceed the amount of the underwriting discount that the Underwriter is to receive.

    The Company has granted to the Underwriter an Overallotment Option, exercisable for 45 days from the Effective Date, to purchase up to an additional 375,000 Shares and an additional 375,000 Warrants at the respective public offering prices less the Underwriting Discounts set forth on the cover page of this Prospectus. The Underwriter may exercise this option solely to cover overallotments in the sale of the Securities being offered by this Prospectus.

    Officers and directors of the Company may introduce the Underwriter to persons to consider the Public Offering and to purchase Securities either through the Underwriter or through participating dealers. In this connection, no Securities have been reserved for those purchases and officers and directors will not receive any commissions or any other compensation.

    The Company has advised the Underwriter that it may purchase, and the Underwriter has advised the Company that it will permit such, up to 100,000 shares of the Common Stock and a like number of the Warrants offered hereby.

    The Company has agreed to pay to the Underwriter a commission of nine percent (9%) of the gross proceeds of the Public Offering (the "Underwriting Discount"), including the gross proceeds from the sale of the Overallotment Option, if exercised. In addition, the Company has agreed to pay to the Underwriter the Non-Accountable Expense Allowance of three percent (3%) of the gross proceeds of the Public Offering, including proceeds from any Securities purchased pursuant to the Overallotment Option. The Company has paid to the Underwriter a $50,000 advance in respect of the Non-Accountable Expense Allowance. The Underwriter's expenses in excess of the Non-Accountable Expense Allowance will be paid by the Underwriter. To the extent that the expenses of the Underwriter are less than the amount of the Non-Accountable Expense Allowance received, such excess shall be deemed to be additional compensation to the Underwriter. The Underwriter has informed the Company that it does not expect sales to discretionary accounts to exceed five percent (5%) of the total number of Securities offered by the Company hereby.

    The Company has agreed to engage the Underwriter as a financial advisor at a fee of $80,000, which is payable to the Underwriter on the Closing Date. Pursuant to the terms of a financial advisory agreement, the Underwriter has agreed to provide, at the Company's request, advice to the Company concerning potential merger and acquisition and financing proposals, whether by public financing or otherwise. The Company has also agreed that if the Company participates in any transaction which the Underwriter has introduced in writing to the Company during a period of five years after the Closing (including mergers, acquisitions, joint ventures and any other business transaction for the Company introduced in writing by the Underwriter), and which is consummated after the Closing (including an acquisition of assets or stock for which it pays, in whole or in part, with shares or other securities of the Company), or if the Company retains the services of the Underwriter in connection with any such transaction (an "Introduced Consummated Transaction"), then the Company will pay for the Underwriter's services an amount equal to 5% of up to one million dollars of value paid or received in the transaction, 4% of the next million of such value, 3% of the next million of such value, 2% of the next million of such value, and 1% of the next million dollars of such value and of all such value above $4,000,000.

    Prior to the Public Offering, there has been no public market for the shares of Common Stock or the Warrants. Consequently, the initial public offering prices for the Securities, and the terms of the Warrants (including the exercise price of the Warrants), have been determined by negotiation between the Company and the Underwriter. Among the factors considered in determining the public offering prices were the history of, and the prospects for, the Company's business, an assessment of the Company's management, the Company's past and present operations, its development and the general condition of the securities market at the time of the Public Offering. The initial public offering prices do not necessarily bear any relationship to the Company's assets, book value, earnings, or other established criteria of value. Such prices are subject to change as a result of market conditions and other factors, and no assurance can be given that a public market for the Shares or the Warrants will develop after the Closing, or if a public market in fact develops, that such public market will be sustained, or that the Shares or the Warrants can be resold at any time at the offering or any other price. See "Risk Factors."

    At the Closing, the Company will issue to the Underwriter and/or persons related to the Underwriter, for nominal consideration, the Common Stock Underwriter Warrants to purchase up to 250,000 shares of Common Stock (the "Underlying Shares") and the Warrant Underwriter Warrants to purchase up to 250,000 Warrants (the "Underlying Warrants"). The Common Stock Underwriter Warrants, the Warrant Underwriter Warrants and the Underlying Warrants are sometimes referred to in this Prospectus as the "Underwriter Warrants." The Common Stock Underwriter Warrants and the Warrant Underwriter Warrants will be exercisable for a five-year period commencing on the Effective Date. The initial exercise price of each Common Stock Underwriter Warrant shall be $8.25 per Underlying Share (165% of the public offering price). The initial exercise price of each Warrant Underwriter Warrant shall be $.20625 per Underlying Warrant (165% of the public offering price). Each Underlying Warrant will be exercisable for a five-year period commencing on the Effective Date to purchase one share of Common Stock at an exercise price of $8.25 per share of Common Stock. The Underwriter Warrants will be restricted from sale, transfer, assignment or hypothecation for a period of twelve months from the Effective Date by the holder, except (i) to officers of the Underwriter and members of the selling group and officers and partners thereof; (ii) by will; or (iii) by operation of law.

    The Common Stock Underwriter Warrants and the Warrant Underwriter Warrants contain provisions providing for appropriate adjustment in the event of any merger, consolidation, recapitalization, reclassification, stock dividend, stock split or similar transaction. The Underwriter Warrants contain net issuance provisions permitting the holders thereof to elect to exercise the Underwriter Warrants in whole or in part and instruct the Company to withhold from the securities issuable upon exercise, a number of securities, valued at the current fair market value on the date of exercise, to pay the exercise price. Such net exercise provision has the effect of requiring the Company to issue shares of Common Stock without a corresponding increase in capital. A net exercise of the Underwriter Warrants will have the same dilutive effect on the interests of the Company's stockholders as will a cash exercise. The Underwriter Warrants do not entitle the holders thereof to any rights as a stockholder of the Company until such Underwriter Warrants are exercised and shares of Common Stock are purchased thereunder.

    The Underwriter Warrants and the securities issuable thereunder may not be offered for sale except in compliance with the applicable provisions of the Securities Act. The Company has agreed that if it shall cause a post-effective amendment, a new registration statement, or similar offering document to be filed with the Commission, the holders shall have the right, for seven (7) years from the Effective Date, to include in such registration statement or offering statement the Underwriter Warrants and/or the securities issuable upon their exercise at no expense to the holders. Additionally, the Company has agreed that, upon request by the holders of 50% or more of the Underwriter Warrants during the period commencing one year from the Effective Date and expiring four years thereafter, the Company will, under certain circumstances, register the Underwriter Warrants and/or any of the securities issuable upon their exercise.

    In order to facilitate the offering of the Common Stock and Warrants, the Underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the Common Stock and Warrants. Specifically, the Underwriter may overallot in connection with the Public Offering, creating a short position in the Common Stock and Warrants for its own account. In addition, to cover overallotments or to stabilize the price of the Common Stock and Warrant, the Underwriter may bid for, and purchase, shares of Common Stock and Warrants in the open market. Finally, the Underwriter may reclaim selling concessions allowed to a dealer for distributing the Common Stock and Warrants in the Public Offering, if the Underwriter repurchases previously distributed Common Stock or Warrants in transactions to cover the Underwriter's short position in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Common Stock and Warrants above independent market levels. The Underwriter is not required to engage in these activities, and may end any of these activities at any time.

    The Company has agreed to indemnify the Underwriter against any costs or liabilities incurred by the Underwriter by reason of misstatements or omissions to state material facts in connection with the statements made in the Registration Statement filed by the Company with the Commission under the Securities Act (together with all amendments and exhibits thereto, the "Registration Statement") and this Prospectus. The Underwriter has in turn agreed to indemnify the Company against any costs or liabilities by reason of misstatements or omissions to state material facts in connection with the statements made in the Registration Statement and this Prospectus, based on information relating to the Underwriter and furnished in writing by the Underwriter. To the extent that these provisions may purport to provide exculpation from possible liabilities arising under the federal securities laws, in the opinion of the Commission, such indemnification is contrary to public policy and therefore unenforceable.

    The foregoing is a summary of the principal terms of the agreements described above and does not purport to be complete. Reference is made to copies of each such agreement which are filed as exhibits to the Registration Statement. See "Additional Information."

                            SELLING SECURITYHOLDERS

    Concurrently with the Public Offering, 300,000 shares of Common Stock underlying Warrants sold in the Company's Private Placement have been registered for immediate resale. The Company will not receive any proceeds from sales of the shares of the Company's Common Stock by the Selling Securityholders. To the best of the Company's knowledge, none of the holders of such securities or their affiliates has ever held any position or office with the Company or had any other material relationship with the Company. The holders of such securities have agreed not to sell, transfer, hypothecate or otherwise dispose of, for a period of fifteen months from the date of this Prospectus, an aggregate of 300,000 shares of Common Stock and 300,000 Warrants and the 300,000 shares of Common Stock underlying said Warrants without the prior written consent of the Underwriter.

                                 LEGAL MATTERS

    The validity of the issuance of the securities offered in the Public Offering will be passed upon for the Company by Gusrae, Kaplan & Bruno, New York, New York. Certain legal matters in connection with the Public Offering will be passed upon for the Underwriter by David A. Carter, P.A., Boca Raton, Florida.

                                    EXPERTS

    The balance sheets of the Company as of June 30, 1998 and 1997 and the related consolidated statements of operations, shareholders' equity (deficiency) and cash flows for the years ended June 30, 1998 and 1997 and the period May 1, 1996 (inception) to June 30, 1996 appearing in this Prospectus and Registration Statement have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein and has been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    The balance sheets of Eagle Supply, Inc. as of June 30, 1998 and 1997 and the related consolidated statements of operations, shareholder's equity and cash flows for each of the three years in the period ended June 30, 1998 appearing in this Prospectus and Registration Statement have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein and has been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    The balance sheet of JEH/Eagle Supply, Inc. as of June 30, 1998 and the related consolidated statement of operations, shareholder's equity and cash flows for the year ended June 30, 1998 appearing in this Prospectus and Registration Statement have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein and has been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    The balance sheets of the JEH Company for the six months ended June 30, 1997 and years ended December 31, 1996 and 1995 and the related statements of operations, retained earnings and cash flows for the six months ended June 30, 1997 and each of the years in the two year period ended December 31, 1996 appearing in this Prospectus and Registration Statement have been audited by Waters, Murray & Associates, independent auditors, as set forth in their report thereon appearing elsewhere herein and has been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    The balance sheets of Masonry Supply, Inc. as of October 21, 1998, June 30, 1998 and 1997 and the related consolidated statements of operations, equity and cash flows for the period July 1, 1998 to October 21, 1998 and the three years ended June 30, 1998 appearing in this Prospectus and Registration Statement have been audited by Waters, Murray & Associates, independent auditors, as set forth in their reports thereon appearing elsewhere herein and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

    The Company has filed with the Washington, D.C. office of the Commission a Registration Statement under the Securities Act with respect to the Securities offered by this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and this offering, reference is made to the Registration Statement, including the exhibits filed therewith, which may be inspected without charge or copies made at prescribed rates from the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549 or at its Northeast Regional Office located at Seven World Trade Center, New York, New York 10048. Statements contained in the Prospectus as to the contents of any contract or other document are not necessarily complete and reference is made to each such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

    Upon effectiveness of the Registration Statement, of which this Prospectus forms a part, the Company will be subject to the reporting requirements of the Exchange Act and in accordance therewith will file reports and other information with the Commission. Reports and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at the following addresses: Northeast Regional Office, Seven World Trade Center, New York, New York 10048; and Midwest Regional Office, 500 West Madison Street, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a website that contains reports, proxies and information statements and other information regarding issuers that file electronically with the Commission. The Commission's website is located at http://www.sec.gov.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                              PAGE
                                                                                                            ---------

EAGLE SUPPLY GROUP, INC.

INDEPENDENT AUDITORS' REPORT..............................................................................        F-4

Balance Sheets at June 30, 1998 and 1997..................................................................        F-5

Statements of Operations for the Years Ended June 30, 1998 and 1997 and the period May 1, 1996 (inception)
  to June 30, 1996........................................................................................        F-6

Statements of Shareholders' (Deficiency) Equity for the Years Ended June 30, 1998 and 1997 and the period
  May 1, 1996 (inception) to June 30, 1996................................................................        F-7

Statements of Cash Flows for the Years Ended June 30, 1998 and 1997 and the period May 1, 1996 (inception)
  to June 30, 1996........................................................................................        F-8

Notes to Financial Statements for the Years Ended June 30, 1998 and 1997 and the period May 1, 1996
  (inception) to June 30, 1996............................................................................        F-9

Unaudited Balance Sheet at October 31, 1998...............................................................       F-13

Unaudited Statements of Operations and Deficiency for the Four Months Ended October 31, 1998 and 1997.....       F-14

Unaudited Statements of Cash Flows for the Four Months Ended October 31, 1998 and 1997....................       F-15

Notes to Unaudited Financial Statements for the Four Months Ended October 31, 1998 and 1997...............       F-16

EAGLE SUPPLY, INC.

INDEPENDENT AUDITORS' REPORT..............................................................................       F-20

Balance Sheets at June 30, 1998 and 1997..................................................................       F-21

Statements of Operations for the Years Ended June 30, 1998, 1997 and 1996.................................       F-22

Statements of Shareholder's (Deficiency) Equity for the Years Ended June 30, 1998, 1997 and 1996..........       F-23

Statements of Cash Flows for the Years Ended June 30, 1998, 1997 and 1996.................................       F-24

Notes to Financial Statements for the Years Ended June 30, 1998, 1997 and 1996............................       F-25

Unaudited Balance Sheet at October 31, 1998...............................................................       F-32

Unaudited Statements of Operations and Retained Earnings for the Four Months Ended October 31, 1998 and
  1997....................................................................................................       F-33

Unaudited Statements of Cash Flows for the Four Months Ended October 31, 1998 and 1997....................       F-34

Notes to Unaudited Financial Statements for the Four Months Ended October 31, 1998 and 1997...............       F-35

JEH/EAGLE SUPPLY, INC.

INDEPENDENT AUDITORS' REPORT..............................................................................       F-37

Balance Sheet at June 30, 1998............................................................................       F-38

                                                                                                              PAGE
                                                                                                            ---------
Statement of Operations for the Year Ended June 30, 1998..................................................       F-39

Statement of Shareholder's Equity for the Year Ended June 30, 1998........................................       F-40

Statement of Cash Flows for the Year Ended June 30, 1998..................................................       F-41

Notes to Financial Statements for the Year Ended June 30, 1998............................................       F-42

Unaudited Balance Sheet at October 31, 1998...............................................................       F-49

Unaudited Statements of Operations and Retained Earnings for the Four Months Ended October 31, 1998 and
  1997....................................................................................................       F-50

Unaudited Statements of Cash Flows for the Four Months Ended October 31, 1998 and 1997....................       F-51

Notes to Unaudited Financial Statements for the Four Months Ended October 31, 1998 and 1997...............       F-52

JEH COMPANY, INC.

INDEPENDENT AUDITORS' REPORT..............................................................................       F-54

Balance Sheet at June 30, 1997............................................................................       F-55

Statements of Operations and Retained Earnings for the Six Months Ended June 30, 1997 and Unaudited June
  30, 1996................................................................................................       F-56

Statements of Cash Flows for the Six Months Ended June 30, 1997 and Unaudited June 30, 1996...............       F-57

Notes to Financial Statements for the Six Months Ended June 30, 1997 and Unaudited June 30, 1996..........       F-58

INDEPENDENT AUDITORS' REPORT                                                                                     F-65

Balance Sheet at December 31, 1996........................................................................       F-66

Statements of Operations and Retained Earnings for the Years Ended December 31, 1996 and 1995.............       F-67

Statements of Cash Flows for the Years Ended December 31, 1996 and 1995...................................       F-68

Notes to Financial Statements for the Years Ended December 31, 1996 and 1995..............................       F-69

MASONRY SUPPLY, INC.

INDEPENDENT AUDITORS' REPORT..............................................................................       F-76

Balance Sheet at October 21, 1998.........................................................................       F-77

Statements of Operations and Retained Earnings for the Periods July 1, 1998 through October 21, 1998 and
  Unaudited July 1, 1997 through October 31, 1997.........................................................       F-78

Statements of Cash Flows for the Periods July 1, 1998 through October 21, 1998 and Unaudited July 1, 1997
  through October 31, 1997................................................................................       F-79

Notes to Financial Statements for the Periods July 1, 1998 through October 21, 1998 and Unaudited July 1,
  1997 through October 31, 1997...........................................................................       F-80

INDEPENDENT AUDITORS' REPORT..............................................................................       F-85

Balance Sheets at June 30, 1998 and 1997..................................................................       F-86

                                                                                                              PAGE
                                                                                                            ---------
Statements of Operations and Retained Earnings for the Years Ended June 30, 1998, 1997 and 1996...........       F-87

Statements of Cash Flows for the Years Ended June 30, 1998, 1997 and 1996.................................       F-88

Notes to Financial Statements for the Years Ended June 30, 1998, 1997 and 1996............................       F-89

MSI/EAGLE SUPPLY, INC.

Unaudited Balance Sheet at October 31, 1998...............................................................       F-94

Unaudited Statement of Operations and Retained Earnings for the Period October 22, 1998 to October 31,
  1998....................................................................................................       F-95

Unaudited Statement of Cash Flows for the Period October 22, 1998 to October 31, 1998.....................       F-96

Notes to Unaudited Financial Statements for the Period October 22, 1998 to October 31, 1998...............       F-97

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of Eagle Supply Group, Inc.

    We have audited the accompanying balance sheets of Eagle Supply Group, Inc. (the "Company"), a majority-owned subsidiary of TDA Industries, Inc., as of June 30, 1998 and 1997, and the related statements of operations, shareholders' (deficiency) equity and cash flows for the years ended June 30, 1998 and 1997 and the period May 1, 1996 (inception) to June 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such financial statements present fairly, in all material respects, the financial position of Eagle Supply Group, Inc. as of June 30, 1998 and 1997, and the results of its operations and its cash flows for the years ended June 30, 1998 and 1997 and the period May 1, 1996 (inception) to June 30, 1996, in conformity with generally accepted accounting principles.

Deloitte & Touche, LLP

September 18, 1998
New York, New York

                            EAGLE SUPPLY GROUP, INC.
             (A MAJORITY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

                                 BALANCE SHEET

                             JUNE 30, 1998 AND 1997

                                                                                              1998        1997
                                                                                           ----------  -----------
ASSETS

CURRENT ASSETS:
  Cash...................................................................................  $   51,027  $     5,366
  Federal and state taxes due from parent................................................       7,000      --
  Deferred registration costs (Note 6)...................................................     223,488      --
                                                                                           ----------  -----------
                                                                                           $  281,515  $     5,366
                                                                                           ----------  -----------
                                                                                           ----------  -----------

LIABILITIES AND SHAREHOLDERS' DEFICIENCY

CURRENT LIABILITIES:
  Accrued expenses and other current liabilities.........................................  $   69,500  $    82,289
  Notes payable--shareholders (Note 5)...................................................     300,000      --
                                                                                           ----------  -----------
    Total current liabilities............................................................     369,500       82,289
                                                                                           ----------  -----------

COMMITMENTS AND CONTINGENCIES (Notes 3 and 6)

SHAREHOLDERS' DEFICIENCY (Note 4):
  Preferred shares, $.0001 par value per share, 2,500,000 shares authorized, none issued
    and outstanding......................................................................      --          --
  Common shares, $.0001 par value per share, 25,000,000 shares authorized, 2,400,000
    issued and outstanding...............................................................         240          240
  Additional paid-in capital.............................................................     293,865      293,865
  Deficit................................................................................    (382,090)    (371,028)
                                                                                           ----------  -----------
    Total shareholders' deficiency.......................................................     (87,985)     (76,923)
                                                                                           ----------  -----------
                                                                                           $  281,515  $     5,366
                                                                                           ----------  -----------
                                                                                           ----------  -----------

                       See notes to financial statements.

                            EAGLE SUPPLY GROUP, INC.
             (A MAJORITY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

                            STATEMENTS OF OPERATIONS

               YEARS ENDED JUNE 30, 1998 AND 1997 AND THE PERIOD
                    MAY 1, 1996 (INCEPTION) TO JUNE 30, 1996

                                                                                  1998        1997         1996
                                                                               ----------  -----------  ----------
ADMINISTRATIVE EXPENSES......................................................  $      437  $       675  $   --
                                                                               ----------  -----------  ----------
LOSS FROM OPERATIONS.........................................................        (437)        (675)     --
                                                                               ----------  -----------  ----------
OTHER EXPENSES:
  Interest expense...........................................................     (17,625)     --           --
  Registration costs.........................................................      --         (370,353)     --
                                                                               ----------  -----------  ----------
                                                                                  (17,625)    (370,353)     --
                                                                               ----------  -----------  ----------
LOSS BEFORE BENEFIT FOR INCOME TAXES.........................................     (18,062)    (371,028)
BENEFIT FOR INCOME TAXES.....................................................      (7,000)     --           --
                                                                               ----------  -----------  ----------
NET LOSS.....................................................................  $  (11,062) $  (371,028) $   --
                                                                               ----------  -----------  ----------
                                                                               ----------  -----------  ----------

                       See notes to financial statements.

                            EAGLE SUPPLY GROUP, INC.
             (A MAJORITY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

                STATEMENTS OF SHAREHOLDERS' (DEFICIENCY) EQUITY

               YEARS ENDED JUNE 30, 1998 AND 1997 AND THE PERIOD
                    MAY 1, 1996 (INCEPTION) TO JUNE 30, 1996

                                                            COMMON SHARES       ADDITIONAL
                                                       -----------------------   PAID-IN
                                                         SHARES      AMOUNT      CAPITAL    DEFICIENCY      TOTAL
                                                       ----------  -----------  ----------  -----------  -----------
  Initial capitalization.............................   2,100,000   $     210   $   --      $   --       $       210
  Proceeds from private placement, net of related
    expenses.........................................     300,000          30      293,865      --           293,895
                                                       ----------       -----   ----------  -----------  -----------
BALANCE, JUNE 30, 1996...............................   2,400,000         240      293,865      --           294,105
  Net loss...........................................      --          --           --         (371,028)    (371,028)
                                                       ----------       -----   ----------  -----------  -----------
BALANCE, JUNE 30, 1997...............................   2,400,000         240      293,865     (371,028)     (76,923)
  Net loss...........................................      --          --           --          (11,062)     (11,062)
                                                       ----------       -----   ----------  -----------  -----------
BALANCE, JUNE 30, 1998...............................   2,400,000   $     240   $  293,865  $  (382,090) $   (87,985)
                                                       ----------       -----   ----------  -----------  -----------
                                                       ----------       -----   ----------  -----------  -----------

                       See notes to financial statements.

                            EAGLE SUPPLY GROUP, INC.
             (A MAJORITY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

                            STATEMENTS OF CASH FLOWS

               YEARS ENDED JUNE 30, 1998 AND 1997 AND THE PERIOD
                    MAY 1, 1996 (INCEPTION) TO JUNE 30, 1996

                                                                                  1998        1997         1996
                                                                               ----------  -----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss...................................................................  $  (11,062) $  (371,028) $   --
  Adjustments to reconcile net loss to net cash used in operating activities:
    Changes in operating assets and liabilities:
      (Decrease) increase in accrued expenses and other current
        liabilities..........................................................     (12,789)      82,289      --
      Increase in federal and state taxes due from Parent....................      (7,000)     --           --
                                                                               ----------  -----------  ----------
        Net cash used in operating activities................................     (30,851)    (288,739)     --
                                                                               ----------  -----------  ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of notes payable--shareholders......................     300,000      --           --
  Increase in deferred registration costs....................................    (223,488)     --           --
  (Repayments) proceeds of loan payable to shareholder.......................      --           (6,105)      6,105
  Proceeds from initial capitalization.......................................      --          --              210
  Proceeds from private placement............................................      --          --          300,000
  Decrease (increase) in stock subscriptions receivable......................      --           56,250     (56,250)
  Costs associated with private placement....................................      --          --           (6,105)
                                                                               ----------  -----------  ----------
        Net cash provided by financing activities............................      76,512       50,145     243,960
                                                                               ----------  -----------  ----------

NET INCREASE (DECREASE) IN CASH..............................................      45,661     (238,594)    243,960

CASH, BEGINNING OF YEAR/PERIOD...............................................       5,366      243,960      --
                                                                               ----------  -----------  ----------

CASH, END OF YEAR/PERIOD.....................................................  $   51,027  $     5,366  $  243,960
                                                                               ----------  -----------  ----------
                                                                               ----------  -----------  ----------

                       See notes to financial statements.

                            EAGLE SUPPLY GROUP, INC.
             (A MAJORITY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

                         NOTES TO FINANCIAL STATEMENTS

                 YEARS ENDED JUNE 30, 1998 AND 1997 AND PERIOD
                    MAY 1, 1996 (INCEPTION) TO JUNE 30, 1996

1. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

    BUSINESS DESCRIPTION--Eagle Supply Group, Inc. (the "Company") is a majority-owned subsidiary of TDA Industries, Inc. ("TDA" or the "Parent") and was organized to acquire, integrate and operate seasoned, privately-held companies which distribute products to or manufacture products for the building/ construction industry.

    The Company is dependent on its ability to raise funds through debt or equity financing in order to meet its obligations and accomplish its acquisition objectives.

    TDA has incurred certain administrative expenses in connection with the Company's limited activities. Such expenses have not been charged to the Company and management believes that the aggregate of such expenses is not significant to the Company's results of operations or financial condition.

    ACQUISITIONS--Upon completion of the Offering described in Note 6, the Company will acquire all of the issued and outstanding common shares of Eagle Supply, Inc. ("Eagle"), JEH/Eagle Supply, Inc. ("JEH Eagle") and MSI/Eagle Supply, Inc. ("MSI Eagle") (the "Acquisitions") from TDA for consideration consisting of 3,000,000 of the Company's common shares. The Acquisitions will be accounted for as the combining of four entities under common control, similar to a pooling of interests, with the net assets of Eagle, JEH Eagle and MSI Eagle recorded at historical carryover values. The 3,000,000 common shares of the Company to be issued to TDA will be recorded at Eagle's, JEH Eagle's and MSI Eagle's historical net book values at the date of acquisition. Accordingly, this transaction will not result in any revaluation of Eagle's, JEH Eagle's or MSI Eagle's assets or the creation of any goodwill. Upon the consummation of the Acquisitions, Eagle, JEH Eagle and MSI Eagle will become wholly-owned subsidiaries of the Company and will constitute the sole business operations of the Company until such time, if any, as the Company consummates additional acquisitions. As a result of the Acquisitions, the financial statements of the Company, Eagle, JEH Eagle and MSI Eagle will be combined. The financial statements of Eagle will be included in the consolidated financial statements for all periods presented, the financial statements of JEH Eagle will be included in the consolidated financial statements for periods subsequent to the acquisition of JEH Company, Inc. by JEH Eagle on July 1, 1997 and the financial statements of MSI Eagle will be included in the consolidated financial statements for periods subsequent to the acquisition of Masonry Supply, Inc. by MSI Eagle on October 22, 1998. Eagle, JEH Eagle and MSI Eagle operate in a single industry segment.

    INCOME TAXES--The Company is included in the consolidated Federal and state income tax returns of its Parent. Income taxes are calculated on a separate return filing basis.

    USE OF ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                            EAGLE SUPPLY GROUP, INC.
             (A MAJORITY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                 YEARS ENDED JUNE 30, 1998 AND 1997 AND PERIOD
                    MAY 1, 1996 (INCEPTION) TO JUNE 30, 1996

2. TRANSACTIONS WITH PARENT AND AFFILIATED COMPANIES

    During the period ended June 30, 1996, TDA advanced $6,105 to the Company which was used by the Company to pay certain costs and expenses related to its private placement in June 1996 described in Note 6. This advance was repaid to TDA in July 1996.

3. CONTEMPLATED TRANSACTIONS WITH RELATED PARTIES

    TDA will provide office space and administrative services to the Company at its offices in New York City pursuant to an administrative services agreement to be entered into by the Company and TDA upon the closing of the Offering described in Note 6 and consummation of the Acquisitions described in Note 1. The administrative services agreement will be on a month-to-month basis, and the fee payable by the Company to TDA for such services will be $3,000 per month. Further, TDA and JEH Eagle have entered into an agreement pursuant to which TDA provides JEH Eagle with certain management services. This agreement is for a period of five years and commenced in July 1997. The fee payable to TDA for such services, to commence upon the completion of the Offering and the consummation of the Acquisitions, is $3,000 per month.

    Eagle operates a substantial portion of its business from facilities which it leases from a subsidiary of TDA on a month-to-month basis. Upon completion of the Offering and the consummation of the Acquisitions, Eagle and TDA intend to enter into ten-year leases for such facilities.

    The Chief Executive Officer and Chairman of the Board of Directors of the Company is an officer and a director of TDA, Eagle, JEH Eagle and MSI Eagle. Additionally, the Executive Vice President, Secretary, Treasurer and a director of the Company is an officer and a director of TDA, Eagle, JEH Eagle and MSI Eagle. A director nominee of the Company is also a director of TDA.

    The Company and Eagle have entered into employment agreements with their Chief Executive Officer and their Executive Vice President, Secretary and Treasurer, to become effective upon closing of the Offering and consummation of the Acquisitions, for a five-year period at annual salaries of $200,000 each, subject to annual increases and bonuses as may be determined by the Board of Directors. Further, in July 1997, JEH Eagle entered into five-year employment agreements with such officers at annual salaries of $60,000 each. The payment of such salaries by JEH Eagle shall commence upon completion of the Offering and the consummation of the Acquisitions. The employment agreements provide for, among other things, continued payments of salary and benefits, under certain conditions.

4. SHAREHOLDERS' (DEFICIENCY) EQUITY

    INITIAL CAPITALIZATION--In May 1996, the Company approved the issuance of 2,000,000 of its common shares to TDA (a founding shareholder) for a subscription price of $200 and 100,000 common shares to another founding shareholder and director for a subscription price of $10.

    On December 12, 1997 the Company increased its authorized number of shares from 17,000,000 to 27,500,000. The number of preferred shares was increased from 2,000,000 to 2,500,000 and the number of common shares was increased from 15,000,000 to 25,000,000. There was no change in the par value per share.

                            EAGLE SUPPLY GROUP, INC.
             (A MAJORITY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                 YEARS ENDED JUNE 30, 1998 AND 1997 AND PERIOD
                    MAY 1, 1996 (INCEPTION) TO JUNE 30, 1996

4. SHAREHOLDERS' (DEFICIENCY) EQUITY (CONTINUED)
    PREFERRED SHARES--The preferred shares may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by shareholders, and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion and redemption rights and sinking fund provisions.

    COMMON SHARES--Holders of common shares are entitled to one vote for each share held of record on each matter submitted to a vote of shareholders. There is no cumulative voting for election of directors. Subject to the prior rights of any series of preferred shares which may from time to time be outstanding, holders of common shares are entitled to receive dividends when and if declared by the Board of Directors out of funds legally available thereof and, upon the liquidation, dissolution or winding up of the Company, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the preferred shares, if any. Holders of common shares have no pre-emptive rights and have no rights to convert their common shares into any other securities.

    WARRANTS--Each warrant (Note 5) entitles the registered holder to purchase one common share at an exercise price of $5.00 per share (subject to adjustment) for three years commencing on the date of the Offering, provided that during such time a current prospectus relating to the common shares is then in effect and the common shares are qualified for sale or exempt from qualification under applicable state securities laws. The warrants that will be included in the Offering are exercisable at $5.50 per share, are transferable separately from the common shares and are exercisable for five years from the date of the Offering (Note 6).

    STOCK OPTION PLAN--In December 1998, the Board of Directors adopted and shareholders approved the Company's Stock Option Plan (the "Stock Option Plan"). The Stock Option Plan provides for the grant of options that are intended to qualify as incentive stock options ("Incentive Stock Options") within the meaning of Section 422A of the Internal Revenue Code, as amended (the "Code"), to certain employees, officers and directors. The total number of common shares for which options may be granted under the Stock Option Plan is 1,000,000 common shares. Upon the closing of the Offering, the Company intends to grant options exercisable into 900,000 common shares to various of its employees and certain of its officers and directors. All of such options will have a term of ten years. The exercise price of these options will be the price to the public of the common shares offered in the Offering and will vest at a rate of no more than 20% per year commencing on the first anniversary of the date of grant.

5. PRIVATE PLACEMENTS

    In June 1996, the Company sold an aggregate of 300,000 common shares and 300,000 warrants to private investors for aggregate gross proceeds of $300,000.

    In February 1998, the Company borrowed an aggregate of $300,000 pursuant to promissory notes issued to TDA ($150,000) and two other shareholders of the Company. The promissory notes provide for interest at the rate of 15% per annum through June 30, 1998 and 6% per annum thereafter. The promissory notes mature on the earlier of August 9, 2000 or upon the closing of the Offering described below.

                            EAGLE SUPPLY GROUP, INC.
             (A MAJORITY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                 YEARS ENDED JUNE 30, 1998 AND 1997 AND PERIOD
                    MAY 1, 1996 (INCEPTION) TO JUNE 30, 1996

5. PRIVATE PLACEMENTS (CONTINUED)
    In August 1998, the Company borrowed an additional $100,000 pursuant to a promissory note issued to TDA. This promissory note provides for interest at the rate of 6% per annum payable at maturity on the earlier of August 9, 2000 or upon the closing of the Offering described below.

    The proceeds from the issuance in February 1998 and in August 1998 of the promissory notes are being used to pay certain costs and expenses related to the Offering.

6. INITIAL PUBLIC OFFERING

    In April 1996, the Company signed a letter of intent with an underwriter for an initial public offering. This offering was not consummated, and the registration expenses incurred by the Company in connection with the filing of its registration statement for that offering were expensed in fiscal 1997.

    In September 1997, as amended, the Company signed a new letter of intent with the same underwriter for an initial public offering (the "Offering"). The Company intends to sell 2,500,000 common shares, par value $.0001 per share, of the Company and 2,500,000 redeemable common share purchase warrants in the Offering.

    The costs incurred in connection with the Offering will be offset against the proceeds at the closing.

                                     *****

                            EAGLE SUPPLY GROUP, INC.
             (A MAJORITY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

                            UNAUDITED BALANCE SHEET

                                OCTOBER 31, 1998

ASSETS

CURRENT ASSETS:
  Cash...........................................................................  $  35,298
  Federal and state taxes due from parent........................................      9,000
  Deferred registration costs (Note 6)...........................................    351,261
                                                                                   ---------
                                                                                   $ 395,559
                                                                                   ---------
                                                                                   ---------

LIABILITIES AND SHAREHOLDERS' DEFICIENCY

CURRENT LIABILITIES:
  Accrued expenses and other current liabilities.................................  $  88,894
  Notes payable--shareholders (Note 5)...........................................    400,000
                                                                                   ---------
      Total current liabilities..................................................    488,894
                                                                                   ---------

COMMITMENTS AND CONTINGENCIES (Notes 3 and 6)

SHAREHOLDERS' DEFICIENCY (Note 4):
  Preferred shares, $.0001 par value per share, 2,500,000 shares authorized, none
    issued and outstanding.......................................................     --
  Common shares, $.0001 par value per share, 25,000,000 shares authorized,
    2,400,000 issued and outstanding.............................................        240
  Additional paid-in capital.....................................................    293,865
  Deficit........................................................................   (387,440)
                                                                                   ---------
      Total shareholders' deficiency.............................................    (93,335)
                                                                                   ---------
                                                                                   $ 395,559
                                                                                   ---------
                                                                                   ---------

                  See notes to unaudited financial statements.

                            EAGLE SUPPLY GROUP, INC.
             (A MAJORITY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

               UNAUDITED STATEMENTS OF OPERATIONS AND DEFICIENCY

                  FOUR MONTHS ENDED OCTOBER 31, 1998 AND 1997

                                                                                             1998         1997
                                                                                          -----------  -----------
INTEREST EXPENSE........................................................................  $     7,350  $   --
                                                                                          -----------  -----------
LOSS BEFORE BENEFIT FOR INCOME TAXES....................................................       (7,350)     --
BENEFIT FOR INCOME TAXES................................................................       (2,000)     --
                                                                                          -----------  -----------
NET LOSS................................................................................       (5,350)     --
DEFICIENCY, BEGINNING OF PERIOD.........................................................     (382,090)    (371,028)
                                                                                          -----------  -----------
DEFICIENCY, END OF PERIOD...............................................................  $  (387,440) $  (371,028)
                                                                                          -----------  -----------
                                                                                          -----------  -----------

                  See notes to unaudited financial statements.

                            EAGLE SUPPLY GROUP, INC.
             (A MAJORITY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

                       UNAUDITED STATEMENTS OF CASH FLOWS

                  FOUR MONTHS ENDED OCTOBER 31, 1998 AND 1997

                                                                                              1998         1997
                                                                                           -----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss...............................................................................  $    (5,350) $   --
  Adjustments to reconcile net loss to net cash provided by operating activities:
    Changes in operating assets and liabilities:
      Increase in federal and state taxes due from Parent................................       (2,000)     --
      Increase in accrued expenses and other current liabilities.........................       19,394      36,695
                                                                                           -----------  ----------
        Net cash provided by operating activities........................................       12,044      36,695
                                                                                           -----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase in deferred registration costs................................................     (127,773)    (37,992)
  Proceeds from issuance of note payable--shareholder....................................      100,000      --
                                                                                           -----------  ----------
        Net cash used in financing activities............................................      (27,773)    (37,992)
                                                                                           -----------  ----------
NET DECREASE IN CASH.....................................................................      (15,729)     (1,297)
CASH, BEGINNING OF PERIOD................................................................       51,027       5,366
                                                                                           -----------  ----------
CASH, END OF PERIOD......................................................................  $    35,298  $    4,069
                                                                                           -----------  ----------
                                                                                           -----------  ----------

                  See notes to unaudited financial statements.

                            EAGLE SUPPLY GROUP, INC.
             (A MAJORITY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS

                  FOUR MONTHS ENDED OCTOBER 31, 1998 AND 1997

1. BASIS OF FINANCIAL STATEMENT PRESENTATION

    The financial statements of Eagle Supply Group, Inc. (the "Company"), a majority-owned subsidiary of TDA Industries, Inc. ("TDA" or the "Parent") have been prepared by the Company, which is responsible for their integrity and objectivity, without audit. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for the fair presentation of financial position, results of operations and cash flows have been included. These financial statements, which, to the best of management's knowledge and belief, were prepared in accordance with generally accepted accounting principles, should be read in conjunction with the financial statements of the Company for the fiscal years ended June 30, 1998 and 1997 and notes thereto included elsewhere in this Prospectus. Operating results for the interim period are not necessarily indicative of results for the entire year.

    The Company is dependent on its ability to raise funds through debt or equity financing in order to meet its obligations and accomplish its acquisition objectives.

    TDA has incurred certain administrative expenses in connection with the Company's limited activities. Such expenses have not been charged to the Company and management believes that the aggregate of such expenses is not significant to the Company's results of operations or financial condition.

2. ACQUISITIONS

    Upon completion of the Offering described in Note 6, the Company will acquire all of the issued and outstanding common shares of Eagle Supply, Inc. ("Eagle"), JEH/Eagle Supply, Inc. ("JEH Eagle") and MSI/Eagle Supply, Inc. ("MSI Eagle") (the "Acquisitions") from TDA for consideration consisting of 3,000,000 of the Company's common shares. The Acquisitions will be accounted for as the combining of four entities under common control, similar to a pooling of interests, with the net assets of Eagle, JEH Eagle and MSI Eagle recorded at historical carryover values. The 3,000,000 common shares of the Company to be issued to TDA will be recorded at Eagle's, JEH Eagle's and MSI Eagle's historical net book values at the date of acquisition. Accordingly, this transaction will not result in any revaluation of Eagle's, JEH Eagle's or MSI Eagle's assets or the creation of any goodwill. Upon the consummation of the Acquisitions, Eagle, JEH Eagle and MSI Eagle will become wholly-owned subsidiaries of the Company and will constitute the sole business operations of the Company until such time, if any, as the Company consummates additional acquisitions. As a result of the Acquisitions, the financial statements of the Company, Eagle, JEH Eagle and MSI Eagle will be combined. The financial statements of Eagle will be included in the consolidated financial statements for all periods presented, the financial statements of JEH Eagle will be included in the consolidated financial statements for periods subsequent to the acquisition of JEH Company, Inc. by JEH Eagle on July 1, 1997 and the financial statements of MSI Eagle will be included in the consolidated financial statements for periods subsequent to the acquisition of Masonry Supply, Inc. by MSI Eagle on October 22, 1998. Eagle, JEH Eagle and MSI Eagle operate in a single industry segment.

3. CONTEMPLATED TRANSACTIONS WITH RELATED PARTIES

    TDA will provide office space and administrative services to the Company at its offices in New York City pursuant to an administrative services agreement to be entered into by the Company and TDA upon the closing of the Offering described in Note 6 and consummation of the Acquisitions described in Note 2. The administrative services agreement will be on a month-to-month basis, and the fee payable by the

                            EAGLE SUPPLY GROUP, INC.
             (A MAJORITY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

              NOTES TO UNAUDITED FINANCIAL STATEMENTS (CONTINUED)

                  FOUR MONTHS ENDED OCTOBER 31, 1998 AND 1997

3. CONTEMPLATED TRANSACTIONS WITH RELATED PARTIES (CONTINUED)
Company to TDA for such services will be $3,000 per month. Further, TDA and JEH Eagle have entered into an agreement pursuant to which TDA provides JEH Eagle with certain management services. This agreement is for a period of five years and commenced in July 1997. The fee payable to TDA for such services, to commence upon the completion of the Offering and the consummation of the Acquisitions, is $3,000 per month.

    Eagle operates a substantial portion of its business from facilities which it leases from a subsidiary of TDA on a month-to-month basis. Upon completion of the Offering and the consummation of the Acquisitions, Eagle and TDA intend to enter into ten-year leases for such facilities.

    The Chief Executive Officer and Chairman of the Board of Directors of the Company is an officer and a director of TDA, Eagle, JEH Eagle and MSI Eagle. Additionally, the Executive Vice President, Secretary, Treasurer and a director of the Company is an officer and a director of TDA, Eagle, JEH Eagle and MSI Eagle. A director nominee of the Company is also a director of TDA.

    The Company and Eagle have entered into employment agreements with their Chief Executive Officer and their Executive Vice President, Secretary and Treasurer, to become effective upon closing of the Offering and consummation of the Acquisitions, for a five-year period at annual salaries of $200,000 each, subject to annual increases and bonuses as may be determined by the Board of Directors. Further, in July 1997, JEH Eagle entered into five-year employment agreements with such officers at annual salaries of $60,000 each. The payment of such salaries by JEH Eagle shall commence upon completion of the Offering and the consummation of the Acquisitions. The employment agreements provide for, among other things, continued payments of salary and benefits, under certain conditions.

4. SHAREHOLDERS' DEFICIENCY

    INITIAL CAPITALIZATION--In May 1996, the Company approved the issuance of 2,000,000 of its common shares to TDA (a founding shareholder) for a subscription price of $200 and 100,000 common shares to another founding shareholder and director for a subscription price of $10.

    On December 12, 1997 the Company increased its authorized number of shares from 17,000,000 to 27,500,000. The number of preferred shares was increased from 2,000,000 to 2,500,000 and the number of common shares was increased from 15,000,000 to 25,000,000. There was no change in the par value per share.

    PREFERRED SHARES--The preferred shares may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by shareholders, and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion and redemption rights and sinking fund provisions.

    COMMON SHARES--Holders of common shares are entitled to one vote for each share held of record on each matter submitted to a vote of shareholders. There is no cumulative voting for election of directors. Subject to the prior rights of any series of preferred shares which may from time to time be outstanding, holders of common shares are entitled to receive dividends when and if declared by the Board of Directors out of funds legally available thereof and, upon the liquidation, dissolution or winding up of the Company, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued

                            EAGLE SUPPLY GROUP, INC.
             (A MAJORITY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

              NOTES TO UNAUDITED FINANCIAL STATEMENTS (CONTINUED)

                  FOUR MONTHS ENDED OCTOBER 31, 1998 AND 1997

4. SHAREHOLDERS' DEFICIENCY (CONTINUED)
dividends and liquidation preferences on the preferred shares, if any. Holders of common shares have no pre-emptive rights and have no rights to convert their common shares into any other securities.

    WARRANTS--Each warrant (Note 5) entitles the registered holder to purchase one common share at an exercise price of $5.00 per share (subject to adjustment) for three years commencing on the date of the Offering, provided that during such time a current prospectus relating to the common shares is then in effect and the common shares are qualified for sale or exempt from qualification under applicable state securities laws. The warrants that will be included in the Offering are exercisable at $5.50 per share, are transferable separately from the common shares and are exercisable for five years from the date of the Offering (Note 6).

    STOCK OPTION PLAN--In December 1998, the Board of Directors adopted and shareholders approved the Company's Stock Option Plan (the "Stock Option Plan"). The Stock Option Plan provides for the grant of options that are intended to qualify as incentive stock options ("Incentive Stock Options") within the meaning of Section 422A of the Internal Revenue Code, as amended (the "Code"), to certain employees, officers and directors. The total number of common shares for which options may be granted under the Stock Option Plan is 1,000,000 common shares. Upon the closing of the Offering, the Company intends to grant options exercisable into 900,000 common shares to various of its employees and certain of its officers and directors. All of such options will have a term of ten years. The exercise price of these options will be the price to the public of the common shares offered in the Offering and will vest at a rate of no more than 20% per year commencing on the first anniversary of the date of grant.

5. PRIVATE PLACEMENTS

    In June 1996, the Company sold an aggregate of 300,000 common shares and 300,000 warrants to private investors for aggregate gross proceeds of $300,000.

    In February 1998, the Company borrowed an aggregate of $300,000 pursuant to promissory notes issued to TDA ($150,000) and two other shareholders of the Company. The promissory notes provide for interest at the rate of 15% per annum through June 30, 1998 and 6% per annum thereafter. The promissory notes mature on the earlier of August 9, 2000 or upon the closing of the Offering described below.

    In August 1998, the Company borrowed an additional $100,000 pursuant to a promissory note issued to TDA. This promissory note provides for interest at the rate of 6% per annum payable at maturity on the earlier of August 9, 2000 or upon the closing of the Offering described below.

    The proceeds from the issuance in February 1998 and in August 1998 of the promissory notes are being used to pay certain costs and expenses related to the Offering.

                            EAGLE SUPPLY GROUP, INC.
             (A MAJORITY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

              NOTES TO UNAUDITED FINANCIAL STATEMENTS (CONTINUED)

                  FOUR MONTHS ENDED OCTOBER 31, 1998 AND 1997

6. INITIAL PUBLIC OFFERING

    In April 1996, the Company signed a letter of intent with an underwriter for an initial public offering. This offering was not consummated, and the registration costs incurred by the Company in connection with the filing of its registration statement for that offering were expensed in fiscal 1997.

    In September 1997, as amended, the Company signed a new letter of intent with the same underwriter for an initial public offering (the "Offering"). The Company intends to sell 2,500,000 common shares, par value $.0001 per share, of the Company and 2,500,000 redeemable common share purchase warrants in the Offering.

    The costs incurred in connection with the Offering will be offset against the proceeds at the closing.

                                     *****

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholder of Eagle Supply, Inc.

    We have audited the accompanying balance sheets of Eagle Supply, Inc. (the "Company"), a wholly-owned subsidiary of TDA Industries, Inc., as of June 30, 1998 and 1997, and the related statements of operations, shareholder's (deficiency) equity and cash flows for each of the three years in the period ended June 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such financial statements present fairly, in all material respects, the financial position of Eagle Supply, Inc. as of June 30, 1998 and 1997 and the results of its operations and its cash flows for each of the three years in the period ended June 30, 1998, in conformity with generally accepted accounting principles.

Deloitte & Touche, LLP

September 9, 1998
Tampa, Florida

                               EAGLE SUPPLY, INC.
              (A WHOLLY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

                                 BALANCE SHEETS

                             JUNE 30, 1998 AND 1997

                                                                                         1998           1997
                                                                                     -------------  -------------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents........................................................  $     603,276  $   1,029,774
  Accounts and notes receivable--trade (net of allowance for doubtful
    accounts--1998--$427,000; 1997--$450,000) (Note 3).............................      8,701,013      8,530,600
  Inventories (Note 3).............................................................      6,209,753      4,505,534
  Deferred tax asset (Note 5)......................................................        182,934        188,558
  Other current assets.............................................................        347,508        539,696
                                                                                     -------------  -------------
    Total current assets...........................................................     16,044,484     14,794,162

IMPROVEMENTS AND EQUIPMENT (net of accumulated depreciation and amortization)
  (Notes 2 and 4)..................................................................      1,686,522      1,054,309
                                                                                     -------------  -------------
                                                                                     $  17,731,006  $  15,848,471
                                                                                     -------------  -------------
                                                                                     -------------  -------------

LIABILITIES AND SHAREHOLDER'S (DEFICIENCY) EQUITY

CURRENT LIABILITIES:
  Accounts payable.................................................................  $   8,330,052  $   7,763,779
  Accrued expenses and other current liabilities...................................        858,941        569,569
  Current portion of long-term debt (Note 3).......................................        600,065         11,000
  Federal and state income taxes due to Parent.....................................        240,000        140,000
                                                                                     -------------  -------------
    Total current liabilities......................................................     10,029,058      8,484,348

LONG-TERM DEBT (Note 3)............................................................      9,622,417      7,195,163

DEFERRED TAX LIABILITY (Note 5)....................................................         89,912         70,912
                                                                                     -------------  -------------
    Total liabilities..............................................................     19,741,387     15,750,423
                                                                                     -------------  -------------

COMMITMENTS AND CONTINGENCIES (Notes 4, 6 and 8)

SHAREHOLDER'S (DEFICIENCY) EQUITY (Note 4):
  Common shares, $100 par value:
    Authorized--1,500 shares,
    Outstanding--593 shares........................................................         59,300         59,300
  Additional paid-in capital.......................................................      1,000,000      1,000,000
  Retained earnings................................................................        553,938      1,593,802
                                                                                     -------------  -------------
                                                                                         1,613,238      2,653,102
    Less: Due from Parent and affiliated companies (Note 4)........................     (3,623,619)    (2,555,054)
                                                                                     -------------  -------------
    Total shareholder's (deficiency) equity........................................     (2,010,381)        98,048
                                                                                     -------------  -------------
                                                                                     $  17,731,006  $  15,848,471
                                                                                     -------------  -------------
                                                                                     -------------  -------------

                       See notes to financial statements.

                               EAGLE SUPPLY, INC.
              (A WHOLLY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

                            STATEMENTS OF OPERATIONS

                    YEARS ENDED JUNE 30, 1998, 1997 AND 1996

                                                                          1998           1997           1996
                                                                      -------------  -------------  -------------
REVENUES............................................................  $  58,497,263  $  57,575,712  $  59,262,226
COST OF SALES.......................................................     46,429,897     46,104,588     46,685,356
                                                                      -------------  -------------  -------------
                                                                         12,067,366     11,471,124     12,576,870
                                                                      -------------  -------------  -------------
OPERATING EXPENSES (including a provision for doubtful accounts of
  $245,736, $299,433 and $203,133 in 1998, 1997 and 1996,
  respectively (Notes 4, 6, 7 and 9)................................     10,741,092      9,968,759      9,348,749
DEPRECIATION........................................................        497,420        593,720        538,831
                                                                      -------------  -------------  -------------
                                                                         11,238,512     10,562,479      9,887,580
                                                                      -------------  -------------  -------------

INCOME FROM OPERATIONS..............................................        828,854        908,645      2,689,290
OTHER INCOME (EXPENSE):
  Interest income...................................................         25,314         22,217         23,250
  Interest expense (Note 3).........................................       (594,032)      (599,086)      (604,505)
                                                                      -------------  -------------  -------------
                                                                           (568,718)      (576,869)      (581,255)
                                                                      -------------  -------------  -------------

INCOME BEFORE PROVISION FOR INCOME TAXES............................        260,136        331,776      2,108,035
PROVISION FOR INCOME TAXES (Note 5).................................        100,000        140,000        793,000
                                                                      -------------  -------------  -------------
NET INCOME..........................................................  $     160,136  $     191,776  $   1,315,035
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

                       See notes to financial statements.

                               EAGLE SUPPLY, INC.

              (A WHOLLY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

                STATEMENTS OF SHAREHOLDER'S EQUITY (DEFICIENCY)

                    YEARS ENDED JUNE 30, 1998, 1997 AND 1996

                                                                                                      DUE FROM
                                    COMMON SHARES        ADDITIONAL                                  PARENT AND
                                ----------------------    PAID-IN       RETAINED                     AFFILIATED
                                  SHARES      AMOUNT      CAPITAL       EARNINGS         TOTAL        COMPANIES        TOTAL
                                -----------  ---------  ------------  -------------  -------------  -------------  -------------
BALANCE, JULY 1,
  1995........................         593   $  59,300  $  1,000,000  $   2,433,991  $   3,493,291  $  (3,872,579) $    (379,288)
  Net income..................      --          --           --           1,315,035      1,315,035       --            1,315,035
  Due from Parent and
    affiliated companies--
    net.......................      --          --           --            --             --               59,233         59,233
  Dividend paid to Parent.....      --          --           --          (1,097,000)    (1,097,000)      --           (1,097,000)
                                       ---   ---------  ------------  -------------  -------------  -------------  -------------
BALANCE, JUNE 30, 1996........         593      59,300     1,000,000      2,652,026      3,711,326     (3,813,346)      (102,020)
  Net income..................      --          --           --             191,776        191,776       --              191,776
  Due from Parent and
    affiliated companies--
    net.......................      --          --           --            --             --            1,258,292      1,258,292
  Dividend paid to Parent.....      --          --           --          (1,250,000)    (1,250,000)      --           (1,250,000)
                                       ---   ---------  ------------  -------------  -------------  -------------  -------------
BALANCE, JUNE 30, 1997........         593      59,300     1,000,000      1,593,802      2,653,102     (2,555,054)        98,048
  Net income..................      --          --           --             160,136        160,136       --              150,136
  Due from Parent and
    affiliated companies--
    net.......................      --          --           --            --             --           (1,068,565)    (1,068,565)
  Dividend paid to Parent.....      --          --           --          (1,200,000)    (1,200,000)      --           (1,200,000)
                                       ---   ---------  ------------  -------------  -------------  -------------  -------------
BALANCE, JUNE 30, 1998........         593   $  59,300  $  1,000,000  $     553,938  $   1,613,238  $  (3,623,619) $  (2,010,381)
                                       ---   ---------  ------------  -------------  -------------  -------------  -------------
                                       ---   ---------  ------------  -------------  -------------  -------------  -------------

                       See notes to financial statements.

                               EAGLE SUPPLY, INC.
              (A WHOLLY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

                            STATEMENTS OF CASH FLOWS

                    YEARS ENDED JUNE 30, 1998, 1997 AND 1996

                                                                        1998            1997            1996
                                                                   --------------  --------------  --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.....................................................  $      160,136  $      191,776  $    1,315,035
  Adjustments to reconcile net income to net cash (used in)
    provided by operating activities:
    Depreciation and amortization................................         497,420         593,720         538,831
    Deferred income taxes........................................          24,624         (14,457)         84,017
    Decrease in allowance for doubtful accounts..................         (22,206)        (15,550)       (286,215)
    (Gain) loss on sale of equipment.............................          (6,740)            710            (975)
    Changes in assets and liabilities:
      (Increase) decrease in accounts and notes receivable.......        (148,207)       (223,219)        755,529
      (Increase) decrease in inventories.........................      (1,704,219)        320,368      (1,306,440)
      Decrease (increase) in other current assets................         192,188          (3,965)       (210,264)
      Increase (decrease) in accounts payable....................         566,273        (430,033)        739,801
      Increase (decrease) in accrued expenses and other current
        liabilities..............................................         289,372        (244,589)        331,519
      Increase (decrease) in federal and state taxes due to
        Parent...................................................         100,000        (653,000)        578,000
                                                                   --------------  --------------  --------------
        Net cash (used in) provided by operating activities......         (51,359)       (478,239)      2,538,838
                                                                   --------------  --------------  --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures...........................................      (1,169,479)       (296,071)       (900,498)
  Proceeds from sale of equipment................................          46,586          80,431          37,050
                                                                   --------------  --------------  --------------
        Net cash used in investing activities....................      (1,122,893)       (215,640)       (863,448)
                                                                   --------------  --------------  --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal borrowings on long-term debt.........................      67,701,574      64,165,367      62,358,731
  Principal reductions on long-term debt.........................     (64,685,255)    (62,648,447)    (63,496,045)
  (Increase) decrease in due from Parent and affiliated
    companies--net...............................................      (1,068,565)      1,258,292          59,233
  Dividend paid to Parent........................................      (1,200,000)     (1,250,000)     (1,097,000)
                                                                   --------------  --------------  --------------
        Net cash provided by (used in) financing activities......         747,754       1,525,212      (2,175,081)
                                                                   --------------  --------------  --------------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS.............        (426,498)        831,333        (499,691)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR.....................       1,029,774         198,441         698,132
                                                                   --------------  --------------  --------------
CASH AND CASH EQUIVALENTS, END OF YEAR...........................  $      603,276  $    1,029,774  $      198,441
                                                                   --------------  --------------  --------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for interest.........................  $      594,032  $      599,086  $      604,505
                                                                   --------------  --------------  --------------
                                                                   --------------  --------------  --------------
  Income taxes paid to Parent....................................  $     --        $     --        $      793,000
                                                                   --------------  --------------  --------------
                                                                   --------------  --------------  --------------

                       See notes to financial statements.

                               EAGLE SUPPLY, INC.
              (A WHOLLY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

                         NOTES TO FINANCIAL STATEMENTS

                    YEARS ENDED JUNE 30, 1998, 1997 AND 1996

1. SIGNIFICANT ACCOUNTING POLICIES

    BUSINESS DESCRIPTION--The Company is a wholly-owned subsidiary of TDA Industries, Inc. (the "Parent", "TDA") and is engaged in the wholesale distribution of roofing supplies and related products utilized primarily in the construction industry in Florida, Alabama and Mississippi. The Company operates in a single industry segment.

    INVENTORIES--Inventories are valued at the lower of cost or market. Cost is determined by using the last-in, first-out (LIFO) method. If inventories had been valued at the lower of first-in, first-out (FIFO) cost or market, inventories would be higher by approximately $520,000, $511,000 and $510,000 for fiscal 1998, 1997 and 1996, respectively, and income before provision for income taxes would have increased by approximately $9,000 and $1,000 in fiscal 1998 and 1997, respectively, and decreased by approximately $17,000 in fiscal 1996.

    DEPRECIATION AND AMORTIZATION--Depreciation and amortization of improvements and equipment are provided principally by an accelerated method at various rates calculated to extinguish the carrying values of the respective assets over their estimated useful lives.

    INCOME TAXES--The Company is included in the consolidated Federal and State income tax returns of its Parent. Income taxes are calculated on a separate return filing basis.

    CASH AND CASH EQUIVALENTS--The Company considers money market accounts and bank repurchase agreements to be cash equivalents for the purpose of these statements.

    LONG-LIVED ASSETS--Financial Accounting Standards Board Statement Number 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" requires that they be stated at the lower of the expected net realizable value or cost. The carrying value of long-lived assets is periodically reviewed to determine whether impairment exists. The review is based on comparing the carrying amount of the asset to the undiscounted estimated cash flows over the remaining useful lives. No impairment is indicated as of June 30, 1998. The Company has adopted this statement and the impact has not been significant.

    USE OF ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    FAIR VALUE OF FINANCIAL INSTRUMENTS--The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of Statement of Financial Accounting Standards No. 107, DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS. The estimated fair value amounts have been determined by the Company using available market in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

    CASH AND CASH EQUIVALENTS, ACCOUNTS AND NOTES RECEIVABLE, ACCOUNTS PAYABLE AND ACCRUED EXPENSES-- The carrying amounts of these items are a reasonable estimate of their fair value.

                               EAGLE SUPPLY, INC.
              (A WHOLLY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                    YEARS ENDED JUNE 30, 1998, 1997 AND 1996

1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    LONG-TERM DEBT--Interest rates that are currently available to the Company for issuance of debt with similar terms and remaining maturities are used to estimate fair value for debt issues for which no market quotes are available. The carrying amount of this item is a reasonable estimate of fair value.

    The fair value estimates presented herein are based on pertinent information available to management as of June 30, 1998. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date, and current estimates of fair value may differ significantly from the amounts presented herein.

    CONCENTRATION OF CREDIT RISK--The financial instruments, which potentially subject the Company to concentration of credit risk, consist principally of accounts receivable. The Company grants credit to customers based on an evaluation of the customer's financial condition and in certain instances obtains collateral in the form of liens on both business and personal assets of its customers. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company controls its exposure to credit risks through credit approvals, credit limits and monitoring procedures and establishes allowances for anticipated losses.

2. IMPROVEMENTS AND EQUIPMENT

    The major classes of improvements and equipment are as follows:

                                                                                   JUNE 30,            ESTIMATED
                                                                          --------------------------    USEFUL
                                                                              1998          1997         LIVES
                                                                          ------------  ------------  -----------
Automotive equipment....................................................  $  2,624,701  $  1,953,036     5 years
Furniture, fixtures and equipment.......................................     1,506,798     2,155,812   5-7 years
Leasehold improvements..................................................       602,848       597,890    10 years
                                                                          ------------  ------------
                                                                             4,734,347     4,706,738
Less: Accumulated depreciation and amortization.........................     3,047,825     3,652,429
                                                                          ------------  ------------
                                                                          $  1,686,522  $  1,054,309
                                                                          ------------  ------------
                                                                          ------------  ------------

                               EAGLE SUPPLY, INC.
              (A WHOLLY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                    YEARS ENDED JUNE 30, 1998, 1997 AND 1996

3. LONG-TERM DEBT

    Long-term debt consists of the following:

                                                                                                 JUNE 30,
                                                                                        --------------------------
                                                                                            1998          1997
                                                                                        ------------  ------------
Revolving credit loan (A).............................................................  $  9,012,417  $  6,693,236
Equipment loan (A)....................................................................       710,000       --
Variable rate mortgage (8 1/2% at June 30, 1998), payable in monthly installments
  through 1999 (B)....................................................................       500,065       512,927
                                                                                        ------------  ------------
                                                                                          10,222,482     7,206,163
Less: Current portion of long-term debt...............................................       600,065        11,000
                                                                                        ------------  ------------
                                                                                        $  9,622,417  $  7,195,163
                                                                                        ------------  ------------
                                                                                        ------------  ------------

------------------------

(A) The Company is a party to a loan agreement (last amended December 11, 1998) which provides for a credit facility in the aggregate amount of $10,900,000, guaranteed by the Company's Parent. The credit facility consists of a $10 million revolving credit loan and a $900,000 equipment loan. The initial term of the credit facility matures on October 22, 2003. Obligations under the credit facility are collateralized by certain current assets of the Company (aggregating approximately $16,063,000 at June 30, 1998).

    Borrowings under the revolving credit loan are based on a formula relating to certain levels of receivables and inventory, as defined. Interest only is payable monthly at a floating rate equal to the lender's prime rate, plus one-half percent, or at the London interbank offered rate, plus two and one-half percent, at the option of the Company.

    The equipment loan is payable in equal monthly installments, based on a seventy-five month amortization schedule, each in the amount of $11,000, with a balloon payment due on the earlier of August 1, 2004 or at the end of the loan agreement's initial or renewal term. The equipment loan bears interest at the lender's prime rate, plus one-half percent, or at the London interbank offered rate, plus two and one-half percent, at the option of the Company.

(B) During fiscal 1994, the Company purchased land and a building in Birmingham, Alabama, for $735,000, of which $550,000 was financed by a first mortgage. The mortgage is repayable in fifty-nine equal monthly installments of approximately $4,700 each and a balloon payment of approximately $440,000 due in April, 1999. During fiscal 1994, the Company transferred this property, including related improvements (at a net book value of $216,189, net of the mortgage), to its Parent in partial repayment of intercompany debt. The Company remains the primary obligor on this mortgage.

4. TRANSACTIONS WITH PARENT AND AFFILIATED COMPANIES

    The Company is liable for certain lease payments to a subsidiary of its Parent under a lease for a former distribution center in Fort Lauderdale, Florida, including a balloon payment due May 1, 1999 in the approximate amount of $580,000 relating to industrial revenue bonds issued to acquire and develop the Fort Lauderdale property. The Company has no direct obligation on the industrial revenue bond, which

                               EAGLE SUPPLY, INC.
              (A WHOLLY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                    YEARS ENDED JUNE 30, 1998, 1997 AND 1996

4. TRANSACTIONS WITH PARENT AND AFFILIATED COMPANIES (CONTINUED) obligation is reflected in the financial statements of a real estate subsidiary of the Parent. The lease expires on May 1, 1999. These premises have been subleased to an unrelated third party at an annual rental in excess of the Company's annual lease obligation. The payments by the Company have included, through June 30, 1998, a ratable share of the balloon payment.

    The Company operates a substantial portion of its business from facilities which it has been leasing from a subsidiary of its Parent on a month to month basis. Upon consummation of the Offering described in Note 8, the Company intends to enter into long-term leases for these facilities. Rent expense for these facilities, net of sublease income of approximately $200,000, including taxes and other occupancy costs, aggregated approximately $790,000, $782,000 and $709,000 in fiscal 1998, 1997 and 1996, respectively.

    The approximate future minimum rental commitments under these leases, net of sublease income of approximately $200,000, are as follows:

                                            YEAR ENDING
                                              JUNE 30,                                                   AMOUNT
                                            ------------                                              ------------
1999................................................................................................  $    870,000
2000................................................................................................       885,000
2001................................................................................................       885,000
2002................................................................................................       885,000
2003................................................................................................       885,000
Thereafter..........................................................................................     4,440,000
                                                                                                      ------------
                                                                                                      $  8,850,000
                                                                                                      ------------
                                                                                                      ------------

    Except for audit fees and accounting services which are provided by the Parent, the Company's financial statements include all costs of doing business. Fees of $50,000 have been charged to the Company by its Parent in each of fiscal 1998, 1997 and 1996. Such fees represent audit fees and accounting services incurred on behalf of the Company. Management believes that the allocation of such costs is fair and reasonable.

    During fiscal 1998, a subsidiary of TDA made a loan to the Company in the amount of $400,000 as a short-term working capital advance. This loan was repaid in full prior to June 30, 1998 and was non-interest bearing.

    During fiscal 1997, the Company loaned various amounts for varying periods to a former subsidiary of its Parent. The highest balance outstanding at any time during fiscal 1997 was $300,000. Such amounts were repaid prior to June 30, 1997 with interest computed at the rate of 9 1/4% per annum. No such loans were made during fiscal 1998.

                               EAGLE SUPPLY, INC.
              (A WHOLLY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                    YEARS ENDED JUNE 30, 1998, 1997 AND 1996

4. TRANSACTIONS WITH PARENT AND AFFILIATED COMPANIES (CONTINUED)
    The following is a reconciliation of the activity in the Due from Parent and Affiliated Companies account for the periods presented:

                                                                                    YEAR ENDED JUNE 30,
                                                                         -----------------------------------------
                                                                             1998          1997           1996
                                                                         ------------  -------------  ------------
Balance, beginning of year.............................................  $  2,555,054  $   3,813,346  $  3,872,579
  Fees for auditing and accounting services............................       (50,000)       (50,000)      (50,000)
  Interest expense paid to Parent......................................       --             (30,484)      --
  Cash advances--net...................................................     1,118,565     (1,177,808)       (9,233)
                                                                         ------------  -------------  ------------
Balance, end of year...................................................  $  3,623,619  $   2,555,054  $  3,813,346
                                                                         ------------  -------------  ------------
                                                                         ------------  -------------  ------------

    The Due from Parent and Affiliated Companies account represents a non-interest bearing advance account with the Company's Parent and certain other subsidiaries of the Parent. The interest related to the long-term debt incurred to fund the activity in this account is based on a floating rate equal to the lender's prime rate, plus one-half percent, or at the London interbank offered rate, plus two and one-half percent, at the option of the Company.

    In connection with the Offering described in Note 8, the Company intends to cancel, in the form of a non-cash dividend, all of TDA's indebtedness to the Company except for $500,065 relating to and offsetting a mortgage in the same amount (at June 30, 1998) on property previously owned by the Company and for which the Company remains the primary obligor (Note 3B).

5. INCOME TAXES

    Components of the provision for income taxes are as follows:

                                                                                      YEAR ENDED JUNE 30,
                                                                               ----------------------------------
                                                                                  1998        1997        1996
                                                                               ----------  ----------  ----------
Current:
  Federal....................................................................  $   64,376  $  134,457  $  609,000
  State and local............................................................      11,000      20,000      99,983
Deferred.....................................................................      24,624     (14,457)     84,017
                                                                               ----------  ----------  ----------
                                                                               $  100,000  $  140,000  $  793,000
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------

    A reconciliation of income taxes at the Federal statutory rate to amounts provided, is as follows:

                                                                                      YEAR ENDED JUNE 30,
                                                                               ----------------------------------
                                                                                  1998        1997        1996
                                                                               ----------  ----------  ----------
Tax provision at statutory rate..............................................  $   88,446  $  112,804  $  716,732
State and local income taxes.................................................       7,000      13,000      60,000
Other........................................................................       4,554      14,196      16,268
                                                                               ----------  ----------  ----------
                                                                               $  100,000  $  140,000  $  793,000
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------

                               EAGLE SUPPLY, INC.
              (A WHOLLY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                    YEARS ENDED JUNE 30, 1998, 1997 AND 1996

5. INCOME TAXES (CONTINUED)
    Temporary differences which give rise to deferred tax assets and liabilities are as follows:

                                                                                                   JUNE 30,
                                                                                            ----------------------
                                                                                               1998        1997
                                                                                            ----------  ----------
Deferred Tax Assets:
  Provision for doubtful accounts.........................................................  $  162,414  $  170,852
  Inventory capitalization................................................................      20,520      17,706
                                                                                            ----------  ----------
                                                                                               182,934     188,558

Deferred Tax Liability:
  Depreciation............................................................................     (89,912)    (70,912)
                                                                                            ----------  ----------
Net deferred tax asset....................................................................  $   93,022  $  117,646
                                                                                            ----------  ----------
                                                                                            ----------  ----------

6. COMMITMENTS AND CONTINGENCIES

    The Company is committed to unrelated parties for long-term leases for property, automotive and data processing equipment. The leases expire on various dates through 2006. Certain of the leases for property include renewal options and provide for the payment of taxes and other occupancy costs.

    The approximate future minimum rental commitments under these unrelated leases are as follows:

                                            YEAR ENDING
                                              JUNE 30,                                                   AMOUNT
                                            ------------                                              ------------
1999................................................................................................  $    919,000
2000................................................................................................       695,000
2001................................................................................................       512,000
2002................................................................................................       230,000
2003................................................................................................       148,000
Thereafter..........................................................................................       151,000
                                                                                                      ------------
                                                                                                      $  2,655,000
                                                                                                      ------------
                                                                                                      ------------

    Rent expense for the property and equipment under these leases amounted to approximately $911,000, $853,000 and $371,000 in fiscal 1998, 1997 and 1996, respectively, and includes certain occupancy costs.

    During the fiscal years ended June 30, 1998, 1997 and 1996, the Company purchased approximately 23%, 23% and 21% in each of fiscal 1998, 1997 and 1996 of its product lines from one supplier. Since similar products are available to the Company from other suppliers, the loss of this supplier would not have a material adverse effect on the business of the Company.

    The Company has a 401(k) plan covering eligible employees (the "Plan"). The Plan provides for contributions at the Company's discretion. A Company contribution in the amount of $9,000 was made to the Plan in fiscal 1997. No Company contribution was made to the Plan in fiscal 1998 or 1996.

                               EAGLE SUPPLY, INC.
              (A WHOLLY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                    YEARS ENDED JUNE 30, 1998, 1997 AND 1996

7. BRANCH OPENING AND CLOSING COSTS

    During fiscal 1997, the Company opened two new branches. The Company's result of operations in fiscal 1997 include start-up costs and operating losses of approximately $273,000 attributable to these two branches; and additional expenses in the amount of approximately $80,000 attributable to the operations of branches disposed of in prior fiscal years.

    During fiscal 1996, the Company opened four new branches, one of which was closed prior to the end of the fiscal year, and commenced the distribution of a new product line. The Company's results of operations in fiscal 1996 include start-up costs and operating losses of approximately $290,000 attributable to these four branches and the introduction of the new product line; and additional expenses in the amount of approximately $32,000 attributable to the operations of branches disposed of in prior fiscal years.

8. TRANSACTION WITH RELATED PARTIES

    Effective January 1, 1998, pursuant to oral agreements that can be terminated by either party without notice or penalty, the Company's President and Senior Vice President--Operations began receiving salaries of $50,000 and $25,000 per year, respectively. Pursuant to the foregoing agreements, these individuals also are entitled to receive 20% and 6%, respectively, of the Company's income before taxes in excess of $600,000 per year.

    In September 1997, as amended, Eagle Supply Group, Inc. ("Eagle"), a majority-owned subsidiary of the Parent, signed a letter of intent with an underwriter for an initial public offering (the "Offering").

    Upon closing of the Offering, Eagle will acquire all of the issued and outstanding capital stock of the Company from its Parent. The acquisition will be accounted for as the combining of two entities under common control, similar to a pooling of interests, and will not result in any revaluation of the Company's assets or the creation of goodwill. Upon the consummation of the acquisition, the Company will become a wholly-owned subsidiary of Eagle.

9. ALLOWANCE FOR DOUBTFUL ACCOUNTS

                                                                 BALANCE AT
                          YEAR ENDING                            BEGINNING                            BALANCE AT
                           JUNE 30,                               OF YEAR    PROVISION    WRITEOFFS   END OF YEAR
                         ------------                            ----------  ----------  -----------  -----------
1996...........................................................  $  751,376  $  203,133  $  (489,348)  $ 465,161
1997...........................................................  $  465,161  $  299,433  $  (314,983)  $ 449,611
1998...........................................................  $  449,611  $  245,736  $  (267,942)  $ 427,405

                               EAGLE SUPPLY, INC.

              (A WHOLLY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

                            UNAUDITED BALANCE SHEET

                                OCTOBER 31, 1998

ASSETS

CURRENT ASSETS:
  Cash and cash equivalents....................................................  $   21,180
  Accounts and notes receivable--trade (net of allowance for doubtful accounts
    of $536,000) (Note 2)......................................................   9,570,879
  Inventories (Note 2).........................................................   5,548,986
  Deferred tax asset...........................................................     226,054
  Other current assets.........................................................     343,101
                                                                                 ----------
    Total current assets.......................................................  15,710,200

IMPROVEMENTS AND EQUIPMENT (net of accumulated depreciation and amortization)
  (Note 2).....................................................................   1,607,406
                                                                                 ----------
                                                                                 $17,317,606
                                                                                 ----------
                                                                                 ----------
LIABILITIES AND SHAREHOLDER'S DEFICIENCY

CURRENT LIABILITIES:
  Accounts payable.............................................................  $7,825,978
  Accrued expenses and other current liabilities...............................     849,100
  Current portion of long-term debt (Note 2)...................................     600,000
  Loans payable--affiliated companies (Note 3).................................   1,400,000
  Federal and state income taxes due to Parent.................................       2,488
                                                                                 ----------
    Total current liabilities..................................................  10,677,566

LONG-TERM DEBT (Note 2)........................................................   8,643,819

DEFERRED TAX LIABILITY.........................................................      91,812
                                                                                 ----------
    Total liabilities..........................................................  19,413,197
                                                                                 ----------
COMMITMENTS AND CONTINGENCIES (Note 4)

SHAREHOLDER'S DEFICIENCY:
  Common shares, $100 par value per share, 1,500 shares authorized, 593 issued
    and outstanding............................................................      59,300
  Additional paid-in capital...................................................   1,000,000
  Retained earnings............................................................     410,590
                                                                                 ----------
                                                                                  1,469,890
    Less: Due from Parent and affiliated companies (Note 3)....................  (3,565,481)
                                                                                 ----------
    Total shareholder's deficiency.............................................  (2,095,591)
                                                                                 ----------
                                                                                 $17,317,606
                                                                                 ----------
                                                                                 ----------

                  See notes to unaudited financial statements.

                               EAGLE SUPPLY, INC.

              (A WHOLLY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

            UNAUDITED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

                  FOUR MONTHS ENDED OCTOBER 31, 1998 AND 1997

                                                                                         1998           1997
                                                                                     -------------  -------------
REVENUES...........................................................................  $  19,101,951  $  17,391,142
COST OF SALES......................................................................     15,034,455     13,707,012
                                                                                     -------------  -------------
                                                                                         4,067,496      3,684,130
                                                                                     -------------  -------------
OPERATING EXPENSES (including a provision for doubtful accounts of $147,482 and
  $73,190 in 1998 and 1997, respectively)..........................................      3,835,794      3,325,460
DEPRECIATION.......................................................................        203,746        154,303
                                                                                     -------------  -------------
                                                                                         4,039,540      3,479,763
                                                                                     -------------  -------------
INCOME FROM OPERATIONS.............................................................         27,956        204,367
                                                                                     -------------  -------------
OTHER INCOME (EXPENSE):
  Interest income..................................................................          7,309          9,698
  Interest expense.................................................................       (265,613)      (207,852)
                                                                                     -------------  -------------
                                                                                          (258,304)      (198,154)
                                                                                     -------------  -------------
(LOSS) INCOME BEFORE (BENEFIT) PROVISION FOR INCOME TAXES..........................       (230,348)         6,213
(BENEFIT) PROVISION FOR INCOME TAXES...............................................        (87,000)         3,000
                                                                                     -------------  -------------
NET (LOSS) INCOME..................................................................       (143,348)         3,213
RETAINED EARNINGS, BEGINNING OF PERIOD.............................................        553,938      1,593,802
DIVIDEND PAID TO PARENT............................................................       --             (300,000)
                                                                                     -------------  -------------
RETAINED EARNINGS, END OF PERIOD...................................................  $     410,590  $   1,297,015
                                                                                     -------------  -------------
                                                                                     -------------  -------------

                  See notes to unaudited financial statements.

                               EAGLE SUPPLY, INC.
              (A WHOLLY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

                       UNAUDITED STATEMENTS OF CASH FLOWS

                  FOUR MONTHS ENDED OCTOBER 31, 1998 AND 1997

                                                                                         1998            1997
                                                                                    --------------  --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss) income...............................................................  $     (143,348) $        3,213
  Adjustments to reconcile net (loss) income to net cash used in operating activities:
    Depreciation..................................................................         203,746         154,303
    Deferred income taxes.........................................................         (41,220)         14,331
    Increase (decrease) in allowance for doubtful accounts........................         108,474         (37,714)
    Changes in operating assets and liabilities:
      (Increase) decrease in accounts receivable..................................        (978,340)        536,971
      Decrease in inventories.....................................................         660,767         217,975
      Decrease in other current assets............................................           4,407          35,941
      Decrease in accounts payable................................................        (504,074)       (843,847)
      Decrease in accrued expenses and other current liabilities..................          (9,841)       (109,399)
      (Decrease) increase in federal and state income taxes due to Parent.........        (237,512)          3,000
                                                                                    --------------  --------------
        Net cash used in operating activities.....................................        (936,941)        (25,226)
                                                                                    --------------  --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures............................................................        (124,630)       (136,523)
                                                                                    --------------  --------------
        Net cash used in investing activities.....................................        (124,630)       (136,523)
                                                                                    --------------  --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal borrowings on long-term debt..........................................      20,459,697      21,339,051
  Principal reductions on long-term debt..........................................     (21,438,360)    (21,301,701)
  Proceeds from loans payable -affiliated companies...............................       1,400,000         400,000
  Decrease (increase) in due from Parent and affiliated companies--net............          58,138        (987,700)
  Dividend paid to Parent.........................................................        --              (300,000)
                                                                                    --------------  --------------
        Net cash provided by (used in) financing activities.......................         479,475        (850,350)
                                                                                    --------------  --------------
NET DECREASE IN CASH..............................................................        (582,096)     (1,012,099)
CASH, BEGINNING OF PERIOD.........................................................         603,276       1,029,774
                                                                                    --------------  --------------
CASH, END OF PERIOD...............................................................  $       21,180  $       17,675
                                                                                    --------------  --------------
                                                                                    --------------  --------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the period for interest........................................  $      265,613  $      207,852
                                                                                    --------------  --------------
                                                                                    --------------  --------------
  Income taxes paid to Parent.....................................................  $      150,512  $     --
                                                                                    --------------  --------------
                                                                                    --------------  --------------

                  See notes to unaudited financial statements.

                               EAGLE SUPPLY, INC.

              (A WHOLLY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS

                  FOUR MONTHS ENDED OCTOBER 31, 1998 AND 1997

1. BASIS OF FINANCIAL STATEMENT PRESENTATION

    The financial statements of Eagle Supply, Inc. (the "Company"), a wholly-owned subsidiary of TDA Industries, Inc. ("TDA" or the "Parent") have been prepared by the Company, which is responsible for their integrity and objectivity, without audit. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for the fair presentation of financial position, results of operations and cash flows have been included. These financial statements, which, to the best of management's knowledge and belief, were prepared in accordance with generally accepted accounting principles, should be read in conjunction with the financial statements of the Company for the fiscal years ended June 30, 1998 and 1997 and notes thereto included elsewhere in this Prospectus. Operating results for the interim period are not necessarily indicative of results for the entire year.

2. LONG-TERM DEBT

    At October 31, 1998, long-term debt consists of the following:

Revolving credit loan (A).......................................  $7,979,322
Equipment loan (A)..............................................    769,000
Variable rate mortgage (8 1/2% at October 31, 1998), payable in
  monthly installments through 1999 (B).........................    495,497
                                                                  ---------
                                                                  9,243,819
Less: Current portion of long-term debt.........................    600,000
                                                                  ---------
                                                                  $8,643,819
                                                                  ---------
                                                                  ---------

------------------------

    (A) The Company is a party to a loan agreement (last amended December 11, 1998) which provides for a credit facility in the aggregate amount of $10,900,000, guaranteed by the Company's Parent. The credit facility consists of a $10 million revolving credit loan and a $900,000 equipment loan. The initial term of the credit facility matures on October 22, 2003. Obligations under the credit facility are collateralized by certain current assets of the Company (aggregating approximately $16,284,000 at October 31, 1998).

       Borrowings under the revolving credit loan are based on a formula relating to certain levels of receivables and inventory, as defined. Interest only is payable monthly at a floating rate equal to the lender's prime rate, plus one-half percent, or at the London interbank offered rate, plus two and one-half percent, at the option of the Company.

       The equipment loan is payable in equal monthly installments, based on a seventy-five month amortization schedule, each in the amount of $11,000, with a balloon payment due on the earlier of August 1, 2004 or at the end of the loan agreement's initial or renewal term. The equipment loan bears interest at the lender's prime rate, plus one-half percent, or at the London interbank offered rate, plus two and one-half percent, at the option of the Company.

    (B) During fiscal 1994, the Company purchased land and a building in Birmingham, Alabama, for $735,000, of which $550,000 was financed by a first mortgage. The mortgage is repayable in fifty-nine equal monthly installments of approximately $4,700 each and a balloon payment of

                               EAGLE SUPPLY, INC.

              (A WHOLLY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

              NOTES TO UNAUDITED FINANCIAL STATEMENTS (CONTINUED)

                  FOUR MONTHS ENDED OCTOBER 31, 1998 AND 1997

2. LONG-TERM DEBT (CONTINUED)
       approximately $440,000 due in April, 1999. During fiscal 1994, the Company transferred this property, including related improvements (at a net book value of $216,189, net of the mortgage), to its Parent in partial repayment of intercompany debt. The Company remains the primary obligor on this mortgage.

3. TRANSACTIONS WITH PARENT AND AFFILIATED COMPANIES

    During the four-month period ended October 31, 1998, TDA and a subsidiary of TDA made loans to the Company in the aggregate amount of $1,400,000 as short-term working capital advances. These loans are non-interest bearing and are due on demand. These loans are expected to be repaid from cash flow generated from operations and/or additional borrowings under the Company's Revolving Credit Facility.

    The following is a reconciliation of the activity in the Due from Parent and Affiliated Companies account for the four-month period ended October 31, 1998:

Balance, beginning of period....................................  $3,623,619
  Fees for auditing and accounting services.....................   (16,667)
  Cash advances--net............................................   (41,471)
                                                                  ---------
Balance, end of period..........................................  $3,565,481
                                                                  ---------
                                                                  ---------

    The Due from Parent and Affiliated Companies account represents a non-interest bearing advance account with the Company's Parent and certain other subsidiaries of the Parent. The interest rate related to the long-term debt incurred to fund the activity in this account is based on a floating rate equal to the lender's prime rate, plus one-half percent, or at the London interbank offered rate, plus two and one-half percent, at the option of the Company.

    In connection with the Offering described in Note 4, the Company intends to cancel, in the form of a non-cash dividend, all of TDA's indebtedness to the Company except for $495,497 relating to and offsetting a mortgage in the same amount (at October 31, 1998) on property previously owned by the Company and for which the Company remains the primary obligor (Note 2B).

4. TRANSACTION WITH RELATED PARTIES

    In September 1997, as amended, Eagle Supply Group, Inc. ("Eagle"), a majority-owned subsidiary of the Parent, signed a letter of intent with an underwriter for an initial public offering (the "Offering").

    Upon closing of the Offering, Eagle will acquire all of the issued and outstanding capital stock of the Company from its Parent. The acquisition will be accounted for as the combining of two entities under common control, similar to a pooling of interests, and will not result in any revaluation of the Company's assets or the creation of goodwill. Upon the consummation of the acquisition, the Company will become a wholly-owned subsidiary of Eagle.

                                   * * * * *

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholder of JEH/Eagle Supply, Inc.

    We have audited the accompanying balance sheet of JEH/Eagle Supply, Inc. (the "Company"), a wholly-owned subsidiary of TDA Industries, Inc., as of June 30, 1998, and the related statement of operations, shareholder's equity and cash flows for the year ended June 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, such financial statements present fairly, in all material respects, the financial position of JEH/Eagle Supply, Inc. as of June 30, 1998 and the results of its operations and its cash flows for the year ended June 30, 1998, in conformity with generally accepted accounting principles.

Deloitte & Touche, LLP

September 11, 1998 (December 11, 1998 as to Note 4A)
Dallas, Texas

                             JEH/EAGLE SUPPLY, INC.
              (A WHOLLY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

                                 BALANCE SHEET

                                 JUNE 30, 1998

ASSETS
CURRENT ASSETS:
  Cash.........................................................................  $1,031,700
  Accounts and notes receivable--trade (net of allowance for doubtful accounts--$550,000) (Note 9)...............................................  14,322,376
  Inventories..................................................................   8,966,462
  Deferred tax asset (Note 6)..................................................     218,500
  Due from related party (Note 2)..............................................     250,000
  Other current assets.........................................................     185,486
                                                                                 ----------
    Total current assets.......................................................  24,974,524
IMPROVEMENTS AND EQUIPMENT (net of accumulated depreciation
  and amortization) (Note 3)...................................................   3,553,816
EXCESS COST OF INVESTMENT OVER NET ASSETS ACQUIRED
  (net of accumulated amortization of $171,829) (Note 2).......................   2,705,305
DEFERRED FINANCING COSTS.......................................................     232,246
                                                                                 ----------
                                                                                 $31,465,891
                                                                                 ----------
                                                                                 ----------
LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES:
  Accounts payable.............................................................  $10,151,568
  Accrued expenses and other current liabilities...............................   1,816,677
  Due to related party (Note 5)................................................     143,197
  Current portion of long-term debt (Note 4)...................................   1,150,033
  Federal and state income taxes due to Parent.................................     559,300
                                                                                 ----------
    Total current liabilities..................................................  13,820,775
LONG-TERM DEBT (Note 4)........................................................  15,672,106
DEFERRED TAX LIABILITY (Note 6)................................................      15,200
                                                                                 ----------
    Total liabilities..........................................................  29,508,081
                                                                                 ----------
COMMITMENTS AND CONTINGENCIES (Notes 2, 5, 7 and 8)
SHAREHOLDER'S EQUITY:
  Common shares, $.01 par value per share, 3,000 shares authorized,
    issued and outstanding.....................................................          30
  Additional paid-in capital...................................................   1,349,970
  Retained earnings............................................................     607,810
                                                                                 ----------
    Total shareholder's equity.................................................   1,957,810
                                                                                 ----------
                                                                                 $31,465,891
                                                                                 ----------
                                                                                 ----------

                       See notes to financial statements.

                             JEH/EAGLE SUPPLY, INC.
              (A WHOLLY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

                            STATEMENT OF OPERATIONS

                            YEAR ENDED JUNE 30, 1998

REVENUES.......................................................................  $71,005,549
COST OF SALES..................................................................  55,097,524
                                                                                 ----------
                                                                                 15,908,025
                                                                                 ----------
OPERATING EXPENSES (including a provision for doubtful accounts of $966,376)
  (Notes 7 and 9)..............................................................  13,028,890
DEPRECIATION...................................................................     461,506
AMORTIZATION OF EXCESS COST OF INVESTMENT OVER NET ASSETS ACQUIRED.............     171,829
AMORTIZATION OF DEFERRED FINANCING COSTS.......................................      58,062
                                                                                 ----------
                                                                                 13,720,287
                                                                                 ----------
INCOME FROM OPERATIONS.........................................................   2,187,738
OTHER INCOME (EXPENSE):
  Interest income..............................................................      25,900
  Interest expense.............................................................  (1,249,828)
                                                                                 ----------
                                                                                 (1,223,928)
                                                                                 ----------
INCOME BEFORE PROVISION FOR INCOME TAXES.......................................     963,810
PROVISION FOR INCOME TAXES (Note 6)............................................     356,000
                                                                                 ----------
NET INCOME.....................................................................  $  607,810
                                                                                 ----------
                                                                                 ----------

                       See notes to financial statements.

                             JEH/EAGLE SUPPLY, INC.
              (A WHOLLY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

                       STATEMENT OF SHAREHOLDER'S EQUITY

                            YEAR ENDED JUNE 30, 1998

                                                            COMMON SHARES         ADDITIONAL
                                                       ------------------------    PAID-IN       RETAINED
                                                         SHARES       AMOUNT       CAPITAL       EARNINGS       TOTAL
                                                       -----------  -----------  ------------  ------------  ------------
Initial capitalization...............................       3,000    $      30   $  1,349,970  $    --       $  1,350,000
Net income...........................................      --           --            --            607,810       607,810
                                                            -----          ---   ------------  ------------  ------------
BALANCE, JUNE 30, 1998...............................       3,000    $      30   $  1,349,970  $    607,810  $  1,957,810
                                                            -----          ---   ------------  ------------  ------------
                                                            -----          ---   ------------  ------------  ------------

                       See notes to financial statements.

                             JEH/EAGLE SUPPLY, INC.
              (A WHOLLY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

                            STATEMENT OF CASH FLOWS

                            YEAR ENDED JUNE 30, 1998

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income...................................................................  $   607,810
  Adjustments to reconcile net income to net cash used in operating activities:
    Depreciation and amortization..............................................      691,397
    Deferred income taxes......................................................     (203,300)
    Increase in allowance for doubtful accounts................................      550,000
    Gain on sale of equipment..................................................      (19,421)
    Changes in assets and liabilities:
      Increase in accounts and notes receivable................................   (6,606,260)
      Decrease in inventories..................................................      442,840
      Decrease in other current assets.........................................      650,457
      Increase in accounts payable.............................................    2,675,000
      Increase in accrued expenses and other current liabilities...............      475,560
      Increase in federal and state taxes due to Parent........................      559,300
                                                                                 -----------
        Net cash used in operating activities..................................     (176,617)
                                                                                 -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures.........................................................     (952,918)
  Proceeds from sale of equipment..............................................       30,200
  Payment for purchase of net assets from JEH Co. (See below and Note 2).......   (1,659,013)
                                                                                 -----------
        Net cash used in investing activities..................................   (2,581,731)
                                                                                 -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal borrowings on long-term debt.......................................   71,791,454
  Principal reductions on long-term debt.......................................  (69,351,406)
  Capital contribution from Parent.............................................    1,350,000
                                                                                 -----------
        Net cash provided by financing activities..............................    3,790,048
                                                                                 -----------
NET INCREASE IN CASH...........................................................    1,031,700
CASH, BEGINNING OF YEAR........................................................      --
                                                                                 -----------
CASH, END OF YEAR..............................................................  $ 1,031,700
                                                                                 -----------
                                                                                 -----------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for interest.......................................  $ 1,249,828
                                                                                 -----------
                                                                                 -----------
SUPPLEMENTAL DISCLOSURE OF INVESTING AND NONCASH FINANCING ACTIVITIES:
  Acquisition of JEH Co.:
    Fair value of assets acquired..............................................  $23,734,747
    Liabilities assumed........................................................   (8,960,882)
    Due from related party.....................................................      250,000
    Note issued to seller......................................................     (864,852)
    Bank debt incurred.........................................................  (12,500,000)
                                                                                 -----------
  Cash paid....................................................................  $ 1,659,013
                                                                                 -----------
                                                                                 -----------
  Capital leases for equipment.................................................  $ 1,017,239
                                                                                 -----------
                                                                                 -----------

                       See notes to financial statements.

                             JEH/EAGLE SUPPLY, INC.
              (A WHOLLY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

                         NOTES TO FINANCIAL STATEMENTS

                            YEAR ENDED JUNE 30, 1998

1. SIGNIFICANT ACCOUNTING POLICIES

    BUSINESS DESCRIPTION--The Company is a wholly-owned subsidiary of TDA Industries, Inc. ("TDA" or the "Parent") and is engaged in the wholesale distribution of roofing supplies and related products utilized primarily in the construction industry in Texas, Colorado, Indiana, Virginia and Minnesota. The Company operates in a single industry segment.

    INVENTORIES--Inventories are valued at the lower of cost or market. Cost is determined by using the first-in, first-out (FIFO) method.

    DEPRECIATION AND AMORTIZATION--Depreciation and amortization of improvements and equipment are provided principally by straight-line methods at various rates calculated to extinguish the carrying values of the respective assets over their estimated useful lives.

    EXCESS COST OF INVESTMENT OVER NET ASSETS ACQUIRED--Excess cost of investment over net assets acquired ("goodwill") is being amortized on a straight-line method over 15 years. Management evaluates the on-going value and future benefits of goodwill based upon expectations of future non discounted cash flows. Should management determine that impairment has occurred, goodwill would be reduced by the excess, if any, of the carrying value of goodwill over management's estimate of the anticipated non discounted future net cash flows.

    DEFERRED FINANCING COSTS--Deferred financing costs are related to the acquisition financing obtained in connection with the acquisition described in
Note 2 and are being amortized on a straight-line method over the term of the related debt obligations described in Note 4A.

    INCOME TAXES--The Company is included in the consolidated Federal income tax return of its Parent. Income taxes are calculated on a separate return filing basis.

    USE OF ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    FAIR VALUE OF FINANCIAL INSTRUMENTS--The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of Statement of Financial Accounting Standards No. 107, DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

    CASH, ACCOUNTS AND NOTES RECEIVABLE, ACCOUNTS PAYABLE AND ACCRUED EXPENSES--The carrying amounts of these items are a reasonable estimate of their fair value.

    LONG-TERM DEBT--Interest rates that are currently available to the Company for issuance of debt with similar terms and remaining maturities are used to estimate fair value for debt issues for which no market quotes are available. The carrying amount of this item is a reasonable estimate of fair value, except for a

                             JEH/EAGLE SUPPLY, INC.
              (A WHOLLY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                            YEAR ENDED JUNE 30, 1998

1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
6% note due July 2002. Such note has a carrying value of $864,852 and an estimated fair market value of $775,000.

    The fair value estimates presented herein are based on pertinent information available to management as of June 30, 1998. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date, and current estimates of fair value may differ significantly from the amounts presented herein.

    CONCENTRATION OF CREDIT RISK--The financial instruments, which potentially subject the Company to concentration of credit risk, consist principally of accounts receivable. The Company grants credit to customers based on an evaluation of the customer's financial condition and in certain instances obtains collateral in the form of liens on both business and personal assets of its customers. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company controls its exposure to credit risks through credit approvals, credit limits and monitoring procedures and establishes allowances for anticipated losses.

2. ACQUISITION

    On July 8, 1997, effective as of July 1, 1997, the Company acquired the business and substantially all of the assets of JEH Co., engaged in the wholesale distribution of roofing supplies and related products utilized primarily in the construction industry. The purchase price, as adjusted, was $14,767,852 consisting of $13,878,000 in cash, net of $250,000 due from JEH Co., and a five-year, 6% per annum note in the principal amount of $864,852. The purchase price and the note are subject to further adjustment under certain conditions. The first $250,000 of the adjustments was to be paid in cash by JEH Co. to the Company but, as other adjustments to the purchase price are anticipated, the Company elected to postpone the $250,000 payment from JEH Co. until other adjustments to the purchase price are resolved, and the $250,000 payment has been established as a receivable due on demand from JEH Co. Further, the Company is obligated for potentially substantial additional payments if, among other factors, the business of the Company attains certain levels of income, as defined, during the five-year period ending June 30, 2002. More specifically, JEH Co. or its designee is to receive a percentage of the EBITDA or the modified EBITDA (as defined) of the Company (the "JEH EBITDA") on a per year, non-cumulative basis for each of the Company's fiscal years ending on June 30 of 1998 through 2002 (the "Applicable Period"). If the JEH EBITDA reaches $3,000,000, $4,000,000 and $5,000,000 in the foregoing fiscal years, JEH Co. or its designee is to receive 35%, 40% and 50%, respectively, of that fiscal year's JEH EBITDA in excess of those levels, respectively. If the JEH EBITDA (plus $50,000 attributable to an employment agreement) (x) for any fiscal year in the Applicable Period is not less than $4,400,000, the Company is to pay JEH Co. or its designee $1,000,000, provided that the aggregate amount of such payments is not to exceed $2,000,000; and (y) in the aggregate during the Applicable Period is not less than $20,000,000, the Company is to pay JEH Co. or its designee the sum of $1,350,000 plus the amount of the difference, if any, between $2,000,000 and the amount paid under (x). Additionally, with respect to certain Total Accounts Receivable Reserves, as defined (the "JEH Reserves"), which were established at date of acquisition, if the Company reduces the amount of the JEH Reserves in any fiscal year during the Applicable Period, JEH Co. or its designee is to be paid 100% of the reduction until the JEH Reserves are not less than $2,500,000

                             JEH/EAGLE SUPPLY, INC.
              (A WHOLLY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                            YEAR ENDED JUNE 30, 1998

2. ACQUISITION (CONTINUED)
and 50% of the reduction in the JEH Reserves below $2,300,000 down to $600,000. Both of the immediately foregoing percentage payments to JEH Co. or its designee are subject to adjustment in certain instances. Additionally, if the Offering described in Note 8 is consummated prior to June 30, 2002 and in the event certain JEH EBITDA levels are reached for the Company during the period July 1, 1997 through the date of consummation of the Offering, JEH Co. or its designee will be entitled to receive $1,000,000 or $1,350,000 (either in cash or in common shares of Eagle Supply Group, Inc. valued at the public offering price) depending upon the JEH EBITDA level. Upon consummation of the Offering and the sale of the Company as described in Note 8, Eagle Supply Group, Inc. will issue 300,000 of its common shares in fulfillment of the obligation set forth in the immediately preceding sentence, even if the JEH EBITDA does not reach the required levels.

    The foregoing transaction was accounted for as a purchase and, accordingly, the results of the operations acquired from JEH Co. have been included in the statement of operations from the effective date of the acquisition. This transaction gave rise to approximately $2,877,000 of goodwill which is being amortized over a forty-year period. Any additional payments to which JEH Co. or its designee will be entitled will be accounted for as additional goodwill which will be amortized over the then remaining forty-year period.

3. IMPROVEMENTS AND EQUIPMENT

    The major classes of improvements and equipment at June 30, 1998 are as follows:

                                                                            ESTIMATED
                                                                          USEFUL LIVES
                                                                    -------------------------
Automotive equipment................................    $2,088,508  5 years
Assets acquired under capitalized leases............     1,017,239  The lesser of 2-6 years
                                                                    or the lease term
Furniture, fixtures and equipment...................       469,389  5-7 years
Leasehold improvements..............................       438,936  10 years
                                                      ------------

                                                         4,014,072
Less: Accumulated depreciation and amortization.....       460,256
                                                      ------------
                                                        $3,553,816
                                                      ------------
                                                      ------------

                             JEH/EAGLE SUPPLY, INC.
              (A WHOLLY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                            YEAR ENDED JUNE 30, 1998

4. LONG-TERM DEBT

    At June 30, 1998, long-term debt consists of the following:

Revolving credit loan (A)......................................  $10,785,793
Term loan (A)..................................................   2,312,500
Equipment loan (A).............................................   1,899,500
6% promissory note due July 2002 (Note 2)......................     864,852
Capitalized equipment lease obligations (B)....................     959,494
                                                                 ----------
                                                                 16,822,139
Less: Current portion of long-term debt........................   1,150,033
                                                                 ----------
                                                                 $15,672,106
                                                                 ----------
                                                                 ----------

------------------------

(A) In order to finance the purchase of substantially all of the assets and
    business of JEH Co. and to   provide for working capital needs, the Company
    entered into a loan agreement, last amended on December 11, 1998, for a credit facility in the aggregate amount of $20 million which is collateralized by substantially all of the tangible and intangible assets of the Company. The credit facility has an initial maturity of October 22, 2003 and consists of a $3,000,000 term loan, a $2,475,000 equipment loan, and the balance in the form of a revolving credit loan. The term loan is payable in 48 equal monthly installments, each in the amount of $62,500; the equipment loan is payable in equal monthly installments, based on a seventy-six month amortization schedule, each in the amount of $20,500, with a balloon payment due on the earlier of August 1, 2004 or the end of the loan agreement's initial or renewal term. The equipment and revolving credit loans bear interest at the lender's prime rate, plus one-half percent, or at the London interbank offered rate, plus two and one-half percent, at the option of the Company. The term loan bears interest at the lender's prime rate, plus one and one-half percent, or at the London interbank offered rate, plus three and one-quarter percent, at the option of the Company. The credit facility has been guaranteed by the Parent.

(B) Future minimum lease payments for capitalized equipment lease obligations at June 30, 1998 are as follows:

YEAR ENDING JUNE 30,                                                                 AMOUNT
--------------------------------------------------------------------------------  ------------
1999............................................................................  $    277,425
2000............................................................................       349,755
2001............................................................................       213,843
2002............................................................................       185,799
2003............................................................................       131,179
                                                                                  ------------
                                                                                     1,158,001
Less: Interest..................................................................       198,507
                                                                                  ------------
Present value of net minimum payments...........................................  $    959,494
                                                                                  ------------
                                                                                  ------------

                             JEH/EAGLE SUPPLY, INC.
              (A WHOLLY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                            YEAR ENDED JUNE 30, 1998

4. LONG-TERM DEBT (CONTINUED)
    The aggregate future maturities of long-term debt, excluding capitalized equipment lease obligations, are as follows:

YEAR ENDING JUNE 30,                                                                AMOUNT
-------------------------------------------------------------------------------  -------------
1999...........................................................................  $     953,500
2000...........................................................................      1,062,000
2001...........................................................................      1,062,000
2002...........................................................................        446,000
2003...........................................................................     11,962,645
Thereafter.....................................................................        376,500
                                                                                 -------------
                                                                                 $  15,862,645
                                                                                 -------------
                                                                                 -------------

5. TRANSACTIONS WITH RELATED PARTIES

    JEH Eagle paid $150,000 to its Parent for arranging the acquisition financing to acquire JEH Co.'s business. Such amount is included in deferred financing costs and is being amortized over the term of the credit facility.

    During the fiscal year ended June 30, 1998, the Company received payments on behalf of JEH Co. in the aggregate amount of $143,197. Such payments are shown as Due to Related Party at June 30, 1998.

    The Company has entered into an agreement pursuant to which its Parent provides the Company with certain services including (i) managerial, (ii) strategic planning, (iii) banking negotiations, (iv) investor relations, and (v) advisory services relating to acquisitions for a five-year term which commenced in July 1997. The monthly fee, the payment of which is to commence upon the closing of the Offering and the consummation of the acquisition described in
Note 8, for the foregoing services is $3,000.

    The Company leases several of its distribution center facilities and its executive offices from the President of the Company pursuant to five-year written leases at annual rentals aggregating approximately $492,000. Rental payments for these facilities and executive offices aggregated approximately $485,000 during the year ended June 30, 1998.

    During the year ended June 30, 1998, the Company made sales aggregating $1,018,219 to two entities owned by the son of the Company's President. Management believes that such sales were made on terms no less favorable than sales made to independent third parties.

                             JEH/EAGLE SUPPLY, INC.
              (A WHOLLY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                            YEAR ENDED JUNE 30, 1998

6. INCOME TAXES

    Components of the provision for income taxes for the year ended June 30, 1998 are as follows:

Current:
  Federal.........................................................  $ 484,300
  State and local.................................................     75,000
Deferred..........................................................   (203,300)
                                                                    ---------
                                                                    $ 356,000
                                                                    ---------
                                                                    ---------

    A reconciliation of income taxes at the Federal statutory rate to amounts provided is as follows:

Tax provision at statutory rate...................................  $ 328,000
State and local income taxes......................................     50,000
Other--net........................................................    (22,000)
                                                                    ---------
                                                                    $ 356,000
                                                                    ---------
                                                                    ---------

    Temporary differences which give rise to deferred tax assets and liabilities are as follows:

Deferred Tax Assets:
  Provision for doubtful accounts.................................  $ 209,000
  Inventory capitalization........................................      9,500
                                                                    ---------
                                                                      218,500
Deferred Tax Liability:
  Depreciation....................................................    (15,200)
                                                                    ---------
Net deferred tax asset............................................  $ 203,300
                                                                    ---------
                                                                    ---------

7. COMMITMENTS AND CONTINGENCIES

    The Company is committed to unrelated parties for long-term leases for property, automotive and data processing equipment. The leases expire on various dates through 2006. Certain of the leases for property include renewal options and provide for the payment of taxes and other occupancy costs.

    The approximate future minimum rental commitments under these unrelated leases are as follows:

YEAR ENDING JUNE 30,                                                                  AMOUNT
----------------------------------------------------------------------------------  ----------
1999..............................................................................  $  480,000
2000..............................................................................     198,000
2001..............................................................................     143,000
2002..............................................................................      81,000
2003..............................................................................       8,000
                                                                                    ----------
                                                                                    $  910,000
                                                                                    ----------
                                                                                    ----------

                             JEH/EAGLE SUPPLY, INC.
              (A WHOLLY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                            YEAR ENDED JUNE 30, 1998

7. COMMITMENTS AND CONTINGENCIES (CONTINUED)
    Rent expense for the property and equipment under these leases amounted to approximately $462,000 in fiscal 1998 and includes certain occupancy costs.

    During the fiscal year ended June 30, 1998, the Company purchased approximately 15% of its product lines from one supplier. Since similar products are available to the Company from other suppliers, the loss of this supplier would not have a material adverse effect on the business of the Company.

    The Company has a 401(k) plan covering eligible employees (the "Plan"). The Plan provides for contributions at the Company's discretion. No Company contribution was made to the Plan in fiscal 1998.

8. CONTEMPLATED TRANSACTION WITH RELATED PARTY

    In September 1997, as amended, Eagle Supply Group, Inc. ("Eagle"), a majority-owned subsidiary of the Parent, signed a letter of intent with an underwriter for an initial public offering (the "Offering").

    Upon closing of the Offering, Eagle will acquire all of the issued and outstanding capital stock of the Company from its Parent. The acquisition will be accounted for as the combining of two entities under common control, similar to a pooling of interests, and will not result in any revaluation of the Company's assets or the creation of goodwill. Upon the consummation of the acquisition, the Company will become a wholly-owned subsidiary of Eagle.

9. ALLOWANCE FOR DOUBTFUL ACCOUNTS

                                              BALANCE AT
                                               BEGINNING                             BALANCE AT
YEAR ENDING JUNE 30,                            OF YEAR     PROVISION    WRITEOFFS   END OF YEAR
-------------------------------------------  -------------  ----------  -----------  -----------
1998.......................................    $      --    $  966,376  $  (416,376)  $ 550,000
                                                   -----    ----------  -----------  -----------
                                                   -----    ----------  -----------  -----------

                                  * * * * * *

                             JEH/EAGLE SUPPLY, INC.
              (A WHOLLY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

                            UNAUDITED BALANCE SHEET

                                OCTOBER 31, 1998

ASSETS
CURRENT ASSETS:
  Cash.........................................................................  $  107,777
  Accounts and notes receivable--trade (net of allowance for doubtful accounts of $789,000) (Note 2)......................................................  14,412,093
  Inventories (Note 2).........................................................   8,782,595
  Deferred tax asset...........................................................     309,500
  Due from related party.......................................................     250,000
  Other current assets.........................................................     295,516
                                                                                 ----------
    Total current assets.......................................................  24,157,481
IMPROVEMENTS AND EQUIPMENT (net of accumulated depreciation and
  amortization)................................................................   3,522,196
EXCESS COST OF INVESTMENT OVER NET ASSETS ACQUIRED (net of accumulated
  amortization of $194,530)....................................................   2,682,604
DEFERRED FINANCING COSTS.......................................................     212,892
                                                                                 ----------
                                                                                 $30,575,173
                                                                                 ----------
                                                                                 ----------
LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES:
  Accounts payable.............................................................  $9,793,367
  Accrued expenses and other current liabilities...............................   2,096,484
  Due to related party.........................................................     150,446
  Current portion of long-term debt (Note 2)...................................   1,216,590
  Federal and state income taxes due to Parent.................................     390,250
                                                                                 ----------
    Total current liabilities..................................................  13,647,137
LONG-TERM DEBT (Note 2)........................................................  13,649,312
DEFERRED TAX LIABILITY.........................................................      15,200
                                                                                 ----------
    Total liabilities..........................................................  27,311,649
                                                                                 ----------
COMMITMENTS AND CONTINGENCIES (Note 3)
SHAREHOLDER'S EQUITY:
  Common shares, $.01 par value per share, 3,000 shares authorized, issued and
    outstanding................................................................          30
  Additional paid-in capital...................................................   1,349,970
  Retained earnings............................................................   1,913,524
                                                                                 ----------
    Total shareholder's equity.................................................   3,263,524
                                                                                 ----------
                                                                                 $30,575,173
                                                                                 ----------
                                                                                 ----------

                  See notes to unaudited financial statements.

                             JEH/EAGLE SUPPLY, INC.
              (A WHOLLY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

            UNAUDITED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

                  FOUR MONTHS ENDED OCTOBER 31, 1998 AND 1997

                                                                                         1998           1997
                                                                                     -------------  -------------
REVENUES...........................................................................  $  31,682,018  $  26,814,331
COST OF SALES......................................................................     24,194,001     20,662,091
                                                                                     -------------  -------------
                                                                                         7,488,017      6,152,240
                                                                                     -------------  -------------
OPERATING EXPENSES (including a provision for doubtful accounts of $237,323 and
  $198,549 in 1998 and 1997, respectively).........................................      4,711,027      4,582,527
DEPRECIATION.......................................................................        191,835        109,516
AMORTIZATION OF EXCESS COST OF INVESTMENT OVER NET ASSETS ACQUIRED.................         22,701         64,118
AMORTIZATION OF DEFERRED FINANCING COSTS...........................................         19,354         19,354
                                                                                     -------------  -------------
                                                                                         4,944,917      4,775,515
                                                                                     -------------  -------------
INCOME FROM OPERATIONS.............................................................      2,543,100      1,376,725
                                                                                     -------------  -------------
OTHER INCOME (EXPENSE):
  Interest income..................................................................         11,729         11,192
  Interest expense.................................................................       (474,115)      (367,381)
                                                                                     -------------  -------------
                                                                                          (462,386)      (356,189)
                                                                                     -------------  -------------
INCOME BEFORE PROVISION FOR INCOME TAXES...........................................      2,080,714      1,020,536
PROVISION FOR INCOME TAXES.........................................................        775,000        386,000
                                                                                     -------------  -------------
NET INCOME.........................................................................      1,305,714        634,536
RETAINED EARNINGS, BEGINNING OF PERIOD.............................................        607,810       --
                                                                                     -------------  -------------
RETAINED EARNINGS, END OF PERIOD...................................................  $   1,913,524  $     634,536
                                                                                     -------------  -------------
                                                                                     -------------  -------------

                  See notes to unaudited financial statements.

                             JEH/EAGLE SUPPLY, INC.

              (A WHOLLY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

                       UNAUDITED STATEMENTS OF CASH FLOWS

                  FOUR MONTHS ENDED OCTOBER 31, 1998 AND 1997

                                                                                         1998            1997
                                                                                    --------------  --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income......................................................................  $    1,305,714  $      634,536
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization.................................................         233,890         192,988
    Deferred income taxes.........................................................         (91,000)        (72,029)
    Increase in allowance for doubtful accounts...................................         239,475         198,549
    Changes in operating assets and liabilities:
      Increase in accounts receivable.............................................        (329,192)     (2,277,854)
      Decrease (increase) in inventories..........................................         183,867         (58,535)
      (Increase) decrease in other current assets.................................        (110,030)        535,662
      (Decrease) increase in accounts payable.....................................        (358,201)      1,673,050
      Increase in accrued expenses and other current liabilities..................         287,056         195,358
      (Decrease) increase in federal and state income taxes due to Parent.........        (169,050)        458,029
                                                                                    --------------  --------------
        Net cash provided by operating activities.................................       1,192,529       1,479,754
                                                                                    --------------  --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures............................................................        (160,215)       (318,731)
  Payment for purchase of net assets from JEH Co..................................        --            (1,659,013)
                                                                                    --------------  --------------
        Net cash used in investing activities.....................................        (160,215)     (1,977,744)
                                                                                    --------------  --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal borrowings on long-term debt..........................................      28,965,316      28,889,067
  Principal reductions on long-term debt..........................................     (30,921,553)    (29,376,663)
  Capital contribution from Parent................................................        --             1,350,000
                                                                                    --------------  --------------
        Net cash (used in) provided by financing activities.......................      (1,956,237)        862,404
                                                                                    --------------  --------------
NET (DECREASE) INCREASE IN CASH...................................................        (923,923)        364,414
CASH, BEGINNING OF PERIOD.........................................................       1,031,700        --
                                                                                    --------------  --------------
CASH, END OF PERIOD...............................................................  $      107,777  $      364,414
                                                                                    --------------  --------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the period for interest........................................  $      474,115  $      367,381
                                                                                    --------------  --------------
  Income taxes paid to Parent.....................................................  $      735,050  $     --
                                                                                    --------------  --------------
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING ACTIVITIES:
  Acquisition of JEH Co.:
    Fair value of assets acquired.................................................  $     --        $   23,734,747
    Liabilities assumed...........................................................        --            (8,960,882)
    Due from related party........................................................        --               250,000
    Note issued to seller.........................................................        --              (864,852)
    Bank debt incurred............................................................        --           (12,500,000)
                                                                                    --------------  --------------
  Cash paid.......................................................................  $     --        $    1,659,013
                                                                                    --------------  --------------

                  See notes to unaudited financial statements.

                             JEH/EAGLE SUPPLY, INC.
              (A WHOLLY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS

                  FOUR MONTHS ENDED OCTOBER 31, 1998 AND 1997

1. BASIS OF FINANCIAL STATEMENT PRESENTATION

    The financial statements of JEH/Eagle Supply, Inc. (the "Company"), a wholly-owned subsidiary of TDA Industries, Inc. ("TDA" or the "Parent") have been prepared by the Company, which is responsible for their integrity and objectivity, without audit. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for the fair presentation of financial position, results of operations and cash flows have been included. These financial statements, which, to the best of management's knowledge and belief, were prepared in accordance with generally accepted accounting principles, should be read in conjunction with the financial statements of the Company for the fiscal year ended June 30, 1998 and notes thereto included elsewhere in this Prospectus. Operating results for the interim period are not necessarily indicative of results for the entire year.

2. LONG-TERM DEBT

    At October 31, 1998, long-term debt consists of the following:

Revolving credit loan (A)......................................  $9,236,561
Term loan (A)..................................................   2,062,500
Equipment loan (A).............................................   1,806,500
6% promissory note due July 2002...............................     864,852
Capitalized equipment lease obligations........................     895,489
                                                                 ----------
                                                                 14,865,902
Less: Current portion of long-term debt........................   1,216,590
                                                                 ----------
                                                                 $13,649,312
                                                                 ----------
                                                                 ----------

(A) In order to finance the purchase of substantially all of the assets and
    business of JEH Co. and to   provide for working capital needs, the Company
    entered into a loan agreement, last amended on December 11, 1998, for a credit facility in the aggregate amount of $20 million which is collateralized by substantially all of the tangible and intangible assets of the Company. The credit facility has an initial maturity of October 22, 2003 and consists of a $3,000,000 term loan, a $2,475,000 equipment loan, and the balance in the form of a revolving credit loan. The term loan is payable in 48 equal monthly installments, each in the amount of $62,500; the equipment loan is payable in equal monthly installments, based on a seventy-six month amortization schedule, each in the amount of $26,000, with a balloon payment due on the earlier of August 1, 2004 or the end of the loan agreement's initial or renewal term. The equipment and revolving credit loans bear interest at the lender's prime rate, plus one-half percent, or at the London interbank offered rate, plus two and one-half percent, at the option of the Company. The term loan bears interest at the lender's prime rate, plus one and one-half percent, or at the London interbank offered rate, plus three and one-quarter percent, at the option of the Company. The credit facility has been guaranteed by the Parent.

3. CONTEMPLATED TRANSACTION WITH RELATED PARTY

    In September 1997, as amended, Eagle Supply Group, Inc. ("Eagle"), a majority-owned subsidiary of the Parent, signed a letter of intent with an underwriter for an initial public offering (the "Offering").

                             JEH/EAGLE SUPPLY, INC.
              (A WHOLLY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

              NOTES TO UNAUDITED FINANCIAL STATEMENTS (CONTINUED)

                  FOUR MONTHS ENDED OCTOBER 31, 1998 AND 1997

3. CONTEMPLATED TRANSACTION WITH RELATED PARTY (CONTINUED)
    Upon closing of the Offering, Eagle will acquire all of the issued and outstanding capital stock of the Company from its Parent. The acquisition will be accounted for as the combining of two entities under common control, similar to a pooling of interests, and will not result in any revaluation of the Company's assets or the creation of goodwill. Upon the consummation of the acquisition, the Company will become a wholly-owned subsidiary of Eagle.

                                     *****

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholder of JEH Company, Inc.

    We have audited the accompanying balance sheet of JEH Company, Inc. (a Texas corporation) as of June 30, 1997, and the related statement of operations and retained earnings and cash flows for the six months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of JEH Company, Inc. as of June 30, 1997, and the results of its operations and its cash flows for the six months then ended in conformity with generally accepted accounting principles.

Waters, Murray & Associates
August 20, 1997
Mansfield, Texas

                               JEH COMPANY, INC.

                                 BALANCE SHEET

                                 JUNE 30, 1997

                                    ASSETS
CURRENT ASSETS
  Cash and cash equivalents....................................................  $  284,428
  Accounts receivable-trade, net of allowance for doubtful accounts of
    $2,554,056 (Notes G and K).................................................   8,127,463
  Accounts receivable--related party (Note B)..................................     138,654
  Inventories (Notes A and G)..................................................   9,409,302
  Other receivables............................................................     664,696
                                                                                 ----------
    Total current assets.......................................................  18,624,543
FIXED ASSETS--net of accumulated depreciation (Notes A,D, F and G).............   2,114,523
OTHER ASSETS (Note E)..........................................................   1,029,648
                                                                                 ----------
TOTAL ASSETS...................................................................  $21,768,714
                                                                                 ----------
                                                                                 ----------

                      LIABILITIES & SHAREHOLDER'S EQUITY
CURRENT LIABILITIES
  Accounts payable.............................................................  $7,575,628
  Accrued expenses.............................................................   1,476,133
  Current portion of long-term debt (Note G)...................................   8,450,642
  Obligation under capital leases-current portion..............................      19,299
                                                                                 ----------
    Total current liabilities..................................................  17,521,702
                                                                                 ----------
LONG-TERM LIABILITIES
  Note payable to shareholder (Note B).........................................   3,486,991
                                                                                 ----------
    Total long-term liabilities................................................   3,486,991
                                                                                 ----------
TOTAL LIABILITIES..............................................................  21,008,693
                                                                                 ----------

COMMITMENTS AND CONTINGENCIES (Note H)

SHAREHOLDER'S EQUITY
  Common shares, $1 par value, 100,000 shares authorized, 1,000 issued and
    outstanding................................................................       1,000
  Additional paid in capital...................................................     126,967
  Retained earnings............................................................     632,054
                                                                                 ----------
    Total shareholder's equity.................................................     760,021
                                                                                 ----------
TOTAL LIABILITIES & SHAREHOLDER'S EQUITY.......................................  $21,768,714
                                                                                 ----------
                                                                                 ----------

                  See accompanying notes and auditor's report

                               JEH COMPANY, INC.

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

           SIX MONTHS ENDED JUNE 30, 1997 AND UNAUDITED JUNE 30, 1996

                                                                                         1997           1996
                                                                                     -------------  -------------
Net sales..........................................................................  $  28,978,685  $  32,860,284
Cost of sales......................................................................     21,354,749     25,775,974
                                                                                     -------------  -------------
  Gross profit.....................................................................      7,623,936      7,084,310

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES.......................................      8,331,690      5,887,103
                                                                                     -------------  -------------
  (Loss) income from operations....................................................       (707,754)     1,197,207
                                                                                     -------------  -------------
OTHER INCOME (EXPENSE)
  Other income.....................................................................          1,384          6,166
  Interest expense.................................................................       (472,926)      (396,858)
                                                                                     -------------  -------------
                                                                                          (471,542)      (390,692)
                                                                                     -------------  -------------
Net (loss) income..................................................................     (1,179,296)       806,515

RETAINED EARNINGS:
  Beginning of period..............................................................      1,811,350      1,640,461
                                                                                     -------------  -------------
  End of period....................................................................  $     632,054  $   2,446,976
                                                                                     -------------  -------------
                                                                                     -------------  -------------

                  See accompanying notes and auditor's report

                               JEH COMPANY, INC.

                            STATEMENTS OF CASH FLOWS

           SIX MONTHS ENDED JUNE 30, 1997 AND UNAUDITED JUNE 30, 1996

                                                                                         1997            1996
                                                                                    --------------  --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss) income...............................................................  $   (1,179,296) $      806,515
  Adjustments to reconcile net (loss) income to cash provided by (used in)
    operating activities:
    Depreciation and amortization.................................................         277,387         307,471
    Gain on sale of assets........................................................         (16,278)        (27,570)
    Changes in assets and liabilities
      Accounts receivable.........................................................         983,397      (2,438,493)
      Inventory...................................................................      (1,400,333)     (1,847,217)
      Accounts payable and accrued expenses.......................................       2,814,718       2,799,223
      Other assets................................................................        (622,337)        102,860
      Related party receivable....................................................           8,652         (72,453)
                                                                                    --------------  --------------
        Total adjustments.........................................................       2,045,206      (1,176,179)
                                                                                    --------------  --------------
    Net cash provided by (used in) operating activities...........................         865,910        (369,664)
                                                                                    --------------  --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures............................................................        (435,860)        (55,450)
  Proceeds from sale of assets....................................................          42,839          84,200
  Increase in other non-current assets............................................         (56,655)        (85,572)
                                                                                    --------------  --------------
    Net cash used in investing activities.........................................        (449,676)        (56,822)
                                                                                    --------------  --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal borrowings on long-term debt..........................................      16,848,841      16,217,940
  Principal reductions on long-term debt..........................................     (15,943,456)    (14,870,984)
  Principal borrowings on capital leases..........................................           8,713        --
  Principal reductions on capital leases..........................................          (5,431)        (12,245)
  Principal reductions on note payable to shareholder.............................      (1,238,414)     (1,656,448)
                                                                                    --------------  --------------
    Net cash used in financing activities.........................................        (329,747)       (321,737)
                                                                                    --------------  --------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS..............................          86,487        (748,223)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD....................................         197,941       1,038,229
                                                                                    --------------  --------------
                                                                                    --------------  --------------
CASH AND CASH EQUIVALENTS, END OF PERIOD..........................................  $      284,428  $      290,006
                                                                                    --------------  --------------
                                                                                    --------------  --------------
SUPPLEMENTAL INFORMATION
  Cash paid for interest expense..................................................  $      472,926  $      396,858
                                                                                    --------------  --------------
                                                                                    --------------  --------------

                  See accompanying notes and auditor's report

                               JEH COMPANY, INC.
                         NOTES TO FINANCIAL STATEMENTS

           SIX MONTHS ENDED JUNE 30, 1997 AND UNAUDITED JUNE 30, 1996

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    This summary of significant accounting policies of JEH Company, Inc. (the Company), is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

    The statements of operations and retained earnings and cash flows for the six months ended June 30, 1996 are unaudited. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for the fair presentation of results of operations and cash flows have been included. These unaudited financial statements, which to the best of management's knowledge and belief, were prepared in accordance with generally accepted accounting principles, should be read in conjunction with the financial statements of the Company for the years ended December 31, 1996 and 1995 and the notes thereto included elsewhere in this Prospectus. Operating results for the interim periods are not necessarily indicative of results for the entire year.

ORGANIZATION

    The Company, a Texas corporation, was incorporated in May 1982. The Company is engaged primarily in the sale of building materials to roofing contractors. The Company's home office and primary outlet is in Mansfield, Texas, with other locations in Texas, Colorado, Virginia, Indiana and Iowa. The accompanying financial statements are prepared utilizing the accrual method of accounting whereby revenue is recognized when earned and expenses are recognized when incurred.

CASH AND CASH EQUIVALENTS

    For the purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.

INVENTORIES

    Inventories, which consist primarily of roofing materials, are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments". The estimated fair value amounts have been determined by the companies, using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the companies could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

    CASH AND CASH EQUIVALENTS, ACCOUNTS RECEIVABLE, ACCOUNTS PAYABLE AND ACCRUED EXPENSES--The carrying amounts of these items are a reasonable estimate of their fair value.

                               JEH COMPANY, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

           SIX MONTHS ENDED JUNE 30, 1997 AND UNAUDITED JUNE 30, 1996

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    LONG-TERM DEBT--Interest rates that are currently available to the Company for issuance of debt with similar terms and remaining maturities are used to estimate fair value for debt issues for which no market quotes are available. The carrying amount of this item is a reasonable estimate of fair value.

    The fair value estimates presented herein are based on pertinent information available to management as of June 30, 1997. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date, and current estimates of fair value may differ significantly from the amounts presented herein.

FIXED ASSETS

    Transportation equipment, furniture and fixtures, and equipment are carried at cost. Expenditures for renewals and betterments are capitalized and maintenance and repairs are expensed as incurred. Depreciation is computed using the straight-line method over the useful life of the depreciable asset. Leasehold improvements are carried at cost and are amortized using the straight-line method over the estimated useful life of the related asset.

INCOME TAXES

    In July 1990, the Company elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Accordingly, the Company does not pay Federal corporate income taxes on its taxable income. Instead, the shareholder is liable for individual income taxes on the Company's taxable income. Although the income recognition timing differences originating before attaining S corporation status will reverse, they will not generate a tax liability at the Company level so long as S corporation status is maintained.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

RECLASSIFICATIONS

    Certain amounts for the six months ended June 30, 1996 have been reclassified to conform to the June 30, 1997 presentation. The reclassifications have no effect on the results of operations for the six months ended June 30, 1996.

NOTE B--RELATED PARTY TRANSACTIONS

    The Company leases its office facilities in Mansfield, Frisco, Mesquite and Colleyville, Texas, and in Colorado Springs and Henderson, Colorado, from the Company's shareholder. No long-term lease agreements exist for these sites. Facility rent paid during the six-month periods ended June 30, 1997 and 1996 amounted to approximately $228,000 and $223,000, respectively.

    The Company's financial statements include all costs of doing business.

                               JEH COMPANY, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

           SIX MONTHS ENDED JUNE 30, 1997 AND UNAUDITED JUNE 30, 1996

NOTE B--RELATED PARTY TRANSACTIONS (CONTINUED)
    The Company transacts business with other companies which are either owned by the Company's shareholder, or owned by relatives of the Company's shareholder.

    A summary of these transactions in the six-month period ended June 30, 1997 is as follows:

                                                                                     RELATED
                                                                      TOTAL SALES  RECEIVABLES
                                                                      -----------  ------------
                                                                       $ 326,824   $    138,654
                                                                      -----------  ------------
                                                                      -----------  ------------

    The following is a reconciliation of the activity in the note payable to shareholder account for the six months ended June 30, 1997:

Balance, beginning of period.........................               $4,725,405
  Principal reductions...............................               (1,238,414)
                                                                    ----------
                                                                    ----------
Balance, end of period...............................               $3,486,991
                                                                    ----------
                                                                    ----------

    The note payable to shareholder is due on demand. At June 30, 1997, the interest rate in the note payable to shareholder was 9.75% per annum.

    Compensation paid to the Company's sole shareholder during the six-month periods ended June 30, 1997 and 1996 was approximately $120,000 and $116,000, respectively.

    Related companies participate with the Company in its employee benefit programs; costs associated with the related companies are reimbursed to the Company. (See Note I).

NOTE C--CONCENTRATION OF CREDIT RISK

    Financial instruments that potentially subject the Company to credit risk consist principally of trade receivables. The Company sells primarily to customers in Texas and Colorado.

                               JEH COMPANY, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

           SIX MONTHS ENDED JUNE 30, 1997 AND UNAUDITED JUNE 30, 1996

NOTE C--CONCENTRATION OF CREDIT RISK (CONTINUED)
    A summary of these transactions for the six-month period ended June 30, 1997 is as follows:

TOTAL SALES:
Texas..........................................................  $17,895,853
Colorado.......................................................   9,161,018
Indiana........................................................   1,888,289
Virginia.......................................................      33,525
                                                                 ----------
                                                                 $28,978,685
                                                                 ----------
                                                                 ----------
ACCOUNTS RECEIVABLE--NET:
Texas..........................................................  $5,625,048
Colorado.......................................................   4,501,130
Indiana........................................................     660,470
Virginia.......................................................      33,525
                                                                 ----------
                                                                 10,820,173
Less: Related party............................................    (138,654)
Less: Allowance for doubtful accounts..........................  (2,554,056)
                                                                 ----------
                                                                 $8,127,463
                                                                 ----------
                                                                 ----------

NOTE D--FIXED ASSETS

    Fixed assets, which are stated at cost, at June 30, 1997 consist of the following:

                                                                                ESTIMATED
                                                                                  USEFUL
                                                                                  LIVES
                                                                             ----------------
Transportation equipment....................................  $   2,994,473    5 to 7 years
Furniture & fixtures........................................        140,716    5 to 7 years
Leasehold improvements......................................        578,991  5 to 31.5 years
Equipment...................................................        996,755   5 to 10 years
                                                              -------------
                                                                  4,710,935
Less: Accumulated depreciation..............................     (2,596,412)
                                                              -------------
                                                              $   2,114,523
                                                              -------------
                                                              -------------

                               JEH COMPANY, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

           SIX MONTHS ENDED JUNE 30, 1997 AND UNAUDITED JUNE 30, 1996

NOTE E--OTHER ASSETS

    The Company's other assets at June 30, 1997 consist of the following:

Cash surrender value of life insurance..........................  $ 808,400
Notes receivable................................................    189,252
Deposits and prepayments........................................     31,996
                                                                  ---------
                                                                  $1,029,648
                                                                  ---------
                                                                  ---------

    The above Cash Surrender Value of Insurance represents the cash value of several insurance policies carried on the life of the Company's shareholder. The combined face values of the policies are $10,064,007 of which the Company is the owner and primary beneficiary.

NOTE F--CAPITAL LEASES

    Certain equipment is being held under a number of noncancelable capital leases with terms ranging from thirty-six to sixty months. These assets are stated on the balance sheet with equipment and amounted to $29,630. Accumulated depreciation on these assets amounted to $27,157.

NOTE G--LONG-TERM DEBT

    The Company's long-term debt at June 30, 1997 consists of the following:

$7,500,000 revolving line of credit to bank, secured by
  inventory and accounts receivable; interest payable at 8.25%
  per annum; matures in June, 1997, repaid on July 8, 1997......  $7,500,000
Equipment note payable to bank, payable monthly with interest at
  9.5% per annum through July, 1997; collateralized by
  equipment.....................................................    323,149
Equipment note payable to bank, payable monthly with interest at
  9% per annum through July, 1999; collateralized by
  equipment.....................................................    366,659
Equipment note payable to bank, payable monthly with interest at
  7% per annum through July, 1997; collateralized by
  equipment.....................................................    260,834
                                                                  ---------
                                                                  8,450,642
Less: Current portion...........................................  8,450,642
                                                                  ---------
Long-term portion...............................................  $  --
                                                                  ---------
                                                                  ---------

NOTE H--LEASE COMMITMENTS

    The Company leases certain office and warehouse facilities under noncancelable operating leases which expire on various dates through 2002. Total rent expense to unrelated third parties for the six-month

                               JEH COMPANY, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

           SIX MONTHS ENDED JUNE 30, 1997 AND UNAUDITED JUNE 30, 1996

NOTE H--LEASE COMMITMENTS (CONTINUED)
periods ended June 30, 1997 and 1996 was approximately $106,000 and $175,000, respectively. Future minimum annual rentals are as follows:

YEAR ENDING DECEMBER 31,
----------------------------------------------------------------------------------
    1997..........................................................................  $  269,000
    1998..........................................................................     134,000
    1999..........................................................................      67,000
    2001..........................................................................      67,000
    2002..........................................................................      17,000
                                                                                    ----------
                                                                                    $  554,000
                                                                                    ----------
                                                                                    ----------

NOTE I--DEFINED CONTRIBUTION PLAN

    Employees of the Company are eligible to be participants in the retirement plan of JEH Company, Inc. The plan is a non-qualified defined contribution plan to which the Company contributes an amount equal to 50% of the employee's contribution up to a total company contribution of $50 per month on after tax basis. The Company contributed approximately $3,900 and $4,100 in 1997 and 1996, respectively.

NOTE J--SUBSEQUENT EVENT

    In early July 1997, the Company sold its roofing business including most of its operating assets in exchange for $14,850,000 and the buyer assumed most of its trade payables and accrued liabilities. A summary of the transaction, which was effective as of July 1, 1997, is as follows:

Total operating assets sold........................              $20,771,000
Debt assumed by purchaser..........................              (8,816,000)
                                                                 ----------
  Net assets sold..................................              $11,955,000
                                                                 ----------
                                                                 ----------
Sale price
  Cash.............................................  $13,850,000
  Five-year note...................................   1,000,000
                                                     ----------
                                                                 $14,850,000
                                                                 ----------
                                                                 ----------

    In connection with the closing of this transaction, the Company repaid its notes payable and capital lease obligations to other than related parties (approximately $8,560,000).

NOTE K--ALLOWANCE FOR DOUBTFUL ACCOUNTS

                 BALANCE AT
 PERIOD ENDED    BEGINNING                 RECOVERIES/   BALANCE AT
   JUNE 30,      OF PERIOD    PROVISION    (WRITE-OFFS) END OF PERIOD
---------------  ----------  ------------  -----------  -------------
1996...........  $  181,336  $    328,060  $     8,634   $   518,030
1997...........  $  321,718  $  2,383,218  $  (150,880)  $ 2,554,056

                               JEH COMPANY, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

           SIX MONTHS ENDED JUNE 30, 1997 AND UNAUDITED JUNE 30, 1996

NOTE K--ALLOWANCE FOR DOUBTFUL ACCOUNTS (CONTINUED)
    Management of the Company has historically based its provision for doubtful accounts on an evaluation of levels of its trade accounts receivable, the ageing and collection history of such receivables, and the business conditions in each market area in which the Company operates. In establishing its estimates of the level of the provision for doubtful accounts required for each reporting period, management also estimates the value of the collateral and/or the personal guarantees received from certain customers with past-due balances. The majority of the allowance for doubtful accounts relates to specific customers with past-due balances. During the latter part of calendar 1996, certain customer accounts began to age, and the Company began to experience more difficulty in collecting its receivables. Accordingly, the Company increased its provision for doubtful accounts and related allowance for doubtful accounts to $844,235 and $321,718, respectively, in calendar 1996 from $344,372 and $181,336, respectively, in 1995. Additionally, write-offs of its customer accounts increased to $703,853 in 1996 from $334,372 in 1995. The Company realized increased revenues from its customers in 1996 from business related to storms in certain of its market areas; however, no such storms occurred in the spring of 1997 in any of the Company's market areas. As a result, the business of certain of the Company's customers slowed dramatically and receivables continued to deteriorate. As a result of the foregoing circumstances which changed during the six-month period ended June 30, 1997 as compared to the latter part of calendar 1996, the level and age of certain customers' accounts had worsened significantly from prior periods, and other customers who have historically been current began to pay late and their accounts began to age as well. Accordingly, management performed a critical assessment of the quality of its receivables and current business conditions and determined that an increase in the allowance for doubtful accounts of $2,383,218 at June 30, 1997 was appropriate.

                                     *****

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholder of JEH Company, Inc.

    We have audited the accompanying balance sheet of JEH Company, Inc. (a Texas corporation) as of December 31, 1996, and the related statements of operations and retained earnings and cash flows for each of the two years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of JEH Company, Inc. as of December 31, 1996, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

Waters, Murray & Associates
August 20, 1997
Mansfield, Texas

                               JEH COMPANY, INC.

                                 BALANCE SHEET

                               DECEMBER 31, 1996

                                          ASSETS
CURRENT ASSETS
  Cash and cash equivalents....................................................  $  197,943
  Accounts receivable-trade, net of allowance for doubtful accounts of $321,718
    (Notes C and G)............................................................   9,128,164
  Accounts receivable--related party (Note B)..................................     130,002
  Inventories (Notes A and G)..................................................   8,008,969
  Other receivables............................................................      42,359
                                                                                 ----------
    Total current assets.......................................................  17,507,437

FIXED ASSETS--NET OF ACCUMULATED DEPRECIATION (NOTES A,D, F AND G).............   1,982,610

OTHER ASSETS (NOTE E)..........................................................     972,993
                                                                                 ----------
TOTAL ASSETS...................................................................  $20,463,040
                                                                                 ----------
                                                                                 ----------
                            LIABILITIES & SHAREHOLDER'S EQUITY
CURRENT LIABILITIES
  Accounts payable.............................................................  $8,114,195
  Accrued expenses.............................................................     912,071
  Current portion of long-term debt (Note G)...................................   4,380,179
  Obligation under capital leases-current portion (Note F).....................       9,942
                                                                                 ----------
    Total current liabilities..................................................  13,416,387
                                                                                 ----------
LONG-TERM LIABILITIES
  Long-term debt less current portion (Note G).................................     375,856
  Obligation under capital leases (Note F).....................................       6,075
  Note payable to shareholder (Note B).........................................   4,725,405
                                                                                 ----------
    Total long-term liabilities................................................   5,107,336
                                                                                 ----------
TOTAL LIABILITIES..............................................................  18,523,723
                                                                                 ----------
COMMITMENTS AND CONTINGENCIES (NOTE H)

SHAREHOLDER'S EQUITY
  Common shares, $1 par value, 100,000 shares authorized, 1,000 issued and
    outstanding................................................................       1,000
  Additional paid in capital...................................................     126,967
  Retained earnings............................................................   1,811,350
                                                                                 ----------
  Total shareholder's equity...................................................   1,939,317
                                                                                 ----------
TOTAL LIABILITIES & SHAREHOLDER'S EQUITY.......................................  $20,463,040
                                                                                 ----------
                                                                                 ----------

                  See accompanying notes and auditor's report

                               JEH COMPANY, INC.

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

                     YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                                         1996           1995
                                                                                     -------------  -------------
NET SALES..........................................................................  $  74,893,485  $  73,821,881
COST OF SALES......................................................................     59,142,964     57,422,141
                                                                                     -------------  -------------
  Gross profit.....................................................................     15,750,521     16,399,740
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES.......................................     14,818,402     15,984,277
                                                                                     -------------  -------------
  Income from operations...........................................................        932,119        415,463
                                                                                     -------------  -------------
OTHER INCOME (EXPENSE)
  Interest income..................................................................          5,218         11,049
  Interest expense.................................................................       (766,448)      (549,681)
                                                                                     -------------  -------------
                                                                                          (761,230)      (538,632)
                                                                                     -------------  -------------
  Net income (loss)................................................................        170,889       (123,169)
RETAINED EARNINGS:
  At beginning of year.............................................................      1,640,461      1,763,630
                                                                                     -------------  -------------
  At end of year...................................................................  $   1,811,350  $   1,640,461
                                                                                     -------------  -------------
                                                                                     -------------  -------------

                  See accompanying notes and auditor's report

                               JEH COMPANY, INC.

                            STATEMENTS OF CASH FLOWS

                     YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                                         1996            1995
                                                                                    --------------  --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)...............................................................  $      170,889  $     (123,169)
  Adjustments to reconcile net income (loss) to cash used in operating activities:
    Depreciation and amortization.................................................         613,169         642,595
    Gain on sale of assets........................................................         (32,968)        (35,913)
    Changes in assets and liabilities
      Accounts receivable.........................................................      (1,924,680)     (1,554,563)
      Inventory...................................................................        (856,580)     (1,640,702)
      Accounts payable and accrued expenses.......................................       1,681,862        (108,235)
      Other assets................................................................         292,269         (59,733)
      Related party receivable....................................................           3,474         135,178
                                                                                    --------------  --------------
      Total adjustments...........................................................        (223,454)     (2,621,373)
                                                                                    --------------  --------------
    Net cash used in operating activities.........................................         (52,565)     (2,744,542)
                                                                                    --------------  --------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures............................................................        (155,803)       (575,982)
  Proceeds from sale of assets....................................................         127,936         114,250
  Decrease in notes receivable-related party......................................        --               523,137
                                                                                    --------------  --------------
    Net cash (used in) provided by investing activities...........................         (27,867)         61,405
                                                                                    --------------  --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal borrowings on long-term debt..........................................      38,970,564      29,252,866
  Principal reductions on long-term debt..........................................     (39,813,917)    (28,298,968)
  Principal reductions on capital leases..........................................         (19,019)        (44,537)
  Principal reductions on note payable to shareholder.............................      (3,095,847)     (3,084,854)
  Borrowings under note payable to shareholder....................................       3,198,365       5,412,180
                                                                                    --------------  --------------
    Net cash (used in) provided by financing activities...........................        (759,854)      3,236,687
                                                                                    --------------  --------------

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS..............................        (840,286)        553,550

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR......................................       1,038,229         484,679

CASH AND CASH EQUIVALENTS, END OF YEAR............................................  $      197,943  $    1,038,229
                                                                                    --------------  --------------
                                                                                    --------------  --------------

SUPPLEMENTAL INFORMATION:
  Cash paid for interest expense..................................................  $      766,448  $      549,681
                                                                                    --------------  --------------
                                                                                    --------------  --------------

                  See accompanying notes and auditor's report

                               JEH COMPANY, INC.

                         NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1996 AND 1995

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    This summary of significant accounting policies of JEH Company, Inc. (the Company), is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

ORGANIZATION

    The Company, a Texas corporation, was incorporated in May 1982. The Company is engaged primarily in the sale of building materials to roofing contractors. The Company's home office and primary outlet is in Mansfield, Texas, with other locations in Texas, Colorado, Virginia, Indiana and Iowa. In 1995, the Company also had locations in Oklahoma and Kansas. The accompanying financial statements are prepared utilizing the accrual method of accounting whereby revenue is recognized when earned and expenses are recognized when incurred.

CASH AND CASH EQUIVALENTS

    For the purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.

INVENTORIES

    Inventories, which consist primarily of roofing materials, are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments". The estimated fair value amounts have been determined by the companies, using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the companies could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

    CASH AND CASH EQUIVALENTS, ACCOUNTS RECEIVABLE, ACCOUNTS PAYABLE AND ACCRUED EXPENSES--The carrying amounts of these items are a reasonable estimate of their fair value.

    LONG-TERM DEBT--Interest rates that are currently available to the Company for issuance of debt with similar terms and remaining maturities are used to estimate fair value for debt issues for which no market quotes are available. The carrying amount of this item is a reasonable estimate of fair value.

    The fair value estimates presented herein are based on pertinent information available to management as of December 31, 1996. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for

                               JEH COMPANY, INC.

                     YEARS ENDED DECEMBER 31, 1996 AND 1995

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) purposes of these financial statements since that date, and current estimates of fair value may differ significantly from the amounts presented herein.

FIXED ASSETS

    Transportation equipment, furniture and fixtures, and equipment are carried at cost. Expenditures for renewals and betterments are capitalized and maintenance and repairs are expensed as incurred. Depreciation is computed using the straight-line method over the useful life of the depreciable asset. Leasehold improvements are carried at cost and are amortized using the straight-line method over the estimated useful life of the related asset.

INCOME TAXES

    In July 1990, the Company elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Accordingly, the Company does not pay Federal corporate income taxes on its taxable income. Instead, the shareholder is liable for individual income taxes on the Company's taxable income. Although the income recognition timing differences originating before attaining S corporation status will reverse, they will not generate a tax liability at the Company level so long as S corporation status is maintained.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

RECLASSIFICATIONS

    Certain amounts for the year ended December 31, 1995 have been reclassified to conform to the December 31, 1996 presentation. The reclassifications have no effect on the results of operations for the year ended December 31, 1995.

NOTE B--RELATED PARTY TRANSACTIONS

    The Company leases its office facilities in Mansfield, Frisco, Mesquite and Colleyville, Texas, and in Colorado Springs and Henderson, Colorado, from the Company's shareholder. No long-term lease agreements exist for these sites. Facility rent paid during each of the years ended December 31, 1996 and 1995 amounted to approximately $428,000 and $331,000, respectively.

    The Company's financial statements include all costs of doing business.

    The Company transacts business with other companies, which are either owned by the Company's shareholder, or owned by relatives of the Company's shareholder.

                               JEH COMPANY, INC.

                     YEARS ENDED DECEMBER 31, 1996 AND 1995

NOTE B--RELATED PARTY TRANSACTIONS (CONTINUED)
    A summary of these transactions in each of the years ended December 31, 1996 and 1995 is as follows:

                                                                                     RELATED
YEAR ENDED DECEMBER 31,                                              TOTAL SALES   RECEIVABLES
-------------------------------------------------------------------  ------------  -----------
1996...............................................................  $    992,565   $ 130,002
                                                                     ------------  -----------
                                                                     ------------  -----------
1995...............................................................  $  1,627,855   $ 133,476
                                                                     ------------  -----------
                                                                     ------------  -----------

    The following is a reconciliation of the activity in the note payable to shareholder account for the year ended December 31, 1996:

Balance, beginning of year......................................  $4,622,887
  Principal borrowings..........................................  3,198,365
  Principal reductions..........................................  (3,095,847)
                                                                  ---------
Balance, end of year............................................  $4,725,405
                                                                  ---------
                                                                  ---------

    The note payable to shareholder is due on demand. At December 31, 1996, the interest rate in the note payable to shareholder was 9.75% per annum.

    Compensation paid to the Company's sole shareholder during each of the years ended December 31, 1996 and 1995 was approximately $2,330,000 and $3,988,000, respectively. Such compensation included a base salary plus a discretionary bonus.

    Related companies participate with the Company in its employee benefit programs; costs associated with the related companies are reimbursed to the Company. (See Note I).

NOTE C--CONCENTRATION OF CREDIT RISK

    Financial instruments that potentially subject the Company to credit risk consist principally of trade receivables. The Company sells primarily to customers in Texas and Colorado.

    A summary of these transactions for each of the years ended December 31, 1996 and 1995 is as follows:

                                                                                         1996           1995
                                                                                     -------------  -------------
TOTAL SALES:
Texas..............................................................................  $  50,972,325  $  57,104,971
Colorado...........................................................................     20,433,490     16,716,910
Indiana............................................................................      3,487,670       --
Oklahoma & Kansas..................................................................       --             --
                                                                                     -------------  -------------
                                                                                     $  74,893,485  $  73,821,881
                                                                                     -------------  -------------
                                                                                     -------------  -------------

                               JEH COMPANY, INC.

                     YEARS ENDED DECEMBER 31, 1996 AND 1995

NOTE C--CONCENTRATION OF CREDIT RISK (CONTINUED)

                                                                                                          1996
                                                                                                      ------------
ACCOUNTS RECEIVABLE--NET:
Texas...............................................................................................  $  4,895,660
Colorado............................................................................................     4,414,432
Indiana.............................................................................................       269,792
Oklahoma & Kansas...................................................................................       --
                                                                                                      ------------
                                                                                                      $  9,579,884
Less: Related party.................................................................................      (130,002)
Less: Allowance for doubtful accounts...............................................................      (321,718)
                                                                                                      ------------
                                                                                                      $  9,128,164
                                                                                                      ------------
                                                                                                      ------------

NOTE D--FIXED ASSETS

    Fixed assets, which are stated at cost, consist of the following:

                                                                ESTIMATED
                                                                  USEFUL
                                                                  LIVES
                                                               ------------
Transportation equipment.....................................  $  2,648,369  5 to 7 years
Furniture & fixtures.........................................       132,003  5 to 7 years
Leasehold improvements.......................................       578,991  5 to 31.5 years
Equipment....................................................       977,005  5 to 10 years
                                                               ------------
                                                                  4,336,368
Less: Accumulated depreciation...............................    (2,353,758)
                                                               ------------
                                                               $  1,982,610
                                                               ------------
                                                               ------------

NOTE E--OTHER ASSETS

    The Company's other assets consist of the following:

Cash surrender value of life insurance............................  $ 725,647
Note receivable...................................................    212,940
Deposits and prepayments..........................................     34,406
                                                                    ---------
                                                                    $ 972,993
                                                                    ---------
                                                                    ---------

    The above Cash Surrender Value of Insurance represents the cash value of several insurance policies carried on the life of the Company's shareholder. The combined face values of the policies are $10,064,007 of which the Company is the owner and primary beneficiary.

                               JEH COMPANY, INC.

                     YEARS ENDED DECEMBER 31, 1996 AND 1995

NOTE F--CAPITAL LEASES

    Certain equipment is being held under a number of noncancelable capital leases with terms ranging from thirty-six to sixty months. These assets are stated on the balance sheet with equipment and amounted to $126,252. Accumulated depreciation on these assets amounted to $95,570.

    The following is a schedule by years of future minimum lease payments under capital leases together with the present value of the net minimum lease payments:

YEAR ENDING DECEMBER 31,
-----------------------------------------------------------------------------------
  1997.............................................................................  $  10,620
  1998.............................................................................      6,075
                                                                                     ---------
Total lease payments...............................................................     16,695
Less amount representing interest..................................................        678
                                                                                     ---------
Present value of future minimum lease payments.....................................  $  16,017
                                                                                     ---------
                                                                                     ---------

    This amount is stated on the balance sheet as follows:

Obligations under capital leases...................................  $  16,017
Less: Current portion..............................................     (9,942)
                                                                     ---------
Long-term portion..................................................  $   6,075
                                                                     ---------
                                                                     ---------

NOTE G--LONG-TERM DEBT

    The Company's long-term debt consist of the following:

$6,000,000 revolving line of credit to bank, secured
  by inventory and accounts receivable; interest
  payable at 8.25% per annum; matures in June,
  1997...............................................  $3,970,618 $4,300,000
Equipment note payable to bank, payable monthly with
  interest at 9.5% per annum through June, 1999;
  collateralized by equipment........................    403,274    553,309
Equipment note payable to bank, payable monthly with
  interest at 7% per annum through June, 1998;
  collateralized by equipment........................    382,143    617,467
Other note payable...................................     --          8,551
                                                       ---------  ---------
                                                       4,756,035  5,479,327
Less: Current portion................................  4,380,179  5,091,985
                                                       ---------  ---------
Long-term portion....................................  $ 375,856  $ 387,342
                                                       ---------  ---------
                                                       ---------  ---------

                               JEH COMPANY, INC.

                     YEARS ENDED DECEMBER 31, 1996 AND 1995

NOTE G--LONG-TERM DEBT (CONTINUED)
Aggregate maturities under this debt for the years subsequent to December 31, 1996, are as follows:

1997............................................................  $4,380,179
1998............................................................    297,976
1999............................................................     77,880
                                                                  ---------
                                                                  $4,756,035
                                                                  ---------
                                                                  ---------

NOTE H--LEASE COMMITMENTS

    The Company leases certain office and warehouse facilities under noncancelable operating leases, which expire on various dates through 2002. Total rent expense to unrelated third parties for the years ended 1996 and 1995 was approximately $189,000 and $207,000, respectively. Future minimum annual rentals are as follows:

YEAR ENDING DECEMBER 31,
----------------------------------------------------------------------------------
1997..............................................................................  $  275,000
1998..............................................................................     269,000
1999..............................................................................     135,000
2000..............................................................................      67,000
2001..............................................................................      67,000
2002..............................................................................      17,000
                                                                                    ----------
                                                                                    $  830,000
                                                                                    ----------
                                                                                    ----------

NOTE I--DEFINED CONTRIBUTION PLAN

    Employees of the Company are eligible to be participants in the retirement plan of JEH Company, Inc. The plan is a non-qualified defined contribution plan to which the Company contributes an amount equal to 50% of the employee's contribution up to a total company contribution of $50 per month on after tax basis. The Company contributed approximately $5,300 and $9,000 in 1996 and 1995, respectively.

NOTE J--SUBSEQUENT EVENT

    In early July 1997, the Company sold its roofing business including most of its operating assets in exchange for $14,850,000 and the buyer assumed most of its trade payables and accrued liabilities.

                               JEH COMPANY, INC.

                     YEARS ENDED DECEMBER 31, 1996 AND 1995

NOTE J--SUBSEQUENT EVENT (CONTINUED)
    A summary of the transaction, which was effective as of July 1, 1997, is as follows:

Total operating assets sold........................              $20,771,000
Debt assumed by purchaser..........................              (8,816,000)
                                                                 ----------
  Net assets sold..................................              $11,955,000
                                                                 ----------
                                                                 ----------
Sale price
  Cash.............................................  $13,850,000
  Five-year note...................................   1,000,000
                                                     ----------
                                                                 $14,850,000
                                                                 ----------
                                                                 ----------

    In connection with the closing of this transaction, the Company repaid its notes payable and capital lease obligations to other than related parties (approximately $8,560,000).

NOTE K--ALLOWANCE FOR DOUBTFUL ACCOUNTS

                 BALANCE AT
  YEAR ENDED     BEGINNING                            BALANCE AT
 DECEMBER 31,     OF YEAR    PROVISION   WRITE-OFFS   END OF YEAR
---------------  ----------  ----------  -----------  -----------
1995........     $  181,336  $  334,732  $  (334,732)  $ 181,336
                 ----------  ----------  -----------  -----------
                 ----------  ----------  -----------  -----------
1996........     $  181,336  $  844,235  $  (703,853)  $ 321,718
                 ----------  ----------  -----------  -----------
                 ----------  ----------  -----------  -----------

                                     *****

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Shareholder of Masonry Supply, Inc.

We have audited the accompanying balance sheet of Masonry Supply, Inc. (a Texas corporation) as of October 21, 1998 and the related statements of operations and retained earnings and cash flows for the period from July 1, 1998 through October 21, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Masonry Supply, Inc. as of October 21, 1998, and the results of its operations and its cash flows for the period from July 1, 1998 through October 21, 1998 in conformity with generally accepted accounting principles.

Waters, Murray & Associates
December 10, 1998
Mansfield, Texas

                              MASONRY SUPPLY, INC.

                                 BALANCE SHEET

                                OCTOBER 21, 1998

                                     ASSETS
CURRENT ASSETS
  Cash and cash equivalents.....................................................  $ 480,160
  Accounts receivable-trade, net of allowance for doubtful accounts of $107,388
    (Notes C, F and K)..........................................................  1,514,052
  Inventories (Notes A and F)...................................................  1,402,341
  Other receivables.............................................................      5,250
  Prepaid expenses..............................................................     96,437
                                                                                  ---------
    Total current assets........................................................  3,498,240

FIXED ASSETS--NET OF ACCUMULATED DEPRECIATION (NOTES A, D, E AND F).............    693,444

EXCESS COST OF INVESTMENT OVER NET ASSETS ACQUIRED (NET OF AMORTIZATION)........     90,018
                                                                                  ---------
TOTAL ASSETS....................................................................  $4,281,702
                                                                                  ---------
                                                                                  ---------

                           LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES
  Accounts payable (Note B).....................................................  $ 726,600
  Accrued expenses..............................................................    137,993
  Obligation under capital lease-current portion (Note E).......................      6,045
                                                                                  ---------
    Total current liabilities...................................................    870,638

LONG-TERM LIABILITIES (NOTE E AND F)............................................     14,790
                                                                                  ---------

TOTAL LIABILITIES...............................................................    885,428
                                                                                  ---------

COMMITMENTS AND CONTINGENCIES (NOTES G AND H)

SHAREHOLDER'S EQUITY
  Common shares, no par value, 10,000 shares authorized, 1,000 issued and
    outstanding.................................................................      1,000
  Retained earnings.............................................................  3,395,274
                                                                                  ---------
    Total shareholder's equity..................................................  3,396,274
                                                                                  ---------

TOTAL LIABILITIES & SHAREHOLDER'S EQUITY........................................  $4,281,702
                                                                                  ---------
                                                                                  ---------

                  See accompanying notes and auditor's report

                              MASONRY SUPPLY, INC.
                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

         FOR THE PERIODS FROM JULY 1, 1998 THROUGH OCTOBER 21, 1998 AND
                UNAUDITED JULY 1, 1997 THROUGH OCTOBER 31, 1997

                                                                                            1998          1997
                                                                                        ------------  ------------
NET SALES.............................................................................  $  3,976,794  $  4,156,116
COST OF SALES.........................................................................     2,375,820     2,619,523
                                                                                        ------------  ------------
                                                                                           1,600,974     1,536,593
OPERATING EXPENSES (INCLUDING A PROVISION FOR DOUBTFUL ACCOUNTS OF $39,507 AND $36,506
  FOR 1998 AND 1997, RESPECTIVELY)....................................................       979,797       998,689
                                                                                        ------------  ------------
  Income from operations..............................................................       621,177       537,904
                                                                                        ------------  ------------
OTHER EXPENSE
  Loss from sale of assets............................................................         9,588       --
  Interest expense....................................................................        10,629        15,634
                                                                                        ------------  ------------
                                                                                              20,217        15,634
                                                                                        ------------  ------------
  Net income..........................................................................       600,960       522,270
RETAINED EARNINGS:
  Beginning of period.................................................................     2,794,314     1,944,095
                                                                                        ------------  ------------
  End of period.......................................................................  $  3,395,274  $  2,466,365
                                                                                        ------------  ------------
                                                                                        ------------  ------------

                  See accompanying notes and auditor's report

                              MASONRY SUPPLY, INC.
                            STATEMENTS OF CASH FLOWS

           FOR THE PERIODS JULY 1, 1998 THROUGH OCTOBER 21, 1998 AND
                UNAUDITED JULY 1, 1997 THROUGH OCTOBER 31, 1997

                                                                                             1998         1997
                                                                                          -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income............................................................................  $   600,960  $   522,270
  Adjustments to reconcile net income to cash provided by operating activities:
      Depreciation and amortization.....................................................       43,078       36,396
      Loss on sale of assets............................................................        9,589      --
      Changes in assets and liabilities
        Accounts receivable.............................................................       97,622     (203,925)
        Inventory.......................................................................      (99,676)     146,530
        Other assets....................................................................      (28,827)      30,400
        Accounts payable and accrued expenses...........................................     (344,071)      76,432
                                                                                          -----------  -----------
        Net cash provided by operating activities.......................................      278,675      608,103
                                                                                          -----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures..................................................................      (16,345)     (47,765)
                                                                                          -----------  -----------
        Net cash used in investing activities...........................................      (16,345)     (47,765)
                                                                                          -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal reductions on long-term debt................................................     (400,000)     (43,306)
  Principal reductions on capital lease.................................................       (2,050)     --
                                                                                          -----------  -----------
        Net cash used in financing activities...........................................     (402,050)     (43,306)
                                                                                          -----------  -----------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS....................................     (139,720)     517,032
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD..........................................      619,880      112,353
                                                                                          -----------  -----------
CASH AND CASH EQUIVALENTS, END OF PERIOD................................................  $   480,160  $   629,385
                                                                                          -----------  -----------
                                                                                          -----------  -----------
SUPPLEMENTAL INFORMATION:
  Cash paid for interest expense........................................................  $    10,629  $    15,634
                                                                                          -----------  -----------
                                                                                          -----------  -----------

                  See accompanying notes and auditor's report

                              MASONRY SUPPLY, INC.
                         NOTES TO FINANCIAL STATEMENTS

             FOR THE PERIODS JULY 1, 1998 THROUGH OCTOBER 21, 1998
              AND UNAUDITED JULY 1, 1997 THROUGH OCTOBER 31, 1997

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    This summary of significant accounting policies of Masonry Supply, Inc. (the "Company"), is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

ORGANIZATION

    The Company, a Texas corporation, was incorporated in April 1979. The Company is engaged primarily in the sale of masonry materials to building contractors. The Company's headquarters and primary outlet is in Mansfield, Texas, with other locations in Plano, Texas, Mesquite, Texas and Southlake, Texas.

CASH AND CASH EQUIVALENTS

    For the purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.

INVENTORIES

    Inventories, which consist primarily of masonry materials, are stated at the lower of cost or market. Cost is determined using the average cost method.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments." The estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies. However, considerable judgement is required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

    CASH AND CASH EQUIVALENTS, ACCOUNTS RECEIVABLE, ACCOUNTS PAYABLE AND ACCRUED EXPENSES--The carrying amounts of these items are a reasonable estimate of their fair value.

    LONG-TERM DEBT--Interest rates that are currently available to the Company for issuance of debt with similar terms and remaining maturities are used to estimate fair value for debt issues for which no market quotes are available. The carrying amount of this item is a reasonable estimate of fair value.

    The fair value estimates herein are based on pertinent information available to management as of October 21, 1998. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date, and current estimates of fair value may differ significantly from the amounts presented herein.

                              MASONRY SUPPLY, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

             FOR THE PERIODS JULY 1, 1998 THROUGH OCTOBER 21, 1998
              AND UNAUDITED JULY 1, 1997 THROUGH OCTOBER 31, 1997

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
FIXED ASSETS

    Transportation equipment, furniture and fixtures, and equipment are carried at cost. Expenditures for renewals and betterments are capitalized and maintenance and repairs are expensed as incurred. Depreciation is computed using the straight-line method over the useful life of the depreciable asset. Leasehold improvements are carried at cost and are amortized using the straight-line method over the estimated useful life of the related asset.

EXCESS COST OF INVESTMENT OVER NET ASSETS ACQUIRED ("GOODWILL")

    Goodwill is being amortized over 40 years using the straight-line method. Capitalized lease costs are being amortized on the straight-line basis over the four-year lease term.

INCOME TAXES

    In March, 1989, the Company elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Accordingly, the Company does not pay Federal corporate income taxes on its taxable income. Instead, the Company's shareholder is liable for individual income taxes on the Company's taxable income. Although the income recognition timing differences originating before attaining S corporation status will reverse, they will not generate a tax liability at the Company level so long as S corporation status is maintained.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

NOTE B--RELATED PARTY TRANSACTIONS

    The Company leases its office facilities, showroom and warehouse in Mansfield, Texas from the Company's shareholder on a month-to-month basis. No long-term lease agreement exists for this site. Facility rent paid during both periods presented amounted to approximately $55,700 per year.

    There are no amounts due to shareholder at October 21, 1998.

    Compensation paid to the Company's shareholder during each of the periods presented was approximately $177,600 and $157,800 in 1998 and 1997, respectively.

NOTE C--CONCENTRATION OF CREDIT RISK

    The Company maintains its cash balances at several financial institutions. At times, cash balances and high quality money market instruments in the Company's accounts may exceed federally insured limits. Financial instruments that potentially subject the Company to credit risk consist principally of trade receivables. The Company sells primarily to customers in North Central Texas.

                              MASONRY SUPPLY, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

             FOR THE PERIODS JULY 1, 1998 THROUGH OCTOBER 21, 1998
              AND UNAUDITED JULY 1, 1997 THROUGH OCTOBER 31, 1997

NOTE D--FIXED ASSETS

    Fixed assets, which are stated at cost, at consist of the following:

                                                                                                      ESTIMATED
                                                                                                       USEFUL
                                                                                                        LIVES
                                                                                                   ---------------
Transportation equipment..........................................................  $     907,303   3 to 7 years
Furniture & fixtures..............................................................        233,284   5 to 10 years
Leasehold improvements............................................................         60,958      5 years
Machinery & equipment.............................................................        553,763   5 to 15 years
                                                                                    -------------
                                                                                        1,755,308
Less: Accumulated depreciation....................................................     (1,061,864)
                                                                                    -------------
                                                                                    $     693,444
                                                                                    -------------
                                                                                    -------------

NOTE E--CAPITAL LEASES

    Certain equipment is being held under a noncancelable capital lease with a remaining term of 35 months at October 21, 1998. This asset is included in equipment and amounted to $26,931 at October 21, 1998. Accumulated depreciation on this asset amounted to $6,421 at October 21, 1998. The following is a schedule by years of future minimum lease payments under capital leases together with the present value of the net minimum lease payments:

                                    YEAR ENDING
                                     JUNE 30,
                                   ------------
  1999.............................................................................  $   5,677
  2000.............................................................................      8,677
  2001.............................................................................      8,677
  2002.............................................................................      2,169
                                                                                     ---------
Total lease payments...............................................................     25,200
  Less: Amount representing interest...............................................     (4,365)
                                                                                     ---------
  Present value of future minimum lease payments...................................  $  20,835
                                                                                     ---------
                                                                                     ---------

    This amount is stated on the balance sheet as follows:

  Obligations uunder capital lease.................................  $  20,835
  Less: Current portion............................................     (6,045)
                                                                     ---------
  Long-term portion................................................  $  14,790
                                                                     ---------
                                                                     ---------

                              MASONRY SUPPLY, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

             FOR THE PERIODS JULY 1, 1998 THROUGH OCTOBER 21, 1998
              AND UNAUDITED JULY 1, 1997 THROUGH OCTOBER 31, 1997

NOTE F--LONG-TERM DEBT

    The Company's long-term debt consists of the following:

    $1,000,000 revolving line of credit to bank, secured by inventory and accounts receivable; interest payable at Prime plus .25 (currrently 8.75%); matures in June 1999. The Line of Credit was withdrawn on October 21, 1998.

NOTE G--LEASE COMMITMENTS

    The Company leases certain office and warehouse facilities from unrelated third parties under noncancelable operating leases that expire on various dates through 2002. Total rent expense to unrelated third parties for the periods presented was approximately $37,500 and $45,300 in 1998 and 1997, respectively. Future minimum annual rentals are as follows:

YEAR ENDED JUNE 30,
----------------------------------------------------------------------------------
    1999..........................................................................  $   97,000
    2000..........................................................................      60,000
    2001..........................................................................      46,000
    2002..........................................................................      19,000
                                                                                    ----------
                                                                                    $  222,000
                                                                                    ----------
                                                                                    ----------

NOTE H--DEFINED CONTRIBUTION PLAN

    Employees of the Company are eligible to participate in the Company's retirement plan. The plan is a qualified defined contribution plan to which the Company can contribute a percentage of each employee's compensation up to the maximum tax-deductible amount. For the periods presented, the Company contributed approximately $21,300 and $31,000 in 1998 and 1997, respectively.

NOTE I--SUBSEQUENT EVENT

    On October 22, 1998, the Company sold its masonry business, including most of its operating assets, in exchange for $8,000,000 and the buyer's assumption of most of its liabilities.

    A summary of the transaction, which was effective as of July 1, 1998, is as follows:

Total operating assets sold.........................             $4,400,827
Debt assumed by purchaser...........................             (1,612,249)
                                                                 ----------
  Net assets sold...................................             $2,788,578
                                                                 ----------
                                                                 ----------
Sale price
  Cash..............................................  $6,000,000
  Promissory note...................................  2,000,000
                                                      ---------
                                                                 $8,000,000
                                                                 ----------
                                                                 ----------

                              MASONRY SUPPLY, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

             FOR THE PERIODS JULY 1, 1998 THROUGH OCTOBER 21, 1998
              AND UNAUDITED JULY 1, 1997 THROUGH OCTOBER 31, 1997

NOTE J--ACQUISITION

    In May 1997, the Company acquired certain assets and assumed certain liabilities of a privately held masonry supply business in Mesquite, Texas. The acquisition was recorded as a purchase and, accordingly, results of operations of the acquired entity are included in the accompanying statements of operations. The purchase price was cash of $51,416 and a note for the remaining balance of $50,000. The transaction gave rise to approximately $100,416 of goodwill which is being amortized over a forty-year period.

NOTE K--ALLOWANCE FOR DOUBTFUL ACCOUNTS

                                          BALANCE AT
 BALANCE AT                               OCTOBER 21,
JUNE 30, 1998   PROVISION   WRITE-OFFS       1998
-------------  -----------  ----------  ---------------
 $    80,302    $  39,507   $  (12,421)   $   107,388
-------------  -----------  ----------  ---------------

                                   * * * * *

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Shareholder of Masonry Supply, Inc.

We have audited the accompanying balance sheets of Masonry Supply, Inc. (a Texas corporation) as of June 30, 1998 and 1997, and the related statements of operations and retained earnings and cash flows for each of the three years in the period ended June 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Masonry Supply, Inc. as of June 30, 1998 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 1998 in conformity with generally accepted accounting principles.

Waters, Murray & Associates
September 25, 1998
Mansfield, Texas

                              MASONRY SUPPLY, INC.

                                 BALANCE SHEETS

                             JUNE 30, 1998 AND 1997

                                                                                            1998          1997
                                                                                        ------------  ------------
                                        ASSETS
CURRENT ASSETS
  Cash and cash equivalents...........................................................  $    619,880  $    112,353
  Accounts receivable-trade, net of allowance for doubtful accounts of $80,302 in
    1998, and $128,086 in 1997 (Notes C, F and K).....................................     1,615,863     1,219,605
  Inventories (Notes A and F).........................................................     1,302,665     1,272,730
  Other receivables...................................................................         1,061         3,569
  Prepaid expenses....................................................................        67,610       102,536
                                                                                        ------------  ------------
    Total current assets..............................................................     3,607,079     2,710,793
FIXED ASSETS--NET OF ACCUMULATED DEPRECIATION (NOTES A, D, E AND F)...................       727,178       817,249

EXCESS COST OF INVESTMENT OVER NET ASSETS ACQUIRED (NET OF AMORTIZATION)..............        92,606       100,966
                                                                                        ------------  ------------
TOTAL ASSETS..........................................................................  $  4,426,863  $  3,629,008
                                                                                        ------------  ------------
                                                                                        ------------  ------------
                         LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES
  Accounts payable (Note B)...........................................................  $    952,720  $    991,555
  Accrued expenses....................................................................       255,944       140,114
  Current portion of long-term debt (Note F)..........................................       400,000       552,244
  Obligation under capital lease-current portion (Note E).............................         6,045       --
                                                                                        ------------  ------------
    Total current liabilities.........................................................     1,614,709     1,683,913

LONG-TERM LIABILITIES (NOTES E AND F).................................................        16,840       --
                                                                                        ------------  ------------

TOTAL LIABILITIES.....................................................................     1,631,549     1,683,913
                                                                                        ------------  ------------
COMMITMENTS AND CONTINGENCIES (NOTES G AND H)

SHAREHOLDER'S EQUITY
  Common shares, no par value, 10,000 shares authorized, 1,000 issued and outstanding          1,000         1,000
  Retained earnings...................................................................     2,794,314     1,944,095
                                                                                        ------------  ------------
    Total shareholder's equity........................................................     2,795,314     1,945,095
                                                                                        ------------  ------------

TOTAL LIABILITIES & SHAREHOLDER'S EQUITY..............................................  $  4,426,863  $  3,629,008
                                                                                        ------------  ------------
                                                                                        ------------  ------------

                  See accompanying notes and auditor's report

                              MASONRY SUPPLY, INC.

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

                FOR THE YEARS ENDED JUNE 30, 1998, 1997 AND 1996

                                                                            1998           1997          1996
                                                                        -------------  ------------  ------------
NET SALES.............................................................  $  11,960,092  $  9,101,396  $  8,441,473
COST OF SALES.........................................................      7,374,319     5,559,856     5,181,174
                                                                        -------------  ------------  ------------
                                                                            4,585,773     3,541,540     3,260,299
OPERATING EXPENSES (INCLUDING A PROVISION FOR DOUBTFUL ACCOUNTS OF
  $109,519, $122,136 AND $50,161 FOR 1998, 1997 AND 1996,
  RESPECTIVELY).......................................................      3,572,243     2,976,883     2,680,578
                                                                        -------------  ------------  ------------
  Income from operations..............................................      1,013,530       564,657       579,721
                                                                        -------------  ------------  ------------
OTHER INCOME (EXPENSE)
  Miscellaneous.......................................................           (323)       12,659        23,613
  Loss from sale of assets............................................         (7,037)      (59,691)           --
  Interest expense....................................................        (43,053)      (30,789)      (45,358)
                                                                        -------------  ------------  ------------
                                                                              (50,413)      (77,821)      (21,745)
                                                                        -------------  ------------  ------------
  Net income..........................................................        963,117       486,836       557,976

RETAINED EARNINGS:
  Beginning of year...................................................      1,944,095     1,674,070     1,541,094
  Distributions to shareholder........................................       (112,898)     (216,811)     (425,000)
                                                                        -------------  ------------  ------------
  End of year.........................................................  $   2,794,314  $  1,944,095  $  1,674,070
                                                                        -------------  ------------  ------------
                                                                        -------------  ------------  ------------

                  See accompanying notes and auditor's report

                              MASONRY SUPPLY, INC.

                            STATEMENTS OF CASH FLOWS

                    YEARS ENDED JUNE 30, 1998, 1997 AND 1996

                                                                                1998         1997         1996
                                                                             -----------  -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income...............................................................  $   963,117  $   486,836  $   557,976
  Adjustments to reconcile net income to cash provided by operating activities:
    Depreciation and amortization..........................................      187,557      154,599      161,115
    Loss on sale of assets.................................................        7,037       59,691      --
    Changes in assets and liabilities
      Accounts receivable..................................................     (393,751)     (71,938)    (212,368)
      Inventory............................................................      (29,935)    (185,335)     (87,948)
      Other assets.........................................................       35,476      (79,593)       3,522
      Accounts payable and accrued expenses................................       76,996      260,612      269,333
                                                                             -----------  -----------  -----------
      Net cash provided by operating activities............................      846,497      624,872      691,630
                                                                             -----------  -----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures.....................................................     (106,272)    (402,916)    (296,646)
  Goodwill on business acquisition.........................................      --          (100,416)     --
  Proceeds from sale of assets.............................................        9,559       63,030      --
                                                                             -----------  -----------  -----------
      Net cash used in investing activities................................      (96,713)    (440,302)    (296,646)
                                                                             -----------  -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal borrowings on long-term debt...................................      400,000      600,000      286,731
  Principal borrowings on capital lease....................................       26,931      --           --
  Principal reductions on long-term debt...................................     (552,244)    (516,544)    (229,872)
  Principal reductions on capital lease....................................       (4,045)     --           --
  Distributions to shareholder.............................................     (112,898)    (216,811)    (425,000)
                                                                             -----------  -----------  -----------
      Net cash used in financing activities................................     (242,256)    (133,355)    (368,141)
                                                                             -----------  -----------  -----------
NET INCREASE IN CASH AND CASH EQUIVALENTS..................................      507,528       51,215       26,843
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR...............................      112,353       61,138       34,295
                                                                             -----------  -----------  -----------
CASH AND CASH EQUIVALENTS, END OF YEAR.....................................  $   619,881  $   112,353  $    61,138
                                                                             -----------  -----------  -----------
                                                                             -----------  -----------  -----------
SUPPLEMENTAL INFORMATION:
  Cash paid for interest expense...........................................  $    39,456  $    30,005  $    46,089
                                                                             -----------  -----------  -----------
                                                                             -----------  -----------  -----------

                  See accompanying notes and auditor's report

                              MASONRY SUPPLY, INC.

                         NOTES TO FINANCIAL STATEMENTS

                FOR THE YEARS ENDED JUNE 30, 1998, 1997 AND 1996

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    This summary of significant accounting policies of Masonry Supply, Inc. (the "Company"), is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

ORGANIZATION

    The Company, a Texas corporation, was incorporated in April 1979. The Company is engaged primarily in the sale of masonry materials to building contractors. The Company's headquarters and primary outlet is in Mansfield, Texas, with other locations in Plano, Texas, Mesquite, Texas and Southlake, Texas.

CASH AND CASH EQUIVALENTS

    For the purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.

INVENTORIES

    Inventories, which consist primarily of masonry materials, are stated at the lower of cost or market. Cost is determined using the average cost method.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments". The estimated fair value amounts have been determined by the company, using available market information and appropriate valuation methodologies. However, considerable judgement is required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

    CASH AND CASH EQUIVALENTS, ACCOUNTS RECEIVABLE, ACCOUNTS PAYABLE AND ACCRUED EXPENSES--The carrying amounts of these items are a reasonable estimate of their fair value.

    LONG-TERM DEBT--Interest rates that are currently available to the Company for issuance of debt with similar terms and remaining maturities are used to estimate fair value for debt issues for which no market quotes are available. The carrying amount of this item is a reasonable estimate of fair value.

    The fair value estimates herein are based on pertinent information available to management as of June 30, 1998. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date, and current estimates of fair value may differ significantly from the amounts presented herein.

                              MASONRY SUPPLY, INC.

                FOR THE YEARS ENDED JUNE 30, 1998, 1997 AND 1996

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
FIXED ASSETS

    Transportation equipment, furniture and fixtures, and equipment are carried at cost. Expenditures for renewals and betterments are capitalized and maintenance and repairs are expensed as incurred. Depreciation is computed using the straight-line method over the useful life of the depreciable asset. Leasehold improvements are carried at cost and are amortized using the straight-line method over the estimated useful life of the related asset.

AMORTIZATION

    Goodwill is being amortized over 40 years using the straight-line method. Capitalized lease costs are being amortized on the straight-line basis over the four-year lease term.

INCOME TAXES

    In March, 1989, the Company elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Accordingly, the Company does not pay Federal corporate income taxes on its taxable income. Instead, the shareholder is liable for individual income taxes on the Company's taxable income. Although the income recognition timing differences originating before attaining S corporation status will reverse, they will not generate a tax liability at the Company level so long as S corporation status is maintained.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

NOTE B--RELATED PARTY TRANSACTIONS

    The Company leases its office facilities in Mansfield, Texas from the Company's shareholder on a month-to-month basis. No long-term lease agreements exist for these sites. Facility rent paid during each of the three years ended June 30, 1998 amounted to approximately $192,000 per year.

    The Company transacts business with another company owned by the Company's shareholder. A summary of these transactions in each of the three years ended June 30, 1998 is as follows:

                                                                  TOTAL           RELATED
                    YEAR ENDED JUNE 30,                         PURCHASES        PAYABLES
                     ------------------                       --------------  ---------------
    1998....................................................    $  387,000       $  --
                                                              --------------       -------
                                                              --------------       -------
    1997....................................................    $  452,000       $  52,138
                                                              --------------       -------
                                                              --------------       -------
    1996....................................................    $  304,000       $  50,007
                                                              --------------       -------
                                                              --------------       -------

    There are no amounts due to shareholder at June 30, 1998 and 1997, respectively.

                              MASONRY SUPPLY, INC.

                FOR THE YEARS ENDED JUNE 30, 1998, 1997 AND 1996

NOTE B--RELATED PARTY TRANSACTIONS (CONTINUED)
    Compensation paid to the Company's shareholder during each of the years ended June 30, 1998, 1997, and 1996 was approximately $725,000, $522,000, and
$472,000, respectively. Such compensation included a base salary plus a discretionary bonus.

NOTE C--CONCENTRATION OF CREDIT RISK

    The Company maintains its cash balances at several financial institutions. At times, cash balances and high quality money market instruments in the Company's accounts may exceed federally insured limits. Financial instruments that potentially subject the Company to credit risk consist principally of trade receivables. The Company sells primarily to customers in North Central Texas.

NOTE D--FIXED ASSETS

    Fixed assets, which are stated at cost consist of the following:

                                                                                                      ESTIMATED
                                                                                                       USEFUL
                                                                         1998           1997            LIVES
                                                                     -------------  -------------  ---------------
Transportation equipment...........................................  $     952,202  $     981,121   3 to 7 years
Furniture & fixtures...............................................        232,920        214,873   5 to 10 years
Leasehold improvements.............................................         47,339         47,339      5 years
Machinery & equipment..............................................        602,704        577,310   5 to 15 years
                                                                     -------------  -------------  ---------------
                                                                         1,835,165      1,820,643
Less: Accumulated depreciation.....................................     (1,107,987)    (1,003,394)
                                                                     -------------  -------------
                                                                     $     727,178  $     817,249
                                                                     -------------  -------------
                                                                     -------------  -------------

NOTE E--CAPITAL LEASES

    Certain equipment is being held under a noncancelable capital lease with a remaining term of 39 months at June 30, 1998. This asset is included in equipment and amounted to $26,931 in 1998. Accumulated depreciation on this asset amounted to $5,050 in 1998. The following is a schedule by years of future minimum lease payments under the capital lease together with the present value of the net minimum lease payments:

                                    YEAR ENDING
                                     JUNE 30,                                          1998
                                   ------------                                      ---------
    1999...........................................................................  $   8,677
    2000...........................................................................      8,677
    2001...........................................................................      8,677
    2002...........................................................................      2,169
                                                                                     ---------
Total lease payments...............................................................     28,200
  Less: Amount representing interest...............................................     (5,315)
                                                                                     ---------
  Present value of future minimum lease payments...................................  $  22,885
                                                                                     ---------
                                                                                     ---------

                              MASONRY SUPPLY, INC.

                FOR THE YEARS ENDED JUNE 30, 1998, 1997 AND 1996

NOTE E--CAPITAL LEASES (CONTINUED)
    This amount is stated on the balance sheet as follows:

Obligations under capital lease....................................  $  22,885
Less: Current portion..............................................     (6,045)
                                                                     ---------
Long-term portion..................................................  $  16,840
                                                                     ---------
                                                                     ---------

NOTE F--LONG-TERM DEBT

    The Company's long-term debt consists of the following:

                                                                                               1998        1997
                                                                                            ----------  ----------
$1,000,000 revolving line of credit to bank, secured by inventory and accounts receivable;
  interest payable at Prime plus .25 (currrently 8.75%); matures in June, 1999............  $  400,000  $  400,000
Equipment notes payable to banks, payable monthly with interest at rates from 7.75% to
  8.50% through June, 1998; collateralized by equipment...................................      --         152,244
                                                                                            ----------  ----------
                                                                                               400,000     552,244
Less: Current portion.....................................................................     400,000     552,244
                                                                                            ----------  ----------
Long-term portion.........................................................................  $   --      $   --
                                                                                            ----------  ----------
                                                                                            ----------  ----------

NOTE G--LEASE COMMITMENTS

    The Company leases certain office and warehouse facilities from unrelated third parties under noncancelable operating leases that expire on various dates through 2002. Total rent expense to unrelated third parties for the years ended 1998, 1997, and 1996 was approximately $106,000, $77,000, and $36,000, respectively. Future minimum annual rentals are as follows:

                               YEAR ENDED JUNE 30,
                              ---------------------
      1999........................................................................  $   97,000
      2000........................................................................      60,000
      2001........................................................................      46,000
      2002........................................................................      19,000
                                                                                    ----------
                                                                                    $  222,000
                                                                                    ----------
                                                                                    ----------

NOTE H--DEFINED CONTRIBUTION PLAN

    Employees of the Company are eligible to participate in the Company's retirement plan. The plan is a qualified defined contribution plan to which the Company can contribute a percentage of each employee's compensation up to the maximum tax-deductible amount. The Company contributed approximately $124,000, $126,000 and $91,500 in 1998, 1997 and 1996, respectively.

                              MASONRY SUPPLY, INC.

                FOR THE YEARS ENDED JUNE 30, 1998, 1997 AND 1996

NOTE I--SUBSEQUENT EVENT

    On October 22, 1998, the Company sold its masonry business, including most of its operating assets, in exchange for $8,296,000 and the buyer's assumption of most of its liabilities.

    A summary of the transaction, which was effective as of July 1, 1998, is as follows:

Total operating assets sold.........................             $4,400,827
Debt assumed by purchaser...........................             (1,612,249)
                                                                 ----------
  Net assets sold...................................             $2,788,578
                                                                 ----------
                                                                 ----------
Sale price
  Cash..............................................  $6,000,000
  Five-year note....................................  2,296,000
                                                      ---------
                                                                 $8,296,000
                                                                 ----------
                                                                 ----------

NOTE J--ACQUISITION

    In May 1997, the Company acquired certain assets and assumed certain liabilities of a privately held masonry supply business in Mesquite, Texas. The acquisition was recorded as a purchase and accordingly, results of operations of the acquired entity are included in the accompanying statements of operations. The purchase price was cash of $51,416 and a note for the remaining balance of $50,000. The transaction gave rise to approximately $100,416 of goodwill which is being amortized over a forty-year period.

NOTE K--ALLOWANCE FOR DOUBTFUL ACCOUNTS

             BALANCE AT
YEAR ENDING  BEGINNING                            BALANCE AT
 JUNE 30,     OF YEAR    PROVISION   WRITE-OFFS   END OF YEAR
-----------  ----------  ----------  -----------  -----------
   1996      $  103,626  $   50,161  $   (59,987)  $  93,800
             ----------  ----------  -----------  -----------
             ----------  ----------  -----------  -----------
   1997      $   93,800  $  122,136  $   (87,850)  $ 128,086
             ----------  ----------  -----------  -----------
             ----------  ----------  -----------  -----------
   1998      $  128,086  $  109,519  $  (157,303)  $  80,302
             ----------  ----------  -----------  -----------
             ----------  ----------  -----------  -----------

                                   * * * * *

                             MSI/EAGLE SUPPLY, INC.
              (A WHOLLY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

                            UNAUDITED BALANCE SHEET

                                OCTOBER 31, 1998

ASSETS
CURRENT ASSETS:
  Cash..........................................................................  $ 171,339
  Accounts receivable--trade (net of allowance for doubtful accounts of $4,000)
    (Note 4)....................................................................  1,544,292
  Inventories (Note 4)..........................................................  1,180,861
  Deferred tax asset............................................................      1,000
  Other current assets..........................................................    108,930
                                                                                  ---------
    Total current assets........................................................  3,006,422
IMPROVEMENTS AND EQUIPMENT (net of accumulated depreciation and amortization)
  (Note 3)......................................................................    665,823
EXCESS COST OF INVESTMENT OVER NET ASSETS ACQUIRED (net of accumulated amortization).................................................................  5,486,126
DEFERRED FINANCING COSTS........................................................    109,686
                                                                                  ---------
                                                                                  $9,268,057
                                                                                  ---------
                                                                                  ---------

LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES:
  Accounts payable..............................................................  $ 754,022
  Accrued expenses and other current liabilities................................    414,877
  Current portion of long-term debt (Note 4)....................................  1,270,542
  Due to related party (Note 2).................................................    250,000
  Federal and state income taxes due to Parent..................................     24,000
                                                                                  ---------
    Total current liabilities...................................................  2,713,441

LONG-TERM DEBT (Note 4).........................................................  5,281,756
DUE TO PARENT...................................................................    233,318
                                                                                  ---------
    Total liabilities...........................................................  8,228,515
                                                                                  ---------

COMMITMENTS AND CONTINGENCIES (Notes 6 and 7)

SHAREHOLDER'S EQUITY:
  Common shares, $.01 par value per share, 3,000 shares authorized, issued and
    outstanding.................................................................         30
  Additional paid-in capital....................................................    999,970
  Retained earnings.............................................................     39,542
                                                                                  ---------
    Total shareholder's equity..................................................  1,039,542
                                                                                  ---------
                                                                                  $9,268,057
                                                                                  ---------
                                                                                  ---------

                  See notes to unaudited financial statements.

                             MSI/EAGLE SUPPLY, INC.
              (A WHOLLY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

            UNAUDITED STATEMENT OF OPERATIONS AND RETAINED EARNINGS

              FOR THE PERIOD OCTOBER 22, 1998 TO OCTOBER 31, 1998

REVENUES..........................................................................  $ 364,684

COST OF SALES.....................................................................    209,124
                                                                                    ---------
                                                                                      155,560
                                                                                    ---------
OPERATING EXPENSES (including a provision for doubtful accounts of $3,565)........     68,706
DEPRECIATION......................................................................      4,858
AMORTIZATION OF EXCESS COST OF INVESTMENT OVER NET ASSETS ACQUIRED................      3,764
AMORTIZATION OF DEFERRED FINANCING COSTS..........................................        604
                                                                                    ---------
                                                                                       77,932
                                                                                    ---------
INCOME FROM OPERATIONS............................................................     77,628
INTEREST EXPENSE..................................................................    (14,086)
                                                                                    ---------
INCOME BEFORE PROVISION FOR INCOME TAXES..........................................     63,542
PROVISION FOR INCOME TAXES........................................................     24,000
                                                                                    ---------
NET INCOME AND RETAINED EARNINGS..................................................  $  39,542
                                                                                    ---------
                                                                                    ---------

                  See notes to unaudited financial statements.

                             MSI/EAGLE SUPPLY, INC.
              (A WHOLLY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

                       UNAUDITED STATEMENT OF CASH FLOWS

              FOR THE PERIOD OCTOBER 22, 1998 TO OCTOBER 31, 1998

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income....................................................................  $   39,542
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization...............................................       9,226
    Deferred income taxes.......................................................      (1,000)
    Increase in allowance for doubtful accounts.................................       3,565
    Changes in operating assets and liabilities:
      Increase in accounts receivable...........................................     (33,805)
      Decrease in inventories...................................................     221,480
      Increase in other current assets..........................................     (11,493)
      Increase in accounts payable..............................................      27,422
      Increase in accrued expenses and other current liabilities................      35,932
      Increase in federal and state income taxes due to Parent..................      24,000
                                                                                  ----------
        Net cash provided by operating activities...............................     314,869
                                                                                  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures..........................................................        (684)
  Payment for purchase of net assets from Masonry Supply, Inc. (See below and
    Note 2).....................................................................  (1,519,840)
                                                                                  ----------
        Net cash used in investing activities...................................  (1,520,524)
                                                                                  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal borrowings on long-term debt........................................      89,994
  Principal reductions on long-term debt........................................    (713,000)
  Note payable--Parent..........................................................   1,000,000
  Capital contribution from Parent..............................................   1,000,000
                                                                                  ----------
        Net cash provided by financing activities...............................   1,376,994
                                                                                  ----------
NET INCREASE IN CASH............................................................     171,339
CASH, BEGINNING OF PERIOD.......................................................      --
                                                                                  ----------
CASH, END OF PERIOD.............................................................  $  171,339
                                                                                  ----------
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING ACTIVITIES:
  Acquisition of Masonry Supply, Inc.:
    Fair value of assets acquired...............................................  $9,284,007
    Liabilities assumed.........................................................  (1,359,698)
    Note issued to seller.......................................................  (2,045,972)
    Due to related party........................................................    (250,000)
    Bank debt incurred..........................................................  (4,108,497)
                                                                                  ----------
  Cash paid.....................................................................  $1,519,840
                                                                                  ----------
                                                                                  ----------

                  See notes to unaudited financial statements.

                             MSI/EAGLE SUPPLY, INC.
              (A WHOLLY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS

              FOR THE PERIOD OCTOBER 22, 1998 TO OCTOBER 31, 1998

1. BASIS OF FINANCIAL STATEMENT PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

    The financial statements of MSI/Eagle Supply, Inc. (the "Company"), a wholly-owned subsidiary of TDA Industries, Inc. ("TDA" or the "Parent") have been prepared by the Company, which is responsible for their integrity and objectivity, without audit. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for the fair presentation of financial position, results of operations and cash flows have been included. These financial statements, to the best of management's knowledge and belief, were prepared in accordance with generally accepted accounting principles. Operating results for the interim period are not necessarily indicative of results for the entire year.

    In October 1998, the Company was formed for the purpose of acquiring the assets and business of Masonry Supply, Inc. ("MSI Co." or the "Predecessor"). The Company received an initial capital contribution from TDA of $1,000,000 and a loan from TDA in the principal amount of $1,000,000 (Note 4).

    BUSINESS DESCRIPTION--The Company is engaged in the wholesale distribution of masonry supplies and related products utilized primarily in the construction industry in Texas. The Company operates in a single industry segment.

    INVENTORIES--Inventories are valued at the lower of cost or market. Cost is determined by using the first-in, first-out (FIFO) method.

    DEPRECIATION AND AMORTIZATION--Depreciation and amortization of improvements and equipment are provided principally by straight-line methods at various rates calculated to extinguish the carrying values of the respective assets over their estimated useful lives.

    EXCESS COST OF INVESTMENT OVER NET ASSETS ACQUIRED--Excess cost of investment over net assets acquired ("goodwill") is being amortized on a straight-line method over 40 years. Management of TDA has adopted a 40 year amortization period based on its experience operating other companies in the same industry segment, a review of the amortization periods adopted by other companies in the same industry segment and the belief that the excess purchase price will be recovered over the 40 year period through profitable operations. Management evaluates the on-going value and future benefits of goodwill based upon expectations of future non discounted cash flows. Should management determine that impairment has occurred, goodwill would be reduced by the excess, if any, of the carrying value of goodwill over management's estimate of the anticipated non discounted future net cash flows.

    DEFERRED FINANCING COSTS--Deferred financing costs are related to the acquisition financing obtained in connection with the acquisition described in
Note 2 and are being amortized on a straight-line method over the term of the related debt obligations described in Note 4A.

    INCOME TAXES--The Company is included in the consolidated Federal income tax return of its Parent. Income taxes are calculated on a separate return filing basis.

    USE OF ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                             MSI/EAGLE SUPPLY, INC.
              (A WHOLLY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

              NOTES TO UNAUDITED FINANCIAL STATEMENTS (CONTINUED)

              FOR THE PERIOD OCTOBER 22, 1998 TO OCTOBER 31, 1998

1. BASIS OF FINANCIAL STATEMENT PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    FAIR VALUE OF FINANCIAL INSTRUMENTS--The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of Statement of Financial Accounting Standards No. 107, DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

    CASH, ACCOUNTS AND NOTES RECEIVABLE, ACCOUNTS PAYABLE AND ACCRUED EXPENSES--The carrying amounts of these items are a reasonable estimate of their fair value.

    LONG-TERM DEBT--Interest rates that are currently available to the Company for issuance of debt with similar terms and remaining maturities are used to estimate fair value for debt issues for which no market quotes are available. The carrying amount of this item is a reasonable estimate of fair value except for a 6% note due in October 2000. Such note has a carry value of $1,000,000 and an estimated fair value of $955,789.

    The fair value estimates presented herein are based on pertinent information available to management as of October 31, 1998. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date, and current estimates of fair value may differ significantly from the amounts presented herein.

    CONCENTRATION OF CREDIT RISK--The financial instruments, which potentially subject the Company to concentration of credit risk, consist principally of accounts receivable. The Company grants credit to customers based on an evaluation of the customer's financial condition and in certain instances obtains collateral in the form of liens on both business and personal assets of its customers. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company controls its exposure to credit risks through credit approvals, credit limits and monitoring procedures and establishes allowances for anticipated losses.

2. ACQUISITION

    On October 22, 1998, the Company acquired the business and substantially all of the assets of Masonry Supply, Inc., engaged in the wholesale distribution of masonry supplies and related products utilized primarily in the construction industry. The purchase price, as adjusted, was $8,537,972 consisting of $6,492,000 in cash and a five-year, 8% per annum note in the principal amount of $2,045,972. The purchase price and the note are subject to further adjustment under certain conditions. Further, the Company is obligated for potentially substantial additional payments if, among other factors, the business of the Company attains certain levels of income, as defined, during the five-year period ending June 30, 2003. More specifically, MSI Co. or its designee is to receive a percentage of the EBITA or the modified EBITA (as defined) of the Company (the "MSI EBITA") on a per year, non-cumulative basis for each of the Company's fiscal years ending on June 30 of 1999 through 2003 (the "Applicable Period"). If the MSI

                             MSI/EAGLE SUPPLY, INC.
              (A WHOLLY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

              NOTES TO UNAUDITED FINANCIAL STATEMENTS (CONTINUED)

              FOR THE PERIOD OCTOBER 22, 1998 TO OCTOBER 31, 1998

2. ACQUISITION (CONTINUED)
EBITA reaches $2,000,000 and $2,750,000 in the foregoing fiscal years, MSI Co. or its designee is to receive 25% and 35%, respectively, of that fiscal year's MSI EBITA in excess of those levels, respectively. Additionally, if the Offering described in Note 7 is consummated prior to October 22, 2003 and in the event certain MSI EBITA levels are reached for the Company, MSI Co. or its designee will be entitled to receive (i) $1,000,000 or (ii) $750,000 (either in cash or in common shares of Eagle Supply Group, Inc. valued at the public offering price) if the MSI EBITA level is (i) not less than $2,000,000 per year or (ii) less than $2,000,000 but not less than $1,500,000, respectively. Eagle Supply Group, Inc. will issue 200,000 of its common shares and not pay the foregoing amounts to MSI Co. or its designee, even if the MSI EBITA does not reach the required levels.

    The foregoing transaction was accounted for as a purchase and, accordingly, the results of the operations acquired from MSI Co. have been included in the statement of operations from the date of the acquisition. This transaction gave rise to approximately $5,490,000 of goodwill which is being amortized over a forty-year period. Management of TDA has adopted a 40 year amortization period based on its experience operating other companies in the same industry segment, a review of the amortization periods adopted by other companies in the same industry segment and the belief that the excess purchase price will be recovered over the 40 year period through profitable operations. Any additional payments to which MSI Co. or its designee will be entitled will be accounted for as additional goodwill which will be amortized over the then remaining forty-year period.

3. IMPROVEMENTS AND EQUIPMENT

    The major classes of improvements and equipment are as follows:

                                                                                  ESTIMATED
                                                                                USEFUL LIVES
                                                                               ---------------
Automotive equipment.............................................  $  423,807  3 to 7 years
Furniture, fixtures and equipment................................     268,202  5 to 15 years
Leasehold improvements...........................................      16,584  5 years
                                                                   ----------
                                                                      708,593
Less: Accumulated depreciation and amortization..................      42,770
                                                                   ----------
                                                                   $  665,823
                                                                   ----------
                                                                   ----------

                             MSI/EAGLE SUPPLY, INC.
              (A WHOLLY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

              NOTES TO UNAUDITED FINANCIAL STATEMENTS (CONTINUED)

              FOR THE PERIOD OCTOBER 22, 1998 TO OCTOBER 31, 1998

4. LONG-TERM DEBT

    Long-term debt consists of the following:

Revolving credit loan (A)..........................  $ 410,491
Term loan (A)......................................  3,075,000
8% promissory note due October 2003 (Note 2)         2,045,972
Note payable--Parent (B)...........................  1,000,000
Capitalized equipment lease obligations (C)........     20,835
                                                     ---------
                                                     6,552,298
Less: Current portion of long-term debt............  1,270,542
                                                     ---------
                                                     $5,281,756
                                                     ---------
                                                     ---------

------------------------

A) In order to finance the purchase of substantially all of the assets and
    business of MSI Co. and to   provide for working capital needs, the Company
    entered into a loan agreement for a credit facility in the aggregate amount of $9,075,000 which is collateralized by substantially all of the tangible and intangible assets of the Company. The credit facility has an initial maturity of October 22, 2003 and consists of a $3,075,000 term loan and the balance in the form of a revolving credit loan. The term loan is payable in 83 equal monthly installments each in the amount of $37,000 and a final payment of the then outstanding principal amount. The revolving credit loan bears interest at the lender's prime rate, plus one-half percent, or at the London interbank offered rate, plus two and one-half percent, at the option of the Company. The term loan bears interest at the lender's prime rate, plus one and one-half percent, or at the London interbank offered rate, plus three and one-quarter percent, at the option of the Company. The credit facility has been guaranteed by the Parent.

B) In October 1998, the Parent lent the Company $1,000,000 pursuant to a 6% two-year note. The note is payable in full in October 2000, and the Parent has agreed to defer the interest payable on the note until its maturity.

C) Future minimum lease payments for capitalized equipment lease obligations at October 31, 1998 are as follows:

YEAR ENDING JUNE 30,                                                        AMOUNT
-------------------------------------------------------------------------  ---------
1999.....................................................................  $   5,677
2000.....................................................................      8,677
2001.....................................................................      8,677
2002.....................................................................      2,169
                                                                           ---------
                                                                              25,200
Less: Interest...........................................................      4,365
                                                                           ---------
Present value of net minimum payments....................................  $  20,835
                                                                           ---------
                                                                           ---------

                             MSI/EAGLE SUPPLY, INC.
              (A WHOLLY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

              NOTES TO UNAUDITED FINANCIAL STATEMENTS (CONTINUED)

              FOR THE PERIOD OCTOBER 22, 1998 TO OCTOBER 31, 1998

4. LONG-TERM DEBT (CONTINUED)
    The aggregate future maturities of long-term debt, excluding capitalized equipment lease obligations, are as follows:

1999....................................................  $1,270,542
2000....................................................    650,000
2001....................................................  1,650,000
2002....................................................    650,000
2003....................................................    650,000
Thereafter..............................................  1,681,756
                                                          ---------
                                                          $6,552,298
                                                          ---------
                                                          ---------

5. TRANSACTIONS WITH RELATED PARTIES

    The Company leases its corporate offices, showroom and warehouse in Mansfield, Texas, from the President of the Company pursuant to a three-year written lease at an annual rent aggregating approximately $107,000.

6. COMMITMENTS AND CONTINGENCIES

    The Company is committed to unrelated parties for long-term leases for property, automotive and data processing equipment. The leases expire on various dates through 2002. Certain of the leases for property include renewal options and provide for the payment of taxes and other occupancy costs.

    The approximate future minimum rental commitments under these leases are as follows:

YEAR ENDING JUNE 30,                                                                  AMOUNT
----------------------------------------------------------------------------------  ----------
1999..............................................................................  $   97,000
2000..............................................................................      60,000
2001..............................................................................      46,000
2002..............................................................................      19,000
                                                                                    ----------
                                                                                    $  222,000
                                                                                    ----------
                                                                                    ----------

                             MSI/EAGLE SUPPLY, INC.
              (A WHOLLY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

              NOTES TO UNAUDITED FINANCIAL STATEMENTS (CONTINUED)

              FOR THE PERIOD OCTOBER 22, 1998 TO OCTOBER 31, 1998

7. CONTEMPLATED TRANSACTION WITH RELATED PARTY

    In September 1997, as amended, Eagle Supply Group, Inc. ("Eagle"), a majority-owned subsidiary of the Parent, signed a letter of intent with an underwriter for an initial public offering (the "Offering").

    Upon closing of the Offering, Eagle will acquire all of the issued and outstanding capital stock of the Company from its Parent. The acquisition will be accounted for as the combining of two entities under common control, similar to a pooling of interests, and will not result in any revaluation of the Company's assets or the creation of goodwill. Upon the consummation of the acquisition, the Company will become a wholly-owned subsidiary of Eagle.

8. ALLOWANCE FOR DOUBTFUL ACCOUNTS

 BALANCE AT
  BEGINNING                 (WRITEOFFS)/  BALANCE AT
  OF PERIOD     PROVISION   RECOVERIES   END OF PERIOD
-------------  -----------  -----------  -------------
  $  --         $   3,565    $  --         $   3,565
               -----------  -----------       ------
               -----------  -----------       ------

                                     ******

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THIS OFFERING TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE CIRCUMSTANCES OF THE COMPANY OR THE FACTS HEREIN SET FORTH SINCE THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                                    PAGE
                                                  ---------
Prospectus Summary..............................          3
Risk Factors....................................         11
Dilution........................................         23
Use of Proceeds.................................         25
Capitalization..................................         28
Unaudited Pro Forma Condensed Consolidated
  Financial Statements..........................         29
Selected Financial Information..................         35
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................         38
The Acquisitions................................         55
Business........................................         61
Management......................................         74
Principal Stockholders..........................         83
Certain Transactions............................         84
Description of Securities.......................         88
Shares Eligible for Future Sale.................         91
Underwriting....................................         92
Selling Securityholders.........................         95
Legal Matters...................................         96
Experts.........................................         96
Additional Information..........................         96
Index to Financial Statements...................        F-1

                            ------------------------

    UNTIL            , 1999 (25 DAYS AFTER THE DATE OF THE PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                            EAGLE SUPPLY GROUP, INC.

                              2,500,000 SHARES OF
                                COMMON STOCK AND
                              2,500,000 REDEEMABLE
                         COMMON STOCK PURCHASE WARRANTS

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                     [LOGO]

                              7700 W. Camino Real
                           Boca Raton, Florida 33433
                                 (561) 347-1200

                           Beverly Hills, California
                             Boston, Massachusetts
                               Brooklyn, New York
                               Buffalo, New York
                               Chicago, Illinois
                              Clearwater, Florida
                                Duluth, Georgia
                            West Boca Raton, Florida
                               Edison, New Jersey
                            Eureka Springs, Arkansas
                            Fort Lauderdale, Florida
                         Hasbrouck Heights, New Jersey
                              LaJolla, California
                                Naples, Florida
                               New York, New York
                                Orlando, Florida
                               Sarasota, Florida
                                 Tampa, Florida

                                          , 1999

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